     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 2000

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               MEDIBUY.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             5961                            33-0822977
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                               MEDIBUY.COM, INC.
          10120 PACIFIC HEIGHTS BOULEVARD, SAN DIEGO, CALIFORNIA 92121
                           TELEPHONE: (858) 587-7200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                DENNIS J. MURPHY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               MEDIBUY.COM, INC.
          10120 PACIFIC HEIGHTS BOULEVARD, SAN DIEGO, CALIFORNIA 92121
                           TELEPHONE: (858) 587-7200
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

              BARBARA L. BORDEN, ESQ.                           ROBERT A. MILLER, JR., ESQ.
               CARL R. SANCHEZ, ESQ.                              DANIEL J. KRASNER, ESQ.
                COOLEY GODWARD LLP                         PAUL, HASTINGS, JANOFSKY & WALKER LLP
         4365 EXECUTIVE DRIVE, SUITE 1100                   555 SOUTH FLOWER STREET, 23RD FLOOR
            SAN DIEGO, CALIFORNIA 92121                         LOS ANGELES, CA 90071-2371
             TELEPHONE: (858) 550-6000                           TELEPHONE: (213) 683-6000

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As promptly as practicable after this Registration Statement becomes effective and prior to the effective time of the proposed merger described in this
                            Registration Statement.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED         PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO BE        MAXIMUM OFFERING    AGGREGATE OFFERING        AMOUNT OF
TO BE REGISTERED(1)                          REGISTERED          PRICE PER SHARE           PRICE          REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value.......   50,000,000 shares(2)           (3)                  (3)              $10,869.14
----------------------------------------------------------------------------------------------------------------------------
Warrants to Purchase Common Stock,
  $0.001 par value...................        11,162,901             $0.01(4)          $111,629.01(4)          $29.47(4)
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value,
  issuable upon exercise of the
  Warrants...........................        11,162,901                N/A                  N/A                  (5)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to Common Stock, par value $0.001 per share ("Common Stock"), of the Registrant issuable to holders of common membership units of Premier Health Exchange LLC ("Premier Health Exchange") and warrants to purchase Common Stock (the "Warrants") in connection with the merger described herein.

(2) Represents the maximum number of shares of Common Stock of the Registrant which may be issued to former securityholders of Premier Health Exchange pursuant to the merger.

(3) Pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the book value of the securities of Premier Health Exchange, calculated to be $41,171,000 in the aggregate as of February 29, 2000, being transferred to the Registrant pursuant to the merger described herein.

(4) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457.

(5) No separate registration fee required pursuant to Rule 457(g).

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     SUBJECT TO COMPLETION, DATED MARCH 23, 2000

PROSPECTUS/CONSENT SOLICITATION STATEMENT

                         [PREMIER HEALTH EXCHANGE LOGO]
                 TO THE MEMBERS OF PREMIER HEALTH EXCHANGE LLC

               MERGER PROPOSED -- YOUR CONSENT IS VERY IMPORTANT

     The board of directors of medibuy.com, Inc. and the management committee of Premier Health Exchange LLC have approved the merger of these two companies.

     If the merger is completed, you will receive 0.74766355434 of a share of medibuy.com common stock for each common membership unit of Premier Health Exchange you own. This is a fixed exchange ratio that will not be adjusted for changes in the price of medibuy.com common stock or Premier Health Exchange membership units before the merger is completed.

     The management committee of Premier Health Exchange has unanimously approved the merger and recommends that the members of Premier Health Exchange approve the matters described in this document. Your consent is very important.

     Please take the time to complete and mail the enclosed consent card to us. If you sign, date and mail your consent card without indicating whether you consent or not, you will be deemed to have consented to the merger.

     Assuming the required approvals of the Premier Health Exchange members are received and other conditions to the merger are satisfied or waived, the closing of the merger will occur simultaneously with the closing of the initial public offering of medibuy.com common stock.

     medibuy has applied to list its common stock on the Nasdaq National Market under the trading symbol "MBUY".

     You may consent to the merger if you own common membership units as of the
close of business on              , 2000.

     This prospectus/consent solicitation statement provides you with detailed information about the proposed merger. medibuy.com provided the information concerning medibuy.com. Premier Health Exchange provided the information concerning Premier Health Exchange. All share and per share data for medibuy.com and the exchange ratio for this merger assumes a 2.5 for 1 split of medibuy.com's common stock that will take place prior to the closing of the initial public offering of medibuy.com's common stock.

     WE STRONGLY URGE YOU TO READ AND CONSIDER CAREFULLY THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT IN ITS ENTIRETY, INCLUDING THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING AT PAGE 16.

                                          Richard A. Norling
                                          Chairperson of the Management
                                          Committee

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE MEDIBUY.COM COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     We are first mailing this prospectus/consent solicitation statement dated
             , 2000 and the consent card on or about              , 2000.

The date of this prospectus/consent solicitation statement is              ,
2000.

                               TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION.........................    1
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    2
SUMMARY.....................................................    3
MEDIBUY.COM, INC. SELECTED CONSOLIDATED FINANCIAL
  INFORMATION...............................................    7
PREMIER HEALTH EXCHANGE LLC SELECTED FINANCIAL
  INFORMATION...............................................    8
COMPARATIVE PER SHARE DATA (UNAUDITED)......................    9
MEDIBUY.COM, INC. AND PREMIER HEALTH EXCHANGE LLC UNAUDITED
  PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS.........   10
RISK FACTORS................................................   16
  Risks Relating to the Merger..............................   16
  Risks Relating to medibuy.com's Business..................   17
  Risks Relating to Our Industry............................   27
  Risks Relating to medibuy.com's Initial Public Offering...   29
THE MERGER..................................................   32
  Background of the Merger..................................   32
  medibuy.com's Reasons for the Merger......................   33
  Premier Health Exchange's Reasons for the Merger..........   34
  Consideration to be Received in the Merger................   36
  Procedures for Exchange of Premier Health Exchange Common
     Membership Unit Certificates...........................   36
  Treatment of Premier Health Exchange Options to Purchase
     Common Membership Units................................   36
  Treatment of Premier Health Exchange Warrants to Purchase
     Common Membership Units................................   37
  Stock Ownership Following the Merger......................   37
CERTAIN TERMS OF THE MERGER AGREEMENT.......................   38
  General...................................................   38
  Representations and Warranties............................   38
  Certain Covenants of the Parties..........................   38
  Conditions to the Merger..................................   40
  Termination...............................................   41
  Expenses Relating to the Merger...........................   41
INTERESTS OF CERTAIN PERSONS IN THE MERGER AND RELATED
  AGREEMENTS................................................   42
  Interests of Certain Persons in the Merger................   42
  Voting Agreement..........................................   42
  Lock-Up and Registration Rights Agreement.................   42
  e-Commerce Outsourcing Agreement..........................   43
OTHER MATTERS RELATED TO THE MERGER.........................   44
  Material Federal Income Tax Consequences..................   44
  Restrictions on Resales by Affiliates.....................   45
  Anticipated Accounting Treatment..........................   46
  Antitrust Matters.........................................   46
MEDIBUY.COM BUSINESS........................................   47
MEDIBUY.COM MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............   65
MEDIBUY.COM MANAGEMENT AFTER THE MERGER.....................   72
CERTAIN RELATED PARTY TRANSACTIONS OF MEDIBUY.COM...........   85
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF MEDIBUY.COM.................................   88

PREMIER HEALTH EXCHANGE BUSINESS............................   92
PREMIER HEALTH EXCHANGE MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..........   95
DESCRIPTION OF MEDIBUY.COM CAPITAL STOCK....................   98
COMPARISON OF STOCKHOLDERS' AND MEMBERS' RIGHTS.............  102
APPRAISAL RIGHTS............................................  106
EXPERTS.....................................................  106
LEGAL MATTERS...............................................  106
INDEX TO FINANCIAL STATEMENTS...............................  F-1

THE FOLLOWING APPENDIX ALSO CONSTITUTES PART OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT:

  A -- Agreement and Plan of Merger

                      WHERE YOU CAN FIND MORE INFORMATION

     medibuy.com, Inc. is a Delaware corporation. medibuy.com's principal executive offices are located at 10120 Pacific Heights Boulevard, San Diego, California 92121, and its telephone number is (858) 587-7200. medibuy.com's web site is www.medibuy.com.

     Premier Health Exchange LLC is a Delaware limited liability company. Premier Health Exchange's principal executive offices are located at 12225 El Camino Real, San Diego, California 92130, and its telephone number is (858) 481-2727.

     medibuy.com has filed a registration statement on Form S-1 relating to its initial public offering of common stock with the SEC. In addition, it has filed a registration statement on Form S-4 with the SEC, of which this prospectus/consent solicitation statement is a part. You may inspect and copy such material at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may also obtain copies of such material from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. You can also find medibuy.com's SEC filings at the SEC's website at www.sec.gov.

     medibuy.com and Premier Health Exchange are not incorporating any documents by reference in this prospectus/consent solicitation statement.

     YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT (INCLUDING THE MERGER AGREEMENT ATTACHED AS APPENDIX A OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT) IN CONSIDERING HOW TO VOTE YOUR SHARES ON THE PROPOSALS DISCUSSED HEREIN. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.
                           -------------------------

     This prospectus/consent solicitation statement contains trademarks and registered trademarks of medibuy.com, Premier Health Exchange and other companies.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: AS A HOLDER OF PREMIER HEALTH EXCHANGE COMMON MEMBERSHIP UNITS, WHAT WILL I
   RECEIVE IN THE MERGER?

A: You will receive 0.74766355434 of a share of medibuy.com common stock in exchange for each common membership unit of Premier Health Exchange that you own. For example, if you own 1,000 common membership units of Premier Health Exchange, you will receive 747 shares of medibuy.com common stock in exchange for your common membership units. No fractional shares will be issued. You will receive cash for any fractional share you would otherwise receive.

Q: WHAT HAPPENS TO MY OPTIONS TO PURCHASE PREMIER HEALTH EXCHANGE COMMON
   MEMBERSHIP UNITS AS A RESULT OF THE MERGER?

A: Each option to purchase Premier Health Exchange common membership units will be substituted for an option to purchase shares of medibuy.com common stock. The number of shares of medibuy.com common stock that you will be entitled to acquire upon the exercise of your option will be equal to the number of Premier Health Exchange common membership units subject to your option multiplied by 0.74766355434. The exercise price of each share subject to a substituted option will be determined by dividing the exercise price of each common membership unit subject to a Premier Health Exchange option, as in effect immediately prior to the closing of the merger, by 0.74766355434. The resulting exercise price is then rounded up to the nearest whole cent. For example, if you have an option to purchase 1,000 Premier Health Exchange common membership units at an exercise price of $10 per unit, after the merger you will have an option to purchase 747 shares of medibuy.com common stock, at an exercise price of $13.38 per share.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

A: Subject to the exceptions described in "Material Federal Income Tax
   Consequences," below, the exchange of Premier Health Exchange common membership units for medibuy.com common stock in the merger should be treated as if you sold your common membership units for medibuy.com common stock in a taxable sale.

Q: WHAT SHOULD I DO TO CONSENT?

A: Sign, date and return the enclosed white consent card today to Premier Health
   Exchange in the envelope provided.

Q: SHOULD I SEND IN MY COMMON MEMBERSHIP UNIT CERTIFICATES NOW?

A: No. After the merger is completed, we will send you written instructions for exchanging your common membership unit certificates.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: Assuming that our companies satisfy or waive all of the conditions to closing contained in the merger agreement, the merger will occur simultaneously with the closing of the initial public offering of medibuy.com's common stock.

                                    SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FOUND IN GREATER DETAIL ELSEWHERE IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. WE URGE YOU TO READ THE ENTIRE DOCUMENT (INCLUDING APPENDIX A) BEFORE YOU DECIDE WHETHER OR NOT TO CONSENT. THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS DOCUMENT. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT WHICH IS THE LEGAL DOCUMENT GOVERNING THE MERGER. WE HAVE INCLUDED PAGE REFERENCES PARENTHETICALLY TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS PRESENTED IN THIS SUMMARY.

THE COMPANIES (PAGES 47 AND 92)

medibuy.com, Inc.
10120 Pacific Heights Boulevard
San Diego, CA 92121
(858) 587-7200

     medibuy.com operates a leading business-to-business Internet marketplace for the purchase and sale of medical and non-medical products and services used by the healthcare industry worldwide. Through our Web site at www.medibuy.com, we offer an online marketplace which enables buyers and sellers to reduce many of the inefficiencies of the traditional healthcare supply chain. We provide buyers and sellers with a flexible and secure exchange to conduct daily commerce and access the latest information relating to products, services, pricing and market trends. We capture valuable transaction information which our customers can access through a variety of reporting and analytical tools. To accelerate adoption of our marketplace solution, we have established strategic relationships with a number of companies, including Healtheon/WebMD, drugstore.com, Allianz Capital Partners and, upon completion of the merger, Premier Purchasing Partners.

Premier Health Exchange LLC
12225 El Camino Real
San Diego, CA 92130
(858) 481-2727

     Premier Health Exchange was created as a related company of Premier Purchasing Partners, L.P. to develop and provide advanced e-commerce solutions and technologies for buyers and sellers in healthcare. Premier Health Exchange provides support to Premier Purchasing Partners for its group purchasing contracts with approximately 400 supplier companies. In 1999, Premier Purchasing Partners' group purchasing contracts facilitated approximately $10.6 billion in annual purchases from manufacturers of medical-surgical supplies, pharmaceuticals, dietary items, non-medical supplies and equipment.

     Premier Purchasing Partners is a limited partnership whose general partner is Premier Plans, LLC, a limited liability company whose sole member is Premier, Inc., a national strategic business alliance primarily representing more than 1,800 member hospitals and other healthcare facilities.

OUR REASONS FOR THE MERGER (PAGE 33)

     medibuy.com. medibuy.com's board of directors approved the merger based upon a number of factors, including:

     - Premier Health Exchange's contractual relationship with Premier Purchasing Partners and the opportunity to provide e-commerce solutions to its 1,800 members

     - Premier Health Exchange's electronic catalog technology

     - Premier Health Exchange's advanced development of its auction and marketplace exchange capability

     Premier Health Exchange. Premier Health Exchange's management committee believes that the merger should result in a number of benefits to Premier Health Exchange and its members, including the following:

     - Complementary technologies from each company will accelerate the availability of an e-commerce infrastructure that can impact overall supply chain management costs for buyers, sellers and other participants in the healthcare supply industry

     - The combination of the complementary technologies will provide a more complete solution encompassing all aspects of purchasing through an online marketplace.

     - The two companies will combine their industry knowledge and advanced e-commerce technologies linking buyers, sellers and group purchasing organizations for greater healthcare supply chain efficiency

     - The combination of two strong companies could speed the emergence of global leadership and new standards in the healthcare e-commerce industry

RECOMMENDATION OF THE MANAGEMENT COMMITTEE OF PREMIER HEALTH EXCHANGE (PAGE 35)

     The management committee of Premier Health Exchange believes that the merger is fair to and in the best interests of Premier Health Exchange and its members, and unanimously recommends that the members of Premier Health Exchange consent to the merger.

WHAT YOU WILL RECEIVE IN THE MERGER (PAGE 36)

     In connection with the merger, the holders of Premier Health Exchange common membership units will receive 0.74766355434 of a share of medibuy.com common stock for each common membership unit of Premier Health Exchange they hold. Thus, if you hold 1,000 common membership units of Premier Health Exchange, you will receive 747 shares of medibuy.com common stock.

     No fractional shares will be issued. Instead you will be paid in cash the dollar amount, without interest, determined by multiplying the fraction by the fair market value per share of the medibuy.com common stock on the effective date of the merger.

OWNERSHIP OF MEDIBUY.COM FOLLOWING THE MERGER (PAGE 37)

     Based upon the number of Premier Health Exchange common membership units issued and outstanding on the record date and taking into account the proposed
2.5 for 1 stock split of medibuy.com common stock, an aggregate of 50,000,000 shares of medibuy.com common stock will be issued in connection with the merger. Based upon the number of shares of medibuy.com common stock issued and outstanding on the record date, the former members of Premier Health Exchange will hold approximately 49%, and the stockholders of medibuy.com prior to the merger will own 51%, of the total number of shares of medibuy.com common stock issued and outstanding after consummation of the merger, not taking into account the number of shares of medibuy.com common stock to be issued in medibuy.com's initial public offering.

REQUIRED CONSENT (PAGE 35)

     The consent of the members holding a majority of the Premier Health Exchange common membership units is required to approve and adopt the merger agreement and approve the merger.

VOTING AGREEMENT (PAGE 42)

     Premier Purchasing Partners, which holds approximately 63,375,000 of the Premier Health Exchange common membership units outstanding as of the record date, has agreed to vote its units in favor of the approval and adoption of the merger agreement and the approval of the merger. Premier Purchasing Partners' common membership units constitute approximately 95% of the total common membership units outstanding as of the record date. Thus, Premier Purchasing Partners' vote, by itself, is sufficient to approve the merger.

LOCK-UP AND REGISTRATION RIGHTS AGREEMENT (PAGE 42)

     medibuy.com and each person or entity who will receive shares of medibuy.com common stock in connection with the merger will execute, prior to the closing of the merger, a Lock-Up and Registration Rights Agreement. The agreement imposes certain limitations on each person's right to sell the medibuy.com shares they receive and also grants each person registration rights with respect to such shares.

E-COMMERCE OUTSOURCING AGREEMENT (PAGE 43)

     Premier Health Exchange is a party to a ten-year e-commerce outsourcing agreement with Premier Purchasing Partners. Premier Purchasing Partners is one of the largest group purchasing organizations in the nation, representing over 1,800 member hospitals. Under the agreement, and assuming the merger is completed, medibuy.com will be the exclusive e-commerce marketplace that Premier Purchasing Partners will offer to its 1,800 members for a scheduled six-year term. Premier Purchasing Partners will pay medibuy.com fees based on products and services purchased under Premier Purchasing Partners contracts using medibuy.com's online marketplace.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 42)

     In considering the recommendation of the management committee of Premier Health Exchange that you consent to the merger, you should be aware that several of the managers of Premier Health Exchange will serve on the board of medibuy.com after the merger. medibuy.com will also maintain indemnification and insurance arrangements for the Premier Health Exchange managers and officers. As a result, these persons have interests in the merger that may be different from, or in addition to, yours.

CONDITIONS TO THE MERGER (PAGE 40)

     medibuy.com and Premier Health Exchange will complete the merger only if a number of conditions either are satisfied or waived, some of which include:

     - medibuy.com's Form S-4 Registration Statement pertaining to the merger and medibuy.com's Form S-1 Registration Statement pertaining to the initial public offering of medibuy.com common stock both concurrently being declared effective by the SEC

     - the medibuy.com common stock to be issued in the merger being authorized for listing on the Nasdaq National Market

     - there being no restraining orders, injunctions and other orders preventing the consummation of the merger or other legal requirements that make the consummation of the merger illegal

     - the waiting period applicable to the completion of the merger under the antitrust laws expiring or terminating.

TAX MATTERS (PAGE 44)

     Subject to the exceptions described in "Other Matters Related to the Merger -- Material Federal Income Tax Consequences," below, if you exchange common membership units for medibuy.com common stock in the merger, you should be treated as if you sold your common membership units for medibuy.com common stock in a taxable sale. Your gain or loss on the exchange will be part ordinary income and part capital gain, which may be subject to different rates, as described in more detail in "Other Matters Related to the Merger -- Material Federal Income Tax Consequences." The merger will result in a termination of Premier Health Exchange's taxable year for federal income tax purposes and, if you are a member, your share of its income or loss from operations for the period ending with the merger will be passed through to you and reportable on your tax return for the tax year in which the closing of the merger occurs.

     TAX MATTERS CAN BE COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS TO FULLY UNDERSTAND THE TAX CONSEQUENCES OF THE MERGER TO YOU.

ANTICIPATED ACCOUNTING TREATMENT (PAGE 46)

     The merger will be accounted for as a "purchase" for financial reporting purposes. For more information, see "Other Matters Related to the Merger -- Anticipated Accounting Treatment."

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

     medibuy.com and Premier Health Exchange have each made forward-looking statements in this document that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of medibuy.com, Premier Health Exchange or the combined company. When used in this prospectus, the words "may", "intend", "will", "should", "could", "potential", "expect", "anticipate", "believe", "estimate", "plan", "predict", or "continue" and similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. You should note that the merger and an investment in securities of medibuy.com involve certain risks and uncertainties that could affect the future financial results of medibuy.com. Some of these risks include:

     - risks related to the integration of medibuy.com and Premier Health
       Exchange

     - risks associated with a fixed exchange ratio

     - risk associated with integrating the businesses and technologies of medibuy.com and Premier Health Exchange

     - risks relating to the respective businesses of medibuy.com and Premier Health Exchange

     - other risks and uncertainties discussed under "Risk Factors" and elsewhere in this document

MARKETS AND MARKET PRICES (PAGE 101)

     As of the date of this prospectus/consent solicitation statement, medibuy.com's common stock is not quoted or traded on any public exchange. However, it is a condition to closing the merger that medibuy.com complete the merger and its initial public offering concurrently. Thus, following the completion of the merger and the initial public offering, medibuy.com common stock will be quoted on the Nasdaq National Market under the symbol "MBUY".

     The actual price of medibuy.com common stock after the merger is completed cannot be guaranteed or predicted.

NO APPRAISAL RIGHTS (PAGE 106)

     The members of Premier Health Exchange are not entitled to appraisal rights in connection with the merger.

                               MEDIBUY.COM, INC.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following consolidated financial information is derived from our consolidated financial statements that have been audited and are included elsewhere in this prospectus/consent solicitation statement and should be read together with "medibuy.com Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus/consent solicitation statement.

                                                                PERIOD FROM
                                                              AUGUST 18, 1998
                                                                (INCEPTION)          YEAR
                                                                  THROUGH           ENDED
                                                               DECEMBER 31,      DECEMBER 31,
                                                                   1998              1999
                                                              ---------------    ------------
                                                                (IN THOUSANDS, EXCEPT SHARE
                                                                    AND PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues....................................................    $       --       $       170
Loss from operations........................................        (1,454)          (40,193)
Net loss....................................................        (1,452)          (39,721)
Net loss attributable to common stockholders................        (1,452)          (45,879)
Net loss per share attributable to common stockholders,
  basic and diluted.........................................    $    (0.16)      $     (4.01)
Shares used in per share computations, basic and diluted....     8,987,269        11,445,535
Pro forma net loss per share, basic and diluted.............                     $     (1.37)
Shares used in pro forma per share computations, basic and
  diluted (unaudited).......................................                      28,902,712

                                                               DECEMBER 31,
                                                              ---------------
                                                              1998     1999
                                                              -----   -------
                                                              (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents...................................  $  54   $63,780
Working capital.............................................   (471)   57,855
Total assets................................................    520    84,682
Stockholders' equity (deficit)..............................    (26)   76,238

     See the medibuy.com consolidated financial statements and accompanying notes for a description of the computation of the net loss per share, pro forma net loss per share and the number of shares used in the per share calculations reflected in the consolidated statement of operations data above. Pro forma net loss per share reflects the conversion of our outstanding preferred stock into common stock, retroactive to the date of issuance.

     Immediately prior to the closing of medibuy.com's initial public offering, each share of medibuy.com Series A and Series B preferred stock will convert into 25 shares of common stock and each share of medibuy.com Series C, Series D and Series E preferred stock will convert into two and one-half shares of common stock.

                          PREMIER HEALTH EXCHANGE LLC

                         SELECTED FINANCIAL INFORMATION

     The following financial information is derived from Premier Health Exchange's financial statements that have been audited and are included elsewhere in this prospectus/consent solicitation statement and should be read together with "Premier Health Exchange Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus/consent solicitation statement.

                                            PERIOD                                   PERIOD
                                      FROM SEPTEMBER 16,                       FROM SEPTEMBER 16,
                                       1998 (INCEPTION)       YEAR ENDED        1998 (INCEPTION)
                                           THROUGH           DECEMBER 31,           THROUGH
                                      DECEMBER 31, 1998          1999          DECEMBER 31, 1999
                                      ------------------    ---------------    ------------------
                                                            (IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
General and administrative
  expenses..........................        $ 341               $ 3,390             $ 3,731
                                            -----               -------             -------
Total operating expenses............          341                 3,390               3,731
                                            -----               -------             -------
Net loss............................        $(341)              $(3,390)            $(3,731)
                                            =====               =======             =======

                                                                DECEMBER 31,
                                                              ----------------
                                                              1998      1999
                                                              -----    -------
                                                               (IN THOUSANDS)
BALANCE SHEET DATA:
Total assets................................................  $  --    $12,707
Total members' capital......................................     --     12,707

                     COMPARATIVE PER SHARE DATA (UNAUDITED)

     The following table sets forth certain historical per share data of medibuy.com and pro forma per unit data of Premier Health Exchange and pro forma combined per share data after giving effect to the merger at the exchange ratio. This data should be read together with the selected financial data and the unaudited pro forma condensed combined financial information of medibuy.com and Premier Health Exchange and notes thereto, included elsewhere in this prospectus/consent solicitation statement. The unaudited pro forma combined per share data are not necessarily indicative of the operating results or financial position that would have been achieved if the merger had been consummated as of January 1, 1999, and should not be construed as being representative of future operating results or financial position.

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              -----------------
HISTORICAL -- MEDIBUY.COM:
  Pro forma net loss per share attributable to common
     stockholders, basic and diluted........................       $(1.37)
  Book value per share(1)...................................         1.60
PRO FORMA -- PREMIER HEALTH EXCHANGE:
  Net loss per unit, basic and diluted(2)...................        (0.10)
  Book value per unit(3)....................................         0.65
PRO FORMA COMBINED NET LOSS PER SHARE OR UNIT, BASIC AND
  DILUTED:
  Pro forma combined net loss per medibuy.com share.........        (1.44)
  Equivalent pro forma combined net loss per Premier Health
     Exchange
     unit(4)................................................        (1.08)
PRO FORMA COMBINED BOOK VALUE PER SHARE:
  Pro forma combined book value per medibuy.com share(5)....         7.96
  Equivalent pro forma book value per Premier Health
     Exchange unit(4).......................................         5.95

-------------------------
(1) The medibuy.com historical book value per share is calculated by dividing its stockholders' equity at December 31, 1999 by the aggregate of the outstanding common shares and the outstanding convertible preferred shares, on an as converted basis, at December 31, 1999.

(2) The Premier Health Exchange pro forma net loss per unit is calculated assuming the formation of Premier Health Exchange occurred prior to December 31, 1999. This assumes the issuance of 63,375,000 membership units on January 1, 1999 and the incurrence of cumulative losses of $6,540,000 through December 31, 1999.

(3) The Premier Health Exchange historical book value per unit is calculated assuming the formation of Premier Health Exchange and all related contributions occurred on December 31, 1999. This assumes the issuance of 63,375,000 membership units on January 1, 1999 and a net book value of $41,171,000 at December 31, 1999.

(4) The Premier Health Exchange equivalent pro forma per unit amounts are calculated by multiplying the medibuy.com pro forma per share amounts by the exchange ratio of 0.74766355434.

(5) The medibuy.com pro forma combined book value per share is calculated by dividing its unaudited pro forma combined stockholders' equity at December 31, 1999 by the aggregate of medibuy.com's outstanding common shares and medibuy.com's outstanding convertible preferred shares, on an as converted basis, at December 31, 1999 plus the 50.0 million shares to be issued by medibuy.com for the purchase of Premier Health Exchange.

               MEDIBUY.COM, INC. AND PREMIER HEALTH EXCHANGE LLC

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                    OVERVIEW

     Effective November 22, 1999, medibuy.com acquired all the outstanding shares of common stock of PartNET, Inc., a software developer that specializes in electronic commerce systems that combine the Internet with instant access multiple distributed databases designed for business-to-business buyers and sellers. On March 6, 2000, medibuy.com entered into an agreement to acquire all the members' capital of Premier Health Exchange, an Internet commerce company. The acquisition of Premier Health Exchange will be effective on the date of the closing of medibuy.com's initial public offering. Both acquisitions are reflected using the purchase method of accounting which requires the purchase price to be allocated to the fair values of the tangible and identifiable intangible assets acquired and liabilities assumed on the acquisition date. Any excess of the purchase price over the fair values of tangible and identifiable intangible assets acquired less liabilities assumed is assigned to goodwill.

     The fair value of purchased technology was based on valuations prepared by management of medibuy.com based on estimated actual costs incurred by PartNET in developing the purchased technology. The purchased technology and goodwill from the PartNET acquisition are being amortized over their estimated useful lives of three years. The goodwill resulting from the Premier Health Exchange acquisition is to be amortized over the ten-year term of the agreement with Premier Purchasing Partners.

     The following table summarizes information with respect to medibuy.com's acquisitions of (i) PartNET on November 22, 1999, the close date, and (ii) Premier Health Exchange at December 31, 1999 on a pro forma basis:

                                                                     PREMIER HEALTH
                                                        PARTNET         EXCHANGE
                                                       ----------    --------------
Securities issued:
  Shares of common stock.............................   1,462,622      50,000,000
  Options to purchase common stock...................     724,813       3,125,701
  Warrants to purchase common stock..................          --      11,162,901
Purchase price.......................................  $    9,469     $   706,462
Fair value of issued securities......................       9,269         701,212
Acquisition related expenses.........................         200           5,250
Allocation of purchase price:
  Fair value of net tangible assets..................          --          12,707
  Fair value of net tangible liabilities.............         137              --
  Deferred tax liabilities...........................       1,200              --
  Purchased technology...............................       3,000              --
  Goodwill...........................................       7,806         693,755

     The PartNET acquisition was structured as a tax-free exchange of stock; therefore, the differences between the fair values of acquired assets, including tangible assets, and their historical tax bases are not deductible for tax purposes. The Premier Health Exchange acquisition will be structured as a taxable exchange of common equity; therefore, the fair values of assets to be acquired will be assigned as the new tax basis for the related assets.

     The unaudited pro forma condensed balance sheet is provided as of December 31, 1999, giving effect to the acquisition of Premier Health Exchange as though it had been consummated on that date. The unaudited pro forma condensed combined statement of operations gives effect to the acquisitions of PartNET and Premier Health Exchange as if they had occurred on January 1, 1999, by combining the results of operations of PartNET, from January 1, 1999 to November 22, 1999, and Premier Health Exchange, for the year ended December 31, 1999, with the consolidated results of operations of medibuy.com, for the year ended December 31, 1999.

     The unaudited pro forma condensed combined financial statements are not necessarily indicative of the operating results or financial position that would have been achieved had the transactions been in effect as of January 1, 1999 and should not be construed as being representative of future operating results or financial position.

     The historical financial statements of medibuy.com, PartNET and Premier Health Exchange are included elsewhere in this prospectus/consent solicitation statement and the unaudited pro forma condensed combined financial information presented herein should be read in conjunction with this financial information and related notes.

               MEDIBUY.COM, INC. AND PREMIER HEALTH EXCHANGE LLC

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                       PREMIER
                                                        HEALTH
                                         MEDIBUY.COM   EXCHANGE   ADJUSTMENTS   NOTES   PRO FORMA
                                         -----------   --------   -----------   -----   ---------
ASSETS
Current assets:
  Cash and cash equivalents............   $ 63,780     $    --     $     --             $ 63,780
  Accounts receivable..................        216          --           --                  216
  Prepaid expenses and other current
     assets............................      1,425          --           --                1,425
                                          --------     -------     --------             --------
     Total current assets..............     65,421          --           --               65,421
Property and equipment, net............      7,781      12,707           --               20,488
Intangibles, net.......................     10,506          --      693,755      (A)     704,261
Other assets...........................        974          --           --                  974
                                          --------     -------     --------             --------
     Total assets......................   $ 84,682     $12,707     $693,755             $791,144
                                          ========     =======     ========             ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.....................   $  4,126     $    --     $     --             $  4,126
  Accrued expenses and other current
     liabilities.......................      2,702          --        5,250      (A)       7,952
  Amounts due to customers.............        114          --           --                  114
  Deferred revenue.....................        175          --           --                  175
  Deferred tax liability...............        400          --           --                  400
  Capital lease obligations............         49          --           --                   49
                                          --------     -------     --------             --------
     Total current liabilities.........      7,566          --        5,250               12,816
Capital lease obligations, net of
  current portion......................        111          --           --                  111
Deferred tax liability, net of current
  portion..............................        767          --           --                  767
Stockholders' equity:
  Preferred stock......................          9          --           --                    9
  Common stock.........................         16          --           50      (A)          66
  Additional paid-in capital and
     members' capital subscribed.......    135,925      16,438      684,724      (A)     837,087
  Unearned stock-based compensation....    (12,381)         --           --              (12,381)
  Accumulated deficit..................    (47,331)     (3,731)       3,731      (A)     (47,331)
                                          --------     -------     --------             --------
     Total stockholders' equity........     76,238      12,707      688,505              777,450
                                          --------     -------     --------             --------
     Total liabilities and
       stockholders' equity............   $ 84,682     $12,707     $693,755             $791,144
                                          ========     =======     ========             ========

See accompanying notes to unaudited pro forma condensed combined financial information.

               MEDIBUY.COM, INC. AND PREMIER HEALTH EXCHANGE LLC

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                  YEAR ENDED DECEMBER 31, 1999
                              --------------------------------------------------------------------
                                                      PREMIER
                                                       HEALTH
                              MEDIBUY.COM   PARTNET   EXCHANGE   ADJUSTMENTS   NOTES    PRO FORMA
                              -----------   -------   --------   -----------   -----   -----------
Revenues....................  $       170   $2,379    $    --     $     --             $     2,549
                              -----------   ------    -------     --------             -----------
Operating expenses:
  Cost of revenues..........           57    1,100         --           --                   1,157
  Sales and marketing.......       10,846      184         --       69,378      (B)         80,408
  Systems development and
     operations.............        8,478       --         --          917      (C)          9,395
  General and
     administrative.........       15,037      944      3,390        2,383      (C)         21,754
  Amortization of
     stock-based
     compensation...........        5,945      111         --           --                   6,056
                              -----------   ------    -------     --------             -----------
     Total operating
       expenses.............       40,363    2,339      3,390       72,678                 118,770
                              -----------   ------    -------     --------             -----------
Income (loss) from
  operations................      (40,193)      40     (3,390)     (72,678)               (116,221)
Other income (expense),
  net.......................          439        5         --           --                     444
                              -----------   ------    -------     --------             -----------
Income (loss) before income
  taxes.....................      (39,754)      45     (3,390)     (72,678)               (115,777)
Provision (benefit) for
  income taxes..............          (33)      15         --         (367)     (C)           (400)
                                                                       (15)     (D)
                              -----------   ------    -------     --------             -----------
Net income (loss)...........      (39,721)      30     (3,390)     (72,296)               (115,377)
Beneficial conversion
  feature associated with
  the sale of Preferred
  Stock.....................       (6,158)      --         --        6,158      (E)             --
                              -----------   ------    -------     --------             -----------
  Net income (loss)
     attributable to common
     stockholders...........  $   (45,879)  $   30    $(3,390)    $(66,138)            $  (115,377)
                              ===========   ======    =======     ========             ===========
Net loss per share
  attributable to common
  stockholders, basic and
  diluted(F)................  $     (4.01)                                             $     (1.44)
                              ===========                                              ===========
Shares used in per share
  computations, basic and
  diluted(F)................   11,445,535                                               80,243,449
                              ===========                                              ===========

See accompanying notes to unaudited pro forma condensed combined financial information.

               MEDIBUY.COM, INC. AND PREMIER HEALTH EXCHANGE LLC

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following adjustments were applied to the medibuy.com's historical consolidated financial statements and the financial statements of PartNet and Premier Health Exchange to arrive at the unaudited pro forma condensed combined financial information.

     (A) To record the issuance of 50,000,000 shares of medibuy.com common stock, warrants to purchase 11,162,901 shares of common stock and options to purchase 3,125,701 shares of common stock in exchange for all outstanding members' capital of Premier Health Exchange, including the elimination of Premier Health Exchange's historical equity accounts. The total purchase price was determined as follows:

Value of medibuy.com common stock, warrants and options...  $701,212,000
Direct acquisition expenses...............................     5,250,000
                                                            ------------
                                                            $706,462,000
                                                            ============

     The valuation of the medibuy.com common stock was based upon an assumed initial public offering price of $11.00 per share of common stock. The valuation of medibuy.com options and warrants to purchase common stock was based on fair value estimates on March 6, 2000 using the Black-Scholes option pricing model with the following weighted-average assumptions: expected life of three years, risk-free interest rate of 6.67%, expected volatility of 125% and expected dividend yield of 0%.

     (B) To record the amortization of the intangible asset related to the Premier Health Exchange acquisition over its estimated period of benefit of ten years.

     (C) To record the amortization of the intangible assets related to the PartNet acquisition over their estimated period of benefit of 36 months and the related tax effect.

     (D) To offset PartNet income against medibuy.com operating losses.

     (E) As a result of the conversion of preferred stock upon issuance, the beneficial conversion feature is eliminated.

     (F) Pro forma basic and diluted net loss per share for the year ended December 31, 1999 are computed using the weighted average number of common shares outstanding, including the pro forma effects of the automatic conversion of medibuy.com's preferred stock into shares of medibuy.com's common stock effective upon the closing of its initial public offering as if such conversion occurred on the date of original issuance. Pro forma basic and diluted net loss per share excludes vesting common shares and outstanding stock options and warrants as their effect is antidilutive. Differences between historical weighted average shares outstanding and pro forma weighted average shares outstanding used to compute net loss per share result from the inclusion of common shares issued in conjunction with the acquisition as if such shares were outstanding from January 1, 1999 and from the automatic conversion of medibuy.com's preferred stock effective upon the close of its initial public offering. These differences are shown as follows:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
Historical weighted average shares outstanding..............   11,445,535
Adjustments to reflect the assumed conversion of outstanding
  preferred stock...........................................   17,457,177
Number of weighted average common shares issued as part of
  the PartNET acquisition...................................    1,340,737
Number of common shares issued as part of the Premier Health
  Exchange acquisition......................................   50,000,000
                                                               ----------
Pro forma weighted average shares outstanding...............   80,243,449
                                                               ==========

                                  RISK FACTORS

     You should carefully read the following risk factors and other information contained in this prospectus/consent solicitation statement prior to deciding whether to consent to the merger. Keep in mind that the risks described below are not the only risks facing medibuy.com, Premier Health Exchange or the combined company.

RISKS RELATING TO THE MERGER

WE MAY HAVE DIFFICULTY AND INCUR SUBSTANTIAL COSTS IN INTEGRATING MEDIBUY.COM AND PREMIER HEALTH EXCHANGE.

     Integrating medibuy.com and Premier Health Exchange could be a complex, time-consuming and expensive process. Before the merger, medibuy.com and Premier Health Exchange each had its own business, business culture, technology, customers, employees and systems. After the merger, medibuy.com and Premier Health Exchange must operate as a combined organization utilizing common:

     - information and communication systems

     - operating procedures

     - financial controls

     - human resource practices, including benefit, training and professional development programs

     There may be substantial difficulties, costs and delays involved in integrating medibuy.com and Premier Health Exchange. These may include:

     - the significant challenge in integrating two companies and their separate e-commerce systems technologies

     - distracting management resources from the business of the combined company

     - potential incompatibility of business cultures

     - perceived uncertainty in career opportunities, benefits and the long-term value of stock options available to employees

     - costs and delays in implementing common systems and procedures

     - potential inefficiencies in delivering products to the customers of the combined company

     Any one or all of these factors may cause increased operating costs, lower than anticipated financial performance or the loss of customers and employees. Many of these factors are also outside the control of either company. The failure to integrate medibuy.com and Premier Health Exchange would have a material adverse effect on the combined company's business.

THE VALUE OF THE MERGER CONSIDERATION MAY BE DIFFERENT WHEN THE MERGER CLOSES THAN IT IS NOW BECAUSE THE EXCHANGE RATIO IS FIXED AND WILL NOT CHANGE DUE TO CHANGES IN VALUE OF A COMMON MEMBERSHIP UNIT OF PREMIER HEALTH EXCHANGE OR A CHANGE IN VALUE OF A SHARE OF MEDIBUY.COM.

     At the effective time of the merger, each outstanding common membership unit of Premier Health Exchange will be exchanged for 0.74766355434 of a share of medibuy.com common stock. This exchange ratio will not increase or decrease due to fluctuations in the fair market value of medibuy.com's common stock or Premier Health Exchange's common membership units. The fair market value of medibuy.com common stock and Premier Health Exchange common membership units as of any certain date cannot be guaranteed or predicted.

THE CONCENTRATION OF SHARE OWNERSHIP IN THE DIRECTORS AND EXECUTIVE OFFICERS OF MEDIBUY.COM AFTER THE MERGER COULD DELAY OR PREVENT A CHANGE IN CONTROL OF MEDIBUY.COM.

     Immediately following the merger and our initial public offering, the executive officers, and directors (and their respective affiliates) of the combined company will beneficially own approximately 59.8% of the outstanding medibuy.com common stock. As a result of their share ownership, they will be able to elect a majority of medibuy.com's board of directors and approve all matters requiring stockholder approval, and will have significant control over the combined company and the conduct of its business. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of medibuy.com that might otherwise be beneficial to the other stockholders.

IN CONNECTION WITH THE MERGER, WE WILL ADD 6 NEW MEMBERS TO OUR BOARD OF DIRECTORS AND 2 OF OUR EXISTING BOARD MEMBERS WILL RESIGN. AS A RESULT, OUR NEW BOARD OF DIRECTORS MAY NOT BE EFFECTIVE.

     The composition of the board of directors of medibuy.com will change significantly as a result of the merger. If the board of directors is unable to manage the combined company on an effective basis or implement its business strategies, medibuy.com will be materially adversely affected. Of the eleven medibuy.com board positions that will be available after the completion of the merger, five will be designated by Premier Health Exchange prior to closing and one additional person will be determined by mutual agreement of medibuy.com and Premier Health Exchange. medibuy.com's future success in the marketplace will substantially depend on the ability of its board of directors to manage the combined company and implement its business strategies.

RISKS RELATING TO MEDIBUY.COM'S BUSINESS

WE EXPECT TO CONTINUE TO INCUR LOSSES AND MAY NEVER ACHIEVE PROFITABILITY, WHICH MAY CAUSE OUR STOCK PRICE TO FALL.

     At December 31, 1999, we had an accumulated deficit of $47.3 million. We had a net loss of $1.4 million from our inception to December 31, 1998 and a net loss attributable to common stockholders of $45.9 million for the year ended December 31, 1999. Since our inception in August 1998, we have never been profitable, and we expect to continue to incur losses for the foreseeable future. Our business strategy has only recently been implemented and our revenues have been minimal. Additionally, we have spent significant amounts on Web site development and sales and marketing efforts, and we expect these costs to continue. If we are unable to achieve profitability, the value of your stock may fall.

IF WE ARE UNABLE TO MAINTAIN OUR RELATIONSHIP WITH PREMIER PURCHASING PARTNERS AND ITS MEMBERS, OUR BUSINESS COULD BE HARMED AND OUR STOCK PRICE MAY FALL.

     Following the merger, we will be the exclusive e-commerce marketplace that Premier Purchasing Partners will offer to its 1,800 member hospitals. If we are unable to maintain our relationship with Premier Purchasing Partners and its members or if Premier Purchasing Partners' members do not adopt our e-commerce marketplace at the level that we anticipate, our expected revenues will be adversely affected, our business will be harmed and the value of your stock may fall.

OUR BUSINESS MODEL IS UNPROVEN AND IF WE DO NOT GENERATE SUFFICIENT REVENUES OUR BUSINESS MAY BE HARMED.

     The operation of an online marketplace for the purchase and sale of medical and non-medical products and services is a new, unproven and rapidly evolving business model. As a result, demand and market acceptance for our e-commerce services are subject to a high degree of uncertainty and risk. We are attempting to capitalize on this business model which is not currently implemented by traditional participants in the healthcare supplies industry. We cannot assure you that users in the healthcare industry will adopt this new business model or use our online marketplace for obtaining healthcare supplies. If this new market fails to develop, develops more slowly than expected or becomes saturated with competitors, or our services do not achieve or sustain market acceptance, our business could be harmed.

WE ARE A STARTUP COMPANY AND OUR LIMITED OPERATING HISTORY MAKES AN EVALUATION OF OUR BUSINESS AND PROSPECTS DIFFICULT.

     Since our inception in August 1998, our operating activities have consisted largely of developing the infrastructure necessary to provide our online marketplace. We have only recently begun to provide our online marketplace services to our customers. In addition, our long-term success will depend largely on the success of our strategic relationships. We are still in the early stages of our current strategic relationships and we are unable to predict whether the goals of those relationships will be achieved. Our limited operating history and limited experience with our strategic business partners make it difficult to evaluate our current business and prospects. Before deciding to consent to the merger, you should evaluate the risks, expenses and problems we may encounter as a result of our early stage of development.

RAPID GROWTH IN OUR OPERATIONS AND INFRASTRUCTURE IS PLACING A SIGNIFICANT STRAIN ON OUR RESOURCES, AND FAILURE TO MANAGE THIS GROWTH EFFECTIVELY COULD DISRUPT OUR OPERATIONS AND HARM OUR BUSINESS.

     We are experiencing a period of rapid expansion in our Web site traffic, number of employees, facilities and infrastructure. Since our inception through March 1, 2000, we have registered over 3,300 buyers and over 2,000 sellers on our Web site. In April 1999, when we began recording transactions, we recorded 485 average daily visitors to our Web site. In December 1999, we recorded 1,228 average daily visitors to our Web site, representing a 153% increase. Our number of employees increased from 15 on December 31, 1998 to 200 on March 1, 2000. We expect further significant expansion will be required to address potential increases in the number of users, the breadth of our service offerings and other opportunities. This expansion has placed, and we expect it will continue to place, a significant strain on our management, operational and financial resources. Our failure to effectively manage our growth could disrupt our operations and harm our business.

IF WE ARE NOT ABLE TO SUCCESSFULLY INTEGRATE OUR SYSTEMS WITH THE INTERNAL INFORMATION SYSTEMS OF OUR CUSTOMERS, INCLUDING PREMIER PURCHASING PARTNERS AND ITS HOSPITAL MEMBERS, OUR RELATIONSHIPS WITH THEM WILL BE ADVERSELY AFFECTED.

     In order for buyers and sellers to fully benefit from our e-commerce services, our system must integrate with their systems. There is little uniformity in the systems currently used by our customers, which complicates the integration process. If these systems are not successfully integrated, our relationships with our customers would be adversely affected, and they could choose to not use or reduce their use of our e-commerce services, which would harm our business.

     Following the merger, we will be required to integrate our e-commerce services with the information systems of Premier Purchasing Partners and its members according to an agreed upon integration plan. We will incur significant costs in order to integrate our systems with Premier Purchasing Partners' and its members' systems. We also may be delayed in integrating our services and may fail to integrate those systems on a timely basis or in compliance with the timing requirements under the agreement. If we are delayed in integrating those systems, our expected revenue growth may be adversely affected or we may be in breach of the agreement and Premier Purchasing Partners may terminate the agreement. If we are unable to timely integrate more than a
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

specified percentage of the facilities required to be integrated under the agreement, then Premier Purchasing Partners will be entitled to terminate our e-commerce outsourcing agreement and will have a license to operate our systems to provide an e-commerce marketplace to its members for a period of up to three years following termination of the agreement.

IF WE ARE UNABLE TO ATTRACT AND RETAIN A CRITICAL MASS OF BUYERS AND SELLERS, OUR BUSINESS WILL BE ADVERSELY AFFECTED.

     Our business depends in large part on our ability to build a critical mass of buyers and sellers. To attract and maintain sellers we must build a critical mass of buyers. However, buyers must perceive value in our e-commerce marketplace which, in large part, depends upon the breadth of the product offerings from our sellers. Creating a network effect, where the value to buyers and sellers alike increases as the number of participants increases, is a key component of our strategy. If we are unable to increase the number of buyers and sellers using our online marketplace, we will not be able to benefit from this network effect. As a result, the overall value of our e-commerce solution would be diminished, which would negatively affect our future revenues and business.

     Under the e-commerce outsourcing agreement between Premier Health Exchange and Premier Purchasing Partners, if at the end of the fourth or fifth year of the agreement, we fail to satisfy specified customer satisfaction standards and customer usage criteria, then Premier Purchasing Partners may terminate our exclusivity under the agreement. The loss of our exclusivity under the e-commerce outsourcing agreement could adversely affect our revenues and our business.

IF WE ARE UNABLE TO INCREASE OUR TRANSACTION VOLUME OR THE DOLLAR VALUE OF OUR TRANSACTIONS, OUR FUTURE REVENUES MAY SUFFER.

     We expect that a substantial portion of our future revenues will be generated by the products and services offered by sellers through our healthcare supplies online marketplace. Accordingly, our revenues will depend on the dollar volume of transactions conducted through our online marketplace. To maintain revenue growth, we will need to increase the total number of transactions conducted through our online marketplace and their dollar value. In order to increase our transactions and dollar volume, we will need to:

     - Generate increasing levels of traffic on our Web site, from both new and repeat customers

     - Increase the percentage of visitors to our Web site who purchase or sell healthcare supplies

     - Increase the average dollar value of each transaction

     Our failure to do one or more of these could have an adverse effect on our future revenues.

IF OUR WEB SITE AND TRANSACTION PROCESSING SYSTEMS BECOME UNAVAILABLE FOR EXTENDED PERIODS OF TIME OR ARE NOT ABLE TO ADEQUATELY SERVICE INCREASING TRAFFIC LEVELS, OUR REPUTATION AND BUSINESS MAY SUFFER.

     Our success depends in large part on the number of customers who use our online marketplace and services to buy and sell healthcare supplies. Accordingly, our system must be able to service increasing traffic while maintaining adequate customer service. Any significant interruptions or delays in our system would reduce the volume of transactions carried on through our online marketplace and the attractiveness of our e-commerce services, which could reduce customer satisfaction and harm our reputation and business. Substantial increases in the volume of traffic or the number of transactions on our online marketplace will require expansion of and upgrades to our technology infrastructure. We cannot be sure that our systems will be able to accommodate increased traffic in the future. Any failure of our system could result in fewer transactions and, if sustained or repeated, could impair our reputation and the attractiveness of our services or prevent us from providing our services entirely.

     In addition, under our agreement with Premier Purchasing Partners, if our services become unavailable to Premier Purchasing Partners and its members for periods specified in the agreement, then Premier Purchasing Partners will be entitled to terminate our e-commerce outsourcing agreement and will have a license to operate our systems to provide an e-commerce marketplace to its members for a period of up to three years following termination of the agreement.

WE MAY EXPERIENCE SIGNIFICANT DELAYS IN GENERATING REVENUES IF POTENTIAL CUSTOMERS TAKE A LONG TIME TO EVALUATE AND ADOPT OUR SERVICES.

     A key element of our strategy is to market our services directly to large healthcare organizations, manufacturers and distributors. We do not control many of the factors that will influence the decisions of those organizations regarding the use of our services. We expect that the evaluation and adoption process will be lengthy and will involve significant technical evaluation and commitment of resources by these organizations. The use of our services by buyers and sellers may be delayed due to their reluctance to modify existing procedures. Delays in adoption of our services could postpone our realization of revenues and result in increased or prolonged losses.

IF WE DO NOT SUCCESSFULLY MARKET THE MEDIBUY.COM BRAND, OUR BUSINESS MAY SUFFER.

     We believe that establishing, maintaining and enhancing the "medibuy.com" brand is critical in attracting and expanding traffic to our Web site. There are a number of Web sites that offer competing services. Some of these sites already have well-established brands in either online services or the healthcare supplies market. As a result, it is critical that we establish and enhance the medibuy.com brand. We believe that increased competition may make establishing our brand significantly more expensive. Promotion of our brand will depend largely on expanding our sales and marketing capabilities and providing an open marketplace with a large number of buyers and sellers. We intend to use a portion of the proceeds of our initial public offering to expand our sales and marketing activities. We cannot be certain that we will be successful in marketing the medibuy.com brand. If we are unable to successfully promote our brand, our revenues and business may be harmed. If we incur greater expenses than expected in marketing our brand, our financial results may be harmed.

IF WE ARE UNABLE TO ENTER INTO AND MAINTAIN RELATIONSHIPS WITH LARGE HEALTHCARE GROUP PURCHASING ORGANIZATIONS IN ADDITION TO PREMIER PURCHASING PARTNERS, OUR GROWTH AND REVENUES COULD SUFFER.

     We believe that we must establish relationships with large healthcare group purchasing organizations in addition to Premier Purchasing Partners in order for us to increase our access to a significant portion of the healthcare supplies market. Group purchasing organizations represent groups of buyers in the negotiation of purchasing contracts with sellers and consequently have the ability to significantly influence the purchasing decisions of their members. We do not negotiate prices on behalf of buyers or perform other services traditionally offered by group purchasing organizations. Nonetheless, it is possible that group purchasing organizations may perceive our e-commerce services as competitive with their businesses or they may perceive our relationship with Premier Purchasing Partners as a threat to their business. The inability to enter into and maintain favorable relationships with other group purchasing organizations and the hospitals they represent could impact the breadth of our customer base and could harm our growth and revenues.

WE EXPECT TO RELY ON A LIMITED NUMBER OF LARGE CUSTOMERS FOR A SIGNIFICANT PORTION OF OUR REVENUES IN THE FUTURE. LOSING ONE OR MORE OF THESE CUSTOMERS MAY ADVERSELY AFFECT OUR FUTURE REVENUE GROWTH.

     While our marketing and development efforts address the entire healthcare industry, a significant portion of these efforts are directed at larger organizations that have a concentration of purchasing needs. As a result, we expect that for the foreseeable future we will generate a significant portion of our revenues from a limited number of large customers. Further, our customers are not obligated to use our e-commerce solution for any minimum number of transactions or dollar amounts. As a result, our customers may effectively discontinue use of our e-commerce solution at any time without penalty. If we lose any of our large customers or if we are unable to add new large customers, we may be unable to increase our revenues. For the year ended December 31, 1999, one customer of our subsidiary PartNET, the U.S. Government, accounted for 61% of our consolidated revenues. However, we do not intend to focus on growing the PartNET portion of our business that provides services to non-healthcare companies.

SINCE WE RELY ON SELLERS TO FULFILL ORDERS FOR OUR BUYERS, WE HAVE LITTLE OR NO CONTROL OVER THE TIMING AND ACCURACY OF ORDER FULFILLMENT AND, CONSEQUENTLY, WE CANNOT CONTROL BUYER SATISFACTION. IF BUYERS ARE NOT SATISFIED WITH THEIR EXPERIENCE WITH SELLERS ON OUR ONLINE MARKETPLACE, OUR REPUTATION AND BUSINESS COULD BE HARMED.

     We do not carry inventory or directly supply products. As a result, we rely on our sellers for timely order fulfillment and other customer service functions relating to delivery of products and services to ensure buyer satisfaction. We have little or no control over the fulfillment of buyers' orders. The fulfillment process is complicated by the numerous and varied products and services offered in our online marketplace, and by the regulatory requirements applicable to healthcare supplies. If our sellers do not provide accurate order fulfillment and high quality customer service, customer satisfaction could be harmed, as well as our reputation and business. Customer dissatisfaction may cause buyers not to pay sellers, which in turn may also negatively impact our ability to collect our transaction fees from sellers. In order to be successful, we must maintain relationships with sellers that will produce, stock and deliver high quality products to buyers through our Web site.

OUR PRIMARY COMPUTER AND TELECOMMUNICATIONS SYSTEMS ARE IN THE SAME GEOGRAPHIC LOCATION, WHICH MAKES THEM MORE VULNERABLE TO DAMAGE OR INTERRUPTION. THIS DAMAGE OR INTERRUPTION COULD HARM OUR BUSINESS.

     Though we do have back-up systems, substantially all of our primary computer and telecommunications systems are located in one geographic area. These systems are vulnerable to damage or interruption from, among other things:

     - fire

     - earthquake

     - water damage

     - sabotage

     - flood

     - power loss

     - technical or telecommunications failure

     While we have business interruption insurance, this coverage may not adequately compensate us for our lost business and will not compensate us for any liability to our customers due to our inability to provide services to them. Although we have implemented network security measures, our systems, like all systems, are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. These disruptions could lead to interruptions, delays, loss of data or the inability to accept and confirm buyer purchases. Any of these occurrences would impair our ability to serve our customers and harm our business.

IF WE ARE NOT ABLE TO OFFER NEW SERVICES, WE MAY NOT BE ABLE TO GROW OUR
REVENUES.

     We plan to introduce new and expanded services and to expand our third-party relationships in order to attract more buyers and sellers to our Web site and increase transaction volume. We cannot be certain that we will be able to offer these services in a cost-effective or timely manner. Any new services that are not favorably received by buyers or sellers could damage our reputation. Expansion of our services will require us to devote a significant amount of time and money and may strain our resources and divert the attention of our management. Our failure to expand our services could delay or prevent our revenue growth.

WE FACE INTENSE COMPETITION WHICH COULD LIMIT OUR ABILITY TO MAINTAIN OR EXPAND THE BASE OF BUYERS AND SELLERS OF HEALTHCARE SUPPLIES USING OUR SERVICES.

     The market for business-to-business e-commerce is new and rapidly evolving. Competition is intense and is expected to increase significantly in the future. Barriers to entry are relatively insubstantial. We believe that the critical success factors for companies seeking to create business-to-business e-commerce solutions include the following:

     - brand recognition

     - breadth, depth and quality of product offerings

     - ease of use and convenience

     - ability to integrate their services with users' existing systems and software

     - identity and number of strategic partners and other business relationships

     - quality and reliability of their services

     - customer service

     - number of users and transaction volume

     - the amount of the fees charged to sellers

     The online market for healthcare supplies is new, rapidly evolving and intensely competitive. We believe we face competition in three general market segments:

     - Online healthcare supplies marketplaces

     - Traditional healthcare supply chain participants

     - Other companies providing Internet e-commerce services

     Our current and potential competitors' services may achieve greater market acceptance than our services. Many of our existing and potential competitors have longer operating histories in the healthcare supplies industry, greater name recognition, larger customer bases or greater financial, technical and marketing resources than we do. As a result of these factors, our competitors and potential competitors may be able to respond more quickly to market forces, undertake more extensive marketing campaigns for their brands and services and make more attractive offers to buyers and sellers, potential employees and strategic partners. In addition, new technologies may increase competitive pressures. We cannot be certain that we will be able to expand our buyer and seller base, or retain our current buyer and seller customers. We may not be able to compete successfully against current and future competitors and competition could harm our business.

IF WE ARE UNABLE TO SUCCESSFULLY IMPLEMENT OUR ACQUISITION STRATEGY, WE MAY NOT BE ABLE TO GROW OUR REVENUES.

     We plan to make future acquisitions as a part of our growth strategy. Our merger with Premier Health Exchange and the acquisition of any other companies in the future involve risks that could harm our future revenues and operating results. For example:

     - We may not be able to identify suitable acquisition candidates or to acquire companies on favorable terms

     - We compete with others to acquire companies. We believe that this competition will increase and may result in decreased availability or increased prices for suitable acquisition candidates

     - We may not be able to obtain the necessary financing, on favorable terms or at all, to finance any of our potential acquisitions

     - We may ultimately fail to close an acquisition even if we announce that we plan to acquire a company

     - We may fail to integrate successfully or manage Premier Health Exchange or any other acquired company due to differences in technology, business systems or corporate cultures

     - An acquired company may not perform as we expect

     - We may choose to acquire a company that is not profitable

     - If we fail to integrate successfully Premier Health Exchange or any other acquired company, our business and reputation could be damaged, potentially making it more difficult to market our services or to acquire additional companies in the future

     - Our acquisition strategy may divert management's attention away from our primary service offerings, result in the loss of key customers and/or personnel and expose us to unanticipated liabilities

IF WE LOSE KEY MEMBERS OF OUR MANAGEMENT TEAM, OR FAIL TO INTEGRATE THEM, OUR BUSINESS AND PROSPECTS MAY BE HARMED.

     Almost all of our management team joined us in 1999. Many of these individuals have not previously worked together and are currently being integrated as a management team. Our future performance will substantially depend on our ability to effectively integrate our management team as well as our ability to retain them. Furthermore, because the growth of our business is dependent upon the individual personal relationships that members of our management team have with contacts elsewhere in the healthcare industry, if some or all of them terminate their employment with us, our business and prospects may be harmed.

     We have employment agreements with Dennis Murphy, our Chief Executive Officer and President, James Hersma, our Executive Vice President, Market Development, Charles Smith, our Executive Vice President, Customer Advocacy, Norman Farquhar, our Executive Vice President and Chief Financial Officer, Robert Witt, our Executive Vice President, Chief Information Officer and Don Brown, President of our PartNET subsidiary; however, those agreements cannot guarantee that any of those officers will not terminate employment with us. Further, we do not maintain any "key person" life insurance policies.

OUR BUSINESS COULD BE HARMED IF WE ARE NOT ABLE TO HIRE AND RETAIN A SUFFICIENT NUMBER OF QUALIFIED EMPLOYEES.

     Our future success will depend on our ability to attract and retain other highly skilled personnel. In particular, competition for healthcare industry professionals and technical personnel is intense. Substantially all of our employees joined us in 1999, and we expect that our hiring will continue. An inability to hire and retain qualified personnel in sufficient numbers may reduce the quality of our service offerings and could harm our business.

WE COULD BE LIABLE FOR PRODUCT LIABILITY CLAIMS RELATED TO PRODUCTS AND SERVICES PURCHASED THROUGH OUR WEB SITE, AND OUR BUSINESS COULD BE HARMED.

     Many of the products obtained by buyers through our system will be used to treat patients. Any defects or other performance problems of these products could result in injury to these patients. A product liability claim brought against us could expose us to substantial liability and, even if not successful, would likely be time consuming and costly, would divert management attention from the operation of our business, and could seriously harm our business. Any insurance coverage we have may not be applicable to such a claim. Even if our insurance is applicable, the amount of coverage may be inadequate.

IF OUR SYSTEMS DAMAGE OUR CUSTOMERS' INFORMATION SYSTEMS OR BUSINESSES, WE COULD BE LIABLE AND OUR REPUTATION AND BUSINESS COULD BE HARMED.

     Our systems are integrated with our customers' information systems. If malfunctions in our system cause our customers to be unable to make purchases or sales of supplies, we may be held liable for any losses that they suffer as a result. In addition, our systems could cause a user's information systems to fail, in whole or in part, which could subject us to substantial liability for their loss of business and adversely affect our reputation and our ability to grow our business.

THE CONTENTS OF OUR WEB SITE OR CO-BRANDED WEB SITES MAY EXPOSE US TO VARIOUS CLAIMS, WHICH COULD RESULT IN SUBSTANTIAL COSTS AND LIABILITIES.

     Our Web site contains information concerning the products offered by sellers, including product descriptions, specifications and pricing. This information is provided by sellers and we generally do not independently verify this information. In addition, we have agreed to develop co-branded Web sites in connection with some of our strategic relationships. To some extent, we will not be able to control or pre-approve content provided by the parties with whom we have developed these co-branded Web sites. We could potentially face liability for slander, libel, fraud, negligence, copyright, patent or trademark infringement and other claims based on the information contained on our Web site or on a co-branded site. A successful claim could subject us to significant liability that would harm our reputation and financial results. Even the successful defense of a claim could divert the attention of our management and damage our brand perception and reputation.

WE RELY ON OUR SELLERS AND THEIR CARRIERS TO COMPLY WITH GOVERNMENT REGULATIONS REGARDING THE SALE AND DISTRIBUTION OF REGULATED PRODUCTS, AND THEIR FAILURE TO COMPLY COULD RESULT IN SUBSTANTIAL CIVIL AND CRIMINAL LIABILITY.

     Many of the products offered through our Web site are subject to direct regulation by governmental agencies. We rely upon sellers who use our services to meet all packaging, distribution, labeling, hazard and health information notice, record keeping and licensing requirements applicable to transactions conducted on our system. We may be subject to liability for violations of these regulations regardless of our actual involvement in a violation. In addition, we rely upon the carriers retained by our sellers to comply with regulations regarding the shipment of any hazardous materials sold through our system. We cannot assure you that our sellers or their carriers will comply with all applicable government regulations. We could be fined or exposed to civil or criminal liability for any violations which could have a negative impact on our business or financial results.

WE INTEND TO EXPAND OUR BUSINESS INTO INTERNATIONAL MARKETS, WHICH WOULD MAKE OUR BUSINESS SUSCEPTIBLE TO NUMEROUS RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS.

     Our international strategy will necessitate expanding our international operations and hiring additional personnel. A key component of our strategy is to enter into relationships with companies having a significant presence and expertise in the foreign markets we target. Our entry into international markets may require significant management attention and financial resources, which may harm our ability to effectively manage our existing business. We expect to commit significant resources to expand our international sales and marketing activities. Even if we are successful in expanding our operations internationally or entering into international strategic relationships, we will be subject to a number of risks associated with international business activities. These risks include:

     - Currency exchange rate fluctuations

     - Cultural and language barriers

     - Unexpected changes in regulatory requirements

     - Tariffs, export controls and other trade barriers

     - Longer accounts receivable payment cycles and difficulty collecting receivables

     - Difficulties managing and staffing international operations

     - Potentially adverse tax consequences, including restrictions on the repatriation of earnings

     - Compliance with a wide variety of foreign laws

     - Political instability

     - Competitors with greater local market knowledge may exist or arise in these markets and impede our growth

IF THE PROTECTION OF OUR INTELLECTUAL PROPERTY IS INADEQUATE, OUR COMPETITORS MAY GAIN ACCESS TO OUR TECHNOLOGY AND WE MAY LOSE CUSTOMERS.

     We depend on our ability to develop and maintain the proprietary aspects of our business strategies and our technology. To protect our proprietary information and technology, we rely primarily on a combination of contractual provisions, confidentiality procedures, trade secrets and patent, copyright and trademark laws.

     We seek to avoid disclosure of our trade secrets through a number of means, including requiring those persons with access to our proprietary information to execute confidentiality agreements with us. We seek to protect our software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. We currently have no patents protecting our technology, although we have filed two patent applications through PartNET, our wholly-owned subsidiary. From time to time, we expect to file additional patent applications directed to aspects of our proprietary technology. We cannot assure you that any of these applications will be approved, that any issued patents will protect our intellectual property or that any issued patents will not be challenged by third parties. We cannot assure you that any of our proprietary rights with respect to our system will be viable or of value in the future because the validity, enforceability and type of protection of proprietary rights in Internet-related industries are uncertain and still evolving.

     Despite our efforts to protect our proprietary rights, unauthorized parties may be able to copy aspects of our services or to obtain and use information that we regard proprietary. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as do the laws of the United States. Our means of protecting our proprietary rights may not be adequate and our competitors may independently develop similar technology, duplicate our service offerings or design around any patents that may be issued to us or our other intellectual property.

     If we are unable to protect our intellectual property, our competitors may be able to duplicate our service offerings. We may then lose customers and our business and financial results could be harmed.

OUR SERVICES AND OTHER PROPRIETARY RIGHTS MAY INFRINGE ON THE PROPRIETARY RIGHTS OF THIRD PARTIES, WHICH MAY EXPOSE US TO LITIGATION.

     There has been a substantial amount of litigation in the Internet industry regarding intellectual property rights. It is possible that in the future third parties may claim that our current or future services infringe their intellectual property. We expect that providers of e-commerce services will increasingly be subject to infringement claims as the number of services and competitors in our industry segment grows and the range of services in different industry segments overlap. Any claims, with or without merit, could be time-consuming, result in costly litigation, divert management attention, cause disruptions in our services or require us to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all. Any of these results could harm our financial results and our business.

WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE OR, IF IT IS AVAILABLE, MAY RESULT IN A REDUCTION IN THE PERCENTAGE OWNERSHIP OF OUR EXISTING STOCKHOLDERS.

     Our available funds are expected to be sufficient to meet our cash requirements for at least the next 12 months. However, in addition to the proceeds from our initial public offering, we may need to raise additional funds in order to:

     - Finance unanticipated working capital requirements

     - Develop or enhance our technological infrastructure and our existing services

     - Fund strategic relationships

     - Respond to competitive pressures

     - Acquire complementary businesses, technologies, products or services

     Additional financing may not be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fund our expansion, take advantage of unanticipated opportunities, develop or enhance technology or services or otherwise respond to competitive pressures would be significantly limited. If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our then-existing stockholders will be reduced, and these securities may have rights, preferences or privileges senior to those of our existing stockholders.

RISKS RELATING TO OUR INDUSTRY

OUR BUSINESS IS DEPENDENT ON THE CONTINUED DEVELOPMENT AND MAINTENANCE OF THE INTERNET WHICH IS BEYOND OUR CONTROL. IF THE INTERNET IS NOT DEVELOPED AND MAINTAINED OUR BUSINESS WILL BE HARMED.

     The success of our business will depend on others for the ongoing development and maintenance of the Internet infrastructure. This includes maintenance of a reliable network with the necessary speed, data capacity and security, as well as timely development of complementary products like high speed modems, for providing reliable Internet access and services. Because global commerce on the Internet and the online exchange of information is new and evolving, we cannot predict whether the Internet will prove to be a viable commercial marketplace in the long term. The success of our business is dependent on the continued improvement of the Internet as a convenient means of interaction and commerce, as well as an efficient medium for the purchase and sale of healthcare supplies. If the Internet does not develop into an efficient medium for these transactions, our business and financial condition and results of operation will be harmed.

RAPIDLY CHANGING TECHNOLOGY MAY IMPAIR OUR ABILITY TO DEVELOP AND MARKET OUR SERVICES.

     All businesses which rely on Internet technology, including the healthcare supplies e-commerce marketplace business that we are developing, are subject to risks and uncertainties, including:

     - Rapid technological change

     - Changing customer needs

     - Frequent new service introductions

     - Evolving industry standards

     - Relatively low barriers to entry

     Internet technologies are evolving rapidly, and the technology used by our e-commerce business is subject to rapid change. These market characteristics are magnified by the emerging nature of the market and the fact that many companies are expected to introduce new Internet products and services in the near future. In addition, use of the Internet may decrease if alternatives are developed or if problems associated with increased Internet use are not resolved. As the communications, computer and software industries continue to experience rapid technological change, we will need to modify our services so that they adapt to those changes. We may experience difficulties that could delay or prevent the successful development and introduction of our services or hinder our ability to respond to technological changes in a timely and cost-effective manner. Moreover, technologically superior service offerings could be developed by competitors. These factors could harm our business and our ability to develop and market our services.

ONLINE COMMERCE AND DATABASE SECURITY CONCERNS COULD REDUCE TRAFFIC ON OUR WEB SITE AND EXPOSE US TO LIABILITY.

     The secure transmission of confidential information over public networks is a fundamental requirement for e-commerce. Concerns over the security of transactions and commercial online services and other privacy issues may inhibit the growth of the Internet and the online commerce industry. We license encryption and authentication technology for the transmission of confidential information, such as buyer credit card numbers, through our online system. In addition, we maintain an extensive confidential database of buyer and seller profiles and transaction information. Technological advances, including new discoveries in the field of cryptography, could result in a compromise or breach of our security systems. Security breaches could harm our reputation and impair our business. An intruder who breaches our security measures could misappropriate proprietary information or cause interruptions in our system. We could be required to spend a significant amount of time and money to protect against security breaches or to alleviate problems caused by breaches. Security breaches could also expose us to litigation and possible liability. We cannot be certain that our security measures will prevent security breaches.

THE APPLICATION OF SALES AND OTHER TAXES TO ONLINE COMMERCE COULD REDUCE DEMAND FOR OUR SERVICES AND MAY BE ADMINISTRATIVELY BURDENSOME FOR US OR OUR CUSTOMERS.

     The application of sales and other taxes by state and local governments to e-commerce is uncertain and may take years to resolve. In particular, a number of states are currently reviewing the appropriate tax treatment of e-commerce, and new state tax regulations may subject us, our sellers or our buyers to additional state sales and income taxes. The imposition of additional sales taxes on transactions conducted through our Web site could make our service less valuable to buyers and sellers and reduce transaction volume. This effect would harm our revenues. In addition, the collection and payment of such taxes may cause us or our customers to incur significant administrative effort and expense. Our failure to properly collect and pay such taxes in any jurisdiction could subject us to penalties.

     Federal legislation imposing limitations on the ability of states to tax Internet access was enacted in 1998. The Internet Tax Freedom Act, as this legislation is known, exempts specific transactions conducted over the Internet from multiple or discriminatory state and local taxation through October 21, 2001. It is possible that this legislation will not be renewed when it terminates in October 2001. Failure to renew this legislation could allow state and local governments to impose taxes on particular transactions, and these taxes could decrease the demand for our services or increase our costs of operations.

GOVERNMENT REGULATION OF THE INTERNET OR HEALTHCARE E-COMMERCE COULD HARM OUR BUSINESS.

     Our services may be subject to extensive and frequently changing regulation at federal, state and local levels. The Internet and its associated technologies are also subject to government regulation. Many existing laws and regulations, when enacted, did not anticipate the Internet or the methods of healthcare supplies e-commerce we are developing. We believe, however, that some of these laws and regulations may nonetheless be applied to our business. Our reliance on relationships with group purchasing organizations such as Premier Purchasing Partners may affect our business indirectly. For example, regulatory action against a group purchasing organization may adversely affect our business with its members. In addition, numerous jurisdictions have laws and regulations that may affect the services we offer, such as regulations affecting auctions or regulations affecting escrow arrangements. Our business may be affected by current regulations as well as future regulations specifically targeting the healthcare supplies industry, group purchasing organizations or the nature of our services.

     We intend to conduct our business in compliance with the federal, state and local laws and regulations governing our operations. However, the impact of regulatory developments in the healthcare supplies industry is complex and difficult to predict, and we cannot assure you that our business will not be harmed by existing or new regulatory requirements or interpretations. It is also possible that those requirements or interpretations could limit the effectiveness of the use of the Internet for the methods of e-commerce we are developing. Application of any regulations or requirements to our business could harm our business. Please refer to "medibuy.com Business -- Government Regulation" for a more detailed description of the regulations generally applicable to our business.

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

THE CHANGING UNITED STATES HEALTHCARE ENVIRONMENT COULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

     In recent years, the healthcare industry has undergone significant change driven by various efforts to reduce costs and to improve access and quality. Those efforts include potential national healthcare reform, trends toward managed care, reductions in reimbursement, consolidation of healthcare suppliers and the further development of large, sophisticated purchasing groups. This industry is expected to continue to undergo significant changes for the foreseeable future. Other factors that could have an adverse effect on our business include:

     - Changes in governmental support or payment for healthcare services

     - Changes in purchasing and reimbursement policies of third-party insurers, not just government payors

     - Changes in methods by which healthcare services are delivered or the prices for healthcare services

     - Adoption of other legislation or regulations governing healthcare services or mandated benefits

RISKS RELATING TO MEDIBUY.COM'S INITIAL PUBLIC OFFERING

OUR EXECUTIVE OFFICERS, DIRECTORS AND MAJOR STOCKHOLDERS WILL CONTROL 59.8% OF OUR COMMON STOCK AFTER OUR INITIAL PUBLIC OFFERING, AND THIS CONCENTRATION OF OWNERSHIP MAY DETER A CHANGE IN CONTROL OR OTHER TRANSACTION THAT IS FAVORABLE TO OUR STOCKHOLDERS.

     After our initial public offering, executive officers, directors and holders of 5% or more of our outstanding common stock will, in the aggregate, beneficially own approximately 59.8% of our outstanding common stock. In particular, Premier Purchasing Partners will beneficially own approximately 41.4% of our common stock after our initial public offering. These stockholders would be able to effectively control all matters requiring approval by our stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also delay, deter or prevent a change in control and may make some transactions more difficult or impossible to complete without the support of these stockholders, even if the transaction is favorable to our stockholders. In addition, because of their ownership of our common stock, these stockholders will be in a position to affect significantly our corporate actions in a manner that could conflict with the interests of our public stockholders.

IT MAY BE DIFFICULT FOR A THIRD PARTY TO ACQUIRE OUR COMPANY, AND THIS COULD DEPRESS OUR STOCK PRICE.

     Delaware corporate law and our certificate of incorporation and bylaws contain provisions that could delay, defer or prevent a change in control of us or our management. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of our common stock. These provisions:

     - Authorize the issuance of "blank check" preferred stock, which is preferred stock that can be created and issued by the Board of Directors without prior stockholder approval, with rights that are superior to those of common stock

     - Provide for a staggered board of directors, so that no more than two directors could be replaced each year and it would take three successive annual meetings to replace all directors

     - Prohibit stockholder action by written consent

     - Establish advance notice requirements for submitting nominations for election to the Board of Directors and for proposing matters that can be acted upon by stockholders at a meeting

     - Restrict business combinations with any interested stockholder

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

CHANGES IN OUR BUSINESS MAY CAUSE THE PRICE OF OUR STOCK TO FLUCTUATE SIGNIFICANTLY.

     Due in part to the early stage of our business, the undeveloped market for the online purchase and sale of healthcare supplies and the nature of Internet company stocks, the market price for our common stock is likely to be highly volatile and is likely to experience wide fluctuations in response to factors including the following:

     - Actual or anticipated variations in our quarterly operating results

     - Announcements of technological innovations or new services by us or our competitors

     - Changes in financial estimates by securities analysts

     - Conditions or trends in the e-commerce or healthcare supplies industries

     - Changes in the economic performance or market valuations of other e-commerce or healthcare supplies companies

     - Announcements by us or our competitors of significant acquisitions, strategic relationships, joint ventures or capital commitments

     - Additions or departures of key personnel

     - Release of lock-up or other transfer restrictions on our outstanding shares of common stock or sales of additional shares of common stock

     - Potential litigation

     - Changes in overall market conditions

     The market prices of the securities of Internet related companies have been especially volatile. Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. Moreover, an active public market for our common stock may not develop or be sustained after our initial public offering. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. If we were sued in securities class action, it could result in substantial costs and liabilities and a diversion of management's attention and resources and would adversely affect our stock price.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE.

     If our stockholders sell substantial amounts of our common stock in the public market following our initial public offering, the market price of our common stock could decline. Based on pro forma shares outstanding as of March 1, 2000, upon completion of our initial public offering we will have outstanding 114,404,743 shares of common stock, assuming no exercise of the underwriters' option to purchase additional shares. Of these shares, the 13,000,000 shares of our common stock sold in our initial public offering will generally be freely tradeable, without restriction, in the public market. Our directors, officers and stockholders and optionees have entered into lock-up agreements in connection with the initial public offering generally providing that, for 180 days after the date of this prospectus, they will not offer, sell, contract to sell or grant any option to purchase or otherwise dispose of our common stock or any securities exercisable for or convertible into our common stock without the prior written consent of Goldman, Sachs & Co. According to the lock-up agreements, at any time beginning on the third business day following the public release of our earnings for the quarter ended March 31, 2000, each stockholder may offer, sell, transfer, assign, pledge or otherwise dispose of up to 10% of his or her shares owned or issuable upon exercise of an option to purchase our shares outstanding as of the date of this prospectus; and at any time beginning on the third business day following the public release of our earnings for the quarter ended June 30, 2000, each stockholder may offer, sell, transfer, assign, pledge or otherwise dispose of up to an additional 15% of his or her shares owned or issuable upon exercise of an option to purchase our shares outstanding as of the date of this prospectus. The lock-up restrictions will expire as to the remaining shares on the date that is
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

180 days after the date of this prospectus. Any sales of shares released from lockup restrictions will be subject to the requirements of Rule 144 under the Securities Act, including the requirement that we have been reporting under the Exchange Act for at least 90 days prior to the sale. As a result and subject to the requirements of Rule 144, a substantial number of shares of our common stock will be eligible for sale in the public market prior to the expiration of the customary 180-day lock-up period following an initial public offering.

     In addition to the scheduled releases of shares under the underwriters' lock-up agreements with our stockholders, the underwriters will have broad discretion to waive any stockholder's lock-up restrictions at any time prior to the scheduled release of those shares. Goldman, Sachs & Co. have indicated that they do not intend to waive any of the lock-up agreements. In deciding whether to grant a waiver, they would consider the market prices and trading volumes of our common stock at that time, market conditions generally, the size and timing of the requested waiver and any special circumstances of the requesting person. The release of shares from the lock-up restriction at any time may cause significant drops in our stock price.

     In connection with the merger, we will enter into a Lock-up and Registration Rights Agreement with each person or entity entitled to receive medibuy.com common stock, options or warrants in the merger. Under the agreements, each such person or entity will agree that subject to limited exceptions, it will not transfer any of the shares of our common stock received in the merger for a period of one year following our initial public offering. We will have broad discretion to release any or all of their shares from the transfer restrictions under this agreement. The release of shares from the lock-up restriction at any time may cause significant drops in our stock price.

     Although we do not currently plan to register any additional shares of our common stock prior to the release of the lock-up restrictions, other than a registration with respect to our employee benefit plans, it is possible that if permitted by our underwriters, we could register additional shares for sale to the public, including the registration of the resale of shares of common stock issued upon the exercise of our warrants or shares of common stock held by Premier Purchasing Partners. The release of shares from lock-up restrictions and the registration and sale of additional shares to the public could cause our stock price to fall.

     As of March 1, 2000, we have issued or committed to issue warrants to purchase an aggregate of 1,174,960 shares of our common to other parties in connection with some of our strategic relationships. We have also reserved an additional 13,925,000 shares of our common stock for issuance upon exercise of warrants that may be issued in connection with our strategic relationships in the future. In addition, our board may authorize the issuance of more warrants in the future. These warrants are, and with respect to warrants that may be issued in the future are expected to be, subject to lock-up restrictions equivalent to those described above. Shares of our common stock purchased upon exercise of these warrants will be eligible for sale in the public market subject to performance- or time-based vesting, as applicable, the expiration of lock-up restrictions and restrictions imposed under Rule 144 under the Securities Act.

     In addition, approximately 12,347,333 shares under outstanding options and approximately 7,584,405 shares reserved for future issuance under our stock option plans as of March 1, 2000 will be eligible for sale in the public market subject to vesting, the expiration of lock-up agreements and restrictions imposed under Rules 144 and 701 under the Securities Act.

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

                                   THE MERGER

     This section of the prospectus/consent solicitation statement describes material aspects of the proposed merger. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents to which we refer for a more complete understanding of the merger.

BACKGROUND OF THE MERGER

     During the week of January 24, 2000, Dennis Murphy, President and Chief Executive Officer of medibuy.com contacted Richard A. Norling, Chief Executive Officer of Premier, Inc. and Premier Plans (the general partner of Premier Purchasing Partners), to inquire as to medibuy.com's interest in a strategic transaction between medibuy.com and Premier Health Exchange. Mr. Norling invited further discussion.

     Between January 27, 2000 and February 7, 2000, Messrs. Murphy and Norling continued to have several meetings and telephone conversations regarding a potential strategic transaction between the companies.

     On February 11, 2000, several members of management and the boards of directors of each of medibuy.com and Premier met to discuss the potential strengths and weaknesses of a strategic transaction between the companies, including the potential acquisition of Premier Health Exchange by medibuy.com. The parties also discussed the general terms of an e-commerce outsourcing agreement under which the combined company would continue to provide online marketplace services to Premier Purchasing Partners' members.

     During the period from February 11, 2000 through March 6, 2000, Messrs. Murphy and Norling continued to have telephone discussions and meetings to discuss the proposed acquisition of Premier Health Exchange by medibuy.com. Some of these meetings and telephone conferences were also attended by other members of management of the respective companies.

     On February 16, 2000, a special telephonic meeting of the board of directors of medibuy.com was held, at which management of medibuy.com presented to the board a summary of the review conducted by medibuy.com relating to the proposed transactions. Management also presented to the board a summary of the proposed terms of the merger, the e-commerce outsourcing agreement, the Premier support agreement and related transactions. Representatives of Goldman, Sachs & Co., medibuy.com's financial advisor, reviewed with the board transaction alternatives for medibuy.com. Representatives of Cooley Godward LLP, medibuy.com's outside legal counsel, also reviewed with the board structural and legal aspects related to the proposed transactions. After extensive discussion, the medibuy.com board authorized management to proceed to finalize the terms of the transactions.

     On February 18, 2000, a joint meeting of the board of directors of Premier and the management committee of Premier Plans was held, at which management presented a summary of the review conducted by Premier relating to the proposed transactions. Management also presented the proposed terms of the merger, e-commerce outsourcing agreement, the Premier support agreement and related transactions with medibuy.com. Representatives of Goldman, Sachs & Co., Premier Health Exchange's financial advisor, also reviewed with the board various alternatives for Premier Health Exchange. The board and management committee appointed a special committee to work with Premier management and to finalize and approve the terms of the transactions.

     During the period from February 16, 2000 through March 6, 2000, representatives of each of medibuy.com, Premier, Premier Purchasing Partners and Premier Health Exchange including each company's legal counsel, had several meetings and telephone conferences to negotiate the terms and conditions of the proposed e-commerce outsourcing agreement, the Premier support agreement and related transactions between Premier, Premier Purchasing Partners and Premier Health Exchange.

     During the period from February 25, 2000 through March 6, 2000, representatives of each of medibuy.com, Premier and Premier Purchasing Partners, including each company's legal counsel, had several meetings and telephone conferences to negotiate the terms and conditions of the Agreement and Plan of Merger and other transactions related to the merger.

     On February 29, 2000, representatives of each of medibuy.com, Premier, Premier Purchasing Partners and Premier Health Exchange met to discuss the structure of the e-commerce outsourcing agreement, the Premier support agreement and the merger and to discuss the proposed operations of the combined company. Legal counsel for each of the companies also attended the meeting.

     On March 1, 2000, a special telephonic meeting of the board of directors of medibuy.com was held, at which management of medibuy.com presented to the board a summary of the final terms of the proposed e-commerce outsourcing agreement, the Premier support agreement, the merger and the related transactions. Representatives of Cooley Godward also reviewed with the board certain terms regarding the proposed transactions. After extensive discussion, the medibuy.com board approved the terms of the e-commerce outsourcing agreement, the Premier support agreement and the merger, and authorized management of medibuy.com to execute final documents relating to the transactions.

     On March 2, 2000, a meeting of the special committee of the board of directors of Premier and management committee of Premier Plans was held, at which management of Premier presented a summary of the final terms of the proposed e-commerce outsourcing agreement, the Premier support agreement, the merger and the related transactions. Representatives of Paul, Hastings, Janofsky and Walker LLP, Premier's outside legal counsel, also reviewed with the special committee certain terms regarding the proposed transactions. After extensive discussion, the special committee approved the terms of the e-commerce outsourcing agreement, the Premier support agreement and the merger, and authorized the management of Premier, Premier Purchasing Partners and Premier Health Exchange to execute final documents relating to the transactions.

     On March 6, 2000, medibuy.com, Sapphire Acquisition Corp., a wholly owned subsidiary of medibuy.com, Premier Purchasing Partners, Premier Health Exchange and Premier executed the merger agreement. In addition, Premier Health Exchange and Premier Purchasing Partners executed the E-Commerce Outsourcing Agreement, and Premier and Premier Health Exchange executed the Premier Support Agreement. The parties also executed and delivered related ancillary documents related to the transactions.

MEDIBUY.COM'S REASONS FOR THE MERGER

     In the course of reaching its decisions to approve the merger proposal, the medibuy.com board of directors consulted with medibuy.com's legal and financial advisors as well as with medibuy.com's senior management. The board considered a number of strategic factors associated with Premier Health Exchange's business and opportunities presented by combining the two companies, including:

     - Premier Health Exchange's contractual relationship with Premier Purchasing Partners and the opportunity to provide e-commerce solutions to Premier's 1,800 member hospitals

     - Premier Health Exchange's electronic catalog technology that will allow medibuy.com to recognize an individual buyer's group purchasing organization affiliation and provide the buyer with relevant tiered pricing, associated contract terms, and multiple source product alternatives on demand

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

     - Premier Health Exchange's advanced development of its group purchase auction and marketplace exchange capability would allow medibuy.com to penetrate the healthcare market more quickly than if medibuy.com remained as a stand alone entity

     - the combined research and development staff of the two companies would allow a sharper focus on the key competencies of each company

     - the current industry and market conditions and the increased competition in the healthcare products market which necessitates a larger company in order to effectively compete

     In addition to the foregoing factors, the medibuy.com board also considered a number of risks and potentially negative factors in its deliberations concerning the merger, including:

     - the significant challenge in integrating the two companies and their separate e-commerce systems

     - the risk of diverting management resources from operating the day-to-day business and from focusing on other medibuy.com core competencies

     - the risk that employees of Premier Health Exchange would not be successfully retained or integrated with medibuy.com due to geographic or other constraints

     - the risk that the combined company might not be able to achieve expected revenue or operating efficiencies

     - the adverse effects of one-time charges expected to be incurred in connection with the costs of the merger and the subsequent integration of the companies

     After considering the potential advantages and disadvantages of the merger, the medibuy.com board unanimously determined that the potential benefits of the merger outweighed the benefits of remaining as a stand-alone entity. The medibuy.com board believes that the combined company will be more effective in competing in the healthcare industry.

     In analyzing the proposed merger, the medibuy.com board did not view any single factor as determinative and did not quantify or assign weight to any of the factors. Rather, the board made its determination based upon the total mix of information available to it. In addition, different members of medibuy.com's board may have accorded different values to different factors.

PREMIER HEALTH EXCHANGE'S REASONS FOR THE MERGER

     In the course of reaching its decisions to approve the merger proposal, the management committee of Premier Health Exchange consulted with the Premier board of directors, the management committee of Premier Plans, Premier Health Exchange's legal and financial advisors, as well as with its and Premier's senior management. In addition, the management committee considered a number of strategic factors associated with medibuy.com's business and the opportunities presented by combining the two companies. These included the following:

     - Complementary technologies and capabilities will combine to accelerate the availability of an e-commerce infrastructure that can impact overall supply chain management costs for buyers, sellers and other participants in the healthcare supply industry. Saving money in supply chain management means that hospitals and other health services facilities can devote more resources to improving health care for their patients and communities

     - The combination of the complementary technologies will provide a more complete solution encompassing all aspects of purchasing through an online marketplace

     - The two companies will combine their industry knowledge and advanced e-commerce technologies linking buyers, sellers and group purchasing organizations for greater healthcare

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

supply chain efficiency. Industry studies indicate that the healthcare supply chain has unnecessary costs that can be reduced with improvements such as information technology enablement

     - The combination of two strong companies could speed the emergence of global leadership and new standards in the healthcare e-commerce industry. Other industries, including banking, airlines and automotive, have demonstrated efficiencies growing from the use of common electronic commerce infrastructures

     - The combined company will provide an array of detailed reporting and summary purchasing information to buyers and group purchasing organizations for use in performance improvement

     - The transaction may allow Premier's owner health systems to realize additional financial value more quickly through their ownership in the new company than they would have without the merger

     - The combined research and development staff of the two companies would allow a sharper focus on the key competencies of each company

     - The efficiencies of combining certain functions, such as operations, finance and administration, may result in cost savings by eliminating certain fixed costs

     In addition to the foregoing factors, Premier Health Exchange's management committee, the Premier board of directors and the management committee of Premier Plans also considered a number of risks and potentially negative factors in its deliberations concerning the merger, including:

     - The risk that Premier's group purchasing activities may be disadvantaged as a result of reduced influence on operating decisions of Premier Health Exchange

     - The significant challenge in integrating the two companies and their separate e-commerce systems

     - The risk that the combined company might not be able to achieve expected revenue or operating efficiencies

     - The adverse effects of one-time charges expected to be incurred in connection with the costs of the merger and the subsequent integration of the companies

     After considering the potential advantages and disadvantages of the merger, the Premier Health Exchange management committee, the Premier board of directors and the management committee of Premier Plans unanimously determined that the potential benefits of the merger outweighed the benefits of remaining as a stand-alone entity. They believe the combined company will be more effective in competing in the healthcare industry.

     Based on the foregoing, the Premier Health Exchange management committee believes that the merger is fair to and in the best interests of Premier Health Exchange and its members and unanimously recommends that the members of Premier Health Exchange consent to the merger. The consent of the members holding a majority of the Premier Health Exchange common membership units outstanding on the record date is required to approve and adopt the merger agreement and approve the merger.

     In analyzing the proposed merger, the Premier Health Exchange management committee, the Premier board of directors and the management committee of Premier Plans did not view any single factor as determinative and did not quantify or assign weight to any of the factors. Rather, they made their determination based upon the total mix of information available to them. In addition, different members of the Premier Health Exchange management committee, the Premier board of directors and the management committee of Premier Plans may have accorded different values to different factors.

CONSIDERATION TO BE RECEIVED IN THE MERGER

     Premier Health Exchange common membership units. Upon the completion of the merger, each unit of Premier Health Exchange then outstanding will be converted into the right to receive 0.74766355434 of a share of medibuy.com common stock (the "exchange ratio"). The number of shares of medibuy.com common stock issuable in the merger will be proportionately adjusted for any common membership unit or stock split, common membership unit or stock dividend, reverse common membership unit or stock split, reclassification, recapitalization or similar transaction undertaken by either Premier Health Exchange or medibuy.com.

     No fractional shares. No fractional shares of medibuy.com common stock will be issued in connection with the merger. Instead of a fraction of a share, a holder of Premier Health Exchange common membership units will receive payment in cash, without interest, determined by multiplying the fraction that would have been received by the fair market value per share of medibuy.com's common stock as of the effective time of the merger, as determined in good faith by medibuy.com's board.

PROCEDURES FOR EXCHANGE OF PREMIER HEALTH EXCHANGE COMMON MEMBERSHIP UNIT CERTIFICATES

     When the merger is completed, medibuy.com's transfer agent will mail you a letter of transmittal and instructions for surrendering Premier Health Exchange common membership unit certificates in exchange for medibuy.com stock certificates. When you deliver your Premier Health Exchange certificates to the transfer agent along with a properly executed letter of transmittal and any other required documents, your Premier Health Exchange certificates will be canceled and you will receive medibuy.com stock certificates representing the number of whole shares of medibuy.com common stock to which you are entitled under the merger agreement. You will receive cash for any fractional share of medibuy.com common stock to which you would have otherwise been entitled.

     If your Premier Health Exchange common membership unit certificate has been lost, stolen or destroyed, medibuy.com may require you to provide an appropriate affidavit as indemnity against any claim that may be made against medibuy.com or Premier Health Exchange with respect to your lost, stolen or destroyed membership certificate.

You should not surrender your membership certificates for exchange until you receive a letter of transmittal from medibuy.com's transfer agent.

TREATMENT OF PREMIER HEALTH EXCHANGE OPTIONS TO PURCHASE COMMON MEMBERSHIP UNITS

     When the merger is completed, all outstanding options to purchase Premier Health Exchange common membership units will be substituted for options to purchase medibuy.com common stock granted under medibuy.com's 1999 Omnibus Equity Plan. At the completion of the merger:

     - each option to purchase Premier Health Exchange common membership units will be substituted for an option to purchase that number of shares of medibuy.com common stock equal to the number of Premier Health Exchange common membership units subject to the Premier Health Exchange option immediately prior to the completion of the merger multiplied by the exchange ratio, rounding down to the nearest whole share of medibuy.com common stock

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

     - the exercise price for each share of medibuy.com common stock issuable upon the exercise of a substituted Premier Health Exchange option will be determined by dividing the exercise price per common membership unit subject to the substituted Premier Health Exchange option, immediately prior to the completion of the merger, by the exchange ratio (and then rounded to the nearest whole cent)

     Any restriction on the exercise of a Premier Health Exchange option will continue in full force and effect and no further restrictions on such options will be imposed by medibuy.com. However, each option will partially or fully accelerate upon the termination of a holder's employment by medibuy.com in certain circumstances.

TREATMENT OF PREMIER HEALTH EXCHANGE WARRANTS TO PURCHASE COMMON MEMBERSHIP
UNITS

     Upon the completion of the merger:

     - each warrant to purchase Premier Health Exchange common membership units will be assumed by medibuy.com and will evidence a right to purchase that number of shares of medibuy.com common stock equal to the number of Premier Health Exchange common membership units subject to such Premier Health Exchange warrant immediately prior to the completion of the merger multiplied by the exchange ratio, rounding down to the nearest whole share of medibuy.com common stock

     - the exercise price for each share of medibuy.com common stock issuable upon the exercise of an assumed Premier Health Exchange warrant will be determined by dividing the exercise price per common membership unit subject to the Premier Health Exchange warrant, immediately prior to the completion of the merger, by the exchange ratio

     Any restriction on the exercise of a Premier Health Exchange warrant shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions included in a Premier Health Exchange warrant shall otherwise remain unchanged.

STOCK OWNERSHIP FOLLOWING THE MERGER

     Based upon the number of Premier Health Exchange common membership units outstanding as of the Premier Health Exchange record date, an aggregate of 50,000,000 shares of medibuy.com common stock will be issued to the members of Premier Health Exchange. Based upon the number of shares of medibuy.com common stock issued and outstanding as of March 1, 2000 and assuming no exercise of outstanding options, warrants or other rights to purchase medibuy.com common stock, the former holders of Premier Health Exchange common membership units would hold and have voting power with respect to approximately 49%, and the stockholders of medibuy.com prior to the closing of the initial public offering would hold and have voting power with respect to approximately 51%, of medibuy.com's total issued and outstanding shares of common stock after consummation of the merger.

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

                     CERTAIN TERMS OF THE MERGER AGREEMENT

     The following is a summary of the material provisions of the merger agreement. However, the following is not a complete statement of all provisions of the merger agreement. medibuy.com and Premier Health Exchange urge you to read the entire merger agreement, which is attached as Annex A to this prospectus/consent solicitation statement. This summary is qualified in its entirety by reference to the full text of the merger agreement.

GENERAL

     The merger agreement provides for the merger of Premier Health Exchange with Sapphire Acquisition Corp. that was created solely to effect the merger. As a result of the merger, Premier Health Exchange will be the surviving entity in the merger and will become a wholly owned subsidiary of medibuy.com. The former members of Premier Health Exchange will become stockholders of medibuy.com. The merger will be completed upon the filing of a certificate of merger with the Secretary of State of the State of Delaware. The merger is to be completed simultaneously with the closing of the initial public offering of medibuy.com common stock.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains customary representations and warranties of Premier Health Exchange, Premier Purchasing Partners, medibuy.com and Sapphire Acquisition Corp. relating to the respective businesses of the parties. These representations and warranties generally expire one year after the completion of the merger.

CERTAIN COVENANTS OF THE PARTIES

CONDUCT OF THE PARTIES PRIOR TO THE CLOSING OF THE MERGER

     The merger agreement obligates medibuy.com and Premier Health Exchange to conduct their respective businesses only in the ordinary course before the merger becomes effective and imposes some limitations on the operations of medibuy.com and Premier Health Exchange during that time. These limitations include, among others, agreements by each of medibuy.com and Premier Health Exchange not to:

     - declare or pay dividends or make any other distribution in respect of any shares of capital stock or common membership units

     - sell, issue or authorize the issuance of, with certain exceptions, any equity securities of the respective companies

     - amend or waive any of its rights under outstanding options

     - amend its organizational documents

     - become a party to an acquisition transaction, recapitalization, reclassification of shares of capital stock or common membership units or other securities or ownership interests in itself

     - conduct a split or reverse split of the shares of capital stock or common membership units (except that medibuy.com is permitted to undertake a stock split in connection with its initial public offering)

     - make any significant capital expenditure prior to completion of the merger

     - amend or prematurely terminate, or waive any material right or remedy under, any material contract

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

     - except in the ordinary course, acquire, sell, lease or license any right or other asset from or to any other entity

     - lend money to any entity, or incur or guarantee any indebtedness for borrowed money (in excess of $7,500,000 in the aggregate with respect to medibuy.com)

     - establish or adopt any employee benefit plan, pay bonuses, or increase salaries payable to, any directors, officers or employees other than in accordance with past practices

     - hire any new employee (who is expected to earn more than $250,000 per year with respect to medibuy.com)

     - commence or settle any legal proceeding

LIMITATIONS ON DISCUSSING AND ENCOURAGING OTHER TRANSACTION PROPOSALS

     Each of Premier Health Exchange and medibuy.com agreed, upon the signing of the merger agreement, to terminate all inquiries, contacts, discussions or negotiations with any third party with respect to any disposition of a material portion of its assets, certain issuances or disposition of its securities, or any merger, consolidation or similar transaction. In addition, Premier Health Exchange and medibuy.com have agreed not to solicit, encourage or otherwise facilitate any discussions or negotiations that may lead to an acquisition proposal, and have agreed not to accept any acquisition proposal or offer from any third party.

     Premier Health Exchange has also agreed not to enter into any agreement or arrangement with any other entity to provide electronic commerce services to Premier Purchasing Partners, Premier, Inc. or any of their respective affiliates or members.

EMPLOYEE BENEFITS FOR EMPLOYEES OF PREMIER HEALTH EXCHANGE

     Once the merger is completed, Premier Health Exchange will terminate its employee plans and will ensure that none of its employees or former employees have any rights under those plans and that any of its liabilities under those plans are fully extinguished at no cost to either Premier Health Exchange or medibuy.com. medibuy.com agrees that all employees of Premier Health Exchange will be eligible to participate in medibuy.com's health, vacation and other employee benefit plans, to the same extent as employees of medibuy.com in similar positions. medibuy.com will take whatever action is necessary to transition Premier Health Exchange employees into medibuy.com's employee benefit plans as soon as it is feasible to do so.

INDEMNIFICATION OF OFFICERS AND DIRECTORS OF PREMIER HEALTH EXCHANGE

     After the merger is completed, Premier Health Exchange is obligated to observe for a period of six years any indemnification and exculpation rights existing in favor of any of its managers or officers as provided by its operating agreement.

COVENANT NOT TO PROMOTE

     Premier Purchasing Partners and Premier have each agreed generally that, for a period of six years after March 6, 2000 it will not, and will prevent its affiliates from doing any of the following:

     - advertising or promoting, directly or indirectly, access to or use of any on-line commerce web site of a competitor of Premier Health Exchange for the procurement of medical, pharmaceutical, surgical, dietary, dental, or veterinarian supplies or services, whether on-line or in off-line media, or in any other communication made by or on behalf of Premier Purchasing Partners or Premier, or their affiliates, including, without limitation, e-mail, links, direct mail, press releases or advertising

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

     - offering, operating and/or marketing an on-line marketplace for the sale or on-line sales of medical, pharmaceutical, surgical, dietary, dental, or veterinarian supplies or services directly to hospitals and health care organizations

     - integrating their information systems with the information systems of any competitor of Premier Health Exchange

     - providing integration services for certain members of Premier Health Exchange, or vendors or distributors of medical products and pharmaceuticals with respect to any competitor of Premier Health Exchange's electronic commerce system

     - providing direct access by competitors of Premier Health Exchange to pricing information through Premier Purchasing Partners or Premier related to contracted products and services

     This covenant not to promote does not apply to any of Premier Purchasing Partners' or Premier's dealings with Provider Select, Inc. (provided that Provider Select does not sell or allow the sale of products, supplies or services for use by an acute care facility). The covenant not to promote will become unenforceable upon the termination of the merger agreement or the termination of the covenant not to promote included in the e-Commerce Outsourcing Agreement. The e-Commerce Outsourcing Agreement is described on page 43.

CONDITIONS TO THE MERGER

     The obligations of Premier Health Exchange and medibuy.com to complete the merger are subject to the following conditions:

     - No law, regulation, injunction or other order may be enacted or issued which has the effect of making the merger illegal or otherwise prohibiting completion of the merger substantially on the terms contained in the merger agreement

     - The shares of medibuy.com's common stock to be issued in the merger will have been approved for listing (subject to notice of issuance) on the Nasdaq National Market

     - medibuy.com's Form S-4 Registration Statement must have become effective concurrently with medibuy.com's Form S-1 Registration Statement, and no stop order will have been issued, and no proceeding for that purpose will have been initiated or be threatened, by the SEC

     - The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any similar waiting period under any applicable foreign antitrust law or regulation must have expired or been terminated

     - medibuy.com's certificate of incorporation must have been amended to the extent necessary to authorize a sufficient number of shares of common stock for medibuy.com to consummate the merger

     The obligation of medibuy.com to consummate the merger is further conditioned upon, among others, the following conditions:

     - As of the closing of the merger, Premier Health Exchange must have cash and cash equivalents equal to at least $33,000,000 if the closing of the merger occurs on or prior to May 1, 2000, and $25,000,000 if the closing occurs after May 1, 2000 but on or before June 30, 2000, and total liabilities (whether on or off balance sheet) will not exceed $8,500,000. In addition, there will be no surviving intercompany debt remaining between Premier Health Exchange and Premier Purchasing Partners or any of Premier Health Exchange's affiliates

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

     - No modifications, amendments or other changes may have been made to the e-Commerce Outsourcing Agreement without the prior written consent of medibuy.com, and such agreement must be in full force and effect

     The obligation of Premier Health Exchange to consummate the merger is further conditioned upon, among others, the following conditions:

     - the Second Amended and Restated Investor Rights Agreement dated January 7, 2000 between medibuy.com and certain of its stockholders must have been amended, or appropriate consents obtained, in order to allow for the registration rights included in the Lock-Up and Registration Rights Agreement

     - medibuy.com must have delivered to Premier Health Exchange a stock option agreement executed by medibuy.com in favor of each optionholder of Premier Health Exchange who will be receiving a substitute medibuy.com option to purchase shares of medibuy.com common stock in connection with the merger

TERMINATION

     The merger agreement provides medibuy.com and Premier Health Exchange with rights to terminate the agreement in certain circumstances prior to the closing of the merger. All of these rights will expire on the date the registration statement relating to this prospectus/consent solicitation statement is declared effective by the SEC.

EXPENSES RELATING TO THE MERGER

     Generally, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses, whether or not the merger is consummated.

     However, to the extent the total amount of all fees, costs and expenses incurred by or for the benefit of Premier Health Exchange (including all fees, costs and expenses incurred prior to the date of the merger agreement) exceeds $6,000,000 in the aggregate, such fees, costs and expenses will be borne and paid by Premier Purchasing Partners and not by Premier Health Exchange.

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

       INTERESTS OF CERTAIN PERSONS IN THE MERGER AND RELATED AGREEMENTS

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of the Premier Health Exchange management committee with respect to the merger, you should be aware that certain members of the management committee of Premier Health Exchange have interests in the merger that may be deemed to be in addition to those of members of Premier Health Exchange generally. The management committee of Premier Health Exchange was aware of these interests and considered them in approving the merger agreement, the merger and the related transactions.

     As a result of the merger, Mr. Richard A. Norling, who is the chairperson of the management committee of Premier Health Exchange, as well as four other Premier Health Exchange designees, will serve on the board of directors of medibuy.com.

VOTING AGREEMENT

     In connection with the merger, Premier Purchasing Partners, a member of Premier Health Exchange that beneficially holds an aggregate of 63,375,000 common membership units of Premier Health Exchange, representing approximately 95% of the outstanding membership interests of Premier Health Exchange as of the date of this prospectus/consent solicitation statement, has entered into a voting agreement with medibuy.com. Under the terms of the voting agreement, Premier Purchasing Partners has agreed that it will vote all of its Premier Health Exchange common membership units in favor of the approval and adoption of the merger agreement and the approval of the merger. Premier Purchasing Partners has granted an irrevocable proxy to medibuy.com and certain others to this effect. Premier Purchasing Partners' vote, by itself, is sufficient to approve the merger and approve and adopt the merger agreement. The voting agreement terminates upon the earlier to occur of the consummation of the merger or the termination of the merger agreement.

LOCK-UP AND REGISTRATION RIGHTS AGREEMENT

     Each person or entity who will be receiving shares of medibuy.com common stock or options or warrants to purchase medibuy.com common stock in connection with the merger will execute a Lock-Up and Registration Rights Agreement at the time of the closing of the merger. A summary of the material provisions of this agreement are set forth in the following paragraphs.

     Restrictions on the sale of medibuy.com common stock. Each person or entity who will be receiving shares of medibuy.com common stock in connection with the merger and their permitted transferees, will agree not to directly or indirectly, for a period of one year after the consummation of medibuy.com's initial public offering: sell, transfer or otherwise dispose of, or offer, contract or grant an option to sell, transfer or otherwise dispose of, any shares of medibuy.com's common stock received in the merger. Each of these persons or entities further agrees not to enter into any swap or similar agreement that transfers, in whole or in part, any of the economic consequences of the ownership of the medibuy.com common stock.

     Registration rights. Each person or entity who is entitled to receive shares of medibuy.com common stock or option or warrants to purchase shares of medibuy.com common stock in connection with the merger will be entitled to certain registration rights. Generally, such rights include the right to have the medibuy.com shares included on a medibuy.com-initiated registration statement or a registration statement initiated by the stockholders of medibuy.com, in each case, on an equal basis with the other medibuy.com stockholders.

     Restrictions on the purchase of additional shares of medibuy.com common stock. Until the second anniversary of the closing of the initial public offering of medibuy.com's common stock and

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

the filing of a registration statement under the Securities Act, each person or entity who will be receiving shares of medibuy.com common stock in connection with the merger agrees generally not to directly or indirectly participate in
(1) any acquisition of beneficial ownership of any of medibuy.com's securities or any securities of any of its affiliates, (2) any acquisition of any of medibuy.com or its affiliates' assets, (3) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving medibuy.com or any of its affiliates, or (4) any solicitation of proxies or consents with respect to medibuy.com's securities, subject to certain exceptions.

E-COMMERCE OUTSOURCING AGREEMENT

     Premier Health Exchange is a party to a ten-year e-commerce outsourcing agreement with Premier Purchasing Partners. Premier Purchasing Partners is an affiliate of Premier and is one of the largest group purchasing organizations in the nation, representing over 1,800 member hospitals. Under the agreement, and assuming the merger is completed, medibuy.com will be the exclusive e-commerce marketplace that Premier Purchasing Partners will offer to its members for a scheduled six-year term. For providing integration and maintenance services, Premier Purchasing Partners has agreed to pay us $159 million over the six-year exclusivity period. Additionally, we will receive e-commerce transaction fee revenue based on a percentage of the gross transaction value of products and services purchased on our marketplace under Premier Purchasing Partners' contracts in excess of contracted minimum purchasing volumes. We also will earn fees from the sale of non-contracted products and services to Premier Purchasing Partners' members. For non-contracted purchases we are obligated to pay to Premier Purchasing Partners a sales commission calculated as a contracted percentage of the transaction fees earned by us. In addition, under a separate ten-year marketing support agreement, we will be paying Premier Purchasing Partners an aggregate of $20 million for providing marketing and support services to us.

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

                      OTHER MATTERS RELATED TO THE MERGER

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following general discussion summarizes the material federal income tax consequences generally applicable to Premier Health Exchange members who, as part of the merger, exchange their Premier Health Exchange common membership units for shares of medibuy.com common stock. This discussion also applies to Premier Health Exchange members who receive cash in the merger instead of fractional shares. The discussion is based upon provisions of the Internal Revenue Code of 1986, as amended, existing and proposed U.S. Treasury regulations promulgated under the Internal Revenue Code, existing administrative rulings and court decisions, all of which are subject to change (possibly with retroactive effect) or to different interpretations. We will not seek a ruling from the Internal Revenue Service concerning the tax consequences of the merger.

     The discussion below does not address all aspects of federal income taxation that may be relevant to you in light of your particular circumstances. Further, the discussion does not address all aspects of federal income taxation that may be applicable to certain Premier Health Exchange members subject to special rules, such as:

     - members who hold their common membership units in connection with a "straddle," "hedging," "conversion," or other risk reduction transaction

     - dealers in securities or foreign currencies

     - insurance companies

     - financial institutions

     - tax-exempt entities

     - members who are subject to the alternative minimum tax provisions of the Internal Revenue Code

     - members who are not U.S. persons

     - members that received their common membership units pursuant to the exercise of employee options or otherwise as compensation

     Subject to the limitations and qualifications described in this section, the following U.S. federal income tax consequences will result from the merger:

     - Premier Health Exchange members who receive medibuy.com common stock in exchange for Premier Health Exchange common membership units in the merger or who receive cash in lieu of fractional shares will be treated as if they sold their Premier Health Exchange common membership units in a taxable transaction

     - A Premier Health Exchange member will recognize gain or loss in the merger equal to the difference between (i) the sum of the value of the medibuy.com common stock received therefor plus the member's share of Premier Health Exchange's liabilities prior to the merger and (ii) the member's adjusted tax basis (including the member's share of Premier Health Exchange liabilities) in the common membership units exchanged in the merger

     - A Premier Health Exchange member's gain or loss on common membership units generally will be capital gain or loss if such units were a capital asset in the hands of such member at the time of the merger. However, gain or loss will be ordinary to the extent it is attributable to the member's share of Premier Health Exchange's unrealized receivables and inventory items.

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

       For this purpose:

     - the ratio of a Premier Health Exchange member's gain or loss attributable to unrealized receivables and inventory items should be determined by comparing the relative fair market values of Premier Health Exchange's unrealized receivables and inventory to the fair market value of its other assets

     - Premier Health Exchange's unrealized receivables will include, among other items, the amount of ordinary income that would be recognized by Premier Health Exchange upon a sale of its depreciable real and personal property and certain intangible assets

     - For corporations:

      - gain on the receipt of medibuy.com common stock in the merger, whether capital or ordinary, is subject to a maximum federal income tax rate of 35%

      - the deductibility of capital losses is subject to limitations

     - For federal income tax purposes, Premier Health Exchange's status as a partnership should terminate as of the effective time of the merger and any taxable income or loss from Premier Health Exchange's operations for the taxable period ending as of the effective time of the merger should be includable in the members' taxable income or loss for the taxable year during which the merger occurs

     - A Premier Health Exchange member who has been unable to deduct tax losses allocated to the member by Premier Health Exchange should:

      - be permitted to deduct losses that were suspended due to tax basis limitations or the "at risk" rules to the extent of such member's gain in the merger, but will permanently lose any such losses in excess of the member's gain that are not otherwise deductible on or before the closing of the merger

      - be permitted to deduct as of the closing of the merger any losses that were suspended due to application of the "passive activity" rules

     Premier Health Exchange members that are not corporations may be subject to backup tax withholding at a rate of 31% on receipt of medibuy.com common stock or cash in the merger. A Premier Health Exchange member may avoid backup withholding by furnishing a correct taxpayer identification number and certifying that he, she or it is not subject to backup withholding and otherwise complying with applicable requirements of the backup withholding rules. Each Premier Health Exchange member will be required to retain records and file with such member's U.S. federal income tax return a statement setting forth certain facts relating to the merger. medibuy.com will report to Premier Health Exchange members and to the Internal Revenue Service any amount withheld with respect to merger consideration.

     THE ABOVE DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, THIS DISCUSSION DOES NOT ADDRESS ANY TAXES OTHER THAN FEDERAL INCOME TAXES. IT DOES NOT ADDRESS ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT WITH YOUR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO YOU.

RESTRICTIONS ON RESALES BY AFFILIATES

     The shares of medibuy.com common stock to be received by Premier Health Exchange members in connection with the merger have been registered under the Securities Act and, except as set forth in this paragraph, may be traded without restriction. The shares of medibuy.com common stock to be

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

issued in connection with the merger and received by persons who may be deemed to be "affiliates" (as that term is defined in Rule 144 under the Securities
Act) of Premier Health Exchange prior to the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act or as otherwise permitted under the Securities Act or pursuant to existing registration rights.

ANTICIPATED ACCOUNTING TREATMENT

     medibuy.com intends to account for the merger as a purchase for financial reporting and accounting purposes, under generally accepted accounting principles. After the merger, the results of operations of Premier Health Exchange will be included in the consolidated financial statements of medibuy.com.

ANTITRUST MATTERS

     The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which prevents reportable transactions from being completed until statutory waiting periods expire or are terminated. During such waiting periods, the Antitrust Division of the Department of Justice or the Federal Trade Commission may request the parties to provide, voluntarily or otherwise, certain information relevant to their review. medibuy.com and Premier Health Exchange have made the required filings with the Department of Justice and the Federal Trade Commission and the applicable waiting periods have not yet expired. medibuy.com and Premier Health Exchange intend to comply with all requests for information from any government entity. The requirements of Hart-Scott-Rodino will be satisfied if the merger is completed within one year from the termination of the waiting period.

     During or after the statutory waiting periods, and even after completion of the merger, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could challenge or seek to block the merger under the antitrust laws, as it deems necessary or desirable in the public interest. Foreign competition agencies with jurisdiction over the merger could also initiate action to challenge or block the merger. In addition, a competitor, customer or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the merger, before or after it is completed. medibuy.com and Premier Health Exchange cannot be sure that a challenge to the merger will not be made or that, if a challenge is made, medibuy.com and Premier Health Exchange will prevail.

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

                              MEDIBUY.COM BUSINESS

OVERVIEW

     medibuy.com operates a leading business-to-business Internet marketplace for the purchase and sale of medical and non-medical products and services used by the healthcare industry worldwide. Through our Web site at www.medibuy.com we provide buyers and sellers with a secure online marketplace to conduct daily commerce and access information relating to products, services and market trends. Buyers who participate in our marketplace may or may not be affiliated with group purchasing organizations. The medibuy.com online marketplace provides substantial benefits to participating buyers and sellers by reducing order processing and tracking costs and improving the utilization of data relating to products, services, transactions and market trends. In addition, our marketplace benefits buyers by providing access to a global seller community and by streamlining the purchasing process, and benefits sellers by providing access to a worldwide buyer community, reducing sales and marketing costs, and improving inventory and rebate management.

     Our primary ongoing revenue model will be to derive transaction fees from the sale of products and services through our electronic marketplace. For the year ended December 31, 1999, our revenue was derived both from e-commerce transaction fees and fees from e-commerce software development and other services that enable e-commerce transactions.

INDUSTRY BACKGROUND

GROWTH OF BUSINESS-TO-BUSINESS ELECTRONIC COMMERCE

     The Internet is one of the fastest growing means of communication and is dramatically changing the competitive landscape of many industries, creating significant opportunities for companies to expand and grow their businesses. Companies are increasingly using the Internet to develop business-to-business e-commerce solutions to streamline complex processes, lower costs and enable buyers and sellers in fragmented markets to reduce supply chain inefficiencies. According to Forrester Research, business-to-business e-commerce is expected to grow from $109 billion in 1999 to $1.3 trillion in 2003, accounting for more than 90% of the dollar value of e-commerce in the United States by 2003.

     The expected growth of business-to-business commerce on the Internet has given rise to a variety of business-to-business electronic marketplaces where buyers and sellers can come together to conduct transactions, communicate, share ideas and manage inventory. Some of these marketplaces are "horizontal" in the sense that they provide a specific application, such as auctions, across a variety of industries. Others are "vertical" in the sense that they serve the needs of a specific industry such as agricultural products, steel or healthcare supplies. Both horizontal and vertical marketplaces are growing in popularity because they offer the potential to bring together large numbers of buyers and sellers, reduce paperwork and transaction costs, and streamline buyers' supply chains.

     The dynamics of business-to-business electronic marketplaces differ from those of other e-commerce forums, particularly in the business-to-consumer area. Because business-to-business electronic marketplaces automate or otherwise impact business processes related to the purchase and sale of products and services, they must be closely integrated with the existing business information systems of buyers and sellers. In addition, employees of both buyers and sellers must be trained in the use of these marketplaces. Consequently, the decision by a buyer or seller to use a particular electronic marketplace represents a significant commitment, and the cost of switching to an alternative marketplace is high.

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THE HEALTHCARE SUPPLIES MARKET

     HEALTHCARE SUPPLIES. We estimate that in 1998 the market for new medical products, supplies and equipment totaled an estimated $150 billion worldwide, including approximately $83 billion in the United States. These estimates do not include services or non-medical or used products, supplies and equipment purchased by healthcare providers, which we believe will contribute significantly to our market opportunity. The market for healthcare supplies includes over 500,000 medical and non-medical products and services. Medical products include consumables such as syringes, gloves and bandages and capital equipment such as diagnostic and monitoring devices. Non-medical products and services include such items as office supplies, computer equipment and maintenance and janitorial services used in the operation of healthcare facilities.

     BUYERS. The buyers of healthcare supplies are comprised of a large number of geographically dispersed healthcare providers, including hospitals, clinics, long-term care facilities, home healthcare organizations and physician offices. According to the American Hospital Association, there are over 5,740 non-federal hospitals and 275 federally-owned hospitals in the United States. According to the American Medical Association, there are over 650,000 practicing physicians in the United States.

     The end users of healthcare supplies can be classified as acute care providers or non-acute care providers. Acute care providers serve patients needing immediate medical or surgical care and consequently consume a large volume of healthcare products and services. Acute care providers are primarily individual hospitals linked together in hospital systems, such as integrated delivery networks. Acute care providers account for the substantial majority of total healthcare supply expenditures made annually in the U.S. Non-acute care providers include clinics, physician offices, and long-term care facilities such as nursing homes or rehabilitation clinics.

     GROUP PURCHASING ORGANIZATIONS. Acute care providers typically affiliate with group purchasing organizations for access to contracts for the purchase of healthcare supplies. Group purchasing organizations aggregate the purchasing volume of their member hospitals in order to negotiate contracts with favorable pricing and terms with sellers of medical and non-medical products and services. According to SMG Marketing Inc., more than half of total purchases of healthcare supplies by hospitals in the U.S. are made under group purchasing organization contracts. Measured by number of participating hospitals, the largest group purchasing organizations in the U.S. are Premier Purchasing Partners with 1,800 participating members, Novation, LLC with 2,100 participating members and AmeriNet with 1,500 participating members. Buyers at local hospitals have varying degrees of discretion to purchase under group purchasing organization contracts or outside these contracts. Non-acute care providers typically negotiate and purchase products and services individually.

     SELLERS. According to One Source Online Database, there are approximately 21,000 medical products manufacturers in the United States and 800 medical/surgical distributors, 350 dental distributors and 450 x-ray distributors. In addition, there are non-medical manufacturers and distributors that sell their products to the healthcare industry, and according to a February 2000 report by Deutsche Banc Alex. Brown, more than 10,000 organizations that market a diverse array of services such as maintenance, nursing care, home care and medical billing to these providers. While the collective number of potential sellers in the healthcare supplies market is quite large and difficult to determine with accuracy, HIDA reports that fewer than 800 sellers account for more than 80% of the dollar value of medical products sold in the U.S. healthcare market.

LIMITATIONS OF TRADITIONAL PURCHASING METHODS FOR HEALTHCARE SUPPLIES

     The traditional process of locating and purchasing medical and non-medical products and services is inefficient and does not adequately address the needs of buyers or sellers. A 1996 study

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

published by a consortium of healthcare providers and suppliers known as the Efficient Healthcare Consumer Response found that in the United States, $11 billion is spent annually on avoidable costs associated with healthcare supply chain inefficiencies.

     LIMITATIONS AFFECTING BUYERS. A healthcare system will typically purchase and manage approximately 100,000 different products and services on a regular basis. Healthcare purchasers are responsible for coordinating their purchases with their group purchasing organization contracts, if any, securing these products and services and delivering them to widely dispersed locations. Their efforts are limited by a number of factors, including:

     - INEFFICIENT PURCHASING PROCESS. Buyers typically make purchases, place and track orders and manage their accounts payable using a combination of manual and automated processes. The manual processes, involving telephone, fax, paper and e-mail, are labor intensive, expensive and prone to error. Automated processes, involving electronic data interchange, commonly known as EDI, are limited to interactions with a few specific sellers and do not facilitate the process of requesting product or pricing proposals from multiple sellers.

     - LIMITED ACCESS TO SELLERS. Identifying, assessing and purchasing from the large number of available sellers is time consuming and expensive. Sellers are geographically dispersed and market their products through a variety of means including catalogs, trade advertising and sales forces. Many sellers specialize in a limited number of products and services. Even though many sellers are developing proprietary Web sites, we believe that many do not have online ordering capability. Even where sellers offer online ordering, it is inefficient for healthcare buyers to search, navigate and order from multiple Web sites.

     - LIMITED PRODUCT INFORMATION. Buyers have limited access to information regarding product selection, availability and pricing. Historically, there have been no comprehensive product catalogs available for sourcing and purchasing healthcare supplies that reflect changes in a seller's information as they occur. Nor have there been any widely available online cross-reference tools for locating and comparing alternative products. Buyers also have difficulty accessing other product information such as product recalls, clinical information and basic product specifications.

     - LIMITED TRANSACTION DATA. Buyers typically have no comprehensive repository of their historical transaction data because they tend to place orders from multiple locations using a variety of purchasing methods with a large number of sellers. Group purchasing organizations also have limited access to their members' transactional data. Group purchasing organizations require access to comprehensive and accurate transaction data to negotiate the most favorable terms on behalf of their members. Although buyers and group purchasing organizations often rely on sellers to track and report their purchasing activities, sellers typically have difficulty providing this information.

     - UNCOORDINATED PURCHASING. The healthcare purchasing function is often decentralized and uncoordinated. Expediency requires that purchase decisions be made by multiple parties within the buyer organization, but decentralized purchasing is difficult to coordinate and frequently results in purchases being made without the benefit of prices contracted through group purchasing organizations.

     LIMITATIONS AFFECTING SELLERS. In order to grow their businesses, sellers must devote significant resources to market and sell their products and services to a large, fragmented group of buyers and to efficiently manage transactions and inventory. Their challenges include the following:

     - INEFFICIENT SALES PROCESS. The traditional ways of finding and selling to motivated buyers and processing their orders is inefficient. EDI partially addresses this inefficiency, but only for a limited number of buyers and sellers, and applies only to processing orders. Sellers that do not have EDI-enabled systems typically receive orders by telephone, fax, mail and e-mail. Processing these orders manually is time consuming, labor intensive and prone to error.

     - LIMITED ACCESS TO BUYERS. Due to the important role existing relationships play in healthcare commerce and the inherent geographical limitations of a traditional sales force, sellers are not able to access a broad range of potential customers for their products.

     - HIGH SALES AND MARKETING COSTS. Establishing a traditional sales and marketing presence is costly and time consuming. Sellers must hire, train and supervise local, regional and national sales forces to reach a broad variety of buyers. In addition, sellers must print catalogs and distribute them to potential buyers in multiple market segments. These sales and marketing expenditures are further constrained by market pressures on sellers for cost-savings. Smaller manufacturers are particularly disadvantaged by high sales and marketing costs because they have limited financial resources and do not have the economies of scale to negotiate advantageous terms with distributors and group purchasing organizations.

     - INEFFICIENT INVENTORY MANAGEMENT. Sellers often have difficulty effectively managing their inventory because they cannot accurately estimate demand for their products. Estimating demand is difficult for manufacturers and distributors because both parties have a limited ability to access and use industry data to project trends in product demand. Manufacturers have two additional problems when trying to accurately estimate demand. First, distributors often provide incomplete coverage of a manufacturer's inventory in their catalogs due to space constraints. Second, because distributors frequently perform the marketing function for manufacturers, manufacturers are not sufficiently close to the preferences of buyers to know when product demand is changing.

     - INEFFICIENT REBATE AND ADMINISTRATIVE FEE MANAGEMENT. Under traditional methods, sellers often have difficulty keeping accurate records of rebates owed to buyers and administrative fees owed to group purchasing organizations. Managing rebate programs requires dedicated personnel and systems to track aggregate sales and calculate rebates due.

OPPORTUNITY FOR A BUSINESS-TO-BUSINESS E-COMMERCE SOLUTION

     The emergence of the Internet and the potential benefits of business-to-business e-commerce solutions have highlighted the inefficiencies inherent in the traditional healthcare supplies market and put increasing pressure on healthcare buyers and sellers to streamline their business processes. External pressures such as reductions in healthcare reimbursement by government and third-party payors compound the need for more cost-effective processes. A business-to-business e-commerce solution provides healthcare organizations an opportunity to reduce their costs and streamline their procurement processes, and allows manufacturers and distributors of healthcare supplies to grow their revenues and increase market share. In addition to buyers and sellers, group purchasing organizations and their members can benefit from an e-commerce solution as it provides increased information for group purchasing organizations to manage their contracts and identify additional opportunities for its members. The combination of rising cost pressures and new technologies creates an opportunity for an efficient, easily adaptable e-commerce marketplace solution for healthcare supplies.

THE MEDIBUY.COM SOLUTION

     medibuy.com operates a leading business-to-business Internet marketplace for the purchase and sale of medical and non-medical products and services used by the healthcare industry worldwide. Through our Web site, we provide buyers and sellers with a secure online marketplace to conduct daily commerce and access information relating to products, transactions and market trends. We believe our services address the limitations of the traditional healthcare supply chain by enabling our users to efficiently and cost-effectively buy and sell a broad variety of medical and non-medical healthcare products and services in an open, online marketplace. The following table illustrates how our solution addresses limitations of the traditional healthcare supply chain:

--------------------------------------------------------------------------------------------------
                         LIMITATIONS OF
              TRADITIONAL HEALTH CARE SUPPLY CHAIN           BENEFITS OF MEDIBUY.COM SOLUTION
--------------------------------------------------------------------------------------------------
          - Inefficient purchasing process               - Automated, cost-effective purchasing
          - Limited access to sellers                      process
BUYERS    - Limited product information                  - Expanded access to sellers
          - Limited transaction data                     - Extensive product information
          - Uncoordinated purchasing                     - Extensive transaction data
                                                         - Coordinated purchasing
--------------------------------------------------------------------------------------------------
          - Inefficient sales process                    - Automated, cost-effective sales process
          - Limited access to buyers                     - Expanded access to buyers
          - High sales and marketing costs               - Reduced sales and marketing costs
SELLERS   - Inefficient inventory management             - Improved inventory management
          - Inefficient rebate and administrative fee    - More effective rebate and
            management                                     administrative fee management
--------------------------------------------------------------------------------------------------

BENEFITS TO BUYERS

     AUTOMATED, COST-EFFECTIVE PURCHASING PROCESS. Our Web-based solution allows buyers to streamline the process of finding, comparing, purchasing, tracking and managing the procurement of medical and non-medical healthcare supplies. Our solution allows buyers to automate and integrate order processing, consolidate purchase orders and payments and obtain the latest inventory and pricing information.

     EXPANDED ACCESS TO SELLERS. Using our Web-based solution, buyers have online access to a broad range of participating sellers.

     EXTENSIVE PRODUCT INFORMATION. Our marketplace gives buyers online access to sellers' product catalogs with the latest market and customer-specific pricing and product information for a broader range of products than traditionally available. Buyers can search our sellers' product databases to compare pricing, product attributes and technical information across multiple sellers, including sellers not previously used by or available to the buyer.

     EXTENSIVE TRANSACTION DATA. By using our Web-based, integrated solution, buyers and group purchasing organizations are able to access a single repository of transaction data to better track and report their and their members' purchasing, product use and pricing. Group purchasing organizations can use this data to identify products and processes that can result in improved patient care, negotiate improved contract pricing and identify new contracting opportunities. Buyers can use this data for improved contract negotiation, budget forecasting and assessing and comparing operational performance.

     COORDINATED PURCHASING. With our solution, buyers can streamline their purchasing process by combining purchasing information from multiple points of care into one centralized purchasing source. This solution enables buyers, including participating group purchasing organization members, to more efficiently use their resources and ensure that purchases take advantage of their pre-negotiated contract prices.

BENEFITS TO SELLERS

     AUTOMATED, COST-EFFECTIVE SALES PROCESS. Our Web-based solution allows sellers to streamline the process of finding and selling to motivated buyers. Our solution enables sellers to compress their payment cycles, automate and standardize order processing and provide the latest product pricing and availability information to buyers.

     EXPANDED ACCESS TO BUYERS. Our solution enables sellers to reach a broad range of buyers at potentially reduced cost. Sellers can access buyers in multiple locations and in various markets associated with the delivery of care, ranging from hospitals, group purchasing organizations and integrated delivery networks to long-term care facilities and physician offices. Our services give sellers of all sizes direct online access to decision makers in buyers' procurement processes.

     REDUCED SALES AND MARKETING COSTS. Our solution allows sellers to sell their products directly to buyers online and to more easily market their brand to a wider audience without corresponding increases in sales and marketing costs. Our services also permit sellers to potentially reduce existing sales and marketing costs and avoid the expenses of developing and maintaining their own e-commerce or EDI solution.

     IMPROVED INVENTORY MANAGEMENT. Using our Web-based system, manufacturers and distributors are better able to predict demand through enhanced access to information about historical transactions. In addition, manufacturers are not dependent on distributor catalogs for the breadth of their offerings and can gauge buyer preferences more directly. As a result, both manufacturers and distributors are better able to manage their inventory.

     MORE EFFECTIVE REBATE AND ADMINISTRATIVE FEE MANAGEMENT. By consolidating and tracking transaction information about specific buyers' purchases, sellers are better able to manage their rebate programs with buyers and their group purchasing organization administrative fees. This results in improved relationships with buyers and group purchasing organizations and better-informed budgeting for negotiating.

THE MEDIBUY.COM STRATEGY

     Our objective is to become the preferred marketplace for products and services used by the healthcare industry. Key elements of our strategy include:

     ACCELERATE ADOPTION AND USE OF OUR MARKETPLACE. We intend to accelerate the adoption and use of our marketplace by group purchasing organizations and individual buyers and sellers. We intend to attract new customers through dedicated sales and marketing efforts and by continuing to build brand awareness and negotiating referral and co-marketing agreements where appropriate. We have developed an implementation team to assist in the technical integration of our services with customers' existing systems. This team minimizes the initial commitment of time and capital for new users of our solution. We also provide ongoing post-implementation support and education concerning the benefits of our solution. We believe that integration of our e-commerce marketplace with our customers' systems allows our customers to receive the full benefit of our services and enables us to develop long-term relationships that cannot be easily changed without significant switching costs. We believe our focus on implementation and ongoing support and education will accelerate adoption and use of our marketplace services.

     MAINTAIN OPEN AND UNBIASED MARKETPLACE. We intend to maintain our neutrality with respect to group purchasing organizations, buyers and sellers in order to promote an open marketplace allowing unbiased access to a broad range of products for a large number of diverse market participants. We offer equal access and functionality to users regardless of their size, product focus and affiliation. We believe that our neutrality with respect to group purchasing organizations, buyers and sellers maximizes the attractiveness of our marketplace and provides us with a competitive advantage over single- or limited-source solutions.

     MAINTAIN COMMITMENT TO TECHNOLOGICAL LEADERSHIP. We believe our technology gives us an important competitive advantage. Our technology includes InstaCat, an expandable distributed catalog technology providing online transactions and access to product pricing and availability information, and ePort, a technology allowing automated responses to specific queries from buyers directly from sellers' databases. Through our merger with Premier Health Exchange we acquired technology that allows us to identify and service our customers' specific pricing, product requirements and contract terms. We intend to continue to internally develop and acquire technologies to maintain our technological leadership. We also intend to continue to bolster our competitive position through alliances with leading technology and software producers.

     CONTINUE TO BUILD BRAND RECOGNITION. To enhance awareness of our healthcare marketplace solution, we are pursuing an aggressive brand development strategy through targeted trade advertising, participation in industry events, trade shows and trade associations, promotional activities and public relations. We intend to continue to invest heavily in building the medibuy.com brand by accelerating our marketing, sales, advertising and public relations efforts.

     EXPAND SERVICE OFFERINGS. Through internal efforts or by acquisition, we have developed and intend to continue to develop innovative service offerings to meet the needs of our customers. Initially we offered our eRFP service and then expanded our services to include eCatalog, eAuction and eSpecials. We will continue to develop and acquire new service offerings, technologies and businesses to provide opportunities for our users to increase revenues and profitability while reducing their costs. For example, we plan to expand the range of our services to provide content, data warehousing and data mining services. In addition, we intend to apply our model to create separate, specialized marketplaces focused on other segments in healthcare, such as dental and eye care.

     CONTINUE TO EXCEL IN CUSTOMER SERVICE. We believe that attentive customer support and service is a critical component to the success of business-to-business e-commerce. We intend to continue to emphasize a high level of customer support in order to attract and retain users. We believe that our commitment to excellent service will produce new referrals from satisfied participants in our marketplace and enhance customer retention.

     EXPAND INTERNATIONALLY. We plan to leverage our technology, expertise and existing seller and strategic relationships to expand our marketplace to selected international markets. We believe the international reach of the Internet and the fragmented nature of many international healthcare supplies markets present opportunities to expand internationally.

THE MEDIBUY.COM MARKETPLACE

     We derive our marketplace revenues from transaction fees related to the sale of products and services through our online marketplace. Our fees vary depending on the type of transaction and service being used. The percentage used to calculate our fee will differ depending on whether the transaction is completed through eCatalog, eRFP, eAuction or eSpecials. Our fees are paid by sellers and are calculated as a percentage of the gross transaction value of sales. eAuction transaction fees are earned when the buyer accepts the purchased equipment. For all other service offerings, we earn our fee at the time a buyer's order is confirmed by a seller and collection is reasonably assured. We expect that transaction fees will be our primary source of revenues in the future. In addition to transaction fees, we plan to generate revenues from a variety of sources, potentially including software development fees, servicing fees, seller subscriptions, data warehousing and data access. We do not take legal title to any products sold through our online marketplace.

ECOMMERCE SERVICE OFFERINGS

     We have developed a suite of service offerings designed to address a wide variety of needs of companies engaged in the purchase and sale of healthcare supplies. Our offerings include the following:

     ECATALOG. Our eCatalog service, launched in December 1999, provides our buyers with the ability to purchase a large variety of products and services through our electronic catalog. Buyers can use eCatalog to compare products and services based on product characteristics and price and to purchase and automatically re-order these products and services.

     The information provided through our eCatalog service is electronically linked with our sellers' databases, ensuring current and accurate seller pricing and immediate access to available inventory information. Our eCatalog service provides consistently updated seller information reflecting changes to a seller's product database. In addition, our eCatalog service coordinates pricing structures to offer buyers either current market pricing or specific pre-negotiated contract pricing. eCatalog enables sellers to provide targeted electronic marketing information to accompany their product listings, allowing them to compete on product features and not just price. The technology to be acquired by us through our merger with Premier Health Exchange allows us to recognize a buyer's group purchasing organization affiliation, if any, and provide the buyer with relevant tiered pricing, associated commitment requirements and other purchasing terms according to its contract. Should a buyer ultimately decide that a product's price, availability or other terms are not attractive, the buyer can immediately use eRFP to solicit proposals from potential sellers in an attempt to improve these terms.

     ERFP. Our eRFP service, launched in April 1999, automates and reduces inefficiencies in the request-for-proposal process for the procurement of healthcare supplies. Through eRFP, a buyer can anonymously submit a request-for-proposal, commonly known as an RFP, to sellers registered within the product categories selected by the buyer. In this manner, buyers can submit RFPs for items in our eCatalog as well as other items and services not currently in our eCatalog. Sellers can then submit proposals in response to the RFP. The buyer can review aggregated responses and accept the proposal that best meets its needs. Both the buyer and the seller are notified electronically of the terms of the accepted proposal. The seller then confirms the buyer's order. eRFP gives sellers an equal opportunity to submit proposals against RFPs in an anonymous setting and is designed to lower costs and reduce the time required for buyers to locate products and services.

     EAUCTION. Our eAuction service, launched in June 1999, gives users the opportunity to buy and sell new and used equipment in an auction style format. Through eAuction, buyers can access information about and submit bids for items being auctioned by sellers. Buyers can browse available auctioned products or conduct specific searches through hundreds of products ranging from pre-owned, "as-is" products to reconditioned and seller-warranted products.

     Through eAuction, sellers can maximize the value of their excess assets by offering them for sale on a worldwide basis. The auction style format helps distributors, manufacturers and healthcare providers by automating and reducing the costs of liquidating excess inventory.

     ESPECIALS. Our eSpecials service, launched in December 1999, gives buyers direct access to sellers' discounted offerings and allows sellers to actively promote and merchandise specials. For example, registered sellers can offer unused healthcare supplies through this service to facilitate inventory closeouts or for special promotions at reduced costs.

FUTURE OFFERINGS

     In addition to our existing service offerings, we have recently begun developing new services aimed at giving our customers valuable information to further assist them in their purchasing, selling and planning functions. We anticipate that our new services will become available over the course of the next two years and will include the following:

     ESERVICE OFFERINGS. We plan to expand our existing electronic commerce offerings to include:

     - ECERTIFIED. Our eCertified service will allow sellers to offer reconditioned, pre-owned and excess equipment. Products offered through eCertified will have been inspected by third party inspectors and may have 90 day seller-provided warranties, optional extended seller warranties and service manuals.

     - ESOURCE. Our eSource service will allow buyers to request our assistance in locating hard-to-find healthcare products and services. Buyers will be able to provide us with information about their needs, time frame, planned use and other purchase requirements, and we will assist them in locating these items.

     DATA WAREHOUSING AND MINING. Currently we provide our users archive transaction history data. We are developing a data warehouse to give our customers enhanced reporting and analytical capabilities. Our data warehouse will allow users to access their transactional data to track and respond to business trends and to facilitate forecasting and planning efforts. Although our current reporting is offered free of charge, we anticipate charging fees for customized data services. As we develop this offering, we will provide our customers with the following:

     - Access to Web-enabled forecasting and statistical analysis tools

     - Secure access to the customers' own transactional information

     - Access to enhanced reporting functions such as price analysis

     THE MEDIBUY.COM DESKTOP. We plan on introducing the medibuy.com desktop, which will integrate our e-commerce solution with buyers' existing desktop systems. We intend to broaden and deepen the usefulness of the site to include the following:

     - Product-oriented clinical information

     - E-mail

     - Delivery of seller and product updates

     - User chat rooms and bulletin boards

     ASSET MANAGEMENT. We are developing asset management offerings, which may include the following:

     - Equipment assessment services

     - Life cycle planning services

     - Finance and leasing services

ENABLING TECHNOLOGIES

     Our service offerings are enabled by a combination of internally developed and acquired technologies. Our e-commerce offerings are driven by our proprietary InstaCat technology, which runs on our system, and our proprietary ePort technology, which runs on the sellers' systems.

     - ePort is a search mechanism at the seller's database which returns buyer-specific product information such as pricing and availability.

     - InstaCat enables online transactions and retrieves data from the ePort at the seller's database, instantly incorporating it into our eCatalog.

     The following chart illustrates our eCatalog service using our proprietary InstaCat and ePort technologies:

              Buyers                               [MEDIBUY.COM LOGO]                                        Sellers

----------------------------------         ----------------------------------                   ----------------------------------
             Hospital                                   InstaCat              S  S                         Distributor
---------------------------------- I              Technology Interface        E  Y              ----------------------------------
                                   n    S                                     L  S
---------------------------------- t    E                                     L  T              ----------------------------------
                    Existing       e    C                                     E  E          F       - Catalog data
---------------------------------- r    U   - Provides access to customers'   R  M       e  I   ----------------------------------
                   Information     n    R     own contract pricing                       P  R       - Marketing information
---------------------------------- e    E                                     D  I       o  E   ----------------------------------
                    Systems        t        - Allows existing ordering        A  N       r  W       - Brand showcase
----------------------------------      Q     systems to conduct              T  T       t  A   ----------------------------------
                                        U     transactions via the Internet   A  E          L       - Customer pricing
                                        E                                     B  R          L   ----------------------------------
----------------------------------      R   - Provides customized Web         A  F                  - Order processing
           M.D. Clinic                  I     sites and e-commerce            S  A              ----------------------------------
---------------------------------- I    E     services                        E  C                  - Inventory & avalability
                                   n    S                                        E              ----------------------------------
---------------------------------- t                                          &
                    Existing       e    A
---------------------------------- r    N                                     F
                   Information     n    D                                     I                 ----------------------------------
---------------------------------- e                                          N                            Manufacturer
                    Systems        t    O  ---------------------------------- A                 ----------------------------------
----------------------------------      R       Group       |                 N
                                        D     Purchasing    |      Data       C                 ----------------------------------
                                        E    Organization   |    Warehouse    I             F       - Catalog data
----------------------------------      R    Price Files    |                 A          e  I   ----------------------------------
          Alternate Site                S  ---------------------------------- L          P  R       - Marketing information
---------------------------------- I                                                     o  E   ----------------------------------
   - Long-term care                n                                                     r  W       - Brand showcase
---------------------------------- t                                                     t  A   ----------------------------------
   - Home care                     e                                                        L       - Customer pricing
---------------------------------- r                                                        L   ----------------------------------
   - Lab                           n                                                                - Order processing
---------------------------------- e                                                            ----------------------------------
   - Other                         t                                                                - Inventory & availability
----------------------------------                                                              ----------------------------------


     Additionally, our technology employs widely used customer identification standards to verify the identity of buyers and sellers to enhance the usefulness of our services to users.

     To use our services, a customer must register as either a buyer or a seller. To register as a buyer, a user must provide healthcare services and purchase goods or services for use and not resale. To register as a seller, a user must manufacture or acquire goods for sale to healthcare providers. We have licensed Dun & Bradstreet's Supplier Assessment Management System to help us identify buyers and sellers in the registration process and to determine that they are qualified to use our Web site. This system allows us to gather information that can be used to verify a customer's registration information. The system also provides a user identification which becomes part of our buyer and seller information database.

     In addition, we require buyers to provide us their Healthcare Identification Number, or HIN, in the registration process. The buyer's HIN is a unique identifier commonly used in the healthcare industry. The buyer's HIN accompanies the buyer's transactions on our system and enables our sellers' efforts to match the buyer with any seller-customized information for the buyer, such as special pricing.

OUR CUSTOMERS

BUYERS

     We have initially targeted our marketing efforts on high-volume healthcare purchasers, with particular emphasis on multi-facility integrated delivery networks and hospitals. We also serve nursing homes, assisted-living facilities, large clinics, outpatient surgery centers and physician and dental practices. We have designed our services and pricing structures to coordinate with group purchasing organizations and to permit group purchasing organizations to provide improved value to their members. As of March 1, 2000, we had over 3,300 registered buyers.

     To date, revenues from our customers have been minimal. Our buyers have included integrated delivery networks such as Fairview Health System and BJC Health System, independent hospitals such as Wyoming Medical Center, Glendale Memorial and Mercy Regional Medical Center, hospitals associated with group purchasing organizations such as Child Health Corporation of America, free-standing surgery centers such as Central Kentucky Surgical Institute, and the U.S. military and Veterans Administration hospitals.

GROUP PURCHASING ORGANIZATIONS

     We have initially targeted our marketing efforts on the largest group purchasing organizations in the U.S. as a means of rapidly increasing the number of buyers using our online marketplace. To date, we have entered into an agreement with Premier Purchasing Partners, and we intend to target other large group purchasing organizations in the future.

     Upon the completion of the merger with Premier Health Exchange, we will be the exclusive e-commerce marketplace that Premier Purchasing Partners will offer to its 1,800 members for a scheduled six year term. In 1999, Premier Purchasing Partners reported that membership purchases under its contracted purchasing agreements with approximately 400 supplier companies totaled $10.6 billion. In addition, these member hospitals purchase products and services that are not included in Premier Purchasing Partners' group purchasing contracts. Virtually none of the purchases by Premier Purchasing Partners' members were conducted through an online marketplace in 1999. We cannot assure you that any significant portion of these purchases will be made through our online marketplace in the future.

SELLERS

     We have initially targeted our marketing efforts on large-volume healthcare manufacturers and distributors. In addition, we plan to recruit smaller medical and non-medical manufacturers and distributors. As of March 1, 2000, we had over 2,000 registered sellers. The following is a representative list of registered sellers on our Web site:

3M Healthcare                                      Hitachi Medical Corporation
Alcon Laboratories                                 Johnson & Johnson Medical, Inc.
Boise Cascade Office Products                      Kimberly-Clark
CompUSA                                            Medline
B&K Medical                                        Roche Diagnostics Corporation
BM Healthcare                                      Terumo Medical Corporation
Hewlett-Packard Company

PARTNET CUSTOMERS

     We acquired PartNET in order to obtain access to its proprietary ePort technology. As a result of this acquisition, we also obtained several new customers from different industries engaged in Internet commerce. These customers have already installed the ePort software on their systems to enable distributed catalog access for their businesses. Although we do not anticipate expanding the non-healthcare aspects of this business, we will continue to provide system development services to these customers, which include the U.S. Government and Newark Electronics. For 1999, the U.S. Government accounted for 61% of our consolidated revenues.

STRATEGIC RELATIONSHIPS

     We have in the past established, and will continue to seek to establish, strategic relationships with firms whose products, services, or market presence enhance our ability to execute our core strategies. We enter alliances with the overall goal of improving the benefits and attractiveness of our services to our customers. We believe the integration of our services with existing information systems technology and processes will accelerate the acceptance of our services and the growth of our transaction volume. We have entered into strategic relationships with a variety of companies to expedite this integration. Among the most significant relationships are the following:

     - PREMIER PURCHASING PARTNERS, L.P., an affiliate of Premier, is one of the largest group purchasing organizations in the nation, representing over 1,800 member hospitals. Upon the completion of our merger with Premier Health Exchange, we will be the exclusive e-commerce marketplace that Premier Purchasing Partners will offer to its members for a scheduled six-year term. Under our ten-year agreement, Premier Purchasing Partners has agreed to pay us $159 million over the six-year exclusivity period for providing integration and maintenance services. Additionally, we will receive e-commerce transaction fee revenue based on a percentage of the gross transaction value of products and services purchased on our marketplace under Premier Purchasing Partners contracts in excess of contracted minimum purchasing volumes. We also will earn fees from the sale of non-contracted products and services to Premier Purchasing Partners' members. For non-contracted purchases we are obligated to pay to Premier Purchasing Partners a sales commission calculated as a contracted percentage of the transaction fees earned by us. In addition, under a separate ten-year marketing support agreement, we will be paying Premier Purchasing Partners an aggregate of $20 million for providing marketing and support services to us.

     - HEALTHEON/WEBMD CORPORATION is an Internet healthcare company that connects physicians and consumers with the healthcare industry and provides healthcare information and services for healthcare professionals. In January 2000, we entered into a three-year joint marketing and promotion agreement with Healtheon/WebMD to create a co-branded Web site to customize our online marketplace services for its physician members. We have agreed to cooperatively market the co-branded Web site. We will pay Healtheon/WebMD at least $45.5 million over three years for marketing of the co-branded Web site. We will receive development and maintenance fees of approximately $22.8 million over three years for developing and maintaining the Web site.

     - DRUGSTORE.COM, INC. is an online drugstore site which offers health, beauty, wellness, personal care and pharmacy products. In February 2000, we entered into a renewable five-year strategic alliance agreement with drugstore.com to develop a co-branded Web site to offer our online marketplace services to home healthcare professionals. drugstore.com will be the exclusive provider of personal care, wellness, health and beauty products through the co-branded site. The agreement requires drugstore.com to pay to us e-commerce transaction fees for products it sells on the co-branded site as well as new customer referral fees for customers we refer to drugstore.com. We are required to make payments to drugstore.com based on a contracted percentage of e-commerce transaction fees generated on the co-branded Web site from sellers other than drugstore.com. We are also required to spend at least $10.0 million over the five-

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       year term of the agreement to promote the co-branded Web site. The agreement may be terminated early by a party upon the occurrence of a specified termination event.

     - OWEN HEALTHCARE, INC. is a leading provider of hospital pharmacy and materials management services. In October 1999, we entered into a one-year agreement to license Owen Healthcare's Supplyline database to enhance our service offerings and made a one-time payment to Owen Healthcare for the license. The Supplyline database classifies up to 500,000 consumable healthcare products and enables us to allow buyers on our system to compare products before placing an order for healthcare supplies. The Supplyline database is widely used among healthcare providers, group purchasing organizations, distributors, and the federal government.

     - PHYSICIANSITE.COM, INC. is an Internet-based physician portal site. In November 1999, we entered into a three-year strategic agreement with Physiciansite.com to channel physicians and their staffs to our Web site. Under our agreement, Physiciansite.com will establish a healthcare supplies service that will link directly to our Web site. Physiciansite.com users may register on our Web site and will be able to purchase healthcare supplies using our services. We have agreed to cooperatively market our joint offering to attract users to our respective Web sites. We are required to make payments to Physiciansite.com based on a contracted percentage of e-commerce transaction fees generated by joint users of our online marketplace.

     - ALLIANZ CAPITAL PARTNERS, GMBH is a global leader in insurance and asset management, headquartered in Munich, Germany. In January 2000, we entered into a one-year agreement with Allianz Capital Partners to provide us with information and assistance in connection with the development of our business in Europe. Allianz Capital Partners will assist us in expanding our marketplace in Europe by providing information and assistance relating to European distribution channels and healthcare customs and practices as well as introducing us to potential strategic partners and customers. In connection with the agreement, we issued to Allianz Capital Partners a warrant to purchase shares of our common stock.

CUSTOMER SUPPORT

     Our customer support organization's primary purpose is to provide support services to buyers and sellers. We believe that our commitment to high quality customer support differentiates us in the marketplace. Services provided by our customer support staff go beyond simple e-mail or phone contact and include buyer and seller account management, buyer and seller registration, technical support and field service. Our customer support programs are divided into three distinct groups based on our customers' differing needs: buyer support, seller support and technical support.

     BUYER SUPPORT. Our buyer account coordination group is responsible for:

     - monitoring and managing transactions by territory for quality assurance

     - training buyers to use the site

     - recruiting additional sellers to respond to buyers' needs

     - ensuring that buyers are qualified healthcare providers

     SELLER SUPPORT. Our seller account coordination group is responsible for:

     - working with current and prospective sellers to help them realize the value of using our services to sell their healthcare supplies

     - obtaining and registering catalog information for sellers

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     TECHNICAL SUPPORT. Our technical support staff is responsible for:

     - performing field installations and system configuration

     - addressing technical questions regarding Internet access and the implementation of our e-commerce applications

     - training customers on ePort implementation

     Our customer support operations are located at our corporate headquarters in San Diego, California and in Cincinnati, Ohio. As of March 1, 2000, we had 19 employees in our customer support organization.

SALES AND MARKETING

     We market and sell our services through a combination of direct sales and traditional and Internet marketing initiatives. We are leveraging our management team's relationships in the healthcare industry to build and promote our business. To track and target potential customers, we use a corporate management contact system that contains over 50,000 names and other key contact information for executives at over 17,000 medical manufacturers, distributors, hospitals, nursing homes and significant outpatient facilities in the United States.

     Our sales force concentrates on selling our services to the leading healthcare providers in the top 50 U.S. metropolitan statistical areas. Our sales staff are located in field positions around the United States and internationally. Our field representatives target senior executives, materials managers and buyers.

     We conduct a variety of marketing activities to build our brand and attract buyers and sellers to our marketplace. These activities include:

     - targeted direct mail

     - telemarketing

     - print and online advertising

     - customer testimonials

     - trade shows

     - industry forums

     - speaking engagements

     We also conduct comprehensive public relations programs that include establishing and maintaining relationships with key trade press, business press and industry analysts. As of March 1, 2000, we had 62 employees in our sales and marketing group.

TECHNOLOGY

     Our system is built on an open, multi-tier, distributed architecture using well-established software applications and hardware from leading technology companies such as Sun Microsystems, Oracle Corporation, Cisco Systems, and Veritas Software. Our technology platform integrates eCatalog, eRFP, eAuction, eSpecials, our enterprise resource planning system, our enterprise application integrator and a growing number of other services into a single system architecture. We use industry standard technology and tools in the development of our architecture and e-commerce applications.

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     SCALABILITY. Our technology infrastructure is modular and enables us to continuously expand and enhance our services to meet the evolving needs of our users. Our distributed architecture enables us to readily add capacity as our services change and the number of users and transactions increase on our system.

     SECURITY. We have implemented a variety of features to ensure the security and integrity of transaction communications through our system. For example:

     - We use secure sockets layer, or SSL, an Internet security technology, at appropriate points in the transaction flow to protect user information during transactions

     - User information is encrypted to provide a high degree of security

     - Our employees do not have access to user information, except as necessary to perform customer support functions

     - We use standard secure login and password systems to authenticate users

     In addition, we have off-site stand-by systems for rapid disaster recovery. Our e-commerce server hardware is co-located with Level (3) Communications, Inc., our data center service provider, in San Diego, California, which provides physical security for the premises, redundant battery- and generator-backed electrical power, redundant climate control, and redundant high-capacity Internet connections. In addition, our operations can be transferred to an offsite server in the event of material disruptions in our services.

     INTEGRATION WITH CUSTOMERS' INFORMATION SYSTEMS. Our system is designed with an enterprise applications integrator to enable us to transfer data to and from our customers' internal systems related to their healthcare supplies purchasing and sale functions. Our distributed technology provides continuous communication and access between trading partners regardless of the customers' existing technology platforms.

COMPETITION

     The online market for healthcare supplies is new, rapidly evolving and intensely competitive. We believe we face competition in three general market segments:

     - online healthcare marketplaces

     - traditional healthcare supply chain participants

     - other companies providing Internet e-commerce services

     We face competition from e-commerce providers that have established online marketplaces for healthcare supplies. These competitors include companies such as Neoforma and Promedix. Neoforma provides an auction site for the sale of used, refurbished and surplus products, and has e-commerce services for new products. Currently, Neoforma's marketplace solution is directed at individual physicians' offices, though it is possible that this emphasis may change. Promedix currently offers a Web site for the sale of new healthcare products. Promedix was recently acquired by Ventro, Inc. (formerly known as Chemdex), a provider of e-commerce solutions to the life sciences industry. In addition, new companies may also be formed to offer healthcare supplies e-commerce marketplaces to directly compete with us.

     We also face competition from the numerous existing traditional healthcare supplies manufacturers, distributors and group purchasing organizations. Traditional healthcare supplies manufacturers, distributors and group purchasing organizations have well-established businesses, customer relationships and infrastructures. Many of these competitors have long-standing relationships with buyers of healthcare supplies. In addition, they have well-trained sales forces and substantial marketing

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resources. A number of these companies have or may in the future seek to establish their own e-commerce initiatives for the purchase and sale of healthcare supplies or contract for those services from other providers. Moreover, live auction houses focusing on medical products may establish online auction services that compete with our eAuction service.

     We also face competition from a number of other Internet e-commerce participants. Many companies have created Web sites to serve the information needs of healthcare professionals, providing medical information, discussion groups, bulletin boards and directories. Many of these companies are introducing e-commerce purchasing functions that compete with our services. In addition, providers of online marketplaces and online auction services that currently focus on other industries could expand the scope of their services to include healthcare supplies.

     We believe that companies in our market compete based on:

     - brand recognition

     - breadth, depth and quality of product offerings

     - ease of use and convenience

     - ability to integrate their services with users' existing systems and software

     - quality and reliability of their services

     - customer service

     - number of users and transaction volume

     - the amount of the fees charged to sellers

     Competition is likely to intensify as our market matures. As competitive conditions intensify, competitors may:

     - enter into strategic or commercial relationships with larger, more established healthcare supplies and Internet companies

     - secure services and products from sellers on more favorable terms

     - devote greater resources to marketing and promotional campaigns

     - secure exclusive arrangements with buyers that impede our sales

     - devote substantially more resources to Web site and systems development

     Our current and potential competitors' services may achieve greater market acceptance than our services. Many of our existing and potential competitors have longer operating histories in the healthcare supplies industry, greater name recognition, larger customer bases or greater financial, technical and marketing resources than we do. As a result of these factors, our competitors and potential competitors may be able to respond more quickly to market forces, undertake more extensive marketing campaigns for their brands and services and make more attractive offers to purchasers and sellers, potential employees and strategic partners. In addition, new technologies may increase competitive pressures. We cannot be certain that we will be able to expand our buyer and seller base or retain our current buyer and seller customers. We may not be able to compete successfully against current and future competitors, and competition could seriously harm our business.

GOVERNMENT REGULATION

     Many aspects of the healthcare supplies industry are subject to regulation by federal, state and local government agencies. Many of the healthcare supplies offered by sellers who use our system are

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subject to compliance with laws and regulations, including operating and security standards for the sellers and their distribution centers, and regulation by agencies including the Food and Drug Administration, the Drug Enforcement Agency, the Occupational Safety and Health Administration, state boards of pharmacy and, in some areas, state boards of health. We rely upon sellers who use our services to meet all packaging, distribution, labeling, hazard and health information notices to buyers, record keeping and licensing requirements applicable to transactions conducted through our system. We cannot guarantee that the sellers are in compliance with applicable laws and regulations. If sellers have failed, or fail in the future, to adequately comply with any of the relevant laws or regulations and we are found in any way to be legally responsible, we could be subject to governmental penalties or fines, as well as private lawsuits to enforce these laws and regulations. Any damage awards, injunctions, penalties or fines resulting from any of those actions could harm our business.

     Regulation of the auction business varies by jurisdiction. Numerous states, including California, the location of our headquarters, have regulations regarding the manner in which auctions may be conducted and the liability of auctioneers in conducting such auctions. In addition, we may be subject to licensure requirements in various jurisdictions with respect to some of the properties that may be sold on eAuction. Those regulations and licensure requirements have not imposed a material impediment to our business to date, but may affect the market generally for healthcare supplies sold through electronic auctions. In addition, to the extent we operate eAuction in an international setting, we could be subject to laws and regulations that are not directed solely to the auction business, including, but not limited to, import and export regulations and value added sales taxes. Our failure to comply with current or future laws and regulations could subject us to civil and/or criminal penalties and fines, and any penalties or fines or changes in laws and regulations could negatively impact the operation of our eAuction service and harm our business.

     Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted or interpreted in the United States and abroad with particular applicability to the Internet. It is also possible that new laws and regulations may be adopted or interpreted by the United States and foreign governments to address the sale and distribution of healthcare supplies using the Internet. It is possible that governments will enact legislation that may be applicable to us in areas including content, product distribution, network security, encryption, the use of measures for data and privacy protection, electronic authentication or "digital" signatures, illegal and harmful content, access charges and re-transmission activities. Moreover, the applicability to the Internet of existing laws governing issues like property ownership, content, taxation, defamation, personal privacy, product liability and environmental protection, as well as the necessity for governmental permits, labeling, certifications and the need to supply information to relevant parties, is uncertain. Most of these laws were adopted before the widespread use and commercialization of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Any export or import restrictions, new legislation or regulation or governmental enforcement of existing regulations may limit the growth of the Internet, increase our cost of doing business or increase our liability exposure. Any of these factors could harm our business.

PROPRIETARY RIGHTS

     There are limited technological barriers to entry into the business of providing an online healthcare supplies e-commerce marketplace system. Consequently, others can develop, market and sell services substantially equivalent to our services, or use technologies similar to those used by us.

     We rely on a combination of copyright, trademark, trade secret and other intellectual property law, nondisclosure agreements and other protective measures to protect our proprietary rights. We also use proprietary know-how and trade secrets and employ various methods to protect our trade secrets and know-how. We currently have no patents protecting our technology, although we have

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filed two patent applications through PartNET, our wholly-owned subsidiary. From time to time, we expect to file additional patent applications directed to aspects of our proprietary technology. We cannot assure you that any of these applications will be approved, that any issued patents will protect our intellectual property or that any issued patents will not be challenged by third parties. In addition, other parties may independently develop similar or competing technologies or design around any patents that may be issued to us. We cannot assure you that our intellectual protection measures will be sufficient to prevent misappropriation of our technology. In addition, the laws of many foreign countries do not protect our intellectual property to the same extent as the laws of the United States.

     We believe that our proprietary technology does not infringe on any third party's patents; however, we cannot be certain that we will not become involved in litigation involving patents or proprietary rights. Patent and proprietary rights litigation entails substantial legal and other costs, and we do not know if we will have the necessary financial resources to defend or prosecute our rights in connection with any litigation. Responding to, defending or bringing claims related to our intellectual property rights may require our management to redirect our human and monetary resources to address these claims.

EMPLOYEES

     As of March 1, 2000, we had 200 full-time employees. Our employees are not represented by unions, and we consider our employee relations to be good.

FACILITIES

     Our executive offices are located in San Diego, California. We lease approximately 36,091 square feet with an option to expand by an additional 16,828 square feet in a commercial building under a lease that expires October 2004. We have an option to renew the lease for an additional five years. We also lease satellite office space under leases that have terms of 14 months to five years. As of March 1, 2000, these facilities are located in Salt Lake City, Utah; Cincinnati, Ohio; Tulsa, Oklahoma; and Palo Alto, California. We believe that these facilities are adequate for our present and anticipated levels of operations for the foreseeable future.

LEGAL PROCEEDINGS

     We are not presently involved in any material legal proceedings.

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              MEDIBUY.COM MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our consolidated financial statements and related notes and the other financial information included elsewhere in this prospectus/consent solicitation statement. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results contemplated by these forward-looking statements as a result of certain factors, including those discussed below and elsewhere in this prospectus/consent solicitation statement, particularly under the heading "Risk Factors."

                                    OVERVIEW

     We operate a business-to-business online marketplace for the purchase and sale of medical and non-medical products and services used by the healthcare industry worldwide. Through our marketplace, registered buyers and sellers purchase and sell medical and surgical products and equipment, commodity items, capital equipment, and other non-medical supplies used in the operation of healthcare facilities. Our business consists of a single operating segment, and our operations and customers are located primarily in the United States.

     Our marketplace offers a number of different services. Our eCatalog service provides buyers with access to current market pricing and customer-specific, pre-negotiated product pricing, transaction activity reporting and current product availability information, and provides sellers with cost-effective access to new customers and markets. Our eRFP service automates the time-consuming, paper-based processes of distributing a request-for-proposal to appropriate sellers and coordinating responses from the seller community. Through our eAuction service, we offer auction capabilities enabling users to buy and sell new and used medical equipment. Our eSpecials service allows the seller community to actively promote and sell products and offer discounted prices directly to the buyer. Our e-commerce services are powered by our proprietary technologies, including InstaCat and ePort technologies, which enable transactions with multiple parties.

     We were incorporated in August 1998, and the remainder of 1998 and the first quarter of 1999 were spent primarily developing an Internet interface for our business and developing industry relationships. Accordingly, we did not record any revenue in 1998 or the first quarter of 1999.

     Our revenue is derived from two primary sources: e-commerce transaction fees paid by sellers and calculated as a percentage of the gross transaction value of sales through our online marketplace, and fees from e-commerce software development and other services to enable e-commerce transactions.

     We do not take title to the underlying equipment or products sold through our online marketplace. Through December 31, 1999, we generated transaction fee revenue from our eAuction and eRFP services.

     eAuction transaction fees are recognized when the buyer accepts the related equipment. All other e-commerce transaction fees are recognized at the time a buyer's order is confirmed by a seller and collection is reasonably assured.

     Contract and other services revenue is recognized as services are performed. Through December 31, 1999, contract and other services revenues consisted primarily of software development services performed under a long-term contract with the United States Government that expires in 2001 and provides for the reimbursement of costs plus a fixed percentage fee. Revenues earned on this contract totaled $103,000 which represents approximately 92% and 61% of contract and other services revenues and total revenues, respectively. Government contract costs, including indirect costs,

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are subject to audit by the United States Government. Contract and other services revenues are stated at amounts that are expected to be realized upon final settlement.

     Provisions for doubtful accounts are provided at the time revenue is recognized based upon our historical experience and expectations.

     We have entered into rebate agreements with some buyers which provide for rebate payments to buyers calculated as a percentage of the e-commerce transaction fees earned by us for products and services purchased by the buyers through our online marketplace. We record rebates payable under these agreements, which to date have been insignificant, as a reduction of revenue.

     We have entered into agreements with companies that require us to make payments to them as compensation for buyer referrals and other marketing services. Payments are based on contracted percentages of certain e-commerce transaction fees generated in our online marketplace. We record fees payable under these agreements, which to date have been insignificant, as a sales and marketing expense.

     We have recorded minimal revenues to date and our ability to generate significant revenues in the future is uncertain. We have incurred significant losses since inception. We currently expect our losses to increase, and we cannot assure you that we will ever achieve or sustain profitability. Our expenditures are anticipated to increase substantially, primarily in the areas of sales and marketing and systems development and operations. Due to our limited operating history, our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in early stages of development, particularly companies in new and rapidly evolving markets such as electronic commerce.

     On November 22, 1999, we acquired all of the outstanding stock of PartNET, an Internet software company, in exchange for 1,462,622 shares of common stock and the issuance of 724,813 stock options to purchase shares of our common stock. This acquisition was accounted for under the purchase method of accounting. Accordingly, we recorded an aggregate of approximately $10.8 million in purchased technology and goodwill in the fourth quarter of 1999, both of which are being amortized on a straight-line basis over their respective estimated useful lives of three years. The results of PartNET have been incorporated into our financial statements subsequent to the purchase date.

     Effective upon the closing of our initial public offering, we will be acquiring Premier Health Exchange in exchange for 50,000,000 shares of common stock, the issuance of 3,125,701 stock options and 11,162,901 warrants to purchase shares of our common stock. Premier Health Exchange is an organization formed by Premier Purchasing Partners, an affiliate of Premier, to exclusively manage electronic commerce purchasing for Premier Purchasing Partners' 1,800 member hospitals. This acquisition will be accounted for under the purchase method of accounting. We estimate that the fair value of the acquisition is $706.5 million. Goodwill will be amortized on a straight-line basis over ten years.

                             RESULTS OF OPERATIONS

     For the period since our inception on August 18, 1998 through December 31, 1998, we recorded a net loss totaling $1.4 million. For the year ended December 31, 1999, our net loss attributable to common stockholders was $45.9 million. Given our short operating history and our limited operations in 1998, we believe that comparisons between any period in 1999 and the comparable period in 1998 would not be meaningful; therefore, these comparisons are not discussed.

     REVENUES. Since our inception through the first quarter of 1999, we were in a development stage. As a result, in 1998 and the first quarter of 1999 we did not transact any business through our online

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marketplace and did not record any revenues. For the year ended December 31,
1999, we recorded revenues of $170,000, $58,000 of which represents e-commerce transaction fees, and $112,000 of which represented e-commerce software development primarily derived from a long-term software development contract with the United States Government that ends in January 2001 and provides for reimbursement of costs plus a fixed percentage fee. This customer accounted for $103,000, or 61% of our consolidated revenues in 1999.

     SALES AND MARKETING. For the period from our inception through December 31, 1998, our sales and marketing expenses totaled $368,000. For the year ended December 31, 1999, these expenses totaled $10.8 million, including non-cash compensation totaling $487,000. Sales and marketing expenses consisted primarily of sales and marketing personnel costs and associated travel. We anticipate that these expenses will increase as our sales force and our product offerings continue to grow. Additionally, as demand dictates, we have and plan to continue to use outside consultants to accommodate customer implementation of our online marketplace. We also expect to incur significant advertising costs in order to increase brand awareness and to attract additional buyers and sellers.

     SYSTEMS DEVELOPMENT AND OPERATIONS. These expenses include amounts expended for our Web site development, design and improvements, as well as recurring operating expenses related to maintaining and enhancing our Web site. These expenses totaled $84,000 for the period from our inception to December 31, 1998 and consisted primarily of personnel costs.

     For the year ended December 31, 1999, systems development and operations expenses totaled $8.5 million. There were three primary sources of expense: amortization of capitalized Web site development costs, consulting expenses and personnel expenses. We anticipate our Web site will continue to undergo improvements in functionality and capability. In connection with these improvements, and our commitments to develop co-branded Web sites, we anticipate spending a material amount on systems maintenance and development. These increased expenses will be the result of increased staffing levels and increased utilization of consultants. Expenditures related to Web site development and significant enhancements are capitalized and amortized over the useful lives of new products developed. Estimated useful lives are based on planned or expected significant modification or replacement of software applications, in response to the rapid rate of change in the Internet industry and technology in general. During the year ended December 31, 1999, we capitalized approximately $6.7 million in Web site development costs of which approximately $4.5 million was amortized to systems development and operations expense. Of the $6.7 million, $2.9 million was paid in cash and $3.8 million represented the value of vesting common stock provided to software design firms which assisted us in enhancing our Web site.

     GENERAL AND ADMINISTRATIVE. General and administrative expenses totaled $731,000 and $15.0 million, including non-cash compensation expense of $519,000 and $9.8 million for the period from our inception to December 31, 1998 and for the year ended December 31, 1999, respectively. For 1998, this category primarily includes personnel costs, office rent and supplies, and various general expenses.

     In 1999, we recorded expenses relating to the hiring and relocation of some of our management personnel. General and administrative expenses also include recruiting fees for other personnel hires, consulting fees, travel expenses, general office expenses and personnel costs. These costs are expected to continue to increase as our personnel base expands and our business activity increases.

     Non-cash charges totaled $519,000 for the period from August 18, 1998 to December 31, 1998 and $9.8 million for the year ended December 31, 1999. The 1998 amount and $6.1 million of the 1999 amount represent the value of stock-based compensation issued to non-employees as measured over their respective service periods which were completed by December 31, 1999. In addition, in June 1999, we arranged for two investors of our Series C preferred stock to purchase a total of

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1,353,750 shares of common stock from existing stockholders, including two of our officers. These investors paid more for the common stock than the deemed fair value of the stock at the time of sale. This difference of $3.7 million was attributed to the company and therefore recorded as non-cash compensation expense included in general and administrative expenses in the second quarter of 1999.

     AMORTIZATION OF STOCK-BASED COMPENSATION. Stock-based compensation represents the aggregate difference between the deemed fair value of common stock at the time of issuance and the actual purchase price of stock sold to employees and directors, or the exercise price in the case of stock options. Stock-based compensation is amortized to expense, as a non-cash charge, over the related vesting periods of the options and vesting stock using an accelerated graded method. These non-cash charges totaled $271,000 for the period from August 18, 1998 to December 31, 1998 and $5.9 million for the year ended December 31, 1999.

     The remaining unearned stock-based compensation of $12.4 million at December 31, 1999 will be recognized as expense in future years as follow: $6.6 million in 2000, $3.5 million in 2001, $1.8 million in 2002 and $500,000 in 2003. The amount of stock-based compensation expense to be recorded in future periods could decrease if awards are forfeited for which accrued but unamortized compensation expense has been recorded.

     We anticipate recording additional unearned stock-based compensation of at least approximately $8.0 million in 2000, as we have continued to issue stock options to employees below the deemed fair value of our common stock.

     INTEREST INCOME. We invest our excess cash in a combination of money market accounts and investments in Treasury Bills with maturities of less than three months from the date of purchase. In 1998, we recorded interest income of $2,000 and for the year ended December 31, 1999, we recorded interest income of $439,000.

                        LIQUIDITY AND CAPITAL RESOURCES

     As of December 31, 1999, our primary source of liquidity consisted of $63.8 million in cash and cash equivalents. At December 31, 1998, we had $54,000 in cash and cash equivalents. This increase is directly attributable to the sales of our preferred stock.

     Since our inception, we have financed our operations primarily through private placements of equity securities. During 1998, and for the year ended December 31, 1999, we received $636,000 and $86.6 million, respectively, in net proceeds from the sale of our capital stock. Subsequent to December 31, 1999, we sold additional capital stock for net proceeds of $30.4 million.

     From September 1998 through January 1999, we sold common stock for net proceeds of $681,000. In January 1999, this common stock was exchanged for Series A preferred stock of an equivalent amount. On an as-converted basis, this preferred stock is equivalent to 1,702,500 shares of our common stock.

     In March 1999, we sold shares of our Series B preferred stock to investors for net proceeds of $4.9 million. These shares are convertible into 8,372,675 shares of our common stock.

     In June 1999, we sold shares of our Series C preferred stock to investors for net proceeds of $15.4 million. These shares are convertible into 11,145,830 shares of our common stock. In August through December 1999, we sold shares of our Series D preferred stock for net proceeds of $29.1 million. The Series D preferred stock is convertible into 6,059,140 shares of our common stock.

     In December 1999 we sold shares of our Series E preferred stock for net proceeds of $37.0 million. These securities are convertible into 4,503,415 shares of our common stock.

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     In January 2000, we sold 1,480,149 additional shares of Series E preferred stock for net proceeds of $30.4 million. These securities are convertible into 3,700,372 shares of our common stock.

     Immediately prior to consummation of our initial public offering, all issued and outstanding shares of preferred stock will be converted into common stock.

     Effective September 1999, we entered into a renewable three-month agreement with Ernst & Young under which its Healthcare Consulting group is assisting us to expedite the implementation and use of our e-commerce solution into the healthcare supply chain. Under the arrangement, we made payments to Ernst & Young LLP totaling $1.2 million in the fourth quarter of 1999. In 2000, we extended the agreement through February 29, 2000 at an additional cost of approximately $720,000.

     In November 1999, we entered into a strategic agreement with Physiciansite.com, Inc. under which Physiciansite.com will refer physicians and their staffs to our online marketplace. While there are no minimum payment obligations during the three-year term of the agreement and for up to two years following the expiration or termination of the agreement, we are required to make payments to Physiciansite.com based on a contracted percentage of e-commerce transaction fees generated by joint users of our online marketplace.

     In December 1999, we entered into an agreement to license software and to obtain support services from Vitria Technology, Inc. The agreement provides for payments from us of up to $5.0 million. In addition, Vitria Technology has agreed to pay us fees equal to a percentage of net software license revenue Vitria Technology receives for each qualified customer referral by us. Through December 31, 1999, we have not earned any such fees.

     In January 2000, we entered into one-year agreements with two investors, including Allianz Capital Partners, Gmbh, to provide us strategic information and assistance services in connection with the development of our business in Europe. Allianz is a global leader in insurance and asset management and is headquartered in Munich, Germany. While there are no minimum payment obligations by us in connection with these agreements, we issued the investors fully vested warrants to purchase a total of 474,960 shares of our common stock. These warrants are valued at $3.8 million, which will be recorded as a sales and marketing expense in 2000.

     In January 2000, we entered into a three-year strategic agreement with Healtheon/WebMD Corporation, an Internet healthcare company, to develop, maintain and market a co-branded online marketplace for the procurement of medical, surgical and general office supplies. The agreement requires us to make payments of at least $45.5 million over three years compensating Healtheon/ WebMD for its obligations to exclusively promote our online marketplace to their customers. Additionally, Healtheon/WebMD is required to make payments of approximately $22.8 million over three years compensating us for software development and maintenance services associated with building a co-branded Web site.

     In February 2000, we entered into a renewable five-year agreement with drugstore.com, Inc. an online drug retailer, to develop, maintain and market a co-branded online marketplace to offer products and services to the home healthcare industry. The agreement may be terminated earlier by either party upon the occurrence of specified events. The agreement requires drugstore.com to pay e-commerce transaction fees on a quarterly basis to us for goods it sells on the co-branded Web site. drugstore.com will also pay new customer referral fees on a quarterly basis to us for customers we refer to drugstore.com. We are required to make quarterly payments to drugstore.com based on the volume of goods or services sold by sellers other than drugstore.com on the co-branded Web site. These payments are calculated as a contracted percentage of e-commerce transaction fees generated on the co-branded Web site from sellers other than drugstore.com. We are also required to spend at least $10.0 million over the five-year term of the agreement to promote the co-branded Web site. In connection with the agreement, we have agreed to issue warrants to purchase 700,000 shares of our common stock.

     We have entered into an agreement to acquire Premier Health Exchange concurrent with our initial public offering. In March 2000, Premier Health Exchange entered into a ten-year e-commerce outsourcing agreement with Premier Purchasing Partners to develop, integrate and maintain an online marketplace on behalf of Premier Purchasing Partners. Premier Health Exchange will receive aggregate payments from Premier Purchasing Partners of $159 million over a six-year exclusivity period of the agreement for integration and maintenance services. Additionally, Premier Health Exchange will receive e-commerce transaction fees from Premier Purchasing Partners based on a percentage of the gross transaction value of certain products and services purchased on the marketplace through standard group purchasing agreements in excess of contracted minimum purchasing volumes. Premier Health Exchange is required to pay Premier Purchasing Partners a sales commission equal to a contracted percentage of the e-commerce transaction fees it earns on the online marketplace related to goods and services not purchased through the standard group purchasing agreements maintained by Premier Purchasing Partners.

     In March 2000, Premier Health Exchange also entered into a renewable ten-year agreement with Premier, Inc., whereby Premier, Inc, will provide promotion, marketing and management support services for certain e-commerce offerings of Premier Health Exchange. Premier Health Exchange is required to make minimum payments totaling $20.0 million over the ten-year term of the agreement.

     Net cash used in operating activities was $109,000 from our inception to December 31, 1998. For the year ended December 31, 1999, we used $14.7 million of cash in operating activities. Those amounts consisted of our net losses offset primarily by equity-based non-cash compensation expense and increases in accounts payable and accrued expenses. We anticipate that we will continue to use cash on hand to fund our operations.

     Net cash used in investing activities was $473,000 during 1998 and $8.2 million for the year ended December 31, 1999. These expenditures were primarily for the purchase of computer equipment, acquired and internally developed software, telephone systems, leasehold improvements and furniture. We anticipate that we will continue to incur significant capital expenditures as we continue to develop our online marketplace and acquire fixed assets to support our expanding employee base.

     During 1999, we entered into a non-cancelable lease for office space in Cincinnati, Ohio. The lease has a five-year term with minimum lease payments of $347,000 over the term. In July 1999, we signed a five-year non-cancelable lease agreement for our new corporate office facilities in San Diego, California. Minimum rental obligations for this lease total $2.3 million over the five-year term of the lease which commenced November 1, 1999. At December 31, 1999, we also had leased offices in Salt Lake City, Utah, Tulsa, Oklahoma and Palo Alto, California. In 2000, we expanded our lease in Salt Lake City.

     In October, we entered into an operating lease with a manufacturer to lease computer equipment and related software. The lease is a two-year operating lease with monthly rentals of $22,000. Additionally, we are leasing portions of our office equipment and furniture.

     We currently anticipate that our available funds, without taking into account anticipated proceeds of our initial public offering, will be sufficient to meet our anticipated needs for working capital and capital expenditures through at least the next 12 months. Our future long-term capital needs will be highly dependent on achieving sufficient revenue to achieve profitability. Thus, any projections of future long-term cash needs and cash flows are subject to substantial uncertainty.

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

     To the extent our revenues increase in the future, we anticipate significant increases in our working capital requirements to finance higher relative levels of associated accounts receivable, prepaid expenses and other current assets, partially offset by increases in accounts payable and other liabilities. However, we do not expect that the increases in accounts payable and other liabilities will offset the increases in accounts receivable, prepaid expenses and other current assets. We intend to meet our anticipated increases in working capital requirements with our current available funds and the proceeds from our initial public offering.

     If the net proceeds of our initial public offering, together with our available funds and cash generated from operations are insufficient to satisfy our long-term liquidity requirements, we may seek to sell additional equity or debt securities, obtain a line of credit or curtail our expansion plans. The terms of any credit facility we may obtain could contain restrictions on our ability to incur debt or issue equity securities. In addition, if we issue additional securities to raise funds, those securities may have rights, preferences or privileges senior to those of the rights of our common stock and our stockholders may experience additional dilution. We cannot be certain that additional financing will be available to us on favorable terms when required, or at all.

                      RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction. We do not expect that the adoption of SFAS No. 133 will have a material impact on our financial statements because we do not currently hold any derivative instruments and do not engage in any hedging activities.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     We invest our excess cash balances in a combination of U.S. Treasury Bills and money market funds. All of the cash equivalent investments we have purchased have maturity dates of less than three months from the date of purchase. We do not currently hold, and we have never held, any derivative financial instruments. As a result, we do not expect changes in interest rates to have a material impact on our results of operations or financial position.

     To date, all of our revenues have been denominated in United States dollars and are primarily from customers in the United States. We have not engaged in foreign currency hedging. In the future, a portion of our revenues we expect to derive from international operations may be denominated in foreign currencies. As a result, our operating results could become subject to significant fluctuations based upon the changes in the exchange rates of those international revenues as translated into United States dollars. Although currency fluctuations are currently not a material risk to our operating results, we will continue to monitor our exposure to currency fluctuations and if appropriate, use financial hedging techniques in order to minimize the effect of these fluctuations in the future. We cannot assure you that exchange rate fluctuations will not harm our business in the future or that any financial hedging techniques will be successful in reducing the impact of exchange rate fluctuations.

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

                    MEDIBUY.COM MANAGEMENT AFTER THE MERGER

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth our directors and executive officers, their ages and the positions held by them with us as of March 15, 2000. In addition, the table below denotes the changes in our board of directors upon the completion of the merger.

                 NAME                   AGE                       POSITION
                 ----                   ---                       --------
Richard A. Norling(1).................  54     Chairman of the Board of Directors
Dennis J. Murphy(1)...................  41     Chief Executive Officer, President and Director
James L. Hersma(2)....................  51     Executive Vice President, Market Development
                                               and Director
Charles R. Smith......................  55     Executive Vice President, Customer Advocacy
Norman R. Farquhar....................  53     Executive Vice President, Chief Financial
                                               Officer and Secretary
Robert B. Witt........................  48     Executive Vice President, Chief Information
                                               Officer
Don R. Brown..........................  39     President of PartNET
Douglas C. Allred(4)..................  49     Director
Brook H. Byers(2)(3)..................  54     Director
Ann H. Lamont(3)......................  43     Director
John H. Stevens(3)(4).................  39     Director
Mark A. Stevens(4)....................  40     Director
(5)...................................

-------------------------
(1) Mr. Murphy will resign as Chairman and Mr. Norling will be elected as a director and Chairman of the Board effective upon the completion of the merger with Premier Health Exchange.

(2) Will resign as a director effective upon the completion of the merger with Premier Health Exchange.

(3) Member of the audit committee.

(4) Member of the compensation committee.

(5) Premier Health Exchange will have the right to appoint up to four additional directors in connection with the acquisition with Premier Health Exchange. There will also be one additional director appointed that is mutually acceptable to Premier Health Exchange and us.

     RICHARD A. NORLING will serve as Chairman of our board of directors. Mr. Norling has been the Chairperson of the management committee of Premier Health Exchange since its inception, and will resign from this position upon the closing of the merger. Mr. Norling serves on the management committee of Premier Plans, the general partner of Premier Purchasing Partners. Since September 1998, Mr. Norling has served as President, Chief Executive Officer and a member of the board of directors of Premier, an alliance of not-for-profit hospital and healthcare systems in the United States. Prior to serving as Chief Executive Officer, he served as Chief Operating Officer of Premier. From 1989 until 1997, Mr. Norling served as President and Chief Executive Officer of Fairview Hospital and Healthcare System, a statewide integrated health system. Prior to joining Fairview, Mr. Norling served as Executive Vice President and Chief Operating Officer of Uni Health America, a not-for-profit system of hospitals and healthcare organizations. Mr. Norling also serves as a director of Premier Practice Management, Inc., Premier Institute for Innovation, Inc., Express Scripts, Inc., the Institute For Healthcare Improvement, the Healthcare Leadership Council, the Malcolm Baldrige Foundation and the Council on Competitiveness.

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

     DENNIS J. MURPHY has served as a member of our board of directors and our Chief Executive Officer since March 1999. In November 1999, Mr. Murphy was also appointed President and the Chairman of our board of directors. From June 1998 to November 1998, Mr. Murphy was President of McKesson Health Systems, Inc., a healthcare distributor. From August 1993 to June 1998, Mr. Murphy was a director and Chief Operating Officer for Paper-Pak Products, Inc., a healthcare product manufacturer. Mr. Murphy has also held various management positions with Baxter Healthcare Corporation, a healthcare distributor and manufacturer, including Director of National Accounts, Vice President of Sales for the Hospital Division, Area Manager and Western Zone Vice President.

     JAMES L. HERSMA has served as a member of our board of directors and as our Executive Vice President, Market Development since June 1999. From January 1998 to February 1999, Mr. Hersma was President and Chief Executive Officer of Novation, LLC, a healthcare group purchasing organization. Mr. Hersma worked as an independent consultant to the healthcare industry from June 1996 to December 1997. From November 1993 to May 1996, Mr. Hersma was President and Chief Operating Officer for CIS Technologies, Inc., a healthcare claims transaction software company. Mr. Hersma has also held various management positions with Baxter Healthcare Corporation, including Southern Zone Vice President and Corporate Sales Vice President. Mr. Hersma is on the board of directors of TriStar Aerospace, Inc., a distributor of aerospace parts and supplies.

     CHARLES R. SMITH served as a member of our board of directors from September 1998 to January 2000 and served as our President from September 1998 to November 1999. In November 1999, Mr. Smith was appointed Executive Vice President, Customer Advocacy. From April 1994 to August 1998, Mr. Smith was Executive Vice President of NCI, Inc., a healthcare sales and marketing consulting company. Mr. Smith has also been Chief Executive Officer of Southern California Materials Management Alliance, a healthcare purchasing and distribution alliance.

     NORMAN R. FARQUHAR has served as our Executive Vice President, Chief Financial Officer and Secretary since November 1999. From December 1998 to October 1999, Mr. Farquhar was Executive Vice President and Chief Financial Officer of Platinum Software Corporation, a developer of client/server enterprise resources planning software which changed its name to Epicor Software Corporation in May 1999. From February 1996 to December 1998, he was Executive Vice President and Chief Financial Officer of DataWorks Corporation, a supplier of information systems, which in December 1998 was merged into Platinum Software Corporation. From April 1993 to December 1995, Mr. Farquhar served as Senior Vice President, Chief Financial Officer and Secretary at Wonderware Corporation, a software manufacturer. Mr. Farquhar serves as a director for Dot Hill Corporation, a manufacturer of host and network-attached data storage products.

     ROBERT B. WITT has served as our Executive Vice President and Chief Information Officer since May 1999. From September 1998 to May 1999, Mr. Witt was Chief Information Officer at Oracle Corporation, a software manufacturer. From November 1994 to September 1998, Mr. Witt was Chief Information Officer at Sequent Computer Systems, Inc., a computer manufacturer. Mr. Witt serves as a director for Concentrex Incorporated, a software development company. Mr. Witt is a Certified Public Accountant.

     DON R. BROWN has served as Chief Executive Officer of PartNET, Inc. since its formation in 1993. Mr. Brown has also served as an Associate Professor of Mechanical Engineering and an Adjunct Professor of Computer Science with the University of Utah since 1989.

     DOUGLAS C. ALLRED has served as a member of our board of directors since November 1999. Mr. Allred has been the Senior Vice President/Vice President, Customer Advocacy at Cisco Systems, Inc., a provider of networking equipment, since August 1991. Mr. Allred serves as a director of several privately held software development companies.

     BROOK H. BYERS has served as a member of our board of directors since June 1999. Mr. Byers is a partner of Kleiner Perkins Caufield & Byers, a private venture capital firm that he joined in 1977. Mr. Byers has been the founding president and chairman of four life sciences companies: Athena Neurosciences, Inc., Idec Pharmaceuticals Corporation, InSite Vision Opthalmics Inc. and Ligand Pharmaceuticals, Inc. Mr. Byers also serves as a director of Chemdex.com, Inc., Drugstore.com, Inc. and a number of privately held technology companies. Mr. Byers sits on the Board of Directors of the University of California, San Francisco Foundation and is a director of the California Healthcare Institute.

     ANN H. LAMONT has served as a member of our board of directors since June 1999. Since 1986, Ms. Lamont has served as general partner and managing member of various limited partnerships affiliated with Oak Investment Partners, a venture capital organization. Ms. Lamont joined Oak Investment Partners in 1982 as an associate. Prior to joining Oak Investment Partners she was in the research department at Hambrecht & Quist. Ms. Lamont also serves on the Board of Directors of Viropharma, Inc., a company she co-founded.

     JOHN H. STEVENS, M.D. has served as a member of our board of directors since June 1999. Since November 1999, Dr. Stevens has served as Chairman and Chief Executive Officer of Netlens, Inc., an Internet technology company. Dr. Stevens was also the founder and Chief Executive Officer of hippo.com, Inc., an Internet start-up company founded in February 1999 that we acquired in June 1999. Dr. Stevens served as Chief Technology Officer of Heartport, Inc., a medical device company that he co-founded in 1991, from 1996 to 1997. Dr. Stevens has continued to serve as a director of Heartport since its inception. Dr. Stevens is on the board of several privately held companies. Dr. Stevens graduated from the University of Utah and received his M.D. from the Stanford University School of Medicine. Effective upon our completion of the merger with Premier Health Exchange, Dr. Stevens will be elected Vice Chairman of our board of directors.

     MARK A. STEVENS has served as a member of our board of directors since June 1999. Mr. Stevens has been a general partner of Sequoia Capital, a venture capital investment firm, since March 1993. Prior to that time, beginning in July 1989, he was an associate at Sequoia Capital. Prior to joining Sequoia Capital, he held technical sales and marketing positions at Intel. Mr. Stevens currently serves on the board of directors of MP3.com, Inc., Medicalogic, Inc., Terayon Communication Systems, Inc., Nvidia Corporation, and several privately held companies.

BOARD COMPOSITION

     Upon the closing of the initial public offering, in accordance with the terms of our restated certificate of incorporation, the terms of office of the board of directors will be divided into three classes:

     - Class I directors, whose term will expire at the annual meeting of the stockholders to be held in 2000

     - Class II directors, whose term will expire at the annual meeting of stockholders to be held in 2001

     - Class III directors, whose term will expire at the annual meeting of stockholders to be held in 2002

     Of the directors currently identified to serve on the board of directors, our Class I directors will be Mr. Mark Stevens and Mr. Allred, our Class II directors will be Dr. John Stevens and Ms. Lamont, and our Class III directors will be Messrs. Murphy and Norling. The four additional directors to be designated by Premier Health Exchange and the one additional director to be mutually designated by Premier Health Exchange and medibuy.com will be distributed among the three classes as equally as possible. At each annual meeting of stockholders after the initial classification, the successors to directors whose terms are then expiring will be elected to serve from the time of election and qualification until the third annual meeting following their election. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the board of directors may have the effect of delaying or preventing changes in control or management of our company.

     Each officer is elected by, and serves at the discretion of, the board of directors. Each of our officers and directors, other than non-employee directors and officers, devotes full time to the affairs of medibuy.com. Our non-employee directors devote their time to the affairs of medibuy.com as is necessary to discharge their duties. There are no family relationships among any of our directors, officers or key employees.

COMMITTEES OF THE BOARD OF DIRECTORS

     The audit committee of the board of directors reviews our internal accounting procedures and consults with and reviews the services provided by our independent accountants. The audit committee currently consists of Ms. Lamont, Dr. John Stevens and Mr. Byers. Upon the completion of the merger with Premier Health Exchange, Mr. Byers will resign from the audit committee and two of the directors nominated by Premier Health Exchange will be appointed to the audit committee.

     Our compensation committee of the board of directors reviews and recommends to the Board the compensation and benefits of all of our executive officers, administers our stock option plan and establishes and reviews general policies relating to compensation and benefits of our employees. The compensation committee currently consists of Mr. Allred, Mr. Mark Stevens and Dr. John Stevens. Upon the completion of the merger with Premier Health Exchange, Mr. Mark Stevens will resign from the compensation committee and Mr. Norling and one additional director appointed by Premier Health Exchange will join the compensation committee. There are no interlocking relationships between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

DIRECTOR COMPENSATION

     Our directors do not currently receive cash compensation for their service as members of the board of directors, although they are reimbursed for some expenses in connection with attendance at board and committee meetings. We do not provide additional compensation for committee participation or special assignments of the board of directors. From time to time, some of our directors have received grants of options to purchase shares of our common stock under our 1999 Equity Incentive Plan and our 1999 Omnibus Equity Plan in connection with their employment agreements. See "-- Executive Compensation -- Employment Agreements" for a description of employment agreements with employee directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

     Messrs. Allred and Mark Stevens and Dr. John Stevens serve on our compensation committee. Mr. Byers previously served on our compensation committee. No member of our compensation committee is or was an officer or employee of medibuy.com. Investment entities affiliated with Messrs. Mark Stevens and Byers have purchased shares of our preferred stock. In addition, we have granted Mr. Allred stock options to purchase our common stock and Mr. Allred has purchased shares

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

of our Series D preferred stock. We issued Dr. John Stevens shares of our common stock in connection with our acquisition of hippo.com, Inc. See "Certain Related Party Transactions of medibuy.com" for a more detailed description of these transactions.

1999 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     In December 1999, the board adopted our 1999 Non-Employee Directors' Stock Option Plan. The plan has not been approved by our stockholders. 375,000 shares of our common stock are reserved for issuance under the plan. Additionally, starting with the 2001 annual stockholders meeting, at each annual stockholders meeting, the number of shares reserved for issuance under the plan shall be increased automatically by the lesser of (i) 0.1% of the total number of shares of our common stock then outstanding, including unexercised stock options and warrants, (ii) 62,500 shares or (iii) a number determined by the board. Members of our Board who are not employees are eligible to participate in the non-employee directors' plan. On the date that each new director first becomes a director he or she will automatically be granted an option to purchase 18,750 shares. At our annual meeting each year, each eligible director will automatically be granted an additional option to purchase 6,250 shares if that director has served continuously as a member of our Board since the date of that director's initial grant. The option grants under the non-employee directors' plan are automatic and nondiscretionary, and the exercise price of the options must be 100% of the fair market value of the common stock on the date of grant. The term of options granted under the non-employee directors' plan is ten years, but they will terminate three months after the date on which the director ceases to be one of our directors or consultants or 12 months if the termination is due to disability or 18 months if termination is due to death. All options granted under the non-employee directors' plan will vest as to 1/36 of the shares each month until they are fully vested on the third anniversary of the date of grant.

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

EXECUTIVE COMPENSATION

                          EXECUTIVE COMPENSATION TABLE

     The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the years ended December 31, 1998 and December 31, 1999, by (1) our chief executive officer and
(2) the other four most highly compensated executive officers other than the chief executive officer who were serving as executive officers as of December 31, 1998, and December 31, 1999, respectively, collectively, the "Named Executive Officers."

                                                                                 LONG TERM
                                                                               COMPENSATION
                                                                          -----------------------
                                         ANNUAL COMPENSATION              RESTRICTED    # SHARES
                                --------------------------------------      STOCK         UNDER       ALL
 NAME AND PRINCIPAL POSITION    YEAR     SALARY      BONUS      OTHER       AWARD        OPTIONS     OTHER
 ---------------------------    ----    --------    --------    ------    ----------    ---------   --------
Dennis Murphy, CEO and
  President...................  1999    $156,333(1)             $2,243(2)               2,100,000   $ 82,080(3)
Norman Farquhar, Executive
  Vice President, CFO and
  Secretary...................  1999      42,188(4) $150,000(5)                           750,000
James Hersma, Executive Vice
  President, Market
  Development.................  1999     107,917(6)                                     1,050,000      2,960(7)
Charles Smith, Executive Vice
  President, Customer
  Advocacy....................  1999     194,250(8)   18,000(9)                           100,000
  President...................  1998      41,726(10)                       900,000(11)
Robert Witt, Executive Vice
  President, Chief Information
  Officer.....................  1999     118,708(12)                                      500,000    130,000(13)

-------------------------
 (1) Mr. Murphy's annual salary was initially $195,000 pursuant to his employment agreement dated March 29, 1999. Mr. Murphy's annual salary was raised to $250,000 on October 26, 1999. Mr. Murphy began his employment with us on March 29, 1999. The amount reflected in this table represents only the actual salary earned by Mr. Murphy for his services from that date through December 31, 1999.

 (2) We agreed to reimburse Mr. Murphy up to $5,000 annually for the cost of disability insurance premiums.

 (3) Includes an $80,000 relocation allowance and $2,080 as reimbursement for Mr. Murphy's legal fees incurred negotiating his employment agreement.

 (4) Mr. Farquhar's annual salary is $225,000. Mr. Farquhar began his employment with us on November 1, 1999. The amount reflected in this table represents only the actual salary earned by Mr. Farquhar for his services from that date through December 31, 1999.

 (5) Signing bonus paid to Mr. Farquhar.

 (6) Mr. Hersma's annual salary is $185,000. Mr. Hersma began his employment with us on June 14, 1999. The amount reflected in this table represents only the actual salary earned by Mr. Hersma for his services from that date through December 31, 1999.

 (7) Reimbursement, under Mr. Hersma's employment agreement, for legal fees he incurred negotiating his employment agreement with us.

 (8) Mr. Smith's base annual salary is $198,000 effective as of May 14, 1999.

 (9) A one-time cash bonus paid to Mr. Smith pursuant to letter agreement dated May 14, 1999.

(10) Mr. Smith's employment with us began on September 26, 1998. The amount reflected in this table represents only the actual salary paid to Mr. Smith for his services from that date through December 31, 1998. His equivalent annual salary for 1998 was $150,000.

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

(11) Mr. Smith purchased 900,000 shares of our common stock for an aggregate purchase price of $360, subject to our right to re-acquire some of these shares as described under "Employment Agreements".

(12) Mr. Witt's annual salary is $185,000. Mr. Witt began his employment with us on May 10, 1999. The amount reflected in this table represents only the actual salary earned by Mr. Witt for his services from that date through December 31, 1999.

(13) Represents reimbursement of his relocation expenses.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning the grant of stock options to our Chief Executive Officer and each of our other four most highly compensated executed officers during the fiscal year ended December 31, 1999.

     - All of the stock options are intended to be incentive stock options except for Mr. Farquhar's stock option, which is a nonstatutory stock option.

     - All of the stock options vest over four to five years, except for the options granted to Messrs. Murphy and Hersma with an expiration date of December 28, 2009, which were fully vested on the date of grant.

     - The exercise price per share of each option was equal to the fair market value of the common stock of the date of grant as determined by the board of directors, except that Mr. Farquhar's stock option was granted with an exercise price below deemed fair market value.

     - The potential realizable value is calculated based on the term of the option at its time of grant, which is 10 years. It is calculated assuming that the fair market value of common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These numbers are calculated based on the requirements of the SEC and do not reflect our estimate of future stock price growth.

                                        INDIVIDUAL GRANTS                                       POTENTIAL REALIZABLE
                            -----------------------------------------                          VALUE AT ASSUMED ANNUAL
                            NUMBER OF                                     FAIR                  RATES OF STOCK PRICE
                            SECURITIES   PERCENT OF TOTAL                MARKET                APPRECIATION FOR OPTION
                            UNDERLYING   OPTIONS GRANTED    EXERCISE    VALUE ON                        TERM
                             OPTIONS       TO EMPLOYEES     PRICE PER   DATE OF                -----------------------
           NAME              GRANTED         IN 1999          SHARE      GRANT     EXP. DATE       5%          10%
           ----             ----------   ----------------   ---------   --------   ---------   ----------   ----------
Dennis Murphy.............  1,462,500          13.8%          $0.06      $0.06      3/31/09    $   55,224   $  140,400
                              262,500           2.5            4.35       4.35     11/17/09       718,410    1,820,700
                              375,000           3.5            8.22       8.22     12/28/09     1,937,700    4,910,400
Norman Farquhar...........    750,000           7.1            1.44       4.35     10/26/09     4,236,600    7,386,000
James Hersma..............    781,250           7.4            0.06       0.06      5/26/09        29,500       75,000
                               81,250           0.8            4.35       4.35     11/17/09       222,365      563,550
                              187,500           1.8            8.22       8.22     12/28/09       968,850    2,455,200
Charles Smith.............    100,000           0.9            4.35       4.35     10/26/09       273,680      693,600
Robert Witt...............    500,000           4.7            0.06       0.06      3/31/09        18,880       48,000

     The following table provides information concerning exercises of options to purchase our common stock in the fiscal year ended December 31, 1999, and unexercised options held as of December 31, 1999, by the Named Executive Officers. The year end fair value of the unexercised in-the-money options is based upon an assumed initial public offering price of 11.00 per share, less the exercise price of such options. The option exercise prices were set by our board of directors and generally reflect its best estimate of the fair value of our stock on the date of each grant based on recent sales of our equity securities, developments in our business and developments in the financial markets. When the board of directors elects to grant options at a lower price we recognize stock-based compensation expense for the difference.

                  AGGREGATE OPTION EXERCISES AND OPTION VALUES

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                      OPTIONS AT YEAR-END(#)              AT YEAR-END
                       SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
        NAME           ON EXERCISE(#)    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           ---------------   --------   -----------   -------------   -----------   -------------
Dennis Murphy........      212,500       $540,100     440,625       1,446,875     $1,480,275     $14,983,825
Norman Farquhar......                                      --         750,000             --       7,170,000
James Hersma.........      195,313        590,625     207,813         646,875        657,038       7,481,925
Charles Smith........                                      --         100,000             --         664,800
Robert Witt..........                                  65,000         435,000        711,100       4,758,900

EMPLOYMENT AGREEMENTS

     We have entered into employment agreements with each of our Named Executive Officers. Each agreement has a term of one year and automatically renews for successive one-year periods unless it is otherwise terminated by its terms. Each agreement may be terminated by the executive officer upon prior written notice to us, though he will receive no severance pay if he does so. Each agreement will also automatically terminate upon the executive's death or disability. We may terminate each of these agreements for cause or without cause. If we terminate an executive officer for cause he will receive no severance pay. If we terminate an executive officer without cause, he will be entitled to payment of his then-current base annual salary for an additional year after his termination. Each executive officer is entitled to participate in any incentive bonus program we establish, up to a maximum cash bonus equal to one-half of his then-current base annual salary. The stock options granted to the newest executive officers under their employment agreements are listed below. All of the stock options vest over four years, except for Mr. Murphy's stock option, which vests over five years. The table and bullets below describes other terms that are specific to each executive officer under his employment agreement.

                                                                        # SHARES
                                                                       SUBJECT TO
                                                             BASE       INITIAL
                                     DATE OF EMPLOYMENT     ANNUAL       OPTION      EXERCISE
     NAME OF EXECUTIVE OFFICER           AGREEMENT          SALARY       GRANT        PRICE
     -------------------------       ------------------    --------    ----------    --------
Dennis Murphy......................      March 29, 1999    $250,000    1,462,500      $0.06
Norman Farquhar....................    October 26, 1999     225,000      750,000       1.44
James Hersma.......................        May 26, 1999     185,000      781,250       0.06
Charles Smith......................  September 26, 1998     198,000           --        N/A
Robert Witt........................        May 10, 1999     185,000      500,000       0.06

     - Mr. Murphy's employment agreement provides for a relocation allowance of $80,000, reimbursement of up to $5,000 annually for disability insurance premiums and reimbursement of attorneys fees related to the negotiation of his employment agreement. In the event of a change of control of our company, 60% of the shares covered by his stock options will become immediately vested and the remaining shares vest monthly over the following year. The entire unvested portion of Mr. Murphy's stock option will immediately vest if he is terminated or if his duties significantly change within 12 months of a change in control.

     - Mr. Farquhar received a signing bonus of $150,000 upon entering into his employment agreement with us. Mr. Farquhar's employment agreement also provides that the unvested portion of Mr. Farquhar's stock option will immediately vest if he is terminated or if his duties are significantly changed within two years following a change of control.

     - Mr. Hersma's employment agreement provides that upon the first renewal, his base salary will be increased to $300,000. In addition, if we terminate Mr. Hersma without cause before his first anniversary with us or if we do not renew his agreement for a second year, he will be entitled to receive severance payments for 18 months. If we terminate Mr. Hersma without cause before his second anniversary with us or if we do not renew his agreement for a third year, he will be entitled to receive severance payments for 12 months. Mr. Hersma may be required to relocate to San Diego, California. If he relocates, he will be entitled to relocation expense reimbursement of up to $130,000. In the event of a change of control, 50% of the shares covered by his stock options will become immediately vested and the remaining shares vest monthly over the following year. The entire unvested portion of Mr. Hersma's stock option will immediately vest if he is terminated or if his duties are significantly changed within one year following a change of control. We reimbursed Mr. Hersma for legal expenses related to his negotiation of his employment agreement.

     - Mr. Smith purchased 900,000 shares of our common stock, however the shares are subject to a right of repurchase by us at the price paid for the shares. Our repurchase right lapses over a 48 equal monthly vesting schedule; however, our repurchase right will immediately and entirely lapse if within the period of one month before or 12 months following a change of control, Mr. Smith is terminated by us without cause or if he voluntarily terminates his employment for good reason, as defined in his employment agreement.

     - Mr. Witt's employment agreement provides for reimbursement of up to $130,000 for his relocation to the San Diego area. In addition, the entire unvested portion of Mr. Witt's stock option will immediately vest if he is terminated or if his duties are significantly changed within one year following a change of control.

1999 EQUITY INCENTIVE PLAN

     On March 12, 1999, our board adopted and our stockholders subsequently approved our 1999 Equity Incentive Plan. The equity incentive plan was subsequently amended to increase the number of authorized shares of common stock which may be issued under the plan to 7,214,100 shares. The equity incentive plan was suspended by our board on July 27, 1999. Consequently, we will not grant any additional stock options under the equity incentive plan. Shares subject to stock awards granted under the plan that have expired or otherwise terminated without having been exercised in full will not be made available for subsequent grants under the plan. In addition, exercised shares repurchased by us under a right of repurchase will not again become available for grant.

     Before it was suspended, the equity incentive plan permitted the grant of options to our directors, officers, key employees and consultants as well as consultants to or directors of our corporate parents or subsidiaries. Options granted under the plan could be either nonstatutory stock options or incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Incentive stock options could be granted only to employees under the plan. In addition, the equity incentive plan permitted the grant of stock bonuses and rights to purchase restricted stock.

     According to its terms, the equity incentive plan could be administered by the board or a committee appointed by the board. The board delegated the authority to administer the equity incentive plan to the compensation committee and, as administrator for non-officer stock awards, to Dennis Murphy. Subject to the limitations set forth in the equity incentive plan, the compensation committee and the administrator, Dennis Murphy, had the authority to select the persons to whom award grants were to be made, to designate the number of shares to be covered by each award, to determine whether an option was to be an incentive stock option or a nonstatutory stock option, to establish vesting schedules, to specify the exercise price of options and the type of consideration to be paid upon exercise and, subject to applicable restrictions, to specify other terms of awards.

     The maximum term of options granted under the equity incentive plan is ten years. Incentive stock options granted under the equity incentive plan are non-transferable except by the laws of descent. Options expire three months after the termination of an optionholder's service unless the participant's option agreement provides otherwise. However, if an optionholder is permanently disabled or dies during his or her service, that person's options may be exercised up to 12 months following his or her disability or 18 months following his or her death, unless his or her option agreement provides otherwise.

     The exercise price of options granted under the equity incentive plan was determined by the board, committee or administrator. The exercise price of an incentive stock option could not be set at less than 100% of the fair market value of the underlying common stock on the date of the grant. The exercise price of a nonstatutory stock option could not be set at less than 85% of the fair market value of the underlying common stock on the date of the grant.

     The board, committee or administrator has the power to accelerate the exercise date or vesting schedule of any option or stock granted under the plan.

     Options granted under the equity incentive plan vest at the rate determined by the board, committee or administrator and specified in the participant's option agreement. The terms of any stock bonuses or restricted stock purchase awards granted under the equity incentive plan were determined by the board, committee or administrator. The purchase price of restricted stock under any restricted stock purchase agreement was not to be less than 85% of the fair market value of our common stock on the date of the grant. Stock bonuses and restricted stock purchase agreements awarded under the equity incentive plan are nontransferable except by will or devise.

     Stock bonuses granted under the plan are subject to repurchase by us upon termination of employment or in accordance with a vesting schedule as provided by the participant's stock award agreement. Repurchase may be effected at the stock's full market value if the agreement so provides but in no event at less than the original purchase price.

     Upon the occurrence of a transaction resulting in a change of control of our company, as this is defined under the equity incentive plan, the surviving entity must either assume or substitute equivalent securities for all outstanding stock awards. Under the plan transactions which constitute a change in control include: a dissolution, liquidation or sale of all or substantially all of our assets, a merger or consolidation in which we are not the surviving entity or in which our stockholders are left holding only property other than stock in the surviving entity, an acquisition which results in the concentration of ownership of at least half of the voting power of our voting securities in a person or group other than our employee benefit plan, or, after the completion of our initial public offering, an acquisition resulting in the replacement of at least half of our board without the consent of at least half of the incumbent board members. In the event the surviving entity does not assume or substitute the stock awards, then the vesting and exercisability of outstanding awards will accelerate fully prior to the change in control and the awards will terminate to the extent not exercised prior to the change in control. In the event the outstanding stock awards are assumed, and if any holder of an award is terminated within 12 months following the transaction by the surviving company or the holder voluntarily terminates employment under specified conditions, then the vesting of all outstanding options and stock awards held by the holder will accelerate and become immediately exercisable.

     The Board could amend or terminate the equity incentive plan at any time. Amendments were submitted for stockholder approval to the extent required by applicable law.

     As of March 1, 2000, we had issued and outstanding, under the equity incentive plan, options to purchase 4,523,063 shares of our common stock. The weighted average exercise price of these options is $0.15 per share.

1999 OMNIBUS EQUITY PLAN

     On July 27, 1999, our board adopted, and on October 25, 1999 our stockholders approved, our 1999 Omnibus Equity Plan and the authorization of a total of 3,325,500 shares of our common stock for issuance under the omnibus equity plan. The compensation committee of our board of directors approved, on December 14, 1999 and March 1, 2000, increases in the number of shares of our common stock reserved for issuance under the plan by 1,500,000 shares and 6,487,500 shares, bringing the total shares reserved to 11,313,000. Our stockholders have not yet approved these increases. Each year upon the annual meeting of stockholders starting in 2001, the total number of shares reserved for issuance under the plan will increase by an amount equal to the lesser of:
(i) 2% of our outstanding capital stock, including unexercised stock options and warrants, on such date, (ii) 1,500,000 shares or (iii) an amount set by the board. Shares subject to stock awards that have expired or otherwise terminated without having been exercised in full again become available for grant under the plan, but exercised shares repurchased by us under a right of repurchase will not again become available for grant under the plan.

     The omnibus equity plan permits the grant of options to our directors, officers, key employees and consultants as well as those of our corporate parents or subsidiaries. Options granted under the plan may be either nonstatutory stock options or incentive stock options within the meaning of
Section 422 of the Internal Revenue Code. Incentive stock options may only be granted to employees. In addition, the omnibus equity plan permits the grant of stock bonuses and rights to purchase restricted stock. No person may be granted options to purchase more than 2,500,000 shares of common stock in any calendar year.

     The omnibus equity plan is administered by the board or a committee appointed by the board. The board has delegated the authority to administer the omnibus equity plan to the compensation committee and for non-officer stock awards to Dennis Murphy, as administrator. Subject to the limitations set forth in the omnibus equity plan, the compensation committee and the administrator have the authority to select the eligible persons to whom award grants are to be made, to designate the number of shares to be covered by each award, to determine whether an option is to be an incentive stock option or a nonstatutory stock option, to establish vesting schedules, to specify the exercise price of options and the type of consideration to be paid upon exercise and, subject to applicable restrictions, to specify other terms of awards.

     The maximum term of options granted under the omnibus equity plan is ten years. Incentive stock options granted under the omnibus equity plan generally are non-transferable. Nonstatutory stock options generally are nontransferable, although the applicable option agreement may permit some transfers. Options generally expire three months after the termination of an optionholder's service. However, if an optionholder is permanently disabled or dies during his or her service, that person's options generally may be exercised up to 12 months following his or her disability or 18 months following his or her death.

     The exercise price of options granted under the omnibus equity plan is determined by the board, a committee of the board or the administrator in accordance with the guidelines set forth in the omnibus equity plan. The exercise price of an incentive stock option cannot be less than 100% of the fair market value of the underlying common stock on the date of the grant. The exercise price of a nonstatutory stock option cannot be less than 85% of the fair market value of the underlying common stock on the date of grant.

     Options granted under the omnibus equity plan vest at rates determined by the Board, a committee of the Board or the administrator. The vesting schedule of each option is specified in each option agreement. The terms of any stock bonuses or restricted stock purchase awards granted under the omnibus equity plan will be determined by the board, a committee of the board or the administrator. The purchase price of restricted stock under any restricted stock purchase agreement cannot be less than 85% of the fair market value of our common stock on the date of grant. Stock bonuses and restricted stock purchase agreements awarded under the omnibus equity plan are generally nontransferable (except by will), although the applicable award agreement may permit some transfers.

     If we are acquired through the sale or lease of all or substantially all of our assets or in a merger in which we are not the surviving entity or in which our stockholders are left holding only property other than our stock, the surviving entity must either assume, or substitute similar securities for all outstanding options and other stock awards under the plan. In the event the surviving entity does not assume or substitute for these securities, then the vesting of outstanding options and stock awards will accelerate fully prior to the transaction and the options and stock awards will terminate to the extent not exercised prior to the closing of the transaction. Additionally, if securities representing at least half of our voting power are acquired by a person, entity or group other than our employee benefit plan, or if at least half of our board is replaced by directors who are not approved by a majority of the current board then the vesting and exercisability of outstanding options and other stock awards held by currently eligible participants will accelerate fully.

     The board may amend or terminate the omnibus equity plan at any time. Amendments will be submitted for stockholder approval to the extent required by applicable law.

     As of March 1, 2000, we had issued and outstanding under the omnibus equity plan options to purchase 6,588,932 shares of our common stock. The weighted average exercise price of these options is $5.33 per share.

EMPLOYEE STOCK PURCHASE PLAN

     Effective upon the completion of our initial public offering, we will implement an employee stock purchase plan. A total of 1,250,000 shares of common stock have been reserved for issuance under this purchase plan. Each year upon the annual meeting of stockholders, the number of shares reserved for issuance under the purchase plan will automatically be increased by 500,000 shares or a lesser amount determined by the board. The purchase plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. Under the purchase plan, the board of directors or a committee comprised of one or more members of the board of directors may authorize participation by eligible employees, including officers, in periodic offerings following the commencement of the purchase plan. The initial offering under the purchase plan will commence on the effective date of the initial public offering and terminate on January 31, 2002.

     Unless otherwise determined by the board of directors, employees are eligible to participate in the purchase plan only if they are customarily employed by us or one of our subsidiaries designated by the board of directors for at least 20 hours per week and at least five months per calendar year. Employees who participate in an offering may have up to 15% of their eligible earnings withheld under the purchase plan. The amount withheld is then used to purchase shares of the common stock on specified dates determined by the board of directors. The price of common stock purchased under the purchase plan will be equal to 85% of the lower of the fair market value of the common stock at the commencement date of each offering period or the relevant purchase date. Employees may end their participation in an offering at any time during that offering, and their participation will end automatically on termination of their employment with us or one of our affiliates.

     In the event of a merger, reorganization, consolidation or liquidation that involves us, the board of directors has discretion to provide that each right to purchase common stock will be assumed or an equivalent right substituted by the successor corporation or the board of directors may provide for all sums collected by payroll deductions to be applied to purchase stock immediately prior to a merger or other transaction. The board of directors has the authority to amend or terminate the purchase plan.

401(k) PLAN

     In October 1999, the board of directors adopted the medibuy.com, Inc. 401(k) plan covering our employees who are at least 21 years of age and have at least one month of service with us. Eligible employees may make pre-tax contributions to the 401(k) plan of up to 20% of their eligible earnings, subject to a statutorily determined annual limit. Each participant is fully vested in his or her deferred salary contributions. Participant contributions are held and invested by the 401(k) plan's trustee. In addition, eligible employees may make roll-over contributions to the 401(k) plan from a tax-qualified retirement plan. The 401(k) plan allows us to make discretionary matching contributions to a participant's account.

     In July 1997, PartNET's board of directors adopted the PartNET, Inc. 401(k) plan covering employees of PartNET who are at least 21 years of age. This 401(k) plan was assumed by us in connection with our acquisition of PartNET. Eligible employees may make pre-tax contributions to the 401(k) plan of up to 15% of their eligible earnings, subject to a statutorily determined annual limit. Each participant is fully vested in his or her deferred salary contributions. Participant contributions are held and invested by the 401(k) plan's trustee. In addition, eligible employees may make roll-over contributions to the 401(k) plan from a tax-qualified retirement plan. The 401(k) plan allows us to make discretionary matching contributions to a participant's account.

     The 401(k) plans are intended to qualify under Section 401 of the Internal Revenue Code so that contributions by us or plan participants to the 401(k) plan and income earned on the 401(k) plan contributions, are not taxable to employees until withdrawn from the plan, and so that our contributions, if any, will be deductible by us when made.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

     Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. In addition, our bylaws require us to indemnify our directors and officers, and allow us to indemnify our other employees and agents, to the fullest extent permitted by law. We have also entered into agreements to indemnify some of our directors and executive officers. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

               CERTAIN RELATED PARTY TRANSACTIONS OF MEDIBUY.COM

     Other than compensation agreements and other arrangements which are described in "medibuy.com Management After the Merger," and the transactions described below, since our inception in August 1998, there has not been, nor is there currently proposed, any transaction or series of similar transactions with related parties to which we were or will be a party:

     - in which the amount involved exceeded or will exceed $60,000; and

     - in which any director, executive officer, holder of more than 5% of our common stock on an as-converted basis or any member of their immediate family had or will have a direct or indirect material interest. (The table and information below identifies transactions with holders who held more than 5% of our common stock prior to the acquisition of Premier Health Exchange and holders who hold more than 5% of our common stock following the acquisition.)

FINANCING TRANSACTIONS

     Purchases of our preferred and common stock include, among others, the following of our executive officers, directors and holders of more than 5% of our outstanding stock:

                                                                       PREFERRED STOCK
                                  COMMON       ---------------------------------------------------------------     ASSUMED
          PURCHASER                STOCK        SERIES A     SERIES B  SERIES C      SERIES D       SERIES E       VALUE(3)
          ---------             -----------    -----------   --------  ---------   ------------   ------------   ------------
DIRECTORS AND EXECUTIVE
  OFFICERS
Dennis Murphy.................      100,000             --         --         --             --             --   $  1,100,000
Charles Smith.................      900,000             --         --         --             --             --      9,900,000
John H. Stevens...............    1,000,000             --         --     62,500             --             --     12,718,750
Douglas Allred................           --             --         --         --         20,000             --        550,000
Don R. Brown..................    1,159,968             --         --         --             --             --     12,759,648
ENTITIES AFFILIATED WITH
  DIRECTORS
Entity affiliated with
  Kleiner, Perkins, Caulfield
  & Byers.....................           --             --         --  2,722,222        165,429             --     79,410,403
Entities affiliated with Oak
  Investment Partners(1)......           --             --         --    833,333        413,565        243,248     40,979,015
Entities affiliated with
  Sequoia Capital.............           --             --         --    826,388        827,129        243,248     52,161,038
Premier Purchasing Partners,
  L.P.........................   47,383,178             --         --         --             --             --    521,214,958
ENTITIES AFFILIATED WITH 5%
  HOLDERS
Acorn Technology Fund,
  L.P.(1).....................           --             --    133,333         --         82,713         48,686     40,280,048
Entities affiliated with
  Allianz Capital Partners,
  GmbH(1).....................           --             --         --         --         49,442      1,188,035     34,030,618
Entities affiliated with
  MeriTech Capital
  Partners(1).................           --             --         --         --         50,654      1,217,138     34,864,280
Entity affiliated with
  Ridgewood Capital...........       82,413             --    200,000         --        248,139             --     62,730,366
Price per share...............          $--(2)      $10.00     $15.00      $3.60         $12.09         $20.54
Dates of acquisition..........  9/98 - 3/00    9/98 - 1/99       3/99       6/99   8/99 - 12/99   12/99 - 1/00

-------------------------
(1) Following our acquisition of Premier Health Exchange, holds less than 5% of our common stock on an as-converted basis.

(2) Shares purchased by Mr. Murphy were at $0.12 per share, shares purchased by Mr. Smith were at $0.004 per share, and shares issued to Dr. Stevens, Mr. Brown, Ridgewood Capital and Premier Purchasing Partners were in connection with transactions described below.

(3) Aggregate value of shares for holder based upon an assumed offering price of $11.00 per share on an as-converted to common stock basis.

     The shares held by Mr. Smith are subject to repurchase by us if Mr. Smith's employment terminates for any reason other than a change in control of our company. The number of shares subject to repurchase decreases ratably over a four-year period from the purchase date.

     On March 5, 1999, we entered into a Consulting Agreement with Ridgewood Capital Management, LLC. As part of this agreement, Ridgewood Capital was issued 82,413 shares of common stock as part of this agreement in exchange for providing us with financial management services. These services were extended and we issued Ridgewood Capital stock options to purchase 34,823 shares of common stock at a weighted average exercise price of $2.07 per share.

     The shares of common stock were issued to Dr. John Stevens in June 1999, in exchange for all of the outstanding capital stock of hippo.com, Inc., a Delaware corporation founded by Dr. Stevens. We have the right to repurchase up to 590,000 shares of the common stock issued to Dr. Stevens until June 2002 if Dr. Stevens' services as a member of our Board of Directors cease for any reason. The shares subject to repurchase decrease ratably over a three-year period. The remaining shares have been accounted for as stock-based compensation to Dr. Stevens because hippo.com was not considered a business and had minimal assets.

     Under an Amended and Restated Investors' Rights Agreement dated June 11, 1999 among us and several of our investors, the investors have registration rights for shares of common stock held by them. The investors who are parties to the agreement include John H. Stevens, one of our directors, and the funds that are affiliated with Sequoia Capital, Kleiner Perkins Caulfield & Byers, Oak Investment Partners, and Ridgewood Capital. See "Description of medibuy.com Capital Stock -- Registration Rights" for a more complete description of these registration rights.

     In connection with the sale and issuance of our Series C preferred stock in June 1999, we entered into a call option agreement with some of our stockholders, including some of the investors who purchased our Series B and Series C preferred stock. In August 1999, we exercised our right to sell our Series D preferred stock under that agreement following our achievement of specified milestones under the agreement. The sale of the Series D stock is described in the table above.

     In connection with our November 1999 acquisition of PartNET, we issued Don
R. Brown, President of PartNET, 1,159,968 shares of our common stock in exchange for his shares of PartNET. We also entered into an employment agreement with Mr. Brown and granted him an incentive stock option to purchase 250,000 shares of our common stock. The stock option vests over four years and has an exercise price of $4.35 per share.

     In addition, Mr. Brown owns a minority interest in Paradigm Resources, L.C., the owner of the property leased by PartNET. The lease expires in January 2004, and has a base monthly rent of approximately $8,300. In March 2000, this office space under this lease was expanded, the monthly rent increased to $17,550 and the expiration date extended to March 31, 2004.

     In January 2000, we entered into a Strategic Relationship Agreement with Allianz Capital Partners in connection with the development of our European marketplace. In connection with that agreement, we granted Allianz Capital Partners a warrant to purchase 387,133 shares of our common stock at an exercise price of $0.12 per share. The warrant will become exercisable upon the effectiveness of our initial public offering.

     In connection with the merger, we will be issuing 47,383,178 shares of our common stock to Premier Purchasing Partners in exchange for its ownership interest in Premier Health Exchange and we will issue to Premier Purchasing Partners a warrant to purchase 11,162,901 shares of our common stock. Premier Health Exchange is a party to a ten-year e-commerce outsourcing agreement with Premier Purchasing Partners. Under the agreement and after the closing of the merger, we will be the exclusive e-commerce marketplace that Premier Purchasing Partners will offer to its members for a scheduled six-year term and Premier Purchasing Partners will pay us a total of $159 million over the six-year exclusivity period for providing integration and maintenance services. See "medibuy.com Business -- Strategic Relationships" for a further description of the terms of the e-commerce outsourcing agreement.

     In March 2000, Premier Health Exchange and Premier entered into a Premier Support Agreement. The agreement has a term of ten years and is renewable for successive five-year periods, but will be terminated if the e-commerce outsourcing agreement is terminated. Under the agreement, Premier Purchasing Partners will provide us with services and support, including opportunity identification, analysis, business development and management. In consideration for these services, we have agreed to pay Premier Purchasing Partners support fees based upon a percent of the purchases by Premier Purchasing Partners members related to these services or actual costs related to the Premier Purchasing Partners' services. We have also agreed to pay Premier Purchasing Partners an aggregate of $20 million over the ten-year term of the agreement for management services provided to us under the agreement.

     In connection with our acquisition of Premier Health Exchange, Premier Purchasing Partners will enter into a Lock-Up and Registration Rights Agreement. Under the agreement, we will grant Premier Purchasing Partners registration rights pertaining to the shares of our common stock that it will receive and will be entitled to purchase in connection with our acquisition of Premier Health Exchange. In addition, under the agreement, Premier Purchasing Partners will be generally restricted from transferring our shares for a period of at least one year following our initial public offering. However, the restriction on transfer will not apply to shares registered under Premier Purchasing Partners' registration rights. See "Description of medibuy.com Capital
Stock -- Registration Rights" for a description of these registration rights. Under the agreement, Premier Purchasing Partners will also agree that for two years following the closing of our initial public offering, it will not, except in limited situations, acquire any additional shares of our securities or assets or initiate any proxy solicitation or tender offer for our securities. Further, in March 2000 we entered into a Voting Agreement with Premier Purchasing Partners under which Premier Purchasing Partners will be required to vote all of its ownership interests in Premier Health Exchange in favor of the acquisition and against transactions that would adversely affect the acquisition.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                           MANAGEMENT OF MEDIBUY.COM

     The following table sets forth information with respect to the beneficial ownership of our common stock as of March 1, 2000, adjusted for our acquisition of Premier Health Exchange and the conversion of our preferred stock, and, following the sale of shares in our initial public offering, by

     - each person who is known by us to own beneficially more than 5% of our outstanding common stock

     - each named executive officer

     - each of our directors

     - all of our current directors and executive officers as a group

     Except as indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the address for each stockholder is c/o medibuy.com, Inc., 10120 Pacific Heights Boulevard, San Diego, California 92121. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Percentage of beneficial ownership is based on 101,404,743 pro forma shares of common stock outstanding as of March 1, 2000 increased by an additional 13,000,000 shares of common stock to be outstanding after completion of our initial public offering.

     The table assumes no exercise of the underwriters' over-allotment option. If the underwriters' over-allotment option is exercised in full, we will sell up to an aggregate of 14,950,000 shares of our common stock, and up to 116,354,743 shares of common stock will be outstanding after completion of our initial public offering.

                                                                               PERCENTAGE OF
                                                                                   SHARES
                                                                                OUTSTANDING
                                                                            --------------------
                                                       NUMBER OF SHARES      BEFORE      AFTER
        NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIALLY OWNED    OFFERING    OFFERING
        ------------------------------------          ------------------    --------    --------
Richard A. Norling and Premier Purchasing
Partners(1).........................................      47,383,178          46.7%       41.4%
  12225 El Camino Real
  San Diego, CA 92130
Brook H. Byers and
Kleiner Perkins Caulfield & Byers(2)................       7,219,128           7.1         6.3
  2750 Sand Hill Road
  Menlo Park, Ca 94025
Mark A. Stevens and Sequoia Capital(3)..............       5,419,238           5.3         4.7
  3000 Sand Hill Road, Bldg. 4, Suite 280
  Menlo Park, CA 94025
Ann H. Lamont and Oak Investment Partners(4)........       4,402,690           4.3         3.8
  1 Gorham Island
  Westport, CT 06880
Ridgewood Capital Management, LLC(5)................       5,737,583           5.7         5.0
  947 Linwood Avenue
  Ridgewood, NJ 07450

                                                                               PERCENTAGE OF
                                                                                   SHARES
                                                                                OUTSTANDING
                                                                            --------------------
                                                       NUMBER OF SHARES      BEFORE      AFTER
        NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIALLY OWNED    OFFERING    OFFERING
        ------------------------------------          ------------------    --------    --------
Acorn Technology Fund L.P.(6).......................       3,661,823           3.6%        3.2%
  5 Vaughn Drive
  Princeton, NJ 08540
MeriTech Capital Partners(7)........................       3,169,480           3.1         2.8
  90 Middlefield Road, Suite 201
  Menlo Park, CA 94025
Allianz Capital Partners, Gmbh(8)...................       3,480,825           3.4         3.0
  Theresienstrase 1-5
  80333 Munich, Germany
Douglas C. Allred(9)................................          87,500           0.1         0.1
Dennis J. Murphy(10)................................         749,168           0.7         0.7
James L. Hersma(11).................................         403,125           0.4         0.4
Charles R. Smith....................................         787,500           0.8         0.7
Norman R. Farquhar(12)..............................         172,500           0.2         0.2
Robert B. Witt(13)..................................          65,000           0.1         0.1
Don R. Brown........................................       1,159,968           1.1         1.0
John H. Stevens, M.D.(14)...........................       1,156,250           1.1         1.0
All executive officers and directors as a group (12
  persons)(15)......................................      69,005,243          67.4        59.8

-------------------------
 (1) Includes 47,383,178 shares of common stock owned by Premier Purchasing Partners, an affiliate of Premier. Mr. Norling serves on the board of directors of Premier and on the management committee of Premier Plans, the general partner of Premier Purchasing Partners.

 (2) Includes:

      - 7,219,128 shares of common stock issuable upon conversion of our Series C and Series D preferred stock held by KPCB Holdings, Inc.

      - Mr. Byers is a partner of KPCB Holdings, and shares investment and voting power over these shares with the other managing members or general partners of the fund, none of whom are affiliated with us. Mr. Byers disclaims beneficial ownership of those shares except to the extent of this pecuniary interest in the fund.

 (3) Includes:

      - 1,872,387 shares of common stock issuable upon conversion of our Series C preferred stock and 613,453 shares of common stock held by Sequoia Capital VIII, which represents 2.5% and 2.2%, respectively, of the total number of shares outstanding before and after our initial public offering.

      - 23,760 shares of common stock issuable upon conversion of our Series C preferred stock and 7,785 shares of common stock held by Sequoia International Technology Partners VIII, which represents less than 0.1% of the total number of shares outstanding before and after the initial public offering.

      - 123,958 shares of common stock issuable upon conversion of our Series C preferred stock and 40,613 shares of common stock held by Sequoia International Technology Partners VIII (Q), which represents 0.2% and 0.1%, respectively, of the total number of shares outstanding before and after the initial public offering.

      - 41,320 shares of common stock issuable upon conversion of our Series C preferred stock and 13,538 shares of common stock held by CMS Partners LLC, which represents 0.1% and less than 0.1%, respectively, of the total number of shares outstanding before and after the initial public offering.

      - 4,545 shares of common stock issuable upon conversion of our Series C preferred stock and 1,488 shares of common stock held by Sequoia 1997, which represents less than 0.1% of the total number of shares outstanding before and after the initial public offering.

      - 279,810 shares of common stock issuable upon conversion of our Series D and Series E preferred stock held by Sequoia Capital Franchise Partners, which represents 0.3% and 0.2%, respectively, of the total number of shares outstanding before and after the initial public offering.

      - 2,396,583 shares of common stock issuable upon conversion of our Series D and Series E preferred stock held by Sequoia Capital Franchise Fund, which represents 2.4% and 2.1%, respectively, of the total number of shares outstanding before and after the initial public offering.

      - Mark A. Stevens is a managing member of the general partner, or a partner, of each of the above-listed investment funds, and shares investment and voting power over these shares with the other managing members or general partners of these funds, none of whom are affiliated with us. Mr. Stevens disclaims beneficial ownership of those shares except to the extent of his pecuniary interest in those funds.

 (4) Includes:

      - 3,655,025 shares of common stock issuable upon conversion of our Series C, Series D and Series E preferred stock and 664,015 shares of common stock held by Oak Investment Partners VIII, L.P., which represents 4.3% and 3.8%, respectively, of the total number of shares outstanding before and after the initial public offering.

      - 70,790 shares of common stock issuable upon conversion of our Series C, Series D and Series E preferred stock and 12,860 shares of common stock held by Oak VIII Affiliates Fund, L.P., which represents 0.1% and 0.1%, respectively, of the total number of shares outstanding before and after the initial public offering.

      - Ann H. Lamont is a managing member of the general partner of each of the above-listed investment funds, and shares investment and voting power over these shares with the other managing members of the general partners of these funds, none of whom are affiliated with us. Ms. Lamont disclaims beneficial ownership of those shares except to the extent of her pecuniary interest in the funds.

 (5) Includes 5,620,348 shares of common stock issuable upon conversion of our Series B preferred stock and Series D preferred stock held by Ridgewood Medibuy LLC and 117,235 shares of common stock and options exercisable within 60 days of March 1, 2000 held by Ridgewood Capital Management LLC. Ridgewood Capital Management LLC is an affiliate of Ridgewood Medibuy LLC.

 (6) Includes 3,661,823 shares of common stock issuable upon conversion of our Series B, Series D and Series E preferred stock.

 (7) Includes:

      - 3,118,770 shares of common stock issuable upon conversion of our Series D and Series E preferred stock held by MeriTech Capital Partners, LP, which represents 3.1% and 2.7%, respectively, of the total number of shares outstanding before and after the initial public offering.

      - 50,710 shares of common stock issuable upon conversion of our Series D and Series E preferred stock held by Meritech Capital Affiliates, LP, which represents 0.1% and less than 0.1%, respectively, of the total number of shares outstanding before and after the initial public offering.

 (8) 3,093,692 shares of common stock issuable upon conversion of our Series D and Series E preferred stock and a warrant to purchase 387,133 shares of common stock which becomes exercisable effective upon the initial public offering.

 (9) Includes 75,000 shares of common stock issuable upon conversion of our Series B preferred stock and Series D preferred stock held by the Allred Family Trust dated March 23, 1995, Douglas Allred and Loretta Allred Trustees. Mr. Allred disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the trust. Also includes 12,500 shares subject to options exercisable within 60 days of March 1, 2000.

(10) Includes 78,750 shares of common stock held by Dennis Murphy and Veronica Murphy, Trustees of the Murphy 1999 Trust No. 1 dated October 25, 1999 and 78,750 shares of common stock held by Dennis Murphy and Veronica Murphy, Trustees of the Murphy 1999 Trust No. 2 dated October 25, 1999. Mr. Murphy disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the trusts. Also includes 591,668 shares subject to options exercisable within 60 days of March 1, 2000.

(11) Includes 207,813 shares subject to options exercisable within 60 days of March 1, 2000.

(12) Includes 172,500 shares subject to options exercisable within 60 days of March 1, 2000.

(13) Includes 65,000 shares subject to options exercisable within 60 days of March 1, 2000.

(14) Includes 156,250 shares of common stock issuable upon conversion of our Series C preferred stock.

(15) Includes shares and options listed in footnotes (1) through (4) and (9) through (14).

                        PREMIER HEALTH EXCHANGE BUSINESS

OVERVIEW

     Premier Health Exchange is an early stage electronic commerce company focused on supplying the infrastructure to allow online purchases of products and services between buyers and sellers in the healthcare industry. Premier Health Exchange's e-commerce infrastructure provides specialized technology for buyers, particularly those that utilize contracts negotiated by group purchasing organizations, that supports day-to-day transactions, group contract management and data collection, as well as online auctions and other products that provide increased access to existing systems.

     On September 16, 1998, Premier Health Exchange, operating as a division of Premier Purchasing Partners, commenced development of a business-to-business online marketplace for the purchase and sale of medical and surgical products, pharmaceuticals, dietary products, capital equipment, and other non-medical products and services used in the operation of Premier Purchasing Partners' member healthcare facilities. On February 28, 2000, Premier Health Exchange was formed as a separate company to continue these operations.

     Premier Health Exchange was created to help achieve cost reductions in healthcare procurement through electronic commerce technologies that enable online group contracting, auctions and an electronic market exchange for buyers, sellers and group purchasing organizations. Further cost reductions in the supply chain process were expected to result from the integration of e-commerce capabilities to the material management and enterprise resource planning systems of buyers and sellers of healthcare products and services.

     Premier Health Exchange has been developing products to capture and provide transaction-related information on a timely basis to buyers and sellers. Because current procurement processes typically do not provide comprehensive information about transactions, Premier Health Exchange believes it can significantly increase access to transaction information for buyers, sellers, and group purchasing organizations. To address the varying degrees of e-commerce readiness of users, Premier Health Exchange's products are designed to provide the capability to allow both simple and complex transactions to occur. Integration with existing systems provides incentive for buyers to use Premier Health Exchange's e-commerce capability for the majority of their transactions by simplifying processes and reducing supply chain costs.

     Following the merger with medibuy.com, Premier Health Exchange's activities and development efforts are expected to be continued by the combined company.

PREMIER HEALTH EXCHANGE HISTORICAL SUMMARY

     In order to achieve its objective to become a leading healthcare electronic commerce company, Premier Health Exchange has pursued the following initiatives:

     - Development of WebCat, an expandable electronic catalog product. This product allows customers to access information relative to product selection, contract pricing and related product information. This product was developed with a specific focus on the needs of a group purchasing organization and its members. WebCat contains product information from more than 400 suppliers and is currently in use by more than 1,400 of Premier's member facilities.

     - Addition of purchasing and selling capabilities to WebCat. In addition to continuously updating WebCat for new products and services, WebCat now allows users to purchase and sell products and services via the Internet. Premier Health Exchange has introduced order entry and online product availability with two leading healthcare suppliers.

     - Development of reverse auction and multi-variable auction capabilities. Premier Health Exchange has successfully conducted several reverse auctions and multi-variable auctions where multiple criteria may be evaluated for purchasing decisions.

     - Establishment of strategic relationships with key healthcare suppliers. Premier Health Exchange has been developing implementation strategies with twelve key healthcare suppliers, representing a significant portion of Premier's contracted purchasing volume.

PRODUCTS

     Premier Health Exchange has developed a suite of product offerings designed to address the needs of healthcare buyers, sellers and group purchasing organizations. Initially, these products are being provided at no cost exclusively to Premier members. Premier Health Exchange's products include the following:

     WEBCAT. First introduced to customers in March 1999, WebCat is an expandable electronic catalog product that serves the needs of individual buyers and the group purchasing organizations affiliated with a buyer. This product has a personalization capability that allows a buying institution to create customized catalogs for the entire institution or specific facilities, departments or individuals within the institution. The product can manage national, regional and local contract pricing. Group purchasing functionality allows buyers to access relevant pricing, associated commitment requirements and other purchasing terms.

     WEBCAT ORDER MANAGEMENT. First introduced to customers in December 1999, this product is currently being implemented and has been installed at select Premier member facilities nationwide. It provides users of WebCat with a consistent order management and catalog purchasing capability across multiple product categories. The capabilities include order creation, order submission and order confirmation. The WebCat Order Management product can access the back-office systems of manufacturers and distributors via the Internet or through direct electronic data interchange. Integrating order management and catalog purchasing functions benefits buyers, sellers and group purchasing organizations by reducing order processing costs and by improving utilization of products and services through enhanced capture of transaction-related information.

     REVERSE AUCTIONS AND MULTI-VARIABLE AUCTIONS. The reverse auction product, first introduced to customers in July 1999, allows multiple sellers to openly bid online in response to the requested purchase of goods and services by individual buyers or aggregated groups of institutions. The multi-variable auction product, first introduced to customers in March 2000, allows buyers and sellers to interact in an auction environment where multiple purchasing criteria may be offered. Although the technology exists to support multi-variable auctions, only one has occurred to date. Sellers are invited to participate in auctions on a case-by-case basis by accessing a secure Internet site on a predetermined date. Auctions last a predetermined length of time. Sellers have online feedback during the course of an auction to improve their ability to make informed decisions.

TECHNOLOGY

     Premier Health Exchange systems are based upon software applications and hardware from leading technology companies such as Sun Microsystems, Oracle Corporation, Microsoft, and Broadvision. These have been customized to meet Premier Health Exchange's requirements. Premier Health Exchange uses industry standard technology and tools in the development of its architecture and e-commerce applications.

     A number of open systems technologies are utilized in linking our marketplace technologies with the back-office systems of healthcare providers, manufacturers and distributors. This will allow for open systems integration among all participants in the marketplace.

     Premier Health Exchange's development efforts also included products to provide additional technology resources for customers. These services integrate system capabilities with users' existing systems and develop flexible and consistent messaging capabilities.

PROPRIETARY RIGHTS

     Premier Health Exchange relies on a combination of copyright, trade secret and other intellectual property law, nondisclosure agreements and other protective measures to protect its proprietary rights. Premier Health Exchange also uses proprietary know-how and trade secrets and employs various methods to protect its trade secrets and know-how. Premier Health Exchange cannot assure you that its intellectual property protection measures will be sufficient to prevent misappropriation of its technology. In addition, the laws of many foreign countries do not protect their intellectual property to the same extent as the laws of the United States.

     Premier Health Exchange believes that its proprietary technology does not infringe on any third party's patents; however, Premier Health Exchange cannot be certain that it will not become involved in litigation involving patents or proprietary rights. Patent and proprietary rights litigation entails substantial legal and other costs. Defense or prosecution of this kind of litigation would require significant financial resources, which may not be available. Responding to, defending or bringing claims related to intellectual property rights may require management to redirect human and monetary resources to address these claims.

EMPLOYEES

     As of March 1, 2000, Premier Health Exchange had 22 full time employees. These employees are not represented by unions and Premier Health Exchange considers its employee relations to be good.

FACILITIES

     Premier Health Exchange is currently operating in space that is being provided by Premier Purchasing Partners.

LEGAL PROCEEDINGS

     Premier Health Exchange is not currently involved in any material legal proceedings.

        PREMIER HEALTH EXCHANGE MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with Premier Health Exchange's financial statements and related notes and the other financial information included elsewhere in this prospectus/consent solicitation statement. This discussion contains forward-looking statements that involve risks and uncertainties. Premier Health Exchange's actual results could differ materially from the results contemplated by these forward-looking statements as a result of certain factors, including those discussed below and elsewhere in this prospectus/consent solicitation statement, particularly under the heading "Risk Factors."

                                    OVERVIEW

     Premier Health Exchange is a limited liability company formed on February 28, 2000 whose majority member is Premier Purchasing Partners. Prior to formation, Premier Health Exchange had operated as a division of Premier Purchasing Partners. Premier Purchasing Partners is one of the largest group purchasing organizations in the U.S. representing over 1,800 member hospitals and other healthcare facilities. Premier Purchasing Partners is a limited partnership whose general partner is Premier Plans, a limited liability company whose sole member is Premier, a national strategic business alliance primarily representing not for profit hospital and healthcare systems. Premier Purchasing Partners aggregates the purchasing volume of its member hospitals in order to negotiate contracts with favorable pricing and terms with sellers of medical and non-medical products and services.

     The financial statements of Premier Health Exchange have been prepared using Premier Purchasing Partners' historical basis for the assets and liabilities and the historical results of operations of Premier Health Exchange. Changes in members' capital represent Premier Purchasing Partners' transfer of its net investment in Premier Health Exchange, after giving effect to the net loss of Premier Health Exchange, plus cash transfers and other transfers to Premier Health Exchange. In connection with the formation, Premier Purchasing Partners contributed cash, cumulative operating expenses and software and equipment. The historical financial statements of Premier Health Exchange may not be indicative of what the financial position and results of operations of Premier Health Exchange would have been if it had been operated as a separate, stand-alone entity during the periods covered.

     On September 16, 1998, Premier Health Exchange commenced the development of a business-to-business online marketplace for the purchase and sale of medical and non-medical products and services for use primarily by Premier Purchasing Partners member hospitals. Through its online marketplace, buyers and sellers would be able to purchase and sell medical and surgical products, pharmaceuticals, dietary products, capital equipment, and other non-medical products and services used in the operation of healthcare facilities. Premier Health Exchange's business consists of a single operating segment, and its operations and targeted customers are located primarily in the United States.

     Premier Health Exchange initiated development efforts in September 1998 and since then, efforts have been primarily directed towards developing an Internet deployed electronic catalog to provide Premier's member hospitals with the ability to review contract products, prices and terms for all product categories of Premier Purchasing Partners group purchasing contracts, developing auction capability and functionality and developing industry relationships.

     Effective upon the closing of the merger, the members and employees of Premier Health Exchange will be exchanging their membership units in Premier Health Exchange for 50,000,000 shares of medibuy.com common stock, the issuance of 3,125,701 medibuy.com stock options and

11,162,901 warrants to purchase shares of medibuy.com common stock. medibuy.com operates a leading business-to-business Internet marketplace for the purchase and sale of medical and non-medical products and services used by the healthcare industry worldwide.

                             RESULTS OF OPERATIONS

     For the period since inception on September 16, 1998 through December 31, 1998, Premier Health Exchange recorded a net loss of $341,000. For the year ended December 31, 1999, the net loss was $3.4 million. Given its short operating history and limited operations, Premier Health Exchange believes that comparisons between any period in 1999 and the comparable period in 1998 would not be meaningful; therefore, these comparisons are not discussed.

     Since inception, Premier Health Exchange has been in a development stage. As a result, Premier Health Exchange has not charged transaction fees on purchases made through its online marketplace and therefore has not recorded any revenues, and has not incurred any sales and marketing expenses.

     General and administrative expenses totaled $341,000 for the period from inception to December 31, 1998 and $3.4 million for the year ended December 31, 1999. This expense category primarily includes personnel costs, travel, professional services, various general expenses and amortization of capitalized software development expenses. During the period from inception through December 31, 1998, Premier Health Exchange did not capitalize any amounts for software development. During the year ended December 31, 1999, Premier Health Exchange capitalized approximately $13.5 million in software development costs of which approximately $863,000 was amortized to capitalized software expense.

     On March 1, 2000, Premier Health Exchange granted options to employees to purchase 4,180,625 common membership units at a price of $4.00 per unit. In connection with these options, Premier Health Exchange will be recording a deferred compensation charge of $17.6 million that will be amortized over the vesting period of the individual options.

                        LIQUIDITY AND CAPITAL RESOURCES

     As of February 29, 2000, Premier Health Exchange's primary source of liquidity consisted of $23.7 million in cash and cash equivalents. At December 31, 1999 and 1998, it operated as a division of Premier Purchasing Partners and did not reflect sources of liquidity.

     Since inception, Premier Health Exchange has financed its operations primarily through contributions from Premier Purchasing Partners. During 1998, it received $341,000 in contributions of operating expenses from Premier Purchasing Partners. During the year ended December 31, 1999, it received $16.1 million in contributions of operating expenses and software and equipment from Premier Purchasing Partners. During the two months ended February 29, 2000, Premier Health Exchange received contributions of $7.6 million in operating expenses and software and equipment from Premier Purchasing Partners. On February 28, 2000, it received $23.7 million in cash contributions and the contribution of the cumulative operating expenses and software and equipment amount of $24.1 million in exchange for 63,375,000 common membership units and a warrant to purchase 14,930,381 common membership units.

     In March 2000, Premier Health Exchange entered into a ten-year e-commerce outsourcing agreement with Premier Purchasing Partners to develop, integrate and maintain an online marketplace on behalf of Premier Purchasing Partners. Premier Health Exchange will receive aggregate payments from Premier Purchasing Partners of $159 million over a six-year exclusivity period of the agreement for integration and maintenance services. Additionally, Premier Health Exchange will receive e-commerce transaction fees from Premier Purchasing Partners based on a

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

percentage of the gross transaction value of certain products and services purchased on the marketplace through standard group purchasing agreements in excess of contracted minimum purchasing volumes. Premier Health Exchange is required to pay Premier Purchasing Partners a sales commission equal to a contracted percentage of the e-commerce transaction fees it earns on the online marketplace related to goods and services not purchased through the standard group purchasing agreements maintained by Premier Purchasing Partners.

     In March 2000, Premier Health Exchange also entered into a renewable ten-year agreement with Premier, whereby Premier will provide promotion, marketing and management support services for certain e-commerce offerings of Premier Health Exchange. Premier Health Exchange is required to make minimum payments totaling $20 million over the ten-year term of the agreement.

     Since Premier Health Exchange operated as a division of Premier Purchasing Partners until its formation on February 28, 2000, it has not used any cash for operating or investing activities for the period from inception through December 31, 1998 and the year ended December 31, 1999.

     Premier Health Exchange has no commitments for the period from inception through December 31, 1998, the year ended December 31, 1999 and the two months ended February 29, 2000.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Premier Health Exchange invests excess cash balances in a combination of fixed income securities and U.S. Treasury Bills. All of the cash equivalent investments purchased have maturity dates of less than three months from the date of purchase. Premier Health Exchange does not currently hold, and has never held, any derivative financial instruments. As a result, Premier Health Exchange does not expect changes in interest rates to have a material impact on results of operations or financial position.

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

                    DESCRIPTION OF MEDIBUY.COM CAPITAL STOCK

     Upon our initial public offering, we will be authorized to issue 300,000,000 shares of common stock, $0.001 par value, and 15,000,000 shares of preferred stock, $0.001 par value. The following description of our capital stock is qualified in all respects by reference to our amended and restated certificate of incorporation, which has been filed as an exhibit to the registration statement incorporating this prospectus.

COMMON STOCK

     At March 1, 2000, there were 15,920,810 shares of common stock outstanding, which were held of record by 63 stockholders. The holders of outstanding common stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may, from time to time, determine, subject to any preferences which may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote. The common stock is not entitled to preemptive rights and is not subject to redemption or conversion. Upon our liquidation, dissolution or winding-up, the assets (if any) legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of all our debt and liabilities and the liquidation preference of any outstanding class or series of preferred stock, and the shares of common stock to be issued under our initial public offering will be, when issued and delivered, validly issued, fully paid and nonassessable.

PREFERRED STOCK

     Upon the closing of our initial public offering, all outstanding shares of our preferred stock will be converted into 35,483,933 shares of common stock. See our financial statements for a description of our currently outstanding preferred stock. After our initial public offering, preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of the common stock, may fix or alter the voting rights, redemption provisions (including sinking fund provisions), dividend rights, dividend rates, liquidation preferences, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. Our board of directors, without stockholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of holders of common stock. No shares of preferred stock will be outstanding upon the closing of our initial public offering and we have no present plans to issue any preferred stock shares. The issuance of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change in control or other corporate action.

WARRANTS

     In January 2000, we issued to Allianz Capital Partners and an individual in connection with a strategic relationship agreement, warrants to purchase an aggregate of 474,960 shares of our common stock at an exercise price of $0.12 per share. These warrants will become exercisable effective upon our initial public offering. These warrants will expire on the second anniversary of the date of grant, or earlier in connection with a reorganization transaction or if the average daily closing price of our stock over a 60 trading day period equals or exceeds $16.43 per share. The exercise price and number of shares issuable upon exercise of the warrant are automatically adjusted for any stock split, stock combination or reclassification of our stock.

     In March 2000, we issued to drugstore.com a two-year warrant to purchase an aggregate of 500,000 shares of our common stock at an exercise price of $0.004 per share. This warrant was immediately exercisable. The exercise price and number of shares issuable upon exercise of the warrant are automatically adjusted in the event of any stock split, stock combination, reclassification of stock or specified form of reorganization transaction. In addition, we agreed to issue to drugstore.com an 18-month warrant to purchase 200,000 shares of common stock upon the effectiveness of our initial public offering. The warrant will be immediately exercisable and will have an exercise price of $0.01 per share.

     In connection with the merger, we will issue warrants to purchase an aggregate of 11,162,901 shares of our common stock.

     Our board of directors has approved a Strategic Warrant Program in connection with our strategic relationships. Under the program, we have reserved an aggregate of 13,925,000 shares for issuance upon the exercise of warrants issued in connection with our strategic relationships. Warrants issued under the program will generally include the following terms:

     - Exercise price of $0.01 per share.

     - Time-based or performance-based exercisability, normally over a three-year period.

     - Exercisability terms of up to five years from the date of issuance.

     Our board of directors will have discretion to modify the terms of any warrant granted under the program or issue additional warrants in the future.

REGISTRATION RIGHTS

     Under our Second Amended and Restated Investor Rights Agreement dated January 7, 2000 between us and several of our investors, the investors, holding an aggregate of 33,781,433 shares of our common stock issued or issuable upon conversion of our preferred stock, have registration rights pertaining to the securities they hold. These investors may only exercise these rights after 180 days following our initial public offering, however, if we propose to register any of our securities under the Securities Act for our own account or the account of any of our stockholders other than these holders of registrable shares, holders of the registrable shares are entitled, subject to specified limitations and conditions, to notice of the registration and are, subject to specified conditions and limitations, entitled to include registrable shares in our initial public offering, provided, among other conditions, that the underwriters of the offering have the right to limit the number of shares included in the registration. In addition, we may be required to prepare and file a registration statement under the Securities Act at our expense if requested to do so by the holders of at least 30% in interest of the registrable shares. We are required to use our best efforts to effect the registration, subject to specified conditions and limitations. We are not obligated to effect more than two stockholder-initiated registrations. Further, holders of registrable securities may require us to file additional registration statements on Form S-3, subject to conditions and limitations. We are required to bear substantially all costs incurred in connection with those registrations, other than underwriting discounts and commissions. The foregoing registration rights could result in substantial future expenses for us and adversely affect any future equity or debt offerings.

     Other investors holding an aggregate of 1,702,500 shares of our common stock issued or issuable upon conversion of our Series A preferred stock have registration rights under their subscription agreements for their purchase of our stock. These rights are similar to those registration rights granted to the other investors as described above, however, these investors do not have the right to require us to prepare and file a registration statement under the Securities Act unless the registration statement is on Form S-3 and we are eligible to use that form.

     In connection with the merger, we will enter into a Lock-Up and Registration Rights Agreement with each person or entity who will receive medibuy.com common stock options or warrants in connection with the merger. Under the agreement, the members will have registration rights pertaining to the shares of common stock it will receive in the merger and the shares of common stock they may purchase upon exercise of warrants they may receive in connection with the merger. After 180 days following our initial public offering and if we propose to register any of our securities under the Securities Act for our own account or the account of any of our other stockholders, the former members will be entitled to include shares in the offering. However, the underwriters of the offering will have the right to limit the number of their shares included in the registration. In addition, the members may require us to file additional registration statements on Form S-3 subject to conditions and limitations. We are required to bear substantially all costs incurred in connection with those registrations, other than underwriting discounts and commissions. The foregoing registration rights could result in substantial future expenses for us and adversely affect any future equity or debt offerings.

POSSIBLE ANTI-TAKEOVER MATTERS

CERTIFICATE OF INCORPORATION AND BYLAWS

     Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of undesignated preferred stock, the terms of which can be determined by the board of directors at the time of issuance. See "-- Preferred Stock" for a description of our preferred stock. Our amended and restated certificate of incorporation also provides that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing. Our bylaws provide that our board of directors will be classified into three classes of directors. Please see "medibuy.com Management After the Merger -- Board Composition" for a list of our directors and the class to which they belong. Our bylaws also require that stockholders give advance notice to our secretary of any nominations for director or other business to be brought by stockholders at any stockholders' meeting and require a supermajority vote of members of our board of directors and/or stockholders to amend some bylaw provisions. These provisions of our amended and restated certificate of incorporation and our bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions may also have the effect of preventing changes in our management.

DELAWARE ANTI-TAKEOVER STATUTE

     We are subject to Section 203 of the Delaware General Corporation Law which, subject to specified exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder -- defined as any person or entity that is the beneficial owner of at least 15% of a corporation's voting stock -- for a period of three years following the time that the stockholder became an interested stockholder, unless:

     - prior to that time, the corporation's board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder

     - upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer

     - at or subsequent to that time, the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

     Section 203 defines business combination to include:

     - any merger or consolidation involving the corporation and the interested stockholder

     - any sale, lease, exchange, mortgage, transfer, pledge or other disposition involving the interested stockholder and 10% or more of the assets of the corporation

     - subject to specified exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder

     - any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class of series of the corporation beneficially owned by the interested stockholder

     - the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation

NASDAQ NATIONAL MARKET

     As of the date of this prospectus/consent solicitation statement, medibuy.com's common stock is not quoted or traded on any public exchange. However, it is a condition to closing the merger that medibuy.com complete the merger and its initial public offering concurrently. Thus, following the completion of the merger and the initial public offering, medibuy.com common stock will be quoted on the Nasdaq National Market under the symbol "MBUY".

     The actual price of medibuy.com common stock after the merger is completed cannot be guaranteed or predicted.

TRANSFER AGENT AND REGISTRAR

     The stock transfer agent and registrar for our common stock is ChaseMellon Shareholder Services.

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

                COMPARISON OF STOCKHOLDERS' AND MEMBERS' RIGHTS

     In connection with the merger, the Premier Health Exchange members will be converting their common membership units of Premier Health Exchange into shares of medibuy.com common stock. medibuy.com is a Delaware corporation and Premier Health Exchange is a Delaware limited liability company, and the medibuy.com certificate of incorporation and the medibuy.com bylaws differ from the Premier Health Exchange operating agreement in several significant respects. Because of the differences between the Delaware corporate law and Delaware limited liability company law, and the differences in the organizational documents of medibuy.com and Premier Health Exchange, the rights of a holder of medibuy.com common stock differ from the rights of a holder of Premier Health Exchange common membership units.

     Below is a summary of some of the important differences between the Delaware corporate law and the Delaware limited liability company law and the organizational documents of medibuy.com and Premier Health Exchange. Unless otherwise noted, all references to the certificate of incorporation and the bylaws of medibuy.com refer to the certificate of incorporation and bylaws as they exist immediately following the closing of the initial public offering of medibuy.com common stock. It is not practical to summarize all of such differences in this prospectus/consent solicitation statement, but some of the principal differences which could materially affect the rights of Premier Health Exchange members include the following:

CAPITALIZATION

     The total authorized ownership interests of Premier Health Exchange consist of 100,000,000 common membership units. As of March 1, 2000, there were 63,375,000 common membership units outstanding.

     After giving effect to the 2.5 for 1 stock split, the total authorized shares of capital stock of medibuy.com will consist of (1) 300,000,000 shares of common stock $0.001 par value per share, and (2) 15,000,000 shares of preferred stock, $0.001 par value per share, 68,100 of which are designated as series A preferred stock, 334,907 of which are designated as series B preferred stock, 5,000,000 of which are designated as series C preferred stock, 2,800,000 of which are designated as series D preferred stock and 4,900,000 of which are designated as series E preferred stock. At the close of business on March 1, 2000, there were 15,920,810 shares of medibuy.com common stock outstanding, 68,100 shares of series A preferred stock outstanding, 334,907 shares of series B preferred stock outstanding, 4,458,332 shares of series C preferred stock outstanding, 2,364,917 shares of series D preferred stock outstanding and 3,281,515 shares of series E preferred stock outstanding.

     The medibuy.com board of directors is authorized to issue preferred stock from time to time in one or more series and to generally fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of preferred stock. The medibuy.com board of directors, without common stockholder approval, can issue medibuy.com preferred stock with dividend, voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of medibuy.com common stock. medibuy.com preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of medibuy.com or make removal of management more difficult. Additionally, issuing medibuy.com preferred stock may cause the market price of medibuy.com common stock to decrease.

VOTING RIGHTS

     The Premier Health Exchange operating agreement provides that each holder of common membership units is entitled to one vote for each common membership unit held. The vote, approval or consent of the members holding a majority of the outstanding common membership units is sufficient to authorize or approve any act requiring the vote, approval or consent of the members.

     The medibuy.com certificate of incorporation provides that each holder of common stock is entitled to one vote for each share of common stock held. On matters in which the common stock and preferred stock vote together, each holder of preferred stock is entitled to a number of votes equal to the number of common shares into which the shares of preferred stock held are convertible.

CUMULATIVE VOTING

     The Premier Health Exchange operating agreement does not have a provision allowing for cumulative voting and each member gets one vote per membership unit owned.

     The medibuy.com certificate of incorporation allows for cumulative voting for directors if the corporation is subject to California's general corporate law regarding the right of foreign corporations to have a classified board of directors. Under cumulative voting, each stockholder would have a number of votes equal to the shares owned by the stockholder times the number of directors to be elected. By cumulating their votes, stockholders could each vote all their shares for one candidate. Stockholders must give advance notice of their intention to cumulate their votes.

ANNUAL MEETINGS

     The Premier Health Exchange operating agreement provides that a meeting of its members shall be held at least once a year and additional meetings may be called by the management committee or by members holding a majority of the outstanding common membership units by making a written demand upon the management committee.

     The medibuy.com bylaws require stockholders who wish to make a proposal or nomination at an annual meeting, to deliver a proxy statement to holders of at least the percentage required to affirm the action. The stockholder making the proposal must deliver a notice to the corporation's secretary no later than 90 days from the first anniversary of the preceding year's stockholders' meeting.

POWER TO CALL SPECIAL MEETINGS OF MEMBERS AND STOCKHOLDERS

     The Premier Health Exchange operating agreement provides that a meeting of the members may be called by the management committee or upon written demand of members holding a majority of the outstanding common membership units.

     The medibuy.com bylaws provide that special meetings of the stockholders may be called by the chairman of the board, the chief executive officer or the board of directors.

STOCKHOLDER OR MEMBER ACTION WITHOUT A MEETING

     The Premier Health Exchange operating agreement allows its members to take action by written consent in lieu of a meeting.

     The medibuy.com bylaws state that following the closing of the initial public offering, stockholders can no longer take action by written consent in lieu of a meeting. Before the closing, stockholders can take action by written consent.

SIZE OF THE MANAGEMENT COMMITTEE AND THE BOARD OF DIRECTORS

     The Premier Health Exchange operating agreement states that the management committee is to consist of one or more managers, and will consist of five managers until changed by resolution of the management committee. The management committee currently consists of five managers.

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

     The medibuy.com bylaws and certificate of incorporation state that following the closing of the initial public offering there will be three classes of directors designated as, Class I, II and III. Directors will be assigned to each class by resolution of the medibuy.com board. At the first annual meeting following the closing of the initial public offering, the Class I directors will be elected for a full term of three years. At the second annual stockholder's meeting, the Class II directors will be elected for a three year term, and Class III directors will be elected at the third annual stockholders' meeting for a three year term. The number of directors is currently fixed at seven directors. After the closing, the number of directors will be increased to eleven directors.

POWERS OF THE MANAGEMENT COMMITTEE AND THE BOARD OF DIRECTORS

     The Premier Health Exchange operating agreement provides that the management committee has the exclusive power to manage the business of Premier Health Exchange, provided that the consent of the members holding a majority of the outstanding common membership units of Premier Health Exchange is required to:

     - Sell, assign or otherwise dispose of any property, business or assets

     - Merge or consolidate with or into another entity

     - Effect any reorganization, recapitalization or other fundamental change in the capital structure of the company

     - Liquidate, dissolve or commence the winding up of the company

     The medibuy.com bylaws and certificate of incorporation do not grant the board of directors the exclusive right to perform any of the above without stockholder approval. Delaware law provides that before any merger, consolidation, sale or assignment of all or substantially all of a corporation's assets or dissolution can be effectuated, the corporation must receive an affirmative vote from a majority of the outstanding stock entitled to vote on the transaction.

REMOVAL OF MANAGERS AND DIRECTORS

     The Premier Health Exchange operating agreement provides that a manager who has engaged in fraud or willful malfeasance may be removed by members holding a majority of the outstanding common membership units or by the remaining members of the management committee.

     The medibuy.com bylaws provide generally that, subject to applicable law, a director may be not be removed without cause. Removal of a director requires an affirmative vote of a majority of the outstanding shares entitled to vote in an election of directors.

     The medibuy.com certificate of incorporation currently provides that the common stockholders, voting together with the series A preferred stockholders, have the right to remove four directors by a majority vote. The certificate of incorporation also grants the common stockholders, voting together with all of the preferred stockholders as a single class, the right to remove any directors elected by the common stockholders and the preferred stockholders together, by a majority vote. After the closing of the initial public offering, there will no longer be any preferred stockholders and the common stockholders will vote for all of the directors.

VACANCIES IN THE BOARD OR MANAGEMENT COMMITTEE

     The Premier Health Exchange operating agreement grants the management committee exclusive power to fill any vacancies in the management committee.

     The medibuy.com certificate of incorporation grants the board of directors the power to fill vacancies in the board or to grant the power to the stockholders.

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

INDEMNIFICATION OF DIRECTORS, MANAGERS AND OFFICERS

     The Premier Health Exchange operating agreement provides generally that all managers and officers will be indemnified from personal liability to the fullest extent allowed by law for any judgements, debts, obligations or liabilities, incurred by them in connection with their position as a manager or officer of Premier Health Exchange.

     The medibuy.com bylaws and certificate of incorporation provide that its officers and directors will be indemnified to the fullest extent allowed by law, except if the officer or director acted in bad faith or the officer or director personally gained an improper advantage.

CAPITAL ACCOUNTS AND TAXATION

     Under the Delaware limited liability company law, each member has a capital account for federal income tax purposes. This account is increased by the amount contributed by each member and by each member's share of the company's profits, and is decreased by the member's share of losses.

     The Delaware corporate law does not provide for capital accounts and stockholders are not apportioned the corporation's gains or losses and are not personally taxed on the corporation's profits. Stockholders are taxed when they receive dividends from the corporation or when they sell their shares.

CASH DISTRIBUTIONS AND DIVIDENDS

     The Premier Health Exchange operating agreement allows the management committee to make cash distributions in pro rata proportion to each member's membership interest and does not separate members into different classes for the purposes of receiving these distributions. Cash distributions can be made out of any available cash, which is defined as actual receipts less actual expenditures, less reasonable reserves retained for capital improvements, replacements, working capital, liabilities or other reasonably foreseeable contingencies. It is up to the management committee to determine if cash distributions will be made.

     The medibuy.com certificate of incorporation states that the preferred stockholders will be paid dividends, if declared, before any of the common stockholders can receive them. Under Delaware law, a corporation is not bound to declare and pay dividends even if it has the resources to do so.

     Neither medibuy.com nor Premier Health Exchange has ever paid any cash dividends and neither company has any plans to pay cash dividends in the near future.

AMENDMENTS TO THE OPERATING AGREEMENT, THE BYLAWS AND THE CERTIFICATE OF INCORPORATION

     The Premier Health Exchange operating agreement may be amended only by the affirmative vote of the members holding a majority of the common membership units.

     The medibuy.com bylaws may be altered or amended by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the outstanding shares of the corporation's voting stock. The board of directors also has the power to adopt, amend or repeal the bylaws.

     The medibuy.com certificate of incorporation may be altered or amended by the affirmative vote of a majority of the voting power of all the outstanding shares of the corporation's voting stock voting together as a single class. For amendments generally related to: the role, removal and filling of vacancies of the board of directors; the amendment of the bylaws and the certificate of incorporation; and the indemnification of officers and directors, at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the outstanding shares of the corporation's voting stock voting together as a single class is required.

DISSOLUTION

     The Premier Health Exchange operating agreement provides that Premier Health Exchange will dissolve upon the first to occur of any of the following events:

     - Determination by the management committee to dissolve

     - Written election to dissolve executed by members holding a majority of the common membership units

     - On February 28, 2049

     The medibuy.com's bylaws and certificate of incorporation contain no provision listing events that would cause the dissolution of the corporation.

                                APPRAISAL RIGHTS

     Under Delaware law, a member of a limited liability company participating in certain major corporate transactions may be entitled to contractual appraisal rights if either the merger agreement or the company's operating agreement provides for such appraisal rights. Since neither the merger agreement nor the Premier Health Exchange operating agreement provide for appraisal rights, appraisal rights are unavailable to Premier Health Exchange members.

                                    EXPERTS

     The consolidated financial statements of medibuy.com, Inc. as of December 31, 1998 and 1999 and for the period from August 18, 1998 (inception) to December 31, 1998 and for the year ended December 31, 1999, and the financial statements of PartNET as of December 31, 1997 and 1998 and for each of the two years in the period ended December 31, 1998, included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Premier Health Exchange LLC (a development stage company) as of December 31, 1998, December 31, 1999 and February 29, 2000 and for the period from September 16, 1998 (inception) to December 31, 1998, the year ended December 31, 1999, the two months ended February 29, 2000, and for the period from September 16, 1998 (inception) to February 29, 2000 appearing in this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the shares of medibuy.com common stock offered hereby and certain tax matters will be passed upon for medibuy.com by Cooley Godward LLP, San Diego, California. Certain tax matters concerning Premier Health Exchange will be passed upon for Premier Health Exchange by Paul, Hastings, Janofsky & Walker LLP.

     Attorneys at Cooley Godward LLP are the beneficial owners through an investment partnership of 8,271 shares of medibuy.com Series D preferred stock, which are convertible into 20,678 shares of medibuy.com common stock.

                               MEDIBUY.COM, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
MEDIBUY.COM, INC. CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Accountants...........................   F-2
Consolidated Balance Sheet..................................   F-3
Consolidated Statement of Operations........................   F-4
Consolidated Statement of Cash Flows........................   F-5
Consolidated Statement of Stockholders' Equity (Deficit)....   F-6
Notes to Consolidated Financial Statements..................   F-7

PARTNET, INC. FINANCIAL STATEMENTS
Report of Independent Accountants...........................  F-23
Balance Sheet...............................................  F-24
Statement of Operations.....................................  F-25
Statement of Cash Flows.....................................  F-26
Statement of Stockholders' Equity...........................  F-27
Notes to Financial Statements...............................  F-28

PREMIER HEALTH EXCHANGE LLC FINANCIAL STATEMENTS
Report of Independent Auditors..............................  F-35
Balance Sheets..............................................  F-36
Statements of Operations....................................  F-37
Statements of Members' Capital..............................  F-38
Statements of Cash Flows....................................  F-39
Notes to Financial Statements...............................  F-40

                       REPORT OF INDEPENDENT ACCOUNTANTS

     To the Board of Directors and Stockholders of medibuy.com, Inc.

     The two and one-half-for-one Common Stock split described in Note 1 to the consolidated financial statements has not been consummated at March 21, 2000. When it has been consummated, we will be in a position to furnish the following report:

     "In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of cash flows and of stockholders' equity (deficit) present fairly, in all material respects, the financial position of medibuy.com, Inc. and its subsidiary (the "Company") at December 31, 1998 and 1999, and the results of their operations and their cash flows for the period from August 18, 1998 (inception) to December 31, 1998 and for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above."

PRICEWATERHOUSECOOPERS LLP

San Diego, California
February 3, 2000, except
for the portion of Note 11
discussing drugstore.com
to which the date is
February 14, 2000,
the portion of Note 3
discussing Premier Health
Exchange, LLC to which the date
is March 6, 2000, and
the portion of Note 1
discussing the two and
one-half-for-one Common
Stock split to which the
date is         , 2000

                               MEDIBUY.COM, INC.

                           CONSOLIDATED BALANCE SHEET
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                                PRO FORMA
                                                                                              STOCKHOLDERS'
                                                                                                 EQUITY
                                                              DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                                  1998            1999            1999
                                                              ------------    ------------    -------------
                                                                                               (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................    $    54         $ 63,780
  Accounts receivable.......................................         --              216
  Prepaid expenses and other current assets.................         21            1,425
                                                                -------         --------
  Total current assets......................................         75           65,421
Property and equipment, net.................................        425            7,781
Goodwill, net...............................................         --            7,589
Purchased technology, net...................................         --            2,917
Other assets................................................         20              974
                                                                -------         --------
        Total assets........................................    $   520         $ 84,682
                                                                =======         ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................    $   414         $  4,126
  Accrued expenses..........................................        132            2,702
  Amounts due to customers..................................         --              114
  Deferred revenue..........................................         --              175
  Deferred tax liability....................................         --              400
  Capital lease obligations.................................         --               49
                                                                -------         --------
  Total current liabilities.................................        546            7,566
Deferred tax liability, net of current portion..............         --              767
Capital lease obligations, net of current portion...........         --              111
Commitments (Note 9)
Stockholders' equity (deficit):
  Preferred Stock; $0.001 par value; 15,000,000 shares
    authorized:
    Series A, convertible; 68,100 shares authorized; 0,
      68,100 and 0 shares issued and outstanding at December
      31, 1998, December 31, 1999 and December 31, 1999 pro
      forma, respectively. Liquidation preference -- $681...         --               --        $     --
    Series B, convertible; 334,907 shares authorized; 0,
      334,907 and 0 shares issued and outstanding at
      December 31, 1998, December 31, 1999 and December 31,
      1999 pro forma, respectively. Liquidation
      preference -- $5,024..................................         --               --              --
    Series C, convertible; 5,000,000 shares authorized; 0,
      4,458,332 and 0 shares issued and outstanding at
      December 31, 1998, December 31, 1999 and December 31,
      1999 pro forma, respectively. Liquidation
      preference -- $16,050.................................         --                5              --
    Series D, convertible; 2,800,000 shares authorized; 0,
      2,423,656 and 0 shares issued and outstanding at
      December 31, 1998, December 31, 1999 and December 31,
      1999 pro forma, respectively. Liquidation
      preference -- $29,302.................................         --                2              --
    Series E, convertible; 4,900,000 shares authorized; 0,
      1,801,366 and 0 shares issued and outstanding at
      December 31, 1998, December 31, 1999 and December 31,
      1999 pro forma, respectively. Liquidation
      preference -- $37,000.................................         --                2              --
  Common Stock; $0.001 par value; 40,000,000 shares
    authorized; 14,227,500, 15,895,185 and 47,678,745 shares
    issued and outstanding at December 31, 1998, December
    31, 1999 and December 31, 1999 pro forma,
    respectively............................................         14               16              48
  Additional paid-in capital................................      2,224          135,925         135,902
  Unearned stock-based compensation.........................       (808)         (12,381)        (12,381)
  Receivables from stockholders.............................         (4)              --              --
  Accumulated deficit.......................................     (1,452)         (47,331)        (47,331)
                                                                -------         --------        --------
    Total stockholders' equity (deficit)....................        (26)          76,238        $ 76,238
                                                                -------         --------        ========
        Total liabilities and stockholders' equity
          (deficit).........................................    $   520         $ 84,682
                                                                =======         ========

  The accompanying notes are an integral part of these consolidated financial statements.

                               MEDIBUY.COM, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                   FOR THE
                                                                 PERIOD FROM
                                                               AUGUST 18, 1998
                                                               (INCEPTION) TO        YEAR ENDED
                                                              DECEMBER 31, 1998   DECEMBER 31, 1999
                                                              -----------------   -----------------
Revenues....................................................
  e-commerce transaction fees...............................     $       --          $        58
  Contract and other services...............................             --                  112
                                                                 ----------          -----------
  Total revenues............................................             --                  170
                                                                 ----------          -----------
Operating expenses:
  Cost of revenues, contract and other services.............             --                   57
  Sales and marketing.......................................            368               10,846
  Systems development and operations........................             84                8,478
  General and administrative................................            731               15,037
  Amortization of stock-based compensation(*)...............            271                5,945
                                                                 ----------          -----------
  Total operating expenses..................................          1,454               40,363
                                                                 ----------          -----------
Loss from operations........................................         (1,454)             (40,193)
Other income (expense):
  Interest income...........................................              2                  439
                                                                 ----------          -----------
Loss before income taxes....................................         (1,452)             (39,754)
Income tax benefit..........................................             --                  (33)
                                                                 ----------          -----------
Net loss....................................................         (1,452)             (39,721)
Beneficial conversion feature associated with the sale of
  Preferred Stock (Note 7)..................................             --               (6,158)
                                                                 ----------          -----------
Net loss attributable to Common Stockholders................     $   (1,452)         $   (45,879)
                                                                 ==========          ===========
Net loss per share attributable to Common Stockholders,
  basic and diluted.........................................     $    (0.16)         $     (4.01)
                                                                 ==========          ===========
Shares used in per share computations, basic and diluted....      8,987,269           11,445,535
                                                                 ==========          ===========
Pro forma net loss per share, basic and diluted
  (unaudited)...............................................                         $     (1.37)
                                                                                     ===========
Shares used in pro forma per share computations, basic and
  diluted (unaudited).......................................                          28,902,712
                                                                                     ===========
---------------
(*) Amortization of stock-based compensation
       Sales and marketing..................................     $       --          $     1,311
       Systems development and operations...................             --                  539
       General and administrative...........................            271                4,095
                                                                 ----------          -----------
                                                                 $      271          $     5,945
                                                                 ==========          ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                               MEDIBUY.COM, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                   FOR THE
                                                                 PERIOD FROM           YEAR
                                                               AUGUST 18, 1998         ENDED
                                                               (INCEPTION) TO      DECEMBER 31,
                                                              DECEMBER 31, 1998        1999
                                                              -----------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................       $(1,452)          $(39,721)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................            48              5,447
     Equity-based compensation..............................           790             12,573
     Compensation expense resulting from security
       transaction (Note 7).................................            --              3,661
     Income tax benefit (Note 5)............................            --                (33)
     Changes in assets and liabilities, net of acquisition
       of PartNET, Inc.:
       Accounts receivable..................................            --                118
       Prepaid expenses and other current assets............           (41)            (1,313)
       Other assets.........................................            --               (949)
       Accounts payable.....................................           414              3,054
       Accrued expenses.....................................           132              2,371
       Deferred revenue.....................................            --                (11)
       Amounts due to customers.............................            --                114
                                                                   -------           --------
  Net cash used in operating activities.....................          (109)           (14,689)
                                                                   -------           --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash acquired in acquisition of PartNET, Inc. ............            --                238
  Purchases of property and equipment.......................          (473)            (8,481)
                                                                   -------           --------
  Net cash used in investing activities.....................          (473)            (8,243)
                                                                   -------           --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of Common Stock..................................           636                150
  Issuance of Preferred Stock...............................            --             86,462
  Exercise of stock options.................................            --                 48
  Collection of receivables from stockholders...............            --                  4
  Principal payments on capital lease obligations...........            --                 (6)
                                                                   -------           --------
  Net cash provided by financing activities.................           636             86,658
                                                                   -------           --------
Net increase in cash and cash equivalents...................            54             63,726
Cash and cash equivalents, beginning of period..............            --                 54
                                                                   -------           --------
Cash and cash equivalents, end of period....................       $    54           $ 63,780
                                                                   =======           ========
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
  ACTIVITIES:
  Issuance of Common Stock for acquisition of PartNET,
     Inc....................................................       $    --           $  9,269
  Liabilities incurred in conjunction with acquisition of
     PartNET, Inc. .........................................            --                200
  Vesting Common Stock issued to consultants for development
     of internal-use software...............................            --              3,820
  Exchange of Common Stock for Series A Preferred Stock.....            --                681
  Issuance of Common Stock options to consultant for
     services associated with sales of Preferred Stock......            --                 40
  Receivables from stockholders.............................             4                 --

  The accompanying notes are an integral part of these consolidated financial statements.

                               MEDIBUY.COM, INC.

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                          CONVERTIBLE PREFERRED STOCK
                                                                                  --------------------------------------------
                                                                COMMON STOCK         SERIES A         SERIES B       SERIES C
                                                             ------------------   --------------   ---------------   ---------
                                                                           PAR              PAR               PAR
                                                               SHARES     VALUE   SHARES   VALUE   SHARES    VALUE    SHARES
                                                             ----------   -----   ------   -----   -------   -----   ---------
Issuance of Common Stock...................................  14,227,500    $14        --    $--         --    $--           --
Unearned stock-based compensation..........................          --     --        --    --          --    --            --
Amortization of stock-based compensation...................          --     --        --    --          --    --            --
Net loss...................................................          --     --        --    --          --    --            --
                                                             ----------    ---    ------    --     -------    --     ---------
BALANCE AT DECEMBER 31, 1998...............................  14,227,500     14        --    --          --    --            --
Issuance of Common Stock...................................   1,285,650      1        --    --          --    --            --
Exchange of Common Stock for Series A Preferred Stock......  (1,702,500)    --    68,100    --          --    --            --
Issuance of Series B Preferred Stock.......................          --     --        --    --     334,907    --            --
Issuance of Series C Preferred Stock.......................          --     --        --    --          --    --     4,458,332
Compensation expense resulting from security transaction
 (Note 7)..................................................          --     --        --    --          --    --            --
Issuance of Series D Preferred Stock.......................          --     --        --    --          --    --            --
Beneficial conversion feature associated with the sale of
 Series D Preferred Stock..................................          --     --        --    --          --    --            --
Issuance of Series E Preferred Stock.......................          --     --        --    --          --    --            --
Issuance of Common stock for acquisition of PartNET,
 Inc.......................................................   1,462,622      1        --    --          --    --            --
Valuation of variable stock-based awards issued to
 non-employees.............................................     189,100     --        --    --          --    --            --
Exercise of stock options..................................     520,313     --        --    --          --    --            --
Unearned stock-based compensation..........................          --     --        --    --          --    --            --
Amortization of stock-based compensation...................          --     --        --    --          --    --            --
Repurchase of unvested Common Stock........................     (87,500)    --        --    --          --    --            --
Collection of receivables from stockholders................          --     --        --    --          --    --            --
Net loss...................................................          --     --        --    --          --    --            --
                                                             ----------    ---    ------    --     -------    --     ---------
BALANCE AT DECEMBER 31, 1999...............................  15,895,185    $16    68,100    $--    334,907    $--    4,458,332
                                                             ==========    ===    ======    ==     =======    ==     =========

                                                                         CONVERTIBLE PREFERRED STOCK
                                                               -----------------------------------------------
                                                               SERIES C      SERIES D            SERIES E
                                                               -------   -----------------   -----------------   ADDITIONAL
                                                                  PAR                 PAR                 PAR     PAID-IN
                                                                 VALUE    SHARES     VALUE    SHARES     VALUE    CAPITAL
                                                                 -----   ---------   -----   ---------   -----   ----------
Issuance of Common Stock...................................       $--           --    $--           --    $--     $  1,145
Unearned stock-based compensation..........................       --            --    --            --    --         1,079
Amortization of stock-based compensation...................       --            --    --            --    --            --
Net loss...................................................       --            --    --            --    --            --
                                                                  --     ---------    --     ---------    --      --------
BALANCE AT DECEMBER 31, 1998...............................       --            --    --            --    --         2,224
Issuance of Common Stock...................................       --            --    --            --    --           149
Exchange of Common Stock for Series A Preferred Stock......       --            --    --            --    --            --
Issuance of Series B Preferred Stock.......................       --            --    --            --    --         4,918
Issuance of Series C Preferred Stock.......................        5            --    --            --    --        15,396
Compensation expense resulting from security transaction
 (Note 7)..................................................       --            --    --            --    --         3,661
Issuance of Series D Preferred Stock.......................       --     2,423,656     2            --    --        29,131
Beneficial conversion feature associated with the sale of
 Series D Preferred Stock..................................       --            --    --            --               6,158
Issuance of Series E Preferred Stock.......................       --            --    --     1,801,366     2        36,968
Issuance of Common stock for acquisition of PartNET,
 Inc.......................................................       --            --    --            --    --         9,268
Valuation of variable stock-based awards issued to
 non-employees.............................................       --            --    --            --    --        10,983
Exercise of stock options..................................       --            --    --            --    --            48
Unearned stock-based compensation..........................       --            --    --            --    --        17,518
Amortization of stock-based compensation...................       --            --    --                  --            --
Repurchase of unvested Common Stock........................       --            --    --            --    --          (497)
Collection of receivables from stockholders................       --            --    --            --    --            --
Net loss...................................................       --            --    --            --    --            --
                                                                  --     ---------    --     ---------    --      --------
BALANCE AT DECEMBER 31, 1999...............................       $5     2,423,656    $2     1,801,366    $2      $135,925
                                                                  ==     =========    ==     =========    ==      ========


                                                               UNEARNED     RECEIVABLES
                                                             STOCK-BASED        FROM       ACCUMULATED
                                                             COMPENSATION   STOCKHOLDERS     DEFICIT      TOTAL
                                                             ------------   ------------   -----------   --------
Issuance of Common Stock...................................    $     --         $(4)        $     --     $  1,155
Unearned stock-based compensation..........................      (1,079)         --               --           --
Amortization of stock-based compensation...................         271          --               --          271
Net loss...................................................          --          --           (1,452)      (1,452)
                                                               --------         ---         --------     --------
BALANCE AT DECEMBER 31, 1998...............................        (808)         (4)          (1,452)         (26)
Issuance of Common Stock...................................          --          --               --          150
Exchange of Common Stock for Series A Preferred Stock......          --          --               --           --
Issuance of Series B Preferred Stock.......................          --          --               --        4,918
Issuance of Series C Preferred Stock.......................          --          --               --       15,401
Compensation expense resulting from security transaction
 (Note 7)..................................................          --          --               --        3,661
Issuance of Series D Preferred Stock.......................          --          --               --       29,133
Beneficial conversion feature associated with the sale of
 Series D Preferred Stock..................................          --          --           (6,158)          --
Issuance of Series E Preferred Stock.......................          --          --               --       36,970
Issuance of Common stock for acquisition of PartNET,
 Inc.......................................................          --          --               --        9,269
Valuation of variable stock-based awards issued to
 non-employees.............................................          --          --               --       10,983
Exercise of stock options..................................          --          --               --           48
Unearned stock-based compensation..........................     (17,518)         --               --           --
Amortization of stock-based compensation...................       5,945          --               --        5,945
Repurchase of unvested Common Stock........................          --          --               --         (497)
Collection of receivables from stockholders................          --           4               --            4
Net loss...................................................          --          --          (39,721)     (39,721)
                                                               --------         ---         --------     --------
BALANCE AT DECEMBER 31, 1999...............................    $(12,381)        $--         $(47,331)    $ 76,238
                                                               ========         ===         ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                               MEDIBUY.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

 1. THE COMPANY

Organization and Business

     medibuy.com, Inc. (the "Company") was incorporated on August 18, 1998. The Company operates a business-to-business Internet marketplace for the purchase and sale of medical and non-medical products and services used by the healthcare industry worldwide. Through the Company's Web site, registered buyers purchase, directly from registered sellers, medical and non-medical supplies and services used in the operation of healthcare facilities. The Company's revenues are from two primary service lines, e-commerce transaction fees calculated as a percentage of the gross transaction value of a buyer's purchase of goods and services from our electronic marketplace and fees from software development and other contract services.

     The Company's business consists of a single operating segment and its operations and customers are located primarily in the United States. The Company did not record any revenue during 1998.

Stock Split

     On June 4, 1999, the Company effected a ten-for-one Common Stock split. All per share and share amounts in the financial statements have been retroactively restated to reflect the effect of this stock split.

     In connection with its proposed initial public offering ("IPO"), the Company will be effecting a two and one-half-for-one Common Stock split. All per share and share amounts in the financial statements have been retroactively restated to reflect the effect of this stock split.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Pro Forma Consolidated Stockholders' Equity

     The Company's Board of Directors has authorized the filing of a Registration Statement with the Securities and Exchange Commission to register shares of its Common Stock in an IPO. If the IPO is consummated as presently anticipated, all outstanding shares of Preferred Stock will automatically convert into shares of Common Stock under the terms of the Preferred Stock agreements (see Note 6) and the authorized amount of shares of Common Stock will increase to 300,000,000. Unaudited pro forma Stockholders' Equity as of December 31, 1999 reflects the conversion of all outstanding Preferred Stock into Common Stock as if such conversion had occurred as of December 31, 1999.

Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

     In the normal course of preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the financial statement date, as well as the reported and contingent amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               MEDIBUY.COM, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Cash Equivalents

     The Company considers all highly-liquid investments with a maturity date of three months or less from the date of purchase to be cash equivalents.

Concentration of Credit Risk

     Financial instruments which potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents. Substantially all of the Company's cash and cash equivalents are invested in U.S. Treasury Bills and short-term money market accounts which bear minimal risk, and are available on demand.

Fair Value of Financial Instruments

     The carrying amounts of the Company's cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and amounts due to customers approximate their fair value due to the short-term nature of these balances. The carrying amounts of the Company's capital lease obligations approximate fair value as the rates of interest for these instruments approximate market rates of interest currently available to the Company for similar instruments.

Property and Equipment

     Property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of the assets ranging from two to five years. Leasehold improvements and assets recorded under capital leases are amortized over the shorter of the assets' useful lives or the related lease terms. Additions to property and equipment together with major renewals and betterments are capitalized. Expenditures for repairs, maintenance and minor renewals and betterments are charged to expense as incurred. When assets are sold or retired, the cost and related accumulated amortization and depreciation are removed from the accounts and any resulting gain or loss is included in operations.

Long-Lived and Intangible Assets

     Intangible assets consist of goodwill and purchased technology which are being amortized on a straight line basis over their estimated useful lives of three years.

     The Company assesses potential impairments to its long-lived and intangible assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. An impairment loss is recognized when the undiscounted cash flows expected to be generated by an asset (or group of assets) is less than its carrying amount. Any required impairment loss would be measured as the amount by which the asset's carrying value exceeds its fair value, and would be recorded as a reduction in the carrying value of the related asset and a charge to results of operations. The Company has not incurred any such losses.

Revenue Recognition

     The Company categorizes its services into two primary service lines: e-commerce transaction fees and contract and other services. e-commerce transaction fees are charged to sellers of goods and

                               MEDIBUY.COM, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

services on the Company's Web site. Contract and other services revenues represent software development services and other services fees charged to customers.

     e-commerce transaction fees are calculated as a percentage of the gross transaction value the seller negotiates with the buyer for goods or services purchased through the Company's marketplace. The Company does not take title to the underlying equipment or products. Through December 31, 1999, the Company has generated transaction fee revenues from its eAuction and eRFP services.

     eAuction transaction fees are recognized when the buyer accepts the related equipment. All other e-commerce transaction fees are recognized at the time a buyer's order is confirmed by a seller and when collection is reasonably assured.

     Contract and other services revenue is recognized as services are performed. Through December 31, 1999, contract and other services revenues consisted primarily of software development services performed under a long-term contract with the United States Government that expires in 2001 and provides for the reimbursement of costs plus a fixed percentage fee. Revenues earned on the contract totaled $103 which represents approximately 92% and 61% of contract and other services revenues and total revenues, respectively. Government contract costs, including indirect costs, are subject to audit by the United States Government. Contract and other services revenue earned under the government contract are stated at amounts that are expected to be realized upon final settlement.

     Provisions for doubtful accounts are provided at the time revenue is recognized based upon the Company's historical experience and expectations.

     Amounts due to customers represents cash payments received from buyers involved in eAuction transactions prior to equipment acceptance and are subject to return if the related transaction is not completed. Deferred revenue represents other e-commerce transaction fees and service fees billed to customers in advance of being earned by the Company.

     The Company has entered into rebate agreements with certain buyers which provide for payments to buyers calculated as a percentage of the e-commerce transaction fees earned by the Company for goods and services purchased by the buyers through our marketplace. The Company records rebates payable under these agreements, which to date have been insignificant, as a reduction of revenue.

Advertising Costs

     Advertising costs are expensed as incurred. Advertising expense for the periods ended December 31, 1998 and 1999 was $29 and $1,376, respectively.

Systems Development and Operations Costs

     Systems development and operations costs include expenses incurred by the Company to enhance, manage, monitor and operate the Company's marketplace and are generally expensed as incurred.

     The Company does not sell or license the rights to future use of its software; accordingly, software development costs, consisting of internally developed software and Web site development costs, are accounted for in accordance with Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." In accordance with

                               MEDIBUY.COM, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

SOP 98-1, internal and external costs incurred to develop internal-use computer software during the application development stage are capitalized. Application development stage costs generally include software configuration, coding, installation to hardware and testing. Costs of significant upgrades and enhancements that result in additional functionality are also capitalized. Costs incurred for maintenance and minor upgrades and enhancements are expensed as incurred. Capitalized internal-use software development costs are included in property and equipment and are amortized on a straight-line basis over the estimated useful lives of the related software applications of up to three years. The estimated useful lives are based on planned or expected significant modification or replacement of software applications, in response to the rapid rate of change in the internet industry and technology in general. The Company capitalized $0 and $6,711 of systems development costs for the periods ended December 31, 1998 and 1999, respectively. Systems development and operations costs include depreciation and amortization expense of $0, and $4,545 for the periods ended December 31, 1998 and 1999, respectively.

Income Taxes

     The Company provides for income taxes utilizing the liability method. Under the liability method, current income tax expense or benefit represents income taxes expected to be payable or refundable for the current period. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax and financial reporting bases of assets and liabilities and for the expected future tax benefit to be derived from tax credit and loss carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts more likely than not to be realized in future tax returns. Tax rate changes are reflected in income in the period such changes are enacted.

Employee Stock-Based Compensation

     The Company measures compensation expense for its employee stock-based compensation plans using the intrinsic value method and provides pro forma disclosures of net loss and net loss per share as if a fair value-based method had been applied in measuring compensation expense. Accordingly, compensation cost for stock awards is measured as the excess, if any, of the deemed fair value for financial reporting purposes of the Company's Common Stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation cost is amortized over the related vesting periods using an accelerated graded method in accordance with Financial Accounting Standards Board Interpretation No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans." Accrued compensation costs for awards that are forfeited are reversed against compensation expense in the period of forfeiture.

Non-Employee Stock-Based Compensation

     Stock-based awards issued to non-employees are accounted for using a fair value method and are remeasured to estimated fair value at each period end until the earlier of the date that performance by the counterparty is complete or the awards are fully vested. Estimated fair value is generally based on the deemed fair value for financial reporting purposes of the Company's Common Stock.

                               MEDIBUY.COM, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Comprehensive Income (Loss)

     Comprehensive income (loss) for all periods presented consists solely of net loss.

Earnings (Loss) Per Share

     Basic earnings (loss) per share attributable to Common Stockholders' is computed by dividing earnings (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Weighted average shares exclude shares of unvested Common Stock subject to repurchase by the Company. Diluted earnings (loss) per share attributable to Common Stockholders' is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of common shares outstanding during the period increased to include, if dilutive, the number of additional common shares that would have been outstanding if potential common shares had been issued. The dilutive effect of outstanding stock options and unvested Common Stock subject to repurchase is reflected in diluted earnings (loss) per share attributable to Common Stockholders' by application of the treasury stock method.

     The Company has excluded all convertible Preferred Stock, unvested Common Stock subject to repurchase by the Company and outstanding stock options from the calculation of diluted loss per share attributable to Common Stockholders' for the periods ended December 31, 1998 and 1999 because all such securities are antidilutive. The number of potential common shares excluded from the calculations of diluted loss per share attributable to Common Stockholders' was 2,400,000 and 41,858,270 for the periods ended December 31, 1998 and 1999, respectively.

     Unaudited pro forma net loss per common share, basic and diluted, is calculated assuming the conversion of all outstanding shares of Preferred Stock into Common Stock at the date of issuance. The calculation of unaudited pro forma net loss per share for the year ended December 31, 1999 excludes 10,074,710 potential common shares as their impact would be antidilutive.

     A reconciliation of shares used in the calculation of pro forma net loss per share attributable to common shareholders, basic and diluted, is as follows:

                                                                YEAR ENDED
                                                             DECEMBER 31, 1999
                                                            -------------------
Weighted average shares outstanding.......................      11,445,535
Adjustments to reflect the assumed conversion of
  outstanding preferred stock.............................      17,457,177
                                                                ----------
Shares used in computing pro forma net loss per common
  share, basic and diluted................................      28,902,712
                                                                ==========

New Accounting Pronouncements

     In June 1998, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. The

                               MEDIBUY.COM, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Company does not expect that the adoption of SFAS No. 133 will have a material impact on its financial statements because it does not currently hold any derivative instruments and does not engage in any hedging activities.

 3. ACQUISITIONS

 PARTNET, INC.

     In November 1999, the Company acquired all the outstanding shares of common stock of PartNET, Inc. ("PartNET") in exchange for 1,462,622 shares of Common Stock and the issuance of 724,813 stock options to purchase Common Stock of the Company. PartNET is a software developer engaged in the business of developing electronic commerce catalog software. The acquisition was accounted for using the purchase method of accounting. The total purchase price for PartNET has been valued approximately at $9,469. The Company's stock and options issued have an estimated fair value of approximately $9,269. Other direct expenses of the acquisition totaled approximately $200. The purchase price was allocated to the fair value of the net tangible liabilities assumed totaling approximately $137, deferred tax liabilities totaling approximately $1,200, purchased technology totaling approximately $3,000 and goodwill totaling approximately $7,806. The goodwill and purchased technology are being amortized over their estimated useful lives of three years. Management believes that a three-year useful life is responsive to the rapid rate of change in the internet industry. Accumulated amortization of goodwill and purchased technology at December 31, 1999 totaled $217 and $83, respectively.

PREMIER HEALTH EXCHANGE LLC

     In March 2000, the Company entered into an agreement to acquire all the members' interests of Premier Health Exchange LLC ("Premier Health Exchange") an Internet commerce company. This agreement is scheduled to close at the time of the Company's IPO. In connection with the acquisition, the Company will issue 50,000,000 shares of Common Stock, warrants to purchase 11,162,901 shares of Common Stock and options to purchase 3,125,701 shares of Common Stock. The acquisition will be accounted for using the purchase method of accounting.

     In March 2000, Premier Health Exchange entered into a ten-year e-commerce outsourcing agreement with Premier Purchasing Partners L.P. ("Premier Purchasing Partners") to develop, integrate and maintain an online marketplace on behalf of Premier Purchasing Partners. Premier Health Exchange will receive from Premier Purchasing Partners $159 million over the term of the agreement for integration and maintenance services. Additionally, Premier Health Exchange will receive e-commerce transaction fees from Premier Purchasing Partners based on a percentage of the gross transaction value of certain products and services purchased on the marketplace through standard group purchasing agreements in excess of contracted minimum purchasing volumes. Premier Health Exchange is required to pay Premier Purchasing Partners a sales commission equal to a contracted percentage of the e-commerce transaction fees it earns on the online marketplace related to goods and services not purchased through the standard group purchasing agreements maintained by Premier Purchasing Partners.

     In March 2000, Premier Health Exchange also entered into a renewable ten-year agreement with Premier, Inc., whereby Premier, Inc. will provide promotion, marketing and management support

                               MEDIBUY.COM, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

services for certain e-commerce offerings of Premier Health Exchange. Premier Health Exchange is required to make minimum payments totaling $20.0 million over the ten-year term of the agreement.

     The unaudited pro forma combined results of the Company, PartNET and Premier Exchange for the periods ended December 31, 1998 and 1999, assuming the acquisition of PartNET took place on January 1, 1998 and the acquisition of Premier Exchange took place on January 1, 1999, are as follows:

                                                               FOR THE YEAR ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                               1998        1999
                                                              -------    ---------
                                                                  (UNAUDITED)
Net revenues................................................  $ 1,811    $   2,549
Net loss....................................................   (4,497)    (115,377)
Net loss per share, basic and diluted (assuming conversion
  of all shares of Preferred Stock).........................    (0.54)       (1.44)

 4. COMPOSITION OF CERTAIN BALANCE SHEET CAPTIONS

                                                               DECEMBER 31,
                                                              ---------------
                                                              1998     1999
                                                              ----    -------
Property and equipment:
  Computer equipment and internal-use software..............  $443    $11,838
  Furniture and fixtures....................................    19        667
  Leasehold improvements....................................    --        430
  Communications equipment..................................    11        187
                                                              ----    -------
                                                               473     13,122
  Accumulated depreciation and amortization.................   (48)    (5,341)
                                                              ----    -------
                                                              $425    $ 7,781
                                                              ====    =======

     Depreciation and amortization expense for the periods ended December 31, 1998 and 1999 was $48 and $5,147, respectively.

                                                               DECEMBER 31,
                                                              ---------------
                                                              1998     1999
                                                              ----    -------
Accrued expenses:
  Accrued payroll...........................................  $ 78    $   933
  Accrued vacation..........................................    --        239
  Accrued professional fees.................................    10      1,266
  Other accrued expenses....................................    44        264
                                                              ----    -------
                                                              $132    $ 2,702
                                                              ====    =======

 5. INCOME TAXES

     No income tax provision was recorded during the period from August 18, 1998 (inception) to December 31, 1998 and the year ended December 31, 1999 due to cumulative net losses of the Company. Based upon the lack of prior earnings history of the Company and uncertainty regarding future earnings, a full valuation allowance has been recorded against the Company's deferred tax assets as it is more likely than not that such assets will not be realized.

                               MEDIBUY.COM, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     At December 31, 1999, the Company has federal and state net operating loss carryforwards totaling approximately $19,455 and $19,453, which expire beginning in 2018 and 2006, respectively. Pursuant to Section 382 of the Internal Revenue Code, annual use of the Company's net operating loss carryforwards will be limited due to cumulative changes in ownership of more than 50%.

     The provision for income taxes differs from the amount computed by applying the federal statutory income tax rate to loss before income taxes as follows:

                                                              PERIOD FROM
                                                               AUGUST 18,        YEAR
                                                                1998 TO         ENDED
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1998           1999
                                                              ------------   ------------
Federal income tax at statutory rate of 34%.................     $(494)        $(13,517)
State income taxes, net of federal benefit..................       (46)          (1,316)
Stock-based compensation....................................       221            5,741
Amortization of acquired intangibles........................        --               74
Change in valuation allowance...............................       315            8,986
Other.......................................................         4               (1)
                                                                 -----         --------
                                                                 $  --         $    (33)
                                                                 =====         ========

     Significant components of the Company's net deferred tax assets (liabilities) are as follows:

                                                               DECEMBER 31,
                                                              ---------------
                                                              1998     1999
                                                              -----   -------
Capitalized start-up costs..................................  $ 349   $ 1,045
Net operating loss carryforwards............................      3     7,750
Accrued liabilities and other...............................     16       163
Stock-based compensation....................................     56       802
Acquired intangibles........................................     --    (1,167)
Depreciation and amortization...............................   (109)     (459)
                                                              -----   -------
                                                                315     8,134
Valuation allowance.........................................   (315)   (9,301)
                                                              -----   -------
                                                                 --    (1,167)
Less current portion........................................     --       400
                                                              -----   -------
Deferred tax liability, net of current portion..............  $  --   $  (767)
                                                              =====   =======

     Future benefits related to stock option transactions will be credited to paid-in-capital.

 6. STOCKHOLDERS' EQUITY

Preferred Stock Rights and Preferences

     The Board of Directors of the Company (the "Board") is authorized to issue Preferred Stock and determine the series and number of preferred shares to be issued and any related designations, powers, preferences, rights, qualifications, limitations or restrictions. As of December 31, 1998, no preferred shares were authorized. As of December 31, 1999, the total number of preferred shares authorized was 15,000,000. The Board has authorized 68,100 shares as Series A Preferred Stock ("Series A"); 334,907 shares as Series B Preferred Stock ("Series B"); 5,000,000 as Series C

                               MEDIBUY.COM, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Preferred Stock ("Series C"); 2,800,000 as Series D Preferred Stock ("Series D"); and 4,900,000 as Series E Preferred Stock ("Series E"). The remaining 1,896,993 shares are undesignated.

     All Series of Preferred Stock are convertible into Common Stock at any time at the option of the holder, or automatically upon the close of an underwritten initial public offering. The automatic conversion of Series B, Series C and Series D stock is contingent on the public offering resulting in gross proceeds to the Company of at least $15,000 at a price of at least $4.84 per share. For the Series E stock, gross proceeds must exceed $40,000 at a price of at least $10.00 per share. Each share of Series A and Series B stock is convertible into 25 shares of Common Stock. Each share of Series C, Series D and Series E stock is convertible into two and one-half shares of Common Stock. The conversion rate is subject to adjustment for dilution, including stock splits, stock combinations, stock dividends and stock distributions. The Company has reserved sufficient shares of Common Stock for the conversion of its Preferred Stock.

     In the event of a liquidation of the Company, holders of Series C, Series D and Series E stock are entitled to be paid (in preference to the holders of Series A, Series B and Common Stock) an amount equal to $3.60, $12.09 and $20.54 per share, respectively, plus declared and unpaid dividends. After the Series C, Series D and Series E stockholders are paid, the holders of Series A and Series B stock are entitled to be paid (in preference to the holders of Common Stock) $10.00 and $15.00 per share, respectively, plus declared and unpaid dividends. In the event that the assets of the Company are insufficient to make full payment according to this schedule, assets will be distributed among the holders of Series C, Series D and Series E stock ratably in proportion to the full amounts they are entitled to under the liquidation preference described above; if any assets are remaining, they will be distributed among the holders of Series A and Series B stock ratably in proportion to the full amounts they are entitled to under the liquidation preference described above. After the distributions to the holders of Preferred Stock have been made, the remaining assets of the Company will be distributed ratably to the holders of Common Stock.

     The holders of Preferred Stock are entitled to a number of votes equal to the number of shares of Common Stock into which such Preferred Stock is convertible. The holders of Preferred Stock are entitled to receive dividends if declared by the Board, in preference to the holders of Common Stock. These rights are not cumulative.

Common Stock

     As of December 31, 1999, the total number of authorized shares of Common Stock was 40,000,000, with a par value of $0.001.

     During the period ended December 31, 1998, the Company issued 7,448,325 shares of unrestricted Common Stock at their estimated fair value and issued 1,525,000 shares of unrestricted Common Stock and 5,254,175 shares of vesting Common Stock at below their deemed fair value. During the year ended December 31, 1999, the Company issued 112,500 shares of unrestricted Common Stock at their fair value and issued 520,650 shares of unrestricted Common Stock and 841,600 shares of vesting Common Stock at below their deemed fair value. Common Stock issued at below its deemed fair value is described in Note 7.

     All vesting Common Stock issued in 1998 and 577,500 shares of vesting Common Stock issued in 1999 vest at 25% one year from the date of grant and monthly thereafter for three years; 87,500 shares of the vesting common stock issued in 1999 vest monthly over 24 months; and the

                               MEDIBUY.COM, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

remaining shares of vesting Common Stock issued in 1999 vest at 50% immediately and monthly thereafter for five months. In 1999, the Company accelerated the vesting provisions of 771,838 shares of unvested Common Stock.

     At December 31, 1999, shares of authorized Common Stock reserved for future issuance consist of the following (after giving effect to an increase in the authorized Common Stock to 300,000,000 in connection with the Company's IPO):

Conversion of Preferred Stock...............................  31,783,560
Shares reserved for future stock option exercises...........  11,082,025
Shares reserved for future employee stock purchases.........   1,250,000
                                                              ----------
                                                              44,115,585
                                                              ==========

 7. STOCK-BASED COMPENSATION

Stock Options

     In 1999, the Company adopted its 1999 Equity Incentive Plan and its 1999 Omnibus Equity Plan (the "Plans"). The 1999 Equity Incentive Plan provides for the issuance of up to 7,214,100 shares of the Company's Common Stock (of which 1,838,000 shares were no longer available for issuance when the Equity Incentive Plan was suspended in July 1999), and the 1999 Omnibus Equity Plan provides for the issuance of up to 4,825,500 shares of the Company's Common Stock. The Plans allow for the issuance of incentive stock options, non-qualified stock options, stock bonuses and vesting stock to employees, directors and consultants. In addition, in 1999 the Company issued 1,235,338 non-qualified options outside of the Plans. The provisions for vesting and all other terms and conditions are determined by the Board of Directors at the time of grant. Generally, no option is exercisable after ten years from the date of grant. Awards granted contain various vesting provisions, although generally awards vest over three- to five-year periods. At December 31, 1999, there were 632,315 shares of Common Stock available for future issuance under the 1999 Omnibus Equity Plan.

     The following table summarizes option activity related to employees and non-employees for the year ended December 31, 1999:

                                                                           WEIGHTED
                                                                           AVERAGE
                                                              NUMBER OF    EXERCISE
                                                               OPTIONS      PRICE
                                                              ----------   --------
Outstanding at December 31, 1998............................          --    $  --
  Granted...................................................  10,621,023     1.64
  Exercised.................................................    (520,313)    0.09
  Forfeited.................................................     (26,000)    0.20
                                                              ----------
Outstanding at December 31, 1999............................  10,074,710     1.74
                                                              ==========

                               MEDIBUY.COM, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The following summarizes information regarding outstanding and exercisable options as of December 31, 1999:

                                             OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                                    --------------------------------------   -----------------------
                                                   WEIGHTED-     WEIGHTED-                 WEIGHTED-
             RANGE OF                               AVERAGE       AVERAGE                   AVERAGE
             EXERCISE                 NUMBER       REMAINING     EXERCISE      NUMBER      EXERCISE
              PRICES                OUTSTANDING   LIFE (YEARS)     PRICE     EXERCISABLE     PRICE
             --------               -----------   ------------   ---------   -----------   ---------
$0.06 to 0.07.....................   4,274,455        9.08         $0.06        508,575      $0.06
0.65 to 0.72......................   2,178,042        9.02          0.70        170,890       0.65
1.44..............................     750,000        9.82          1.44             --         --
4.35..............................   2,309,713        9.88          4.35        103,993       4.35
8.22..............................     562,500        9.99          8.22        562,500       8.22
                                    ----------                                ---------
                                    10,074,710                                1,345,958
                                    ==========                                =========

     For the year ended December 31, 1999, the weighted average exercise price and weighted average grant date fair value for options to purchase 9,512,210 shares of Common Stock that were granted at exercise prices less than deemed fair value were approximately $1.36 per share and $3.44 per share, respectively. The remaining options to purchase 562,500 shares of Common Stock were granted at exercise prices equal to the deemed fair value of $8.22 per share.

Vesting Stock and Other Employee Stock Awards

     The Company issued 2,325,000 shares of vesting Common Stock to employees and directors during the period from August 18, 1998 (inception) to December 31, 1998, and 665,000 shares of vesting Common Stock to employees and directors during the year ended December 31, 1999. In 1999, the Company accelerated the vesting provisions of 215,625 shares of unvested Common Stock, which resulted in a new measurement date for purposes of determining the related stock-based compensation. In addition, from August 18, 1998 to December 31, 1998 and the year ended December 31, 1999, the Company issued 375,000 shares and 508,150 shares, respectively, of unrestricted Common Stock to employees and directors.

     The weighted-average grant-date fair value per share of vesting Common Stock issued to employees and directors during the period from August 18, 1998 (inception) to December 31, 1998 and the year ended December 31, 1999 was $0.40 and $1.20, respectively. The weighted-average grant-date fair value per share of unrestricted Common Stock issued to employees and directors during the period from August 18, 1998 to December 31, 1998 and the year ended December 31, 1999 was $0.40 and $1.04, respectively.

Employee Stock-Based Compensation

     Employee stock-based compensation is recognized using the intrinsic value method. In connection with the grant of stock options and the issuance of vesting Common Stock and unrestricted Common Stock to employees and directors, the Company recorded unearned stock-based compensation within stockholders' equity of $1,079 and $17,518 during the period from August 18, 1998 (inception) to December 31, 1998 and the year ended December 31, 1999, respectively. This represents the difference between the exercise price of these stock-based awards and the deemed fair value of the underlying Common Stock on the date of grant. Amortization of unearned stock-based compensation, net of any charges reversed during the period for the forfeiture of unvested awards, was

                               MEDIBUY.COM, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

$271 and $5,945 for the period from August 18, 1998 (inception) to December 31, 1998 and the year ended December 31, 1999, respectively.

     The remaining unearned stock-based compensation of $12,381 at December 31, 1999 will be amortized as follows: $6,606 in 2000, $3,485 in 2001, $1,779 in
2002 and $511 in 2003. The amount of stock-based compensation expense to be recorded in future periods could decrease if awards are forfeited for which accrued but unamortized compensation expense has been recorded.

Non-Employee Stock-Based Compensation

     In 1998, the Company issued 2,929,175 shares of vesting Common Stock to a third party in exchange for a software license and development services. The shares were subject to return to the Company in the event of non-performance. As of December 31, 1998, the third party had not earned any shares. In February 1999, the number of shares earned was determined, and 625,000 shares were returned to the Company. The remaining shares were valued during 1999 at $1,142, which was recorded as capitalized internal-use software, with an associated credit to additional paid-in capital.

     In February 1999, the Company issued 625,000 shares to a third party in exchange for software development services. These shares vested to the third party in August 1999 and the Company recorded $2,678 as capitalized internal-use software, with an associated credit to additional paid-in capital, related to these services.

     The Company issued 1,150,000 shares of unrestricted Common Stock to non-employees during the period from August 18, 1998 (inception) to December 31, 1998. The Company issued 376,593 stock options, 176,600 shares of vesting Common Stock and 12,500 shares of unrestricted Common Stock to non-employees for consulting services during the year ended December 31, 1999. In addition, several employees and directors entered into consulting agreements with the Company upon their termination during the year ended December 31, 1999. These consulting agreements allow the former employees and directors to retain 675,000 shares of vesting Common Stock according to their original vesting periods. In 1999, the Company accelerated the vesting provisions of 556,213 shares of unvested Common Stock which resulted in a new measurement date for purposes of determining the related stock-based compensation. Additionally, in 1999, the Company repurchased 87,500 shares of unvested Common Stock. In connection with these transactions, the Company recorded $519 and $6,140 of general and administrative expense during the periods ended December 31, 1998 and 1999, respectively, and $486 of sales and marketing expense in 1999.

     The weighted-average grant-date fair value per share of vesting Common Stock issued to non-employees during the year ended December 31, 1999 was $0.50. The weighted-average grant-date fair value per share of unrestricted Common Stock issued to non-employees during the period from August 18, 1998 to December 31, 1998 and the year ended December 31, 1999 was $0.40 and $1.45, respectively. The weighted-average grant-date fair value per share of stock options issued to non-employees during the year ended December 31, 1999 was $3.23. The fair value of the grants was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions during the year ended December 31, 1999: expected dividend yield of 0.0%, risk-free interest rate of 5.75%, expected volatility of 80% and expected life of 5 months.

                               MEDIBUY.COM, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Pro Forma Employee Compensation Expense

     Had compensation expense for employee stock options been determined based on the fair value of the options on the date of grant, the Company's net loss attributable to common shareholders and net loss per share attributable to common stockholders would have been as follows:

                                                                  YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              ------------------
Net loss attributable to Common Stockholders:
  As reported...............................................       $(45,879)
  Pro forma.................................................        (46,877)
Net loss per share attributable to Common Stockholders,
  basic and diluted:
  As reported...............................................       $  (4.01)
  Pro forma.................................................          (4.10)

     The fair value of the options was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for grants during the year ended December 31, 1999:

Expected life...............................................  3 years
Risk-free interest rate.....................................  5.66%
Expected volatility.........................................  0%
Expected dividend yield.....................................  0%

     The volatility of the Company's Common Stock underlying the options was not considered because the Company's equity was not publicly traded as of December 31, 1999. For purposes of pro forma disclosures, the estimated fair value of options is amortized to expense over the options' vesting periods using an accelerated graded method.

Stock Sold by Shareholders

     In June 1999, the Company arranged for existing stockholders of the Company, including two of its officers, to sell 1,353,750 shares of Common Stock to certain of the investors in Series C Preferred Stock of the Company. These investors paid more for the Common Stock than its deemed fair value for financial reporting purposes at the time of the sale. This difference of $3,661 was attributed to the Company and therefore recorded as non-cash compensation expense included in general and administrative expenses.

Beneficial Conversion Feature

     In December 1999, the Company sold 728,716 shares of Series D Preferred Stock, for net proceeds of $8,810, at a price below their deemed fair value for financial reporting purposes. As a result, the Company recorded a beneficial conversion feature of $6,158, which is reflected as an increase in net loss attributable to common stockholders in the consolidated statement of operations.

 8. EMPLOYEE COMPENSATION PLANS

     In October 1999, the Company adopted the medibuy.com, Inc. 401(k) Profit Sharing Plan (the "401(k) Plan"). The 401(k) Plan covers substantially all employees of the Company who are at least 21 years of age and have at least one month of service. Employees may contribute up to 20% of their

                               MEDIBUY.COM, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

annual pre-tax compensation per year, not to exceed the maximum limit imposed by federal tax law. Company contributions to the 401(k) Plan are determined at management's discretion. Participants vest to Company contributions and related earnings after four years of continuous service with the Company. The Company has made no contributions to the 401(k) Plan.

     In July 1997, PartNET's board of directors adopted the PartNET, Inc. 401(k) plan covering employees of PartNET who are at least 21 years of age. This 401(k) plan was assumed by the Company in connection with the acquisition of PartNET. Eligible employees may make pre-tax contributions to the 401(k) plan of up to 15% of their eligible earnings, not to exceed the maximum limit imposed by federal tax law. The 401(k) plan allows the Company to make discretionary matching contributions to a participant's account.

     In December 1999, the Company adopted an Employee Stock Purchase Plan ("ESPP") to be effective upon the completion of its proposed IPO. Under the ESPP, employees of the Company who elect to participate may purchase Common Stock at 85% of the lower of the fair market value of the Common Stock at the commencement date of each offering period or the relevant purchase date. Employees who participate in an offering may have up to 15% of their eligible earnings withheld under the ESPP. The maximum number of shares that may be issued under the ESPP is 1,250,000. The ESPP is subject to approval by Company stockholders.

     In December 1999, the Company adopted a non-employee Directors' stock option plan ("Director Plan") to be effective upon the completion of its proposed IPO. Under the Director Plan, non-employee Directors are eligible to receive annual distributions of stock options that will vest over a three-year period. The Company has reserved 375,000 shares of Common Stock under the Director Plan subject to approval by Company stockholders.

 9. COMMITMENTS

     Rent expense under noncancellable operating lease arrangements is accounted for on a straight-line basis and totaled $10 and $335 for the periods ended December 31, 1998 and 1999, respectively.

     The Company has capital lease agreements for tenant improvements and furniture that mature on various dates through July 2004 and have interest rates ranging from 9.25% to 10.00%. As of December 31, 1998 and 1999, equipment held under capital leases totaled $0 and $194,000, respectively, and related accumulated amortization totaled $0 and $50,000, respectively.

                               MEDIBUY.COM, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     Future minimum payments under the Company's lease agreements at December 31, 1999 are as follows:

                                                              Capital    Operating
                                                              Leases      Leases
                                                              -------    ---------
Year Ending December 31,
  2000......................................................   $ 50       $1,238
  2001......................................................     40          996
  2002......................................................     40          781
  2003......................................................     40          754
  2004......................................................     14          612
  Thereafter................................................     --            8
                                                               ----       ------
                                                                184       $4,389
                                                                          ======
  Less amount representing interest.........................    (24)
                                                               ----
  Present value of minimum lease payments...................    160
  Less current portion......................................    (49)
                                                               ----
  Long-term portion of capital lease obligations............   $111
                                                               ====

10. RELATED PARTY TRANSACTIONS

     In September 1998, the Company purchased software under an exclusive agreement from a related party for $370 that is included in accounts payable at December 31, 1998. At the time of purchase, an executive of the related party was a director of the Company.

     The Company entered into an operating lease agreement for office space under a noncancellable lease that expires in January 2004 and has annual rentals of $100. An officer of the Company is also a limited partner of the lessor of this office facility.

     From January 1, 1999 to December 31, 1999, the Company utilized the professional services of certain former directors or their affiliates. These parties provided general business consulting, financial consulting and assistance with the sale of Series C Preferred Stock. The Company incurred fees of $669 in cash and $5,752 in the form of stock options and vesting Common Stock.

11. SUBSEQUENT EVENTS

     In January 2000, the Company sold 1,480,149 shares of Series E Preferred Stock for net proceeds of $30,402.

     In January 2000, in connection with a strategic relationship, the Company issued warrants to purchase 474,960 shares of Common Stock at an exercise price of $0.12 per share. These warrants are valued at $3,845, which will be recorded as a sales and marketing expense in 2000. The fair value of the warrants was estimated using the Black-Scholes option-pricing model with the following assumptions: expected dividend yield of 0.0%, risk-free interest rate of 6.38%, expected volatility of 80% and expected life of two years.

     In January 2000, the Company entered into an agreement with Healtheon/WebMD Corporation, an Internet healthcare company, for the development, maintenance and marketing of a co-branded electronic marketplace. Under the three-year term of the agreement, the Company is obligated to make total minimum payments of $45,500 to Healtheon/WebMD for its obligations to exclusivity

                               MEDIBUY.COM, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

promote the co-branded electronic marketplace to their customers.
Healtheon/WebMD is obligated to make payments to the Company totaling $22,800 over the term of the agreement for software development and maintenance services.

     In February 2000, the Company entered into a five-year agreement with drugstore.com, Inc., an online drug retailer, to develop, maintain and market a co-branded marketplace to offer products and services to the home healthcare industry. The agreement may be terminated earlier by either party upon the occurrence of specified events. The agreement requires drugstore.com to pay e-commerce transaction fees on a quarterly basis to us for goods it sells on the co-branded Web site. drugstore.com will also pay new customer referral fees on a quarterly basis to us for customers we refer to drugstore.com. We are required to make quarterly payments to drugstore.com based on the volume of goods or services sold by sellers other than drugstore.com on the co-branded Web site. The payments are calculated as a contracted percentage of e-commerce transaction fees generated on the co-branded Web site from sellers other than drugstore.com. We are also required to spend at least $10.0 million over the five-year term of the agreement to promote the co-branded Web site. In connection with the agreement, we have agreed to issue warrants to purchase 700,000 shares of our common stock.

     In the first quarter of 2000, the Company increased the shares available for issuance under its 1999 Omnibus Equity Plan by 6,487,500 shares. Additionally, in the first quarter of 2000, the Company issued options to purchase 2,412,438 shares of Common Stock at an weighted average exercise price of $8.22 per share.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of PartNET, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows and of stockholders' equity present fairly, in all material respects, the financial position of PartNET, Inc. at December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP

San Diego, California
November 5, 1999

                                 PARTNET, INC.

                                 BALANCE SHEET
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                              DECEMBER 31,
                                                              -------------    SEPTEMBER 30,
                                                              1997     1998        1999
                                                              -----    ----    -------------
                                                                                (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 232    $377       $  649
  Accounts receivable (including unbilled amounts of $97,
     $104 and $36)..........................................    121     170          170
  Prepaid expenses and other current assets.................     --       5           17
                                                              -----    ----       ------
       Total current assets.................................    353     552          836
Property and equipment, net.................................     75      38          200
Deferred tax assets.........................................     12      47           71
                                                              -----    ----       ------
       Total assets.........................................  $ 440    $637       $1,107
                                                              =====    ====       ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  26    $ 20       $   68
  Accrued compensation and related expenses.................     59      56           40
  Deferred revenue..........................................     30      30           72
  Bank line of credit.......................................     --      34           --
  Note payable to stockholder...............................     16      16           --
  Income taxes payable......................................     74     129          209
  Capital lease obligations.................................     22      23           39
                                                              -----    ----       ------
       Total current liabilities............................    227     308          428
Note payable to stockholder, long-term portion..............     16      --           --
Capital lease obligations, long-term portion................     19       7          135
                                                              -----    ----       ------
       Total liabilities....................................    262     315          563
                                                              -----    ----       ------
Commitments (Note 7)
Stockholders' equity:
  Common stock, $0.01 par value; 1,000,000 shares
  authorized, 109,569 shares issued and outstanding.........      1       1            1
  Additional paid-in capital................................    213     227          488
  Unearned stock-based compensation.........................   (112)    (60)        (256)
  Retained earnings.........................................     76     154          311
                                                              -----    ----       ------
       Total stockholders' equity...........................    178     322          544
                                                              -----    ----       ------
       Total liabilities and stockholder's equity...........  $ 440    $637       $1,107
                                                              =====    ====       ======

   The accompanying notes are an integral part of these financial statements.

                                 PARTNET, INC.

                            STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                       YEAR ENDED          NINE MONTHS ENDED
                                                      DECEMBER 31,           SEPTEMBER 30,
                                                     ---------------   -------------------------
                                                      1997     1998       1998          1999
                                                     ------   ------   -----------   -----------
                                                                       (UNAUDITED)   (UNAUDITED)
Revenues...........................................  $1,655   $1,811     $1,257        $1,982
Cost of revenues...................................     801      921        639           987
                                                     ------   ------     ------        ------
Gross profit.......................................     854      890        618           995
General and administrative expenses................     668      769        560           813
                                                     ------   ------     ------        ------
Income from operations.............................     186      121         58           182
                                                     ------   ------     ------        ------
Other income (expense):
  Other income.....................................      --       --         --           100
  Interest income..................................       1        9          7            11
  Interest expense.................................     (11)      (7)        (7)          (43)
                                                     ------   ------     ------        ------
Other income (expense), net........................     (10)       2         --            68
                                                     ------   ------     ------        ------
Income before income taxes.........................     176      123         58           250
Provision for income taxes.........................      54       45         20            93
                                                     ------   ------     ------        ------
Net income.........................................  $  122   $   78     $   38        $  157
                                                     ======   ======     ======        ======

   The accompanying notes are an integral part of these financial statements.

                                 PARTNET, INC.

                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                   YEAR ENDED         NINE MONTHS ENDED
                                                  DECEMBER 31,          SEPTEMBER 30,
                                                  ------------    --------------------------
                                                  1997    1998       1998           1999
                                                  ----    ----    -----------    -----------
                                                                  (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................  $122    $ 78       $ 38           $157
  Adjustments to reconcile net income to net
     cash provided by operating activities:
     Stock-based compensation...................     5      66         40             65
     Deferred income taxes......................   (12)    (35)        --            (24)
     Depreciation and amortization..............    43      50         44             33
     Changes in assets and liabilities:
       Accounts receivable......................    32     (49)       (77)            --
       Prepaid expenses and other current
          assets................................    --      (5)        (8)           (12)
       Accounts payable.........................   (22)     (6)        (2)            48
       Income taxes payable.....................    65      55          5             80
       Accrued compensation and related
          expenses..............................    24      (3)       (22)           (16)
       Deferred revenue.........................    (2)     --         15             42
                                                  ----    ----       ----           ----
          Net cash provided by operating
            activities..........................   255     151         33            373
                                                  ----    ----       ----           ----
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...........    (7)     (2)        (2)           (28)
                                                  ----    ----       ----           ----
          Net cash used in investing
            activities..........................    (7)     (2)        (2)           (28)
                                                  ----    ----       ----           ----
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on capital lease
     obligations................................   (17)    (22)       (17)           (23)
  Principal payments on note to stockholder.....   (16)    (16)       (16)           (16)
  Principal payments on bank line of credit.....    --      --         --            (34)
  Proceeds from bank line of credit.............    --      34         --             --
                                                  ----    ----       ----           ----
          Net cash used in financing
            activities..........................   (33)     (4)       (33)           (73)
                                                  ----    ----       ----           ----
Net increase (decrease) in cash and cash
  equivalents...................................   215     145         (2)           272
Cash and cash equivalents, beginning of
  period........................................    17     232        232            377
                                                  ----    ----       ----           ----
Cash and cash equivalents, end of period........  $232    $377       $230           $649
                                                  ====    ====       ====           ====
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid for income taxes....................  $  2    $ 26       $ 17           $ 39
  Cash paid for interest........................    11       7          5             43
SUPPLEMENT SCHEDULE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES:
  Equipment acquired under capital leases.......    --      11         11            166

   The accompanying notes are an integral part of these financial statements.

                                 PARTNET, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     COMMON STOCK     ADDITIONAL     UNEARNED
                                   ----------------    PAID-IN     STOCK-BASED    RETAINED
                                   SHARES    AMOUNT    CAPITAL     COMPENSATION   EARNINGS   TOTAL
                                   -------   ------   ----------   ------------   --------   -----
BALANCE AT DECEMBER 31, 1996.....  109,569    $ 1        $ 96         $  --         $(46)    $ 51
  Unearned stock-based
     compensation................       --     --         117          (117)          --       --
  Amortization of stock-based
     compensation................       --     --          --             5           --        5
  Net income.....................       --     --          --            --          122      122
                                   -------    ---        ----         -----         ----     ----
BALANCE AT DECEMBER 31, 1997.....  109,569      1         213          (112)          76      178
  Unearned stock-based
     compensation................       --     --          14           (14)          --       --
  Amortization of stock-based
     compensation................       --     --          --            66           --       66
  Net income.....................       --     --          --            --           78       78
                                   -------    ---        ----         -----         ----     ----
BALANCE AT DECEMBER 31, 1998.....  109,569      1         227           (60)         154      322
  Unearned stock-based
     compensation (unaudited)....       --     --         261          (261)          --       --
  Amortization of stock-based
     compensation (unaudited)....       --     --          --            65           --       65
  Net income (unaudited).........       --     --          --            --          157      157
                                   -------    ---        ----         -----         ----     ----
BALANCE AT SEPTEMBER 30, 1999
  (UNAUDITED)....................  109,569    $ 1        $488         $(256)        $311     $544
                                   =======    ===        ====         =====         ====     ====

   The accompanying notes are an integral part of these financial statements.

                                 PARTNET, INC.

                         NOTES TO FINANCIAL STATEMENTS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

 1. ORGANIZATION AND BUSINESS

     PartNET, Inc. (the "Company") was incorporated in the State of Utah in May 1993. The Company is a software developer that specializes in electronic commerce systems that combine the Internet with instant access multiple distributed databases designed for business-to-business buyers and sellers. The Company's business consists of a single operating segment, and its operations and customers are located solely in the United States.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Financial Statements

     The interim financial statements as of September 30, 1999 and for the periods ended September 30, 1998 and 1999 are unaudited and have been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial information set forth therein, in accordance with generally accepted accounting principles. Operating results for interim periods are not necessarily indicative of operating results for an entire year.

Use of Estimates

     In the normal course of preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the financial statement date, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition and Concentration of Credit Risk

     The Company derives a majority of its revenues from software development and other services performed for the United States government, primarily under a long-term contract which provides for the reimbursement of costs plus a fixed percentage fee. Such revenues amounted to $1,552 and $1,628 for the years ended December 31, 1997 and 1998, respectively. Revenue under long-term contracts is recognized as services are performed using the percentage of completion method, measured primarily by costs incurred to date compared with total estimated costs at completion. The Company provides for anticipated losses on contracts by a charge to income during the period in which they are first identified.

     Contract costs, including indirect costs, are subject to audit and negotiations with government representatives. These audits have been completed and agreed upon through December 31, 1997. Contract revenues and accounts receivable are stated at amounts which are expected to be realized upon final settlement.

     The remainder of the Company's revenues result primarily from consulting contracts with commercial customers, which are recognized as revenue as the services are performed.

Cash Equivalents

     The Company considers all highly liquid investments with a maturity date of three months or less from the date of purchase to be cash equivalents.

                                 PARTNET, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Fair Value of Financial Instruments

     The carrying amounts of the Company's cash and cash equivalents, accounts receivable, accounts payable, accrued compensation and related expenses and income taxes payable approximate fair value due to the short-term nature of these balances. The carrying amounts of the Company's bank line of credit, capital lease obligations and note payable to stockholder approximate fair value as the rates of interest for these instruments approximate market rates of interest currently available to the Company for similar instruments.

Property and Equipment

     Property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of the assets ranging from three to five years. Leasehold improvements and assets recorded under capital leases are amortized over the shorter of the assets' useful lives or the related lease terms. Additions to property and equipment together with major renewals and betterments are capitalized. Expenditures for repairs, maintenance and minor renewals and betterments are charged to expense as incurred.

Long-Lived Assets

     The Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. An impairment loss is recognized when an asset's fair value, determined based on undiscounted cash flows, is less than its carrying amount. The Company has not identified any such losses.

Income Taxes

     The Company provides for income taxes utilizing the liability method. Under the liability method, current income tax expense or benefit represents income taxes expected to be payable or refundable for the current period. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax and financial reporting bases of assets and liabilities. Tax rate changes are reflected in income in the period such changes are enacted.

Employee Stock-Based Compensation

     The Company measures compensation expense for its employee stock-based compensation plans using the intrinsic value method and provides pro forma disclosures of net income as if a fair value-based method had been applied in measuring compensation expense. Accordingly, compensation cost for stock awards are measured as the excess, if any, of the deemed fair value for financial reporting purposes of the Company's Common Stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation cost is amortized over the related vesting periods using an accelerated graded method in accordance with Financial Accounting Standards Board Interpretation No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans." Accrued compensation costs for awards that are forfeited are reversed against compensation expense in the period of forfeiture.

                                 PARTNET, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Comprehensive Income

     Comprehensive income for all periods presented consists solely of net income.

New Accounting Pronouncement

     In June 1998, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. The Company does not expect that the adoption of SFAS No. 133 will have a material impact on its financial statements because it does not currently hold any derivative instruments and does not engage in any hedging activities.

 3. PROPERTY AND EQUIPMENT

     Property and equipment components are as follows:

                                                              DECEMBER 31,
                                                              -------------
                                                              1997    1998
                                                              ----    -----
Computer and other equipment................................  $ 16    $  19
Furniture and fixtures......................................    53       63
Leasehold improvements......................................    56       56
                                                              ----    -----
                                                               125      138
Accumulated depreciation and amortization...................   (50)    (100)
                                                              ----    -----
                                                              $ 75    $  38
                                                              ====    =====

 4. BANK LINE OF CREDIT

     Under terms of a revolving bank credit agreement negotiated in 1996, the Company may borrow up to $200. Borrowings under the credit line bear interest at a variable rate of 1% above the bank's prime rate (8.75% at December 31, 1998). The credit line is guaranteed by the Company's controlling stockholder. There are no restrictive covenants. The credit line matures on December 1, 1999. At December 31, 1998, $34 was outstanding under this facility. There were no borrowings outstanding under this facility at December 31, 1997.

                                 PARTNET, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

 5. INCOME TAXES

     The provision for income taxes consists of the following:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                              ------------
                                                              1997    1998
                                                              ----    ----
Current
  Federal...................................................  $ 57    $ 70
  State.....................................................     9      10
                                                              ----    ----
                                                                66      80
                                                              ----    ----
Deferred
  Federal...................................................   (11)    (31)
  State.....................................................    (1)     (4)
                                                              ----    ----
                                                               (12)    (35)
                                                              ----    ----
                                                              $ 54    $ 45
                                                              ====    ====

     The provision for income taxes differs from the amount computed by applying the federal statutory income tax rate to income before income taxes as follows:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                              ------------
                                                              1997    1998
                                                              ----    ----
Federal income tax at statutory rate of 34%.................  $ 60    $42
State income taxes, net of federal benefit..................     4      6
Permanent differences and other.............................   (10)    (3)
                                                              ----    ---
                                                              $ 54    $45
                                                              ====    ===

     Significant components of the Company's deferred tax assets are as follows:

                                                              DECEMBER 31,
                                                              ------------
                                                              1997    1998
                                                              ----    ----
Stock-based compensation....................................  $ 3     $28
Depreciation and amortization...............................    8      17
Other.......................................................    1       2
                                                              ---     ---
                                                              $12     $47
                                                              ===     ===

 6. STOCK OPTION PLAN

     On December 1, 1995, the Company adopted a stock option plan (the "Plan") which provides for the grant of non-qualified stock options to employees, officers, directors, consultants and independent contractors. The Company reserved 46,868 shares of Common Stock for issuance under the Plan. The provisions for vesting and all other terms and conditions are determined by the Board of Directors at the time of grant. Generally, no option is exercisable after ten years from the date of grant. Options generally vest annually over four-year periods. At December 31, 1998, there were 17,518 shares of Common Stock available for future issuance under the Plan.

                                 PARTNET, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The following table summarizes employee stock option activity under the
Plan:

                                                                          WEIGHTED-
                                                                           AVERAGE
                                                              NUMBER OF   EXERCISE
                                                               OPTIONS      PRICE
                                                              ---------   ---------
Outstanding at December 31, 1996............................       --          --
  Granted...................................................   24,150       $5.16
                                                               ------
Outstanding at December 31, 1997............................   24,150        5.16
  Granted...................................................    5,200        7.40
                                                               ------
Outstanding at December 31, 1998............................   29,350        5.55
                                                               ======

     No stock options have been issued to non-employees (which include consultants and independent contractors) during 1997 and 1998.

     The following table summarizes information about employee stock options outstanding and exercisable at December 31, 1998:

                                                WEIGHTED-
                                                 AVERAGE
                                                REMAINING
           EXERCISE                OPTIONS        LIFE        OPTIONS
             PRICE               OUTSTANDING     (YEARS)    EXERCISABLE
           --------              ------------   ---------   ------------
$ 1.00.........................     14,500        8.93         4,843
 10.00.........................     14,850        8.74         4,986
                                    ------                     -----
                                    29,350                     9,829
                                    ======                     =====

     Employee stock-based compensation is recognized using the intrinsic value method. In connection with the grant of stock options to employees, the Company recorded unearned stock-based compensation within stockholders' equity of $117 and $14 during 1997 and 1998, respectively. This represents the difference between the deemed fair value of the Common Stock and the exercise price of these options on the date of grant. Amortization of unearned stock-based compensation, net of any charges reversed during the period for the forfeiture of unvested options, was $5 and $66 for 1997 and 1998, respectively.

     At December 31, 1998, the remaining unearned stock-based compensation of $60 will be amortized as follows: $34 in 1999, $15 in 2000, $8 in 2001 and $3 in 2002. The amount of stock-based compensation expense to be recorded in future periods could decrease if awards are forfeited for which accrued but unamortized compensation expense has been recorded.

     Had compensation expense for employee stock options been determined based on the fair value of the options on the date of grant, the Company's net income would have been as follows:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                              --------------
                                                              1997      1998
                                                              ----      ----
Net income:
  As reported...............................................  $122      $78
  Pro forma.................................................   117       63

                                 PARTNET, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The weighted-average grant-date fair value per share of options granted during 1997 and 1998 was as follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              ------------------
                                                                1997      1998
                                                              --------   -------
Weighted-average grant-date fair value of options granted:
  Exercise price equal to deemed fair value of Common Stock
     on the grant date:
       Weighted-average exercise price......................  $  10.00   $ 10.00
       Per share fair value.................................      2.20      2.00

  Exercise price less than deemed fair value of Common Stock on the grant date:
       Weighted-average exercise price......................      1.00      1.00
       Per share fair value.................................      9.21      9.20

     The fair value of the options was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for grants during 1997 and 1998:

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                              -----------------
                                                               1997      1998
                                                              -------   -------
Expected life...............................................  4 years   4 years
Risk-free interest rate.....................................     6.0%      5.6%
Expected volatility.........................................       0%        0%
Expected dividend yield.....................................       0%        0%

     The volatility of the Company's Common Stock underlying the options was not considered because the Company's equity was not publicly traded as of December 31, 1997 and 1998. For purposes of pro forma disclosures, the estimated fair value of options is amortized to expense over the options' vesting periods using an accelerated graded method.

 7. COMMITMENTS

     The Company leased its office facility under an operating lease that terminated in March 1999. Rent expense was $40 for each of the years ended December 31, 1997 and 1998.

     The Company also leases certain equipment under capital lease agreements that mature on various dates through July 2004 and have interest rates ranging from 9.25% to 10.00%. As of December 31, 1997 and 1998, equipment held under capital leases totaled $59 and $70, respectively, and related accumulated amortization totaled $12 and $14, respectively.

                                 PARTNET, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     Future minimum payments under the Company's lease agreements at December 31, 1998 are as follows:

                                                              CAPITAL   OPERATING
                                                              LEASES     LEASES
                                                              -------   ---------
Year ending December 31,
  1999......................................................   $ 23       $  9
  2000......................................................      8         --
  2001......................................................      2         --
                                                               ----       ----
                                                                 33       $  9
                                                                          ====
  Less amount representing
     interest...............................................     (3)
                                                               ----
  Present value of minimum lease payments...................     30
  Less current portion......................................    (23)
                                                               ----
  Long-term portion of capital lease obligations............   $  7
                                                               ====

     In April 1999, the Company entered into an operating lease agreement for its office space under a noncancellable lease that expires in January 2004 and has annual rentals of $100. The controlling stockholder of the Company is also a limited partner of the lessor of the Company's office facility.

 8. RELATED PARTY TRANSACTIONS

     In 1996, the Company financed certain leasehold improvements with a loan obtained from a significant stockholder in the amount of $53. The loan is due in equal monthly installments of $2 and incurs interest at an annual rate of 10%. At December 31, 1997 and 1998, $32 and $16 remained outstanding under this loan, respectively.

 9. 401(k) PLAN

     In July 1997, the Company adopted the PartNET, Inc. 401(k) Profit Sharing Plan (the "401(k) Plan"). The 401(k) Plan covers substantially all employees of the Company who are at least 21 years of age. Employees may contribute up to 15% of their annual pre-tax compensation per year, not to exceed the maximum limit imposed by federal tax law. Company contributions to the 401(k) Plan are determined at management's discretion. Participants vest to Company contributions and related earnings after four years of continuous service with the Company. To date, the Company has made no contributions to the 401(k) Plan.

10. SUBSEQUENT EVENTS (UNAUDITED)

     In November 1999, the Company repurchased 15,000 shares of Common Stock from a significant stockholder for an aggregate purchase price of $600.

     In November 1999, the Company was acquired by medibuy.com, Inc., a company engaged in business-to-business Internet commerce in the healthcare industry.

                         REPORT OF INDEPENDENT AUDITORS

The Members
Premier Health Exchange LLC

     We have audited the accompanying balance sheets of Premier Health Exchange LLC, "PHx", (a development stage company) as of December 31, 1998, December 31, 1999 and February 29, 2000 and the related statements of operations, members' capital and cash flows for the period from September 16, 1998 (inception) to December 31, 1998, the year ended December 31, 1999, the two months ended February 29, 2000, and for the period from September 16, 1998 (inception) through February 29, 2000. These financial statements are the responsibility of PHx's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Premier Health Exchange LLC as of December 31, 1998, December 31, 1999 and February 29, 2000, and the results of its operations and its cash flows for the period from September 16, 1998 (inception) to December 31, 1998, the year ended December 31, 1999, the two months ended February 29, 2000, and for the period from September 16, 1998 (inception) through February 29, 2000 in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP

San Diego, California
March 6, 2000

                          PREMIER HEALTH EXCHANGE LLC
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                                            DECEMBER 31,          FEBRUARY 29,
                                                        1998          1999            2000
                                                      ---------    -----------    ------------
ASSETS
Cash and cash equivalents...........................  $      --    $        --    $23,650,000
                                                      ---------    -----------    -----------
Total current assets................................         --             --     23,650,000
Software and equipment, net.........................         --     12,707,000     18,271,000
                                                      ---------    -----------    -----------
Total assets........................................  $      --    $12,707,000    $41,921,000
                                                      =========    ===========    ===========
LIABILITIES AND MEMBERS' CAPITAL
Accounts payable and accrued expenses...............  $      --    $        --    $   750,000
                                                      ---------    -----------    -----------
Total liabilities...................................         --             --        750,000
Commitments (Notes 3, 4 and 6)
Members' capital:
  Members' capital, no common membership units
     authorized, issued or outstanding at December
     31, 1998 and 1999; 100,000,000 common
     membership units authorized at February 29,
     2000; 63,375,000 issued and outstanding at
     February 29, 2000..............................         --             --     47,711,000
  Members' capital subscribed.......................    341,000     16,438,000             --
  Deficit accumulated during the development
     stage..........................................   (341,000)    (3,731,000)    (6,540,000)
                                                      ---------    -----------    -----------
Total members' capital..............................         --     12,707,000     41,171,000
                                                      ---------    -----------    -----------
Total liabilities and members' capital..............  $      --    $12,707,000    $41,921,000
                                                      =========    ===========    ===========

                            See accompanying Notes.

                          PREMIER HEALTH EXCHANGE LLC
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                      FOR THE                                          FOR THE
                                    PERIOD FROM                                      PERIOD FROM
                                   SEPTEMBER 16,                                    SEPTEMBER 16,
                                       1998                         FOR THE TWO         1998
                                    (INCEPTION)       FOR THE          MONTHS        (INCEPTION)
                                      THROUGH        YEAR ENDED        ENDED           THROUGH
                                   DECEMBER 31,     DECEMBER 31,    FEBRUARY 29,    FEBRUARY 29,
                                       1998             1999            2000            2000
                                   -------------    ------------    ------------    -------------
General and administrative
  expenses (see Notes 1, 3 and 4
  regarding related party
  transactions with Premier
  Purchasing Partners, L.P.).....    $341,000        $3,390,000      $2,809,000      $6,540,000
                                     --------        ----------      ----------      ----------
Total operating expenses.........     341,000         3,390,000       2,809,000       6,540,000
                                     --------        ----------      ----------      ----------
Net loss.........................    $341,000        $3,390,000      $2,809,000      $6,540,000
                                     ========        ==========      ==========      ==========

                            See accompanying Notes.

                          PREMIER HEALTH EXCHANGE LLC
                         (A DEVELOPMENT STAGE COMPANY)

                         STATEMENTS OF MEMBERS' CAPITAL

                                                                                       DEFICIT
                                                                                     ACCUMULATED
                                             COMMON                     MEMBERS'     DURING THE
                                           MEMBERSHIP    MEMBERS'       CAPITAL      DEVELOPMENT
                                             UNITS        CAPITAL      SUBSCRIBED       STAGE         TOTAL
                                           ----------   -----------   ------------   -----------   ------------
Balance at September 16, 1998
  (inception)............................          --   $        --   $         --   $        --   $         --
  Subscription for Members' capital......          --            --        341,000            --        341,000
  Net loss...............................          --            --             --      (341,000)      (341,000)
                                           ----------   -----------   ------------   -----------   ------------
Balance at December 31, 1998.............          --            --        341,000      (341,000)            --
    Subscription for Members' capital....          --            --     16,097,000            --     16,097,000
    Net loss.............................          --                                 (3,390,000)    (3,390,000)
                                           ----------   -----------   ------------   -----------   ------------
Balance at December 31, 1999.............          --            --     16,438,000    (3,731,000)    12,707,000
  Subscription for Members' capital......          --            --      7,623,000            --      7,623,000
  Issuance of common membership units in
    exchange for cash contribution ($.75
    per membership unit).................  31,414,532    23,650,000             --            --     23,650,000
  Issuance of common membership units in
    exchange for subscribed members'
    capital ($.75 per membership unit)...  31,960,468    24,061,000    (24,061,000)           --             --
  Net loss...............................                        --             --    (2,809,000)    (2,809,000)
                                           ----------   -----------   ------------   -----------   ------------
Balance at February 29, 2000.............  63,375,000   $47,711,000   $         --   $(6,540,000)  $ 41,171,000
                                           ==========   ===========   ============   ===========   ============

                            See accompanying Notes.

                          PREMIER HEALTH EXCHANGE LLC
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                    FOR THE                                       FOR THE
                                                  PERIOD FROM                                   PERIOD FROM
                                                 SEPTEMBER 16,                                 SEPTEMBER 16,
                                                     1998                       FOR THE TWO        1998
                                                  (INCEPTION)    FOR THE YEAR      MONTHS       (INCEPTION)
                                                    THROUGH         ENDED          ENDED          THROUGH
                                                 DECEMBER 31,    DECEMBER 31,   FEBRUARY 29,   FEBRUARY 29,
                                                     1998            1999           2000           2000
                                                 -------------   ------------   ------------   -------------
OPERATING ACTIVITIES
Net loss.......................................    $(341,000)    $(3,390,000)   $(2,809,000)    $(6,540,000)
Adjustments to reconcile net loss to cash used
  in operations:
    Depreciation and amortization..............           --         873,000        560,000       1,433,000
    Net operations contributed to Premier
      Health Exchange LLC (see Notes 1, 3 and 4
      regarding related party transactions with
      Premier Purchasing Partners, L.P.).......      341,000       2,517,000      1,499,000       4,357,000
  Change in accounts payable and accrued
    expenses...................................           --              --        750,000         750,000
                                                   ---------     -----------    -----------     -----------
Net cash provided by (used in) operating
  activities...................................           --              --             --              --
                                                   ---------     -----------    -----------     -----------

FINANCING ACTIVITIES
Member capital contribution....................           --              --     23,650,000      23,650,000
                                                   ---------     -----------    -----------     -----------
Net cash provided by financing activities......           --              --     23,650,000      23,650,000
                                                   ---------     -----------    -----------     -----------
Net increase in cash and cash equivalents......           --              --     23,650,000      23,650,000
Cash and cash equivalents at beginning of
  period.......................................           --              --             --              --
                                                   ---------     -----------    -----------     -----------
Cash and cash equivalents at end of period.....    $      --     $        --    $23,650,000     $23,650,000
                                                   =========     ===========    ===========     ===========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
Software and equipment contributed to Premier
  Health Exchange LLC (see Notes 1, 3 and 4
  regarding related party transactions with
  Premier Purchasing Partners, L.P.)...........    $      --     $13,580,000    $ 6,124,000     $19,704,000
                                                   =========     ===========    ===========     ===========

                            See accompanying Notes.

                          PREMIER HEALTH EXCHANGE LLC
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
    FOR THE PERIOD FROM SEPTEMBER 16, 1998 (INCEPTION) TO FEBRUARY 29, 2000

 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

     Premier Health Exchange LLC ("PHx"), a development stage company, is a limited liability company whose sole member is Premier Purchasing Partners, L.P. ("PPLP"). PPLP's general partner is Premier Plans, LLC, a limited liability company whose sole member is Premier, Inc. ("Premier"), a national strategic healthcare alliance of not for profit hospital and healthcare systems. Premier, through PPLP, offers the administration of group purchasing contracts through agreements with suppliers of medical and non-medical products and services. The nature of these agreements is to provide products and services to Premier's hospitals and healthcare systems at substantial cost savings. Certain of these hospitals and healthcare systems are also limited partners in PPLP.

     On September 16, 1998, PPLP commenced the development of a supply chain services and solutions software and equipment division ("Division"). The Division includes an Internet deployed electronic catalog to provide Premier's hospitals and healthcare systems with the ability to review contract products, prices and terms for all product categories of PPLP group purchasing contracts. In addition, the division has focused on the development of more advanced supply chain services and solutions including auction functionality and other dynamic purchasing capabilities.

Basis of Presentation

     The accompanying financial statements have been prepared assuming that PHx will continue as a going concern. This basis of accounting contemplates the recovery of PHx's assets and the satisfaction of its liabilities in the normal course of business. Since inception, PHx has been engaged in organizational activities and the establishment of the electronic catalog. Through February 29, 2000, PHx has incurred accumulated losses of $6,540,000. Successful completion of PHx's development program and its transition to attaining profitable operations is dependent on obtaining financing adequate to complete its product development and the successful market introduction of its products and services. Management believes that the existing funds will be adequate to meet PHx's working capital requirements at least through February 28, 2001.

     As further discussed in Notes 4 and 5, on February 28, 2000, the assets, liabilities and operations of the Division, including all operations related to this project were contributed by PPLP to PHx in exchange for common membership units. PHx was formed on February 28, 2000 and shall continue until February 28, 2049 as defined in the operating agreement (see Note 5).

     The financial statements of PHx reflect the historical results of operations and cash flows of the Division during each respective period using PPLP's historical bases for the assets and liabilities and the historical results of operations of the Division. Changes in members' capital represent PPLP's transfer of its net investment in the Division, after giving effect to the net loss of the Division, plus cash transfers to PHx. The financial information included herein may not reflect the financial statements, operating results, changes in members' capital and cash flows of PHx in the future or what they would have been had PHx been a separate stand-alone entity during the periods presented.

     The financial statements include allocations of certain PPLP expenses, including centralized legal, accounting, treasury, information technology and management costs. The expense allocations

                          PREMIER HEALTH EXCHANGE LLC
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
    FOR THE PERIOD FROM SEPTEMBER 16, 1998 (INCEPTION) TO FEBRUARY 29, 2000

have been determined on the basis that PPLP and PHx considered to be reasonable reflections of the utilization of services provided or the benefit received by the Division.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

     Cash equivalents include liquid investments with remaining maturities of three months or less at the time of acquisition. The carrying value of these investments approximates fair value.

Concentration of Credit Risk

     Financial instruments which potentially subject PHx to concentrations of credit risk consist primarily of cash and cash equivalents. PHx limits its exposure to credit loss by placing its cash with high credit quality financial institutions.

Software and Equipment

     Software and equipment are stated at cost and depreciated over the estimated useful lives of the assets (generally three to five years) using the straight-line method.

Long-Lived Assets

     PHx assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances have made recovery of the asset's carrying value unlikely. An impairment loss would be recognized when the sum of the expected future undiscounted net cash flows is less than the carrying amount of the asset. While PHx's current and historical operating and cash flow losses are indicators of impairment, PHx believes the future cash flows to be received support the carrying value of its long lived assets, and accordingly, PHx has not recognized any impairment losses at February 29, 2000.

Software Development Costs

     Software Development costs are accounted for in accordance with Statement of Position ("SOP") 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. In accordance with SOP 98-1, costs to develop internal-use computer software during the application development stage are capitalized. Capitalized software costs are amortized on a straight-line basis over the estimated useful lives of the related software applications of up to five years.

                          PREMIER HEALTH EXCHANGE LLC
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
    FOR THE PERIOD FROM SEPTEMBER 16, 1998 (INCEPTION) TO FEBRUARY 29, 2000

Income Taxes

     PHx is treated as a partnership for income tax purposes. Under provisions of the Internal Revenue Code, partnerships are not subject to federal income taxes. For income tax purposes, any income or losses realized are taxable to the individual members. Taxable income or loss is allocated to each member in accordance with the operating agreement.

Equity-Based Compensation

     PHx accounts for equity-based employee compensation arrangements using the intrinsic value method described by Accounting Principles Board Opinion No. 25 ("APB 25), Accounting for Stock Issued to Employees, and provides pro forma disclosures of net loss as if the minimum value method had been applied in measuring compensation expense in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation. Under APB 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the estimated fair value of PHx's membership unit over the employee's exercise price. When the exercise price of the employee membership unit option is less than the fair value of the underlying membership unit on the grant date, deferred compensation is recognized and amortized to expense in accordance with the aggregation methodology prescribed by Financial Accounting Standards Board ("FASB") Interpretation No. 28 over the vesting period of the individual options, which is four years. Equity-based awards issued to non-employees are measured using fair value-based methods and are expensed over the period services are provided.

Comprehensive Income

     SFAS No. 130, Reporting Comprehensive Income, requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in members' capital during a period from transactions and other events and circumstances from non-owner sources. Net income and other comprehensive income, including foreign currency translation adjustments, and unrealized gains and losses on investments, shall be reported, net of their related tax effect, to arrive at comprehensive income. For the period ended December 31, 1998, the year ended December 31, 1999, and the two months ended February 29, 2000, PHx had no items of other comprehensive income.

Segment Reporting

     SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas, and major customers. PHx has determined that it operates in only one segment. Accordingly, the adoption of this statement had no impact on PHx's financial statements.

Effect of New Accounting Standards

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which will be effective January 1, 2001. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument,

                          PREMIER HEALTH EXCHANGE LLC
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
    FOR THE PERIOD FROM SEPTEMBER 16, 1998 (INCEPTION) TO FEBRUARY 29, 2000

including certain derivative instruments imbedded in other contracts, be recorded in the balance sheet as either an asset or liability measure at its fair value. The statement also requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. PHx believes the adoption of SFAS No. 133 will not have a material effect on the financial statements.

 2. SOFTWARE AND EQUIPMENT

     Software and equipment consists of the following:

                                                       DECEMBER 31,
                                                 -------------------------   FEBRUARY 29,
                                                    1998          1999           2000
                                                 -----------   -----------   ------------
Software.......................................  $        --   $13,466,000   $18,614,000
Computer equipment.............................           --       114,000     1,090,000
                                                 -----------   -----------   -----------
Total..........................................           --    13,580,000    19,704,000
Accumulated depreciation and amortization......           --      (873,000)   (1,433,000)
                                                 -----------   -----------   -----------
Software and equipment, net....................  $        --   $12,707,000   $18,271,000
                                                 ===========   ===========   ===========

 3. MEMBERS' CAPITAL

Capitalization

     On February 28, 2000, PHx issued 63,375,000 of it's common membership units and a warrant to purchase 14,930,381 units at an exercise price of $0.01 per unit to PPLP in exchange for $23,650,000 in cash and contributed operating expenses, software and equipment (See Note 4). The warrants are immediately exercisable; no warrants have been exercised to date.

Membership Unit Options

     On February 28, 2000, PHx adopted the Employee Unit Option Plan (the "Plan") for the benefit of its eligible employees, consultants and independent directors. The Plan authorizes 4,180,625 common membership units of PHx for issuance. Under the terms of the Plan, non-qualified and incentive unit options may be granted at prices not less than 100% of the fair value on the date of grant. Options vest over four years and expire ten years from the date of grant.

     There were no unit options outstanding during the periods ended December 31, 1998, December 31, 1999, or February 29, 2000.

Common Membership Units Reserved for Issuance

     The following table summarizes common membership units reserved during issuance at February 29, 2000 on exercise or conversion of:

Common membership unit warrants.............................  14,930,381
Common membership unit options..............................   4,180,625
                                                              ----------
Total common membership units reserved for issuance.........  19,111,006
                                                              ==========

                          PREMIER HEALTH EXCHANGE LLC
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
    FOR THE PERIOD FROM SEPTEMBER 16, 1998 (INCEPTION) TO FEBRUARY 29, 2000

 4. RELATED PARTY TRANSACTIONS

     Prior to February 28, 2000, PHx was operated as a division of PPLP and the Division's operations were funded entirely by PPLP. For all periods through February 29, 2000, PPLP has allocated a portion of its corporate operating expenses to the Division, in accordance with SEC Staff Accounting Bulletin No. 55, "Allocation of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Less Business Components of Another Entity." These expenses have included centralized legal, accounting, treasury, information technology and management costs. Allocations were based on a percentage allocation for such services provided based on relative expenditure levels. Management believes that the basis used for allocating corporate services is reasonable. While the terms of these transactions may differ from those that would result from transactions among unrelated parties, management does not believe such differences would be material. Software and equipment at the Division were transferred to PHx at their historical carryover basis.

     Contributions by PPLP to PHx are as follows:

                                              FOR THE                                          FOR THE
                                            PERIOD FROM                                      PERIOD FROM
                                           SEPTEMBER 16,                                    SEPTEMBER 16,
                                               1998                         FOR THE TWO          1998
                                            (INCEPTION)       FOR THE          MONTHS        (INCEPTION)
                                              THROUGH        YEAR ENDED        ENDED           THROUGH
                                           DECEMBER 31,     DECEMBER 31,    FEBRUARY 29,     FEBRUARY 29,
                                               1998             1999            2000             2000
                                           -------------    ------------    ------------    --------------
Operating expenses contributed by PPLP to
  PHx....................................    $341,000       $ 2,517,000     $ 1,499,000      $ 4,357,000
Software and equipment contributed by
  PPLP to PHx............................          --        13,580,000       6,124,000       19,704,000
Cash contribution by PPLP to PHx.........          --                --      23,650,000       23,650,000
                                             --------       -----------     -----------      -----------
                                             $341,000       $16,097,000     $31,273,000      $47,711,000
                                             ========       ===========     ===========      ===========

 5. UNIT PURCHASE AGREEMENT

     Pursuant to the Unit Purchase Agreement, PPLP transferred to PHx ownership of all assets reflected on PHx's balance sheet, including specified intellectual property and technology related to and necessary for PHx to conduct its business. As of the effective date, PHx also assumed all liabilities from PPLP primarily resulting from operations of the business or resulting from any asset that PPLP transferred to PHx. For its contribution, PPLP received 63,375,000 common membership units in PHx and a warrant to purchase up to 14,930,381 common membership units at an exercise price of $0.01 per unit.

 6. SUBSEQUENT EVENTS

     On March 1, 2000, PHx granted options to employees to purchase 4,180,625 common membership units at a purchase price of $4.00 per share. In connection with the issuance of these options, PHx recorded a deferred compensation charge of $17.6 million that will be amortized over the vesting period of the individual options.

                          PREMIER HEALTH EXCHANGE LLC
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
    FOR THE PERIOD FROM SEPTEMBER 16, 1998 (INCEPTION) TO FEBRUARY 29, 2000

     On March 4, 2000, PHx entered into a ten-year e-commerce outsourcing agreement with PPLP to develop, integrate and maintain an online marketplace on behalf of PPLP. PHx will receive minimum aggregate payments from PPLP of $159 million over the term of the agreement for integration and maintenance services. Additionally, PHx will receive e-commerce transaction fees from PPLP based on a percentage of the gross transaction value of certain products and services purchased on the marketplace through standard group purchasing agreements in excess of contracted minimum purchasing volumes. PHx is required to pay PPLP a sales commission equal to a contracted percentage of the e-commerce transaction fees it earns on the online marketplace related to goods and services not purchased through the standard group purchasing agreements maintained by PPLP.

     On March 4, 2000, PHx also entered into a renewable ten-year agreement with Premier, Inc., whereby Premier, Inc. will provide promotion, marketing and management support services for certain e-commerce offerings of PHx. PHx is required to make payments totaling $20.0 million over the ten-year term of the agreement.

     On March 4, 2000, PHx signed a definitive agreement to merge its operations with medibuy.com, a healthcare electronic commerce supply chain services company.

                          PREMIER HEALTH EXCHANGE LLC
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
    FOR THE PERIOD FROM SEPTEMBER 16, 1998 (INCEPTION) TO FEBRUARY 29, 2000

                                                                      APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     among:

                               MEDIBUY.COM, INC.,
                            a Delaware corporation;

                           SAPPHIRE ACQUISITION CORP.
                            a Delaware corporation;

                          PREMIER HEALTH EXCHANGE LLC,
                     a Delaware limited liability company;

                       PREMIER PURCHASING PARTNERS, L.P.
                       a California limited partnership;

                                      and

                   (for the limited purpose of Section 4.19)
                                 PREMIER, INC.
                            a Delaware corporation.

                            ------------------------

                           Dated as of March 6, 2000

                           -------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          PREMIER HEALTH EXCHANGE LLC
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
    FOR THE PERIOD FROM SEPTEMBER 16, 1998 (INCEPTION) TO FEBRUARY 29, 2000

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
SECTION  1.    THE MERGER..................................................   A-5
         1.1   Merger of Merger Sub into the Company.......................   A-5
         1.2   Effect of the Merger........................................   A-5
         1.3   Closing; Effective Time.....................................   A-5
         1.4   Certificate of Formation; Directors and Officers of
               Parent......................................................   A-6
         1.5   Conversion of Shares........................................   A-6
         1.6   Company Options and Company Warrants........................   A-6
         1.7   Closing of the Company's Transfer Books.....................   A-7
         1.8   Exchange of Company Membership Certificates.................   A-8
         1.9.. Sales Taxes.................................................   A-8
         1.10  Further Action..............................................   A-9
SECTION  2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MAJOR
               MEMBER......................................................   A-9
         2.1   Due Organization............................................   A-9
         2.2   Charter Documents; Records..................................   A-9
         2.3   Capitalization, Etc.........................................  A-10
         2.4   Financial Statements; Other Information.....................  A-10
         2.5   Absence of Changes..........................................  A-11
         2.6.. Title to Assets.............................................  A-12
         2.7   Equipment; Leasehold........................................  A-12
         2.8   Company Proprietary Assets..................................  A-13
         2.9   Contracts...................................................  A-14
         2.10  Liabilities.................................................  A-15
         2.11  Compliance with Legal Requirements..........................  A-16
         2.12  Governmental Authorizations.................................  A-16
         2.13  Tax Matters.................................................  A-16
         2.14  Employee and Labor Matters; Benefit Plans...................  A-17
         2.15  Environmental Matters.......................................  A-18
         2.16  Legal Proceedings; Orders...................................  A-18
         2.17  Authority; Binding Nature of Agreement......................  A-18
         2.18  Non-Contravention; Consents.................................  A-18
         2.19  Full Disclosure.............................................  A-19
SECTION  3.    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....  A-20
         3.1   Due Organization............................................  A-20
         3.2   Certificate of Incorporation and Bylaws; Records............  A-20
         3.3   Capitalization, Etc.........................................  A-20
         3.4   Financial Statements; Form S-1 Registration Statement.......  A-21
         3.5   Absence of Changes..........................................  A-22
         3.6   Title to Assets.............................................  A-23
         3.7   Equipment; Leasehold........................................  A-23

                                       A-2
                         TABLE OF CONTENTS (CONTINUED)

                                                                             PAGE
                                                                             ----
         3.8   Parent Proprietary Assets...................................  A-23
         3.9   Contracts...................................................  A-24
         3.10  Liabilities.................................................  A-25
         3.11  Compliance with Legal Requirements..........................  A-25
         3.12  Governmental Authorizations.................................  A-25
         3.13  Tax Matters.................................................  A-26

                                                                             PAGE
                                                                             ----
         3.14  Employee and Labor Matters; Benefit Plans...................  A-26
         3.15  Environmental Matters.......................................  A-27
         3.16  Legal Proceedings; Orders...................................  A-27
         3.17  Authority; Binding Nature of Agreement......................  A-28
         3.18  Non-Contravention; Consents.................................  A-28
         3.19  Full Disclosure.............................................  A-28
SECTION  4.    CERTAIN COVENANTS OF THE PARTIES............................  A-29
         4.1   Access and Investigation....................................  A-29
         4.2   Operation of the Company's Business.........................  A-29
         4.3   Operation of Parent's Business..............................  A-30
         4.4   Notification; Updates to Disclosure Schedules...............  A-32
         4.5   Company No-Shop.............................................  A-33
         4.6   Parent No-Shop..............................................  A-33
         4.7   Registration Statement; Prospectus/Consent Solicitation.....  A-33
         4.8   Company Member Approval.....................................  A-34
         4.9   Filings and Consents; Regulatory Approvals..................  A-34
         4.10  Public Announcements........................................  A-35
         4.11  Best Efforts................................................  A-35
         4.12  Ancillary Merger Documents..................................  A-35
         4.13  Termination of Employee Plans; Other Employee Matters.......  A-36
         4.14  FIRPTA Matters..............................................  A-36
         4.15  Indemnification of Company Officers and Directors...........  A-36
         4.16  Board Observation Rights....................................  A-36
         4.17  Parent Board Composition....................................  A-37
         4.18  Assignment of Outsourcing Agreement.........................  A-37
         4.19  Covenant Not to Promote.....................................  A-37
         4.20  Legal Opinion of Paul, Hastings, Janofsky & Walker LLP......  A-37
         4.21  Legal Opinion of Cooley Godward LLP.........................  A-38
         4.22  Consulting Services.........................................  A-38
SECTION  5.    CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AN MERGER
               SUB.........................................................  A-38
         5.1   No Restraints...............................................  A-38
         5.2   Listing.....................................................  A-38
         5.3   Effectiveness of Registration Statement.....................  A-38
         5.4   HSR Act.....................................................  A-38
         5.5   Company Status at Closing...................................  A-38
         5.6   Audited Financial Statements................................  A-39
         5.7   e-Commerce Outsourcing Agreement............................  A-39
         5.8   Company Capitalization......................................  A-39
         5.9   Amendment to Parent Certificate of Incorporation............  A-39
SECTION  6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..........  A-39
         6.1   No Restraints...............................................  A-39
         6.2   Listing.....................................................  A-39
         6.3   Effectiveness of Registration Statement.....................  A-39
         6.4   HSR Act.....................................................  A-39
         6.5   Amendment to Investor Rights Agreement......................  A-39
         6.6   Capitalization of Parent....................................  A-39

                                                                             PAGE
                                                                             ----
         6.7   Parent Substituted Option...................................  A-40
         6.8   Amendment to Parent Certificate of Incorporation............  A-40
SECTION  7.    TERMINATION.................................................  A-40
         7.1   Termination Events..........................................  A-40
         7.2   Termination Procedures......................................  A-40
         7.3   Effect of Termination.......................................  A-41
SECTION  8.    INDEMNIFICATION, ETC........................................  A-41
         8.1   Survival of Representations, Etc............................  A-41
         8.2   Indemnification by the Major Member.........................  A-41
         8.3   Indemnification by Parent...................................  A-42
         8.4   No Contribution.............................................  A-42
         8.5   Threshold...................................................  A-43
         8.6   Defense of Third Party Claims Brought Against Parent,
               etc.........................................................  A-43
         8.7   Defense of Third Party Claims Brought Against the
               Major Member, etc...........................................  A-44
         8.8   Exercise of Remedies by Indemnitees Other Than Parent or
               Major Member................................................  A-44
SECTION  9.    MISCELLANEOUS PROVISIONS....................................  A-45
         9.1   Further Assurances..........................................  A-45
         9.2   Fees and Expenses...........................................  A-45
         9.3   Attorneys' Fees.............................................  A-45
         9.4   Notices.....................................................  A-45
         9.5   Confidentiality.............................................  A-46
         9.6   Time of the Essence.........................................  A-46
         9.7   Headings....................................................  A-46
         9.8   Counterparts................................................  A-47
         9.9   Governing Law...............................................  A-47
         9.10  Successors and Assigns......................................  A-47
         9.11  Remedies Cumulative; Specific Performance...................  A-47
         9.12  Waiver......................................................  A-47
         9.13  Amendments..................................................  A-47
         9.14  Severability................................................  A-47
         9.15  Parties in Interest.........................................  A-47
         9.16  Entire Agreement............................................  A-48
         9.17  Construction................................................  A-48

Exhibit A  Definitions
Exhibit B  Managing Members of the Surviving Entity; Directors and
           Officers of Parent
Exhibit C  Form of Parent Substituted Option
Exhibit D  Form of Lock-Up and Registration Rights Agreement
Exhibit E  Form of Indemnification Agreement
Exhibit F  Form of Paul, Hastings, Janofsky & Walker LLP Legal Opinion
Exhibit G  [Reserved]
Exhibit H  Form of Cooley Godward LLP Legal Opinion
Exhibit I  Parent Capitalization at Closing
Exhibit J  Company Capitalization at Closing

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of March 6, 2000, by and among: medibuy.com, Inc., a Delaware corporation ("Parent"); Sapphire Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); Premier Health Exchange LLC, a Delaware limited liability company (the "Company"); Premier Purchasing Partners, L.P., a California limited partnership (the "Major Member"); and, for the limited purpose of Section 4.19, Premier, Inc., a Delaware corporation ("Premier"). Certain capitalized terms used in this Agreement have the meanings set forth in Exhibit A.

                                    RECITALS

     A. Parent, Merger Sub and the Company intend to effect a merger (the "Merger") of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "DGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will be a wholly owned subsidiary of Parent.

     B. This Agreement has been approved by the respective boards of directors of Parent and Merger Sub, the stockholder of Merger Sub and the members of the management committee of the Company.

                                   AGREEMENT

     The parties to this Agreement agree as follows:

SECTION 1. The Merger

     1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. Following the Effective Time, the Company will continue as the surviving entity in the Merger (the "Surviving Entity") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

     1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

     1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward llp, 4365 Executive Drive, Suite 1100, San Diego, California 92121-2128 at 10:00 a.m. on a date to be specified by the parties (the "Closing Date") which shall be after the satisfaction or waiver of all of the conditions set forth in Sections 5 and 6, but in any event, concurrently with the closing of Parent's IPO (as defined in Section 3.4(c)). Contemporaneously with the Closing, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") conforming to, and executed in accordance with, the DGCL. The Merger shall become effective at the time the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, which time shall be concurrent with the Closing (or at such subsequent date or time as the parties shall mutually agree and specify in the Certificate of Merger). The time the Merger becomes effective is hereinafter referred to as the "Effective Time."

     1.4 Certificate of Formation; Directors and Officers of Parent. Unless otherwise determined by Parent and the Company prior to the Effective Time:

          (a) the Certificate of Formation of the Surviving Entity shall be the Certificate of Formation of the Company as in effect immediately prior to the Effective Time;

          (b) the Operating Agreement of the Surviving Entity shall be the Operating Agreement of the Company as in effect immediately prior to the Effective Time; and

          (c) the directors of Parent, the members of Parent's Board of Directors' audit and compensation committees and the members of the management committee of the Surviving Entity immediately after the Effective Time shall be the individuals identified on Exhibit B.

     1.5  Conversion of Shares.

     (a) Subject to Sections 1.8(c), at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any member of the Company:

          (i) each Company Common Membership Unit outstanding immediately prior to the Effective Time shall be converted into the right to receive that fraction of a share of Parent Common Stock equal to the Exchange Ratio (as defined in Section 1.5(b)); and

          (ii) each share of the common stock, $.001 par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one Company Common Membership Unit of the Surviving Entity.

     (b) As used in this Agreement, the term "Exchange Ratio" shall mean 0.299065421736.

     (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or Company Common Membership Units are changed into a different number or class of shares or membership units by reason of any stock or other split, stock or other dividend, reverse stock or other split, reclassification, recapitalization or similar transaction, then the Exchange Ratio shall be appropriately adjusted.

     (d) If any Company Common Membership Units outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable purchase agreement or other agreement with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such Company Common Membership Units will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such purchase agreement or other agreement.

     1.6  Company Options and Company Warrants.

     (a) At the Effective Time, each option to purchase Company Common Membership Units (a "Company Option") outstanding immediately prior to the Effective Time, shall be substituted by Parent with an option to purchase Parent Common Stock granted under Parent's 1999 Omnibus Equity Plan (the "Parent Plan") substantially in the form attached as Exhibit C hereto (a "Parent Substituted Option"). From and after the Effective Time, (a) each Parent Substituted Option may be exercised solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each Parent Substituted Option shall be equal to the number of Company Common Membership Units that were subject to the substituted Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, (c) the per share exercise price for the Parent Common Stock issuable upon exercise of each Parent Substituted Option shall be determined by dividing the exercise price per Company Common Membership Unit subject to the substituted Company Option, as in effect immediately prior to the Effective Time, by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent, and (d) the Parent Substituted Option shall contain all, but only, the restrictions on exercise that were contained in the substituted Company Option; provided, however, that each such Parent Substituted Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization, reclassification or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under the option agreements and otherwise) to effectuate the provisions of this Section 1.6. Following the Closing, Parent will send to each holder of a substituted Company Option a stock option grant notice and Stock Option Agreement containing the terms of the Parent Substituted Option for execution by such holder. Parent shall take all actions necessary to ensure that it has reserved sufficient shares of Parent Common Stock available for issuance upon the exercise of Company Options and Company Warrants.

     (b) At the Effective Time, each then outstanding warrant to purchase Company Common Membership Units (a "Company Warrant") whether vested or unvested, shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the warrant agreement by which such Company Warrant is evidenced. All rights with respect to Company Common Membership Units under outstanding Company Warrants shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time,
(a) each Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (b) subject to any adjustments contemplated by this Section 1.6, the number of shares of Parent Common Stock subject to each such assumed Company Warrant shall be equal to the number of shares of Company Common Membership Units that were subject to such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of Parent Common Stock, (c) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Warrant shall be determined by dividing the exercise price per Company Common Membership Unit subject to such Company Warrant, as in effect immediately prior to the Effective Time, by the Exchange Ratio, and rounding the resulting exercise price to the nearest whole cent, and (d) all restrictions on the exercise of each such assumed Company Warrant shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Warrant shall otherwise remain unchanged; provided, however, that each such assumed Company Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time.

     1.7 Closing of the Company's Transfer Books. At the Effective Time, all Company Common Membership Units outstanding immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and all holders of certificates representing Company Common Membership Units that were outstanding immediately prior to the Effective Time shall cease to have any rights as members of the Company, and the Company Common Membership Units transfer books of the Company shall be closed with respect to all Company Common Membership Units outstanding immediately prior to the Effective Time. No further transfer of any such Company Common Membership Units shall be made on such transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any Company Common Membership Units (a "Company Membership Certificate") is presented to the Surviving Entity or Parent, such

Company Membership Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

     1.8  Exchange of Company Membership Certificates.

     (a) At or as soon as practicable after the Effective Time, Parent will cause to be sent to the holders of Company Membership Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Membership Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Membership Certificate to Parent or to Parent's exchange agent (as specified in the letter of transmittal) for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, the holder of such Company Membership Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to Section 1.5 (and cash in lieu of any fractional share of Parent Common Stock in accordance with Section 1.8(c)), and the Company Membership Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8, each Company Membership Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock in accordance with Section 1.8(c)) as contemplated by this Section 1.8. If any Company Membership Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Membership Certificate to provide an appropriate affidavit and to deliver an appropriate indemnity agreement (reasonably satisfactory to Parent) against any claim that may be made against Parent or the Surviving Entity with respect to such Company Membership Certificate.

     (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Membership Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Membership Certificate in accordance with this Section
1.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

     (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, a holder of Company Common Membership Units who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Membership Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the fair market value per share of the Parent Common Stock as of the Effective Time, as determined in good faith by Parent's board of directors.

     (d) Neither Parent nor the Surviving Entity shall be liable to any holder or former holder of Company Common Membership Units or other securities of or ownership interests in the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9 Sales Taxes. Parent and the Major Member shall each bear and pay for fifty percent (50%) of any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar

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taxes, charges, fees or expenses that may become payable in connection with the
Merger or in connection with any of the other transaction contemplated thereby.

     1.10 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Entity or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Entity and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. Representations and Warranties of the Company and the Major Member

     The Company and the Major Member, jointly and severally, represent and warrant, to and for the benefit of the Parent Indemnitees, as follows:

     2.1  Due Organization.

     (a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, the Major Member is a limited partnership organized and existing under the laws of the State of California, and the Company has all necessary limited liability company power and authority and the Major Member has all necessary limited partnership power and authority, in each case: (i) to conduct their respective businesses in the manner in which their businesses are currently being conducted, (ii) to own and use their assets in the manner in which their assets are currently owned and used, and (iii) to perform their obligations under all Company Material Contracts (as defined in Section 2.9).

     (b) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(b) of the Company Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Company Material Adverse Effect. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1(b) of the Company Disclosure Schedule, except where the failure to be in good standing would not have a Company Material Adverse Effect.

     (c) The Company has not agreed and is not obligated to make any investment in or capital contribution to any Entity.

     2.2 Charter Documents; Records. The Company has delivered to Parent accurate and complete copies of: (1) the Company's charter documents (including its Certificate of Formation and Operating Agreement), including all amendments thereto; (2) the records of the Company reflecting the ownership of the Company Common Membership Units and the holders of the Company Options and the Company Warrants; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the members of the Company, the management committee of the Company and all committees of the management committee of the Company since the Company's inception. There have been no formal meetings or other proceedings of the members of the Company, the management committee of the Company or any committee of the management committee of the Company that are not reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's charter documents (including its operating agreement), and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's members, the Company's management committee or any committee of the Company's management committee. The books of account, membership unit records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

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

     2.3  Capitalization, Etc.

     (a) The authorized capital of the Company consists of 100,000,000 units of Company Common Membership Units, of which 63,375,000 Company Common Membership Units have been issued and are outstanding as of the date of this Agreement.
Part 2.3(a) of the Company Disclosure Schedule sets forth the name of each member of the Company and the number of Company Common Membership Units held by such member as of the date of this Agreement. All of the outstanding Company Common Membership Units have been duly authorized and validly issued, and are fully paid and nonassessable.

     (b) Part 2.3(b) of the Company Disclosure Schedule accurately sets forth, with respect to each Company Option and Company Warrant that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option or Company Warrant; (ii) the total number of Company Common Membership Units that are subject to such Company Option or Company Warrant and the number of Company Common Membership Units with respect to which such Company Option or Company Warrant is immediately exercisable; (iii) the date on which such Company Option or Company Warrant was granted and the term of such Company Option or Warrant Company; (iv) the vesting schedule for such Company Option or Company Warrant; and (v) the exercise price per Company Common Membership Unit purchasable under such Company Option or Company Warrant. Except as set forth in
Part 2.3(b) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or other right (whether or not currently exercisable) to acquire any membership interest (including any interest in the profits or losses of the Company) or other ownership interest or other securities of the Company; (ii) outstanding membership interest, security, instrument, obligation that is or may become convertible into or exchangeable for any interest in the profits or losses of the Company or other interest in the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any membership or other ownership or any other securities; or (iv) to the knowledge of the Company or the Major Member, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any membership interest (including any interest in the profits or losses of the Company) or other securities of the Company. As of immediately prior to the Closing, the outstanding Company Common Membership Units, Company Options and Company Warrants shall be as set forth on Exhibit J.

     (c) All outstanding Company Common Membership Units, Company Options and Company Warrants have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

     2.4  Financial Statements; Other Information.

     (a) The Company has delivered to Parent the unaudited balance sheet of the Company as of February 29, 2000 (the "Company Unaudited Balance Sheet") and the related unaudited income statement and statement of cash flows of the Company for the two (2) months then ended. (collectively, the "Company Financial Statements"). The Company Financial Statements are accurate in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

     (b) None of the information provided or to be provided to Parent by or on behalf of the Company to be included in Parent's Form S-4 Registration Statement (as defined in Section 4.7)

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

shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Company Disclosure Schedule, since February 29, 2000:

          (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the knowledge of the Company or the Major Member, no event has occurred that will, or could reasonably be expected to, have a Company Material Adverse Effect;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's material assets (whether or not covered by insurance);

          (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any Company Common Membership Units, and has not repurchased, redeemed or otherwise reacquired any Company Common Membership Units or other securities of the Company;

          (d) the Company has not sold, issued or authorized the issuance of (i) any Company Common Membership Units or other security of or ownership interest in the Company, (ii) any option or right to acquire any Company Common Membership Units or other security of or ownership interest in the Company, or (iii) any instrument convertible into or exchangeable for any Company Common Membership Units or other security of or ownership interest in the Company;

          (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under any provision of any agreement evidencing any outstanding Company Option;

          (f) there has been no amendment to the Company's certificate of incorporation or bylaws, and the Company has not effected or been a party to any Company Acquisition Transaction, recapitalization, reclassification of Company Common Membership Units or other ownership interests in the Company, split or reverse split of the Company Common Membership Units or any other ownership interest in the Company or similar transaction;

          (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

          (h) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company, exceeds Twenty-Five Thousand Dollars ($25,000.00);

          (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Company Material Contract, or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Company Material Contract;

          (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, or (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, except, in each case, for immaterial rights or immaterial assets acquired, leased, licensed, sold or otherwise disposed of in the ordinary course of business and consistent with the Company's past practices;

          (k) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

          (l) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (m) the Company has not (i) established or adopted any employee benefit plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than in accordance with the Company's past practices, or (iii) hired any new employee;

          (n) the Company has not changed any of its methods of accounting or accounting practices in any material respect;

          (o) the Company has not made any material Tax election;

          (p) the Company has not commenced or settled any material Legal Proceeding;

          (q) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (r) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

     2.6  Title to Assets.

     (a) The Company owns, and has good and valid title to, all assets purported to be owned by it (other than Company Proprietary Assets, as to which representations and warranties are set forth in Section 2.8), including: (i) all assets reflected on the Company Unaudited Balance Sheet (other than assets disposed of in the ordinary course of business consistent with past practice);
(ii) all of the Company's rights under the Contracts identified in Part 2.9 of the Company Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6 of the Company Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

     (b) Part 2.6 of the Company Disclosure Schedule identifies all assets that are material to the business of the Company (other than Company Proprietary Assets) and that are being leased or licensed to the Company.

     2.7  Equipment; Leasehold.

     (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

     (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.9 of the Company Disclosure Schedule.

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

     2.8  Company Proprietary Assets.

     (a) Part 2.8(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a statement identifying such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.8(a)(ii) of the Company Disclosure Schedule provides a statement identifying all other Company Proprietary Assets (including the Company's Webcat system).
Part 2.8(a)(iii) of the Company Disclosure Schedule identifies each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than Ten Thousand Dollars ($10,000.00)), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Except as set forth in Part 2.8(a)(iv) of the Company Disclosure Schedule, the Company has good and valid title to all of the Company Proprietary Assets identified in Parts 2.8(a)(i) and 2.8(a)(ii) of the Company Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in
Part 2.8(a)(iii) of the Company Disclosure Schedule. Except as set forth in Part 2.8(a)(v) of the Company Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.8(a)(vi) of the Company Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

     (b) The Company has taken reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.8(b) of the Company Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.9 of the Company Disclosure Schedule) delivered to any Person, or permitted the disclosure or delivery to any Person of, the source code, or any portion or aspect of the source code, of any Company Proprietary Asset. The Company has not delivered to any Person any object code of any Company Proprietary Asset unless such Person entered into a license or other similar agreement with the Company which restricts the use of such object code and retains all ownership rights of such object code in the Company.

     (c) To the knowledge of the Company or the Major Member, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the knowledge of the Company or the Major Member, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or orally) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the knowledge of the Company or the Major Member, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes with, any Company Proprietary Asset.

     (d) Except as set forth in Part 2.8(d) of the Company Disclosure Schedule:
(i) each Company Proprietary Asset conforms in all material respects with any written specification, documentation, performance standard, representation or statement made or provided with respect thereto by the Company, and (ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any written specification, documentation, performance standard, representation or statement made or provided by the Company, and, to the knowledge of the Company or the Major Member, there is no valid basis for any such claim.

     (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.8(e) of the Company Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

     (f) Except as set forth in Part 2.8(f) of the Company Disclosure Schedule,
(i) all current and former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Proprietary and Confidential Information Agreement previously delivered to Parent, and (ii) all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent.

     2.9  Contracts.

     (a) Part 2.9 of the Company Disclosure Schedule identifies:

          (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor in excess of Twenty-Five Thousand Dollars ($25,000.00) annually;

          (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any material technology or any material Company Proprietary Asset;

          (iii) each Company Contract imposing any material restriction on the Company's right or ability to (A) compete with any other Person, (B) acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

          (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship that is not cancelable according to its terms on thirty (30) days notice or less;

          (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

          (vi) each Company Contract relating to the creation of any Encumbrance with respect to any material asset of the Company;

          (vii) each Company Contract involving or incorporating any material guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

          (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

          (ix) each Company Contract relating to the provision or receipt of e-commerce services or products to or from any Person;

          (x) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices or is subject to audit by any Governmental Body;

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

          (xi) any other Company Contract that has a term of more than thirty
     (30) days and that may not be terminated by the Company (without penalty) within thirty (30) days after the delivery of a termination notice by the Company; and

          (xii) any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of Twenty-Five Thousand Dollars ($25,000.00) in the aggregate, or (B) the performance of services having a value in excess of Twenty-Five Thousand Dollars ($25,000.00) in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xii)" above are referred to in this Agreement as "Company Material Contracts.")

     (b) The Company has delivered to Parent accurate and complete copies of all written Company Material Contracts, including all amendments thereto.
Part 2.9(b) of the Company Disclosure Schedule provides an accurate description of the terms of each Company Material Contract that is not in written form. Each Company Material Contract is valid and in full force and effect, and, to the knowledge of the Company or the Major Member, is enforceable by the Company in accordance with its terms.

     (c) Except as set forth in Part 2.9(c) of the Company Disclosure Schedule:

          (i) the Company has not violated or breached, or committed any default under, any Company Material Contract, and, to the knowledge of the Company or the Major Member, no other Person has violated or breached, or committed any default under, any Company Material Contract;

          (ii) to the knowledge of the Company or the Major Member, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Material Contract, or (D) give any Person the right to cancel, terminate or modify any Company Material Contract;

          (iii) since its inception, the Company has not received any notice (or to the knowledge of the Company or the Major Member, any other communication) regarding any actual or possible violation or breach of, or default under, any Company Material Contract; and

          (iv) the Company has not waived any of its material rights under any Company Material Contract.

     (d) No Person is renegotiating, or has a right pursuant to the terms of any Company Material Contract to renegotiate, any amount paid or payable to the Company under any Company Material Contract or any other material term or provision of any Company Material Contract.

     (e) Part 2.9(e) of the Company Disclosure Schedule identifies each currently effective proposed Company Material Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by the Company.

     2.10 Liabilities. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Company Unaudited Balance Sheet; (b) liabilities that have been incurred by the Company since the date of the Company Unaudited Balance Sheet in the ordinary course of business and consistent with the Company's past practices which (i) if the Closing occurs on or prior to May 1, 2000, in the aggregate do not exceed

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Eight Million Dollars ($8,000,000.00), and (ii) if the Closing occurs after May
1, 2000 but on or prior to June 30, 2000, in the aggregate do not exceed Sixteen Million Dollars ($16,000,000.00); (c) liabilities under the Company Material Contracts, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Material Contracts; and (d) the liabilities identified in Part 2.10 of the Company Disclosure Schedule.

     2.11 Compliance with Legal Requirements. To the Company's knowledge, the Company is, and has at all times since its inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and could not reasonably be expected to have a Company Material Adverse Effect. The Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     2.12 Governmental Authorizations. The Company holds all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted and all such Governmental Authorizations are in full force and effect. To the knowledge of the Company or the Major Member, the Company is, and at all times since its inception has been, in substantial compliance with the terms and requirements of all of its Governmental Authorizations. Since its inception, the Company has not received any notice or other communication from any Governmental Body regarding
(a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.13  Tax Matters.

     (a) The Company has not been required to file any Tax Returns since its inception. The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from its inception through the Closing Date.

     (b) No claim or Legal Proceeding is pending or, to the knowledge of the Company or the Major Member, has been threatened against or with respect to the Company, in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code.

     (c) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

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     2.14  Employee and Labor Matters; Benefit Plans.

     (a) Part 2.14(a) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Company Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Company Employee"), except for Company Plans which would not require the Company to make payments or provide benefits having a value in excess of Twenty-Five Thousand Dollars ($25,000.00) in the aggregate. The Company has delivered to Parent an accurate and complete copy of each Company Plan.

     (b) The Company is not required to be, and, to the knowledge of the Company or the Major Member, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c),
(m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. The Company does not maintain, sponsor or contribute to any pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Company Employees or former Company Employees (a "Pension Plan"). The Company does not maintain, sponsor or contribute to any welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Company Employees or former Company Employees (a "Welfare Plan").

     (c) To the knowledge of the Company or the Major Member, each of the Company Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

     (d) Except as set forth in Part 2.14(d) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Company Employee or director of the Company (whether or not under any Company Plan), or materially increase the benefits payable under any Company Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

     (e) Part 2.14(e) of the Company Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of the Company Employees. All Company Employees are "at will" employees.

     (f) Part 2.14(f) of the Company Disclosure Schedule identifies each Company Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

     (g) To the knowledge of the Company or the Major Member, the Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

     (h) Except as set forth in Part 2.14(h) of the Company Disclosure Schedule, the Company has good labor relations, and the Company no reason to believe that
(i) the consummation of the Merger

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or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations, or (ii) any of the Company's employees intends to terminate his or her employment with the Company.

     2.15 Environmental Matters. To the knowledge of the Company or the Major Member, the Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the knowledge of the Company or the Major Member, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the knowledge of the Company or the Major Member, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law.

     2.16  Legal Proceedings; Orders.

     (a) There is no pending Legal Proceeding to which the Company is a party and, to the knowledge of the Company or the Major Member, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law, or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company or the Major Member, except as set forth in Part 2.16 of the Company Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

     (b) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the knowledge of the Company or the Major Member, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

     2.17 Authority; Binding Nature of Agreement. Each of the Company and the Major Member has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by each of the Company and the Major Member of this Agreement have been duly authorized by all limited liability company action or limited partnership action, as the case may be, on the part of the Company and the Major Member, their respective members, partners or other governing body, as the case may be. The affirmative vote of the holders of a majority of the Company Common Membership Units is the only vote of the members of the Company required to approve this Agreement and the Merger. This Agreement constitutes the legal, valid and binding obligation of the Company and the Major Member, enforceable against the Company and the Major Member in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.18 Non-Contravention; Consents. Except as set forth in Part 2.18 of the Company Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the

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other transactions contemplated by this Agreement, will directly or indirectly
(with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's charter documents (including its operating agreement), or (ii) any resolution adopted by the Company's members, the Company's management committee or any committee of the Company's management committee;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Company Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company);

except, in the case of subparagraphs (b), (c), (d) and (e), such that would not have a Company Material Adverse Effect.

     Except as set forth in Part 2.18 of the Company Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except for Consents which the failure to obtain would not have a Company Material Adverse Effect or prevent or delay the Merger or the other transactions contemplated hereby.

     2.19 Full Disclosure. This Agreement (including the Company Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

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SECTION 3. Representations and Warranties of Parent and Merger Sub

     Parent and Merger Sub, jointly and severally, represent and warrant to the Company Indemnitees as follows:

     3.1  Due Organization.

     (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted, (ii) to own and use its assets in the manner in which its assets are currently owned and used and
(iii) to perform its obligations under all Parent Material Contracts (as defined in Section 3.9).

     (b) Parent is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 3.1(b) of the Parent Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Parent Material Adverse Effect. Parent is in good standing as a foreign corporation in each of the jurisdictions identified in Part 3.1(b) of the Parent Disclosure Schedule, except where the failure to be in good standing would not have a Parent Material Adverse Effect.

     3.2 Certificate of Incorporation and Bylaws; Records. Parent has made available to the Company accurate and complete copies of: (1) Parent's certificate of incorporation and bylaws, including all amendments thereto; (2) the stock records of Parent; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of Parent, the board of directors of Parent and all committees of the board of directors of Parent. There have been no formal meetings or other proceedings of the stockholders of Parent, the board of directors of Parent or any committee of the board of directors of Parent that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of Parent's certificate of incorporation or bylaws, and Parent has not taken any action that is inconsistent in any material respect with any resolution adopted by Parent's stockholders, Parent's board of directors or any committee of Parent's board of directors. The books of account, stock records, minute books and other records of Parent are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

     3.3  Capitalization, Etc.

     (a) The authorized capital stock of Parent consists of fifty-five million (55,000,000) shares of stock, forty million (40,000,000) shares are designated Common Stock, $.001 par value, of which six million three hundred seventy thousand nine hundred forty-nine (6,370,949) shares were issued and are outstanding as of the date of this Agreement and fifteen million (15,000,000) shares are designated Preferred Stock, $.001 par value, ("Parent Preferred Stock") of which sixty-eight thousand one hundred (68,100) shares are designated Series A Preferred Stock, all of which were issued and outstanding as of the date of this Agreement, three hundred thirty-four thousand nine hundred seven (334,907) shares are designated Series B Preferred Stock, all of which are issued and outstanding as of the date of this Agreement, five million (5,000,000) shares are designated Series C Preferred Stock, of which four million four hundred fifty-eight thousand three hundred thirty-two (4,458,332) shares are issued and outstanding as of the date of this Agreement, two million eight hundred thousand (2,800,000) shares are designated Series D Preferred Stock, of which two million four hundred twenty-three thousand six hundred fifty-six (2,423,656) shares are issued and outstanding as of the date of this Agreement, and four million nine hundred thousand (4,900,000) shares are designated Series E Preferred Stock, of which three million two hundred eighty-one thousand five hundred fifteen (3,281,515) shares are issued and outstanding as of the date of this

Agreement. Part 3.3(a) of the Parent Disclosure Schedule sets forth the name of each stockholder of Parent and the number of shares of Parent Common Stock held by such stockholder as of the date of this Agreement. All of the outstanding shares of Parent Common Stock and Parent Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable and have been issued in compliance with applicable federal and state securities laws. The authorized capital stock of Merger Sub consists of one thousand (1,000) shares of common stock, all of which shares are issued and outstanding as of the date of this Agreement. All of the outstanding shares of Merger Sub common stock have been duly authorized and are validly issued, and are fully-paid and non-assessable and are owned of record and beneficially by Parent. As of immediately prior to the Closing (assuming the conversion of all outstanding shares of Parent Preferred Stock into shares of Parent Common Stock which will occur upon the closing of Parent's IPO), the outstanding shares of Parent Common Stock, Parent Options and warrants to purchase Parent Common Stock shall be as set forth on Exhibit I.

     (b) Except as contemplated in the Merger or as set forth in Part 3.3(b) of the Parent Disclosure Schedule as of the date hereof, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent or Merger Sub; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent or Merger Sub; (iii) Contract under which Parent or Merger Sub is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the knowledge of Parent, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.

     (c) All outstanding shares of Parent capital stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts. The consummation of the Merger and the transactions contemplated thereby will not trigger or cause to become effective any antidilution rights held by the holders of Parent Preferred Stock.

     3.4  Financial Statements; Form S-1 Registration Statement.

     (a) Parent has made available to the Company the following financial statements and notes (collectively, the "Parent Financial Statements"):

          (i) The audited balance sheet of Parent as of December 31, 1998, and the related audited statement of operations, statement of stockholders' equity and statement of cash flows of Parent for the period from August 18, 1998 to December 31, 1998, together with the notes thereto and the unqualified report and opinion of PricewaterhouseCoopers LLP relating thereto; and

          (ii) the unaudited balance sheet of Parent as of September 30, 1999 (the "Parent Unaudited Balance Sheet"), and the related unaudited statement of operations for the nine (9) months then ended.

     (b) The Parent Financial Statements are accurate in all material respects and present fairly the financial position of Parent as of the respective dates thereof and the results of operations and cash flows of Parent for the periods covered thereby. The Parent Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 3.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

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

     (c) As of the time Parent's Form S-1 Registration Statement with respect to Parent's underwritten initial public offering of Parent Common Stock for a per share price of at least Twenty-Five Dollars ($25.00) (as adjusted for stock splits, dividends, recapitalizations and the like effected after the date of this Agreement) and yielding gross cash proceeds to Parent (before underwriting discounts, commissions and fees) of at least Forty Million Dollars ($40,000,000.00) (such initial public offering being referred to herein as "Parent's IPO," and such registration statement filed in connection therewith being referred to herein as the "Form S-1 Registration Statement") is declared effective, it will (i) comply in all material respects with the applicable requirements of the Securities Act, and (ii) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     3.5 Absence of Changes. Except as set forth in Part 3.5 of the Parent Disclosure Schedule, since September 30, 1999:

          (a) there has not been any material adverse change in Parent's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the knowledge of Parent, no event has occurred that will, or could reasonably be expected to, have a Parent Material Adverse Effect;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of Parent's material assets (whether or not covered by insurance);

          (c) Parent has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) Parent has not sold, issued or authorized the issuance of (i) any capital stock (except for Parent Common Stock issued upon the exercise of outstanding shares of Preferred Stock of Parent, stock options, warrants and other rights to acquire capital stock of Parent); (ii) any option (except for Parent Options issued in the ordinary course of business and consistent with past practice) or right to acquire any capital stock or any other security; (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) Parent has not amended or waived any of its rights under, or permitted the acceleration of vesting under any provision of any agreement evidencing any outstanding Parent Option;

          (f) Except as set forth on Part 3.5(f) of the Parent Disclosure Schedule, there has been no amendment to Parent's certificate of incorporation or bylaws, and Parent has not effected or been a party to any Parent Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (g) Parent has not formed any subsidiary, other than Merger Sub, or acquired any equity interest or other interest in any other Entity;

          (h) Parent has not made any capital expenditure which, when added to all other capital expenditures made on behalf of Parent, exceeds Twelve Million Dollars ($12,000,000.00);

          (i) Parent has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a material Contract, or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Parent Material Contract;

          (j) Parent has not (i) acquired, leased or licensed any right or other asset from any other Person, or (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, except in each case, for any immaterial rights or immaterial assets acquired,

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

     leased, licensed, sold or otherwise disposed of in the ordinary course of business and consistent with Parent's past practices;

          (k) Parent has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with Parent's past practices;

          (l) Parent has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money in excess of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) in the aggregate;

          (m) Parent has not changed any of its methods of accounting or accounting practices in any material respect;

          (n) Parent has not made any material Tax election;

          (o) Parent has not commenced or settled any material Legal Proceeding;

          (p) Parent has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (q) Parent has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(p)" above.

     3.6  Title to Assets.

     (a) Parent owns, and has good and valid title to, all assets purported to be owned by it (other than Parent Proprietary Assets, as to which representations and warranties are set forth in Section 3.8), including: (i) all assets reflected on the Parent Unaudited Balance Sheet (other than assets disposed of in the ordinary course of business consistent with past practices); and (ii) all other assets reflected in Parent's books and records as being owned by Parent. Except as set forth in Part 3.6 of the Parent Disclosure Schedule, all of said assets are owned by Parent free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent.

     (b) Part 3.6 of the Parent Disclosure Schedule identifies all assets that are material to the business of Parent (other than Parent Proprietary Assets) and that are being leased or licensed to Parent.

     3.7  Equipment; Leasehold.

     (a) All material items of equipment and other tangible assets owned by or leased to Parent are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of Parent's business in the manner in which such business is currently being conducted.

     (b) Parent does not own any real property or any interest in real property, except for the leasehold created under the real property leases.

     3.8  Parent Proprietary Assets.

     (a) Except as set forth in Part 3.8(a)(i) of the Parent Disclosure Schedule, Parent has good and valid title to all of its Parent Proprietary Assets, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets. Except as set forth in Part 3.8(a)(ii) of the Parent Disclosure Schedule, Parent is not obligated to make any payment to

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any Person for the use of any Parent Proprietary Asset. Parent has not developed jointly with any other Person any Parent Proprietary Asset with respect to which such other Person has rights.

     (b) Parent has taken reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Parent Proprietary Assets (except Parent Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Parent Proprietary Assets. Except as set forth in Part 3.8(b) of the Parent Disclosure Schedule, Parent has not delivered to any Person, or permitted the disclosure or delivery to any Person of, the source code, or any portion or aspect of the source code, of any Parent Proprietary Asset. Parent has not delivered to any Person any object code of any Parent Proprietary Asset unless such Person entered into a license or other similar agreement with Parent which restricts the use of such object code and retains all ownership rights of such object code in Parent.

     (c) To the knowledge of Parent, none of the Parent Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the knowledge of Parent, Parent is not infringing, misappropriating or making any unlawful use of, and Parent has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or orally) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the knowledge of Parent, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Parent Proprietary Asset.

     (d) Except as set forth in Part 3.8(d) of the Parent Disclosure Schedule:
(i) each Parent Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by Parent; and (ii) there has not been any claim by any customer or other Person alleging that any Parent Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by Parent to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by Parent, and, to the knowledge of Parent, there is no basis for any such claim.

     (e) The Parent Proprietary Assets constitute all the Proprietary Assets necessary to enable Parent to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 3.8(e) of the Parent Disclosure Schedule, (i) Parent has not licensed any of the Parent Proprietary Assets to any Person, and (ii) Parent has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

     3.9  Contracts.

     (a) The following Contracts shall be deemed to be "Parent Material Contracts": (i) the Contracts filed as exhibits to Parent's Form S-1 Registration Statement filed in connection with Parent's initial public offering of Parent Common Stock (the "Form S-1 Registration Statement"), and (ii) each Parent Contract of the type described in Section 2.9(a) that involve obligations on behalf of Parent in excess of One Hundred Thousand Dollars ($100,000.00) and set forth on Part 3.9(a) of the Parent Disclosure Schedule.

     (b) Each Parent Material Contract is valid and in full force and effect, and, to the knowledge of Parent, is enforceable by Parent in accordance with its terms. Each Parent Material Contract filed as exhibits to Parent's Form S-1 Registration Statement are all of the Parent Contracts required under the Securities Act and the rules promulgated thereunder to be filed by Parent in connection therewith.

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

     (c) Except as set forth in Part 3.9(c) of the Parent Disclosure Schedule:

          (i) Parent has not violated or breached, or committed any default under, any Parent Material Contract, and, to the knowledge of Parent, no other Person has violated or breached, or committed any default under, any Parent Material Contract;

          (ii) to the knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Parent Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Parent Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Parent Material Contract, or (D) give any Person the right to cancel, terminate or modify any Parent Material Contract;

          (iii) since August 18, 1998, Parent has not received any notice (or to the knowledge of Parent, any other communication) regarding any actual or possible violation or breach of, or default under, any Parent Material Contract; and

          (iv) Parent has not waived any of its material rights under any Parent Material Contract.

     (d) No Person is renegotiating, or has a right pursuant to the terms of any Parent Material Contract to renegotiate, any amount paid or payable to Parent under any Parent Material Contract or any other material term or provision of any Parent Material Contract.

     (e) Part 3.9(e) of the Company Disclosure Schedule identifies each currently effective proposed Parent Material Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by Parent.

     3.10 Liabilities. Parent has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Parent Unaudited Balance Sheet; (b) liabilities that have been incurred by Parent since the Parent Balance Sheet Date in the ordinary course of business and consistent with Parent's past practices which in the aggregate do not exceed Thirty Million Dollars ($30,000,000.00); (c) liabilities under Parent Contracts to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Parent Contracts; and (d) the liabilities identified in Part 3.10 of the Parent Disclosure Schedule.

     3.11 Compliance with Legal Requirements. To Parent's knowledge, Parent is, and has at all times since its inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and could not reasonably be expected to have a Parent Material Adverse Effect. Parent has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     3.12 Governmental Authorizations. Parent holds all material Governmental Authorizations necessary to enable Parent to conduct its business in the manner in which its business is currently being conducted and such Governmental Authorizations are valid and in full force and effect. To Parent's knowledge, Parent is, and at all times since its inception has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations. Since its inception, Parent has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

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     3.13  Tax Matters.

     (a) All Tax Returns (other than sales Tax Returns) required to be filed by or on behalf of Parent with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Parent Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements.

     (b) The Parent Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. Parent will establish in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the filing of its last Tax return through the Closing Date.

     (c) No claim or Legal Proceeding is pending or, to the knowledge of Parent, has been threatened against or with respect to Parent in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Parent with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Parent and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of Parent except liens for current Taxes not yet due and payable. Parent has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code.

     (d) Parent is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     3.14  Employee and Labor Matters; Benefit Plans.

     (a) Part 3.14(a) of the Parent Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Parent Plans") sponsored, maintained, contributed to or required to be contributed to by Parent for the benefit of any employee of Parent ("Parent Employee"), except for Parent Plans which would not require Parent to make payments or provide benefits having a value in excess of Twenty-Five Thousand Dollars ($25,000.00) in the aggregate. Parent has made available to the Company an accurate and complete copy of each Parent Plan.

     (b) Parent is not required to be, and, to the knowledge of Parent, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. Parent has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. Parent does not maintain, sponsor or contribute to any Pension Plan. Parent does not maintain, sponsor or contribute to any Welfare Plan.

     (c) To the knowledge of Parent, each of the Parent Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

     (d) Except as set forth in Part 3.14(d) of the Parent Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Parent Employee or director

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of Parent (whether or not under any Parent Plan), or materially increase the benefits payable under any Parent Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

     (e) Part 3.14(e) of the Parent Disclosure Schedule contains a list of all salaried employees of Parent as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Parent is not a party to any collective bargaining contract or other Contract with a labor union involving any of the Parent Employees. All Parent Employees are "at will" employees.

     (f) Part 3.14(f) of the Parent Disclosure Schedule identifies each Parent Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

     (g) To the knowledge of Parent, Parent is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

     (h) Except as set forth in Part 3.14(h) of the Parent Disclosure Schedule, Parent has good labor relations, and Parent no reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on Parent's labor relations, or
(ii) any of Parent's employees intends to terminate his or her employment with Parent.

     3.15 Environmental Matters. To the knowledge of Parent, Parent is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by Parent of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Parent has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that Parent is not in compliance with any Environmental Law, and, to the knowledge of Parent, there are no circumstances that may prevent or interfere with Parent's compliance with any Environmental Law in the future. To the knowledge of Parent, no current or prior owner of any property leased or controlled by Parent has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or Parent is not in compliance with any Environmental Law.

     3.16  Legal Proceedings; Orders.

     (a) There is no pending Legal Proceeding to which Parent is a party and, to the knowledge of Parent, no Person has threatened to commence any Legal
Proceeding: (i) that involves Parent or any of the assets owned or used by Parent or any Person whose liability Parent has or may have retained or assumed, either contractually or by operation of law, or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

     (b) There is no order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject. To the knowledge of Parent, no officer or other employee of Parent is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to Parent's business.

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     3.17  Authority; Binding Nature of Agreement. Parent has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Parent of this Agreement have been duly authorized by all necessary action on the part of Parent and its board of directors. This Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.18 Non-Contravention; Consents. Except as set forth in Part 3.18 of the Parent Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of Parent's certificate of incorporation or bylaws, or (ii) any resolution adopted by Parent's stockholders, Parent's board of directors or any committee of Parent's board of directors;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or that otherwise relates to Parent's business or to any of the assets owned or used by Parent;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent Contract that is or would constitute a material Contract, or give any Person the right to
     (i) declare a default or exercise any remedy under any such Parent Contract, (ii) accelerate the maturity or performance of any such Parent Contract, or (iii) cancel, terminate or modify any such Parent Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by Parent (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent).

Except as set forth in Part 3.18 of the Parent Disclosure Schedule, Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     3.19 Full Disclosure. This Agreement (including the Parent Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

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SECTION 4. Certain Covenants of the Parties

     4.1 Access and Investigation. During the period from the date of this Agreement through the earlier of the Effective Time or the termination of this Agreement pursuant to Section 7.1 (the "Pre-Closing Period"), each of Parent and the Company shall, and shall cause its respective Representatives to: (a) provide to the other party and to the other party's Representatives reasonable access to such party's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such party; and (b) provide to the other party and to the other party's Representatives copies of such existing books, records, Tax Returns, work papers and other documents and information relating to such party, and with such additional financial, operating and other data and information regarding such party as the other party may reasonably request.

     4.2  Operation of the Company's Business. During the Pre-Closing Period:

          (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) the Company shall use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all material suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

          (c) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any Company Common Membership Units or other security or ownership interest in the Company, and shall not repurchase, redeem or otherwise reacquire any Company Common Membership Units or other security or ownership interest in the Company;

          (d) the Company shall not sell, issue or authorize the issuance of (i) any Company Common Membership Units or other security or ownership interest in the Company, (ii) any option or right to acquire any Company Common Membership Units or other security or ownership interest in the Company, or
     (iii) any instrument convertible into or exchangeable for any Company Common Membership Units or other security or ownership interest in the Company (except that the Company shall be permitted to issue those Company Common Membership Units and other securities specifically set forth on Part 4.2(d) of the Company Disclosure Schedule);

          (e) the Company shall not amend or waive any of its rights under, or permit the acceleration of vesting under any provision of any agreement evidencing any outstanding Company Option;

          (f) the Company shall not amend or permit the adoption of any amendment to the Company's certificate of formation, operating agreement, or effect or permit the Company to become a party to any recapitalization or reclassification of Company Common Membership Units or other ownership interests in the Company, split or reverse split of the Company Common Membership Units or any other ownership interest in the Company or similar transaction;

          (g) the Company shall not form any subsidiary or acquire any equity interest in any other Entity;

          (h) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed Twenty-Five Thousand Dollars ($25,000.00) in the aggregate;

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

          (i) the Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Company Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such material Contract;

          (j) the Company shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Company Material Contracts;

          (k) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business), or (ii) incur or guarantee any indebtedness for borrowed money;

          (l) the Company shall not (i) establish, adopt or amend any Company Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee;

          (m) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

          (n) the Company shall not make any Tax election;

          (o) the Company shall not commence or settle any Legal Proceeding;

          (p) the Company shall not agree or commit to take any of the actions described in clauses "(c)" through "(o)" above.

Notwithstanding the foregoing, the Company may take any action described in clauses "(c)" through "(p)" above if Parent gives its prior written consent to the taking of such action by the Company, which consent will not be unreasonably withheld.

     4.3  Operation of Parent's Business. During the Pre-Closing Period:

          (a) Parent shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) Parent shall use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all material suppliers, customers, landlords, creditors, employees and other Persons having business relationships with Parent;

          (c) except as contemplated in Parent's Form S-1 Registration Statement, Parent shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that Parent may repurchase Parent Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

          (d) Parent shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that Parent shall be permitted to (x) grant options to purchase up to five hundred thousand (500,000) shares of Parent Common Stock to employees of Parent who are employees as of the date of this Agreement and otherwise grant options to purchase Common Stock of Parent to

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

     employees in accordance with its past practices, (y) issue Parent Common Stock to employees upon the exercise of outstanding Parent Options and (z) issue Parent Common Stock and/or warrants to purchase Parent Common Stock that do not exceed ten percent (10%) of Parent's capital stock outstanding as of the date of this Agreement) pursuant to strategic arrangements agreed upon by Parent; provided that Parent shall provide to the Company not less than two (2) business days' notice, and shall consult with the Company and in good faith consider and discuss with the Company the views of the Company with respect to such strategic arrangements, prior to entering into such strategic arrangements;

          (e) Parent shall not amend or waive any of its rights under, or permit the acceleration of vesting under, any provision of any agreement evidencing any outstanding Parent Option;

          (f) Parent shall not amend or permit the adoption of any amendment to Parent's certificate of incorporation or bylaws, or effect or permit Parent to become a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction, except as described in Part 4.2(f) of the Parent Disclosure Schedule and except as contemplated in Parent's Form S-1 Registration Statement;

          (g) Parent shall not form any subsidiary or acquire any equity interest in any other Entity;

          (h) Parent shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of Parent during the Pre-Closing Period, do not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00) per month;

          (i) Parent shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Parent Material Contract;

          (j) Parent shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by Parent pursuant to Contracts that are not Parent Material Contracts;

          (k) Parent shall not (i) lend money to any Person (except that Parent may make routine travel advances to employees in the ordinary course of business and may, consistent with its past practices, allow employees to acquire Parent Common Stock in exchange for promissory notes upon exercise of Parent Options), or (ii) incur or guarantee any indebtedness for borrowed money in excess of Seven Million Five Hundred Thousand Dollars ($7,500,000.00);

          (l) Parent shall not (i) establish, adopt or amend any Parent Plan,
     (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees unless in the ordinary course of business and consistent with past practices, or (iii) hire any new employee whose aggregate annual base compensation is expected to exceed Two Hundred Fifty Thousand Dollars ($250,000.00);

          (m) Parent shall not change any of its methods of accounting or accounting practices in any material respect;

          (n) Parent shall not make any material Tax election;

          (o) Parent shall not commence or settle any Legal Proceeding;

          (p) Parent shall not agree or commit to take any of the actions described in clauses "(c)" through "(o)" above.

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Notwithstanding the foregoing, Parent may take any action described in clauses
"(c)" through "(p)" above if the Company gives its prior written consent to the taking of such action by Parent, which consent will not be unreasonably withheld.

     4.4  Notification; Updates to Disclosure Schedules.

     (a) During the Pre-Closing Period, the Company and the Major Member shall promptly notify Parent in writing of:

          (i) the discovery by the Company or the Major Member of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company or the Major Member in this Agreement;

          (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company or the Major Member in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

          (iii) any breach of any covenant or obligation of the Company or the Major Member; and

          (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 5 or
     Section 6 impossible or unlikely.

     (b) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

          (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement;

          (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

          (iii) any breach of any covenant or obligation of Parent or Merger Sub; and

          (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
     Section 7 impossible or unlikely.

     (c) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Sections 4.4(a) or 4.4(b) requires any change in the Company's or Parent's Disclosure Schedule, as the case may be, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company or Parent, as applicable, shall promptly deliver to Parent or the Company, as applicable, an update to the Company Disclosure Schedule or Parent Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule or Parent Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company or the Major Member or Parent or Merger Sub in this Agreement, or
(ii) determining whether any of the conditions set forth in Sections 5 or 6 have been satisfied.

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     4.5  Company No-Shop.

     (a) During the Pre-Closing Period, the Company shall not, and shall not permit any of its Representatives to, directly or indirectly:

          (i) solicit or encourage the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than Parent) relating to a possible Company Acquisition Transaction;

          (ii) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Company Acquisition Transaction;

          (iii) entertain, consider, or accept any proposal or offer from any Person (other than Parent) relating to a possible Company Acquisition Transaction; or

          (iv) enter into any agreement or arrangement with any Person (other than Parent) to provide electronic commerce services to the Major Member, Premier, Inc. or any of their respective affiliates or members.

     (b) The Company shall promptly notify Parent in writing of any inquiry, proposal or offer relating to a possible Company Acquisition Transaction that is received by the Company or any of the Company's Representatives during the Pre-Closing Period.

     4.6  Parent No-Shop.

     (a) During the Pre-Closing Period, Parent shall not, and shall not permit any of its Representatives to, directly or indirectly:

          (i) solicit or encourage the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than the Company or the Major Member) relating to a possible Parent Acquisition Transaction;

          (ii) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than the Company or the Major Member) relating to or in connection with a possible Parent Acquisition Transaction; or

          (iii) entertain, consider, or accept any proposal or offer from any Person (other than the Company or the Major Member) relating to a possible Parent Acquisition Transaction.

     (b) Parent shall promptly notify the Company in writing of any inquiry, proposal or offer relating to a possible Parent Acquisition Transaction that is received by Parent during the Pre-Closing Period.

     4.7  Registration Statement; Prospectus/Consent Solicitation.

     (a) As promptly as practicable after the date of this Agreement, the Company and Parent shall prepare and cause to be filed with the SEC a Prospectus/Consent Solicitation and Parent shall prepare and cause to be filed with the SEC a Form S-4 Registration Statement in which the Prospectus/Consent Solicitation will be included as a prospectus (the "Form S-4 Registration Statement" and collectively with the Form S-1 Registration Statement, the "Registration Statements") and any other documents required by the Securities Act or Exchange Act to be filed in connection with the Merger. The Company shall promptly furnish to Parent all information concerning the Company, its subsidiaries and its members as may be required or reasonably requested in connection with any action contemplated by this Section 4.7(a). Each of Parent and the Company shall (1) notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the S-4 Registration Statement or the Prospectus/Consent Solicitation or for additional information and (2) shall supply

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

the other with copies of all correspondence with the SEC or its staff with respect to the Form S-4 Registration Statement or the Prospectus/Consent Solicitation. Neither Parent nor the Company shall file any amendment or supplement to the Form S-4 Registration Statement or the Prospectus/ Consent Solicitation to which the other shall have reasonably objected. Whenever any event occurs that should be set forth in an amendment or supplement to the Form S-4 Registration Statement or the Prospectus/Consent Solicitation, Parent or the Company, as the case may be, shall promptly inform the other of such occurrence and shall cooperate in filing with the SEC or its staff, and, if appropriate, mailing to the members of the Company, such amendment or supplement.

     (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities laws of every jurisdiction of the United States in which any registered holder of Company Common Membership Units has an address of record on the record date for determining the members entitled to notice of and to vote on the Merger; provided, however, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified, or (ii) to file a general consent to service of process in any jurisdiction.

     4.8 Company Member Approval. As promptly as practicable after the Form S-4 Registration Statement is declared effective by the SEC under the Securities Act, the Company shall mail or otherwise deliver to the Company's members the Prospectus/Consent Solicitation (and Parent shall make available to the Company such number of copies of the Prospectus/Consent Solicitation as the Company shall reasonably request), along with a written consent of the Company's members requesting that they approve this Agreement, the Merger and the transactions contemplated thereby. In accordance with the Company's Certificate of Formation and Operating Agreement and in accordance with the DGCL, the Company shall use its best efforts to cause the Company's members to execute and return all such written consents to the Company as soon as possible (and in any event within three (3) days of the date of the mailing or delivery of the Prospectus/Consent Solicitation to the Company members).

     4.9 Filings and Consents; Regulatory Approvals. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. Each party shall (upon request) promptly deliver to the other parties a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period. The Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act and any applicable foreign antitrust laws or regulations in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation, and (ii) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this

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Agreement, (2) keep the other party informed as to the status of any such Legal
Proceeding or threat, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. Except as may be prohibited by any Governmental Body or by any Legal Requirement, the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

     4.10 Public Announcements. During the Pre-Closing Period, no party to this Agreement shall (and no party shall permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without the other party's prior written consent, except as required by law and except that Parent may disclose this Agreement in the Prospectus/Consent Solicitation and file it as an exhibit to the Form S-4 Registration Statement (and the Form S-1 Registration Statement) in accordance with applicable federal securities laws.

     4.11 Best Efforts. During the Pre-Closing Period, (a) the Company and the Major Member shall use their best efforts to cause the conditions set forth in
Section 5 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis.

     4.12  Ancillary Merger Documents.

     (a) At or prior to the date on which the Form S-4 Registration Statement and the Form S-1 Registration Statement is declared effective by the SEC (such date of effectiveness being referred to herein as the "Registration Statements' Effectiveness Date"), each of the Company and the Major Member shall use their best efforts to provide Parent with the following documents and other instruments:

          (i) a confidential invention and assignment agreements, reasonably satisfactory in form and content to Parent, executed by all employees of the Company and by all consultants and independent contractors to the Company who have not already signed such agreements;

          (ii) a stock option agreement in the form of Exhibit C duly executed by each holder of a Company Option who will receive a Parent Substituted Option in connection with the Merger, which option will become effective as of the Effective Time;

          (iii) written resignations of all management committee members and officers of the Company (other than those management committee members and officers listed on Exhibit B, which shall have been duly appointed), effective as of the Effective Time; and

          (iv) all Consents set forth on Part 4.12(a)(iv) of the Company Disclosure Schedule.

     (b) At or prior to the Registration Statements' Effectiveness Date, Parent shall use its best efforts to provide the Company with the following documents and other instruments:

          (i) an Indemnification Agreement in the form of Exhibit E duly executed by Parent in favor of those management committee members and officers of the Company whom will become
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     directors and/or officers of Parent as of the Effective Time, which
     Indemnification Agreement will become effective as of the Effective Time;
     and

          (ii) all Consents set forth on Part 4.12(c)(ii) of the Parent Disclosure Schedule.

     4.13 Termination of Employee Plans; Other Employee Matters. At or prior to the Closing, the Company shall terminate its Company Plan, and shall ensure that no employee or former employee of the Company has any rights under such plan and that any liabilities of the Company under such plan (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to the Company or Parent. Parent agrees that all employees of the Company shall be eligible to participate in Parent's health, vacation and other employee benefit plans, to the same extent as employees of Parent in similar positions and at similar grade levels. As soon as administratively feasible following the Closing, Parent shall take whatever action is necessary to transition Company employees into Parent's employee benefit plans as contemplated by the immediately preceding sentence.

     4.14 FIRPTA Matters. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897-2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897-2(h)(2) of the United States Treasury Regulations.

     4.15 Indemnification of Company Officers and Directors. All rights to indemnification and exculpation existing in favor of those Persons who are members of the Company's management committee or who are officers of the Company as of the date of this Agreement and the Effective Time for acts and omissions occurring prior to the Effective Time, as provided in the Company's charter documents (as in effect as of the date of this Agreement) shall survive the Merger and shall be observed by the Surviving Entity to the fullest extent available under Delaware law for a period of six (6) years from the Effective Time.

     4.16  Board Observation Rights. Except as otherwise set forth in this
Section 4.16, during the Pre-Closing Period, Parent shall provide the Major Member with notice of, and with Board packages related to, meetings of the board of directors of Parent that occur (or are scheduled to occur) during the Pre-Closing Period. Parent shall provide such notice to the Major Member on substantially the same basis, and the Board packages provided to the Major Member will contain substantially the same information, as provided to Board members in connection with such meetings. The Major Member shall have the right to have Richard Norling and William Mayer (the "Major Member Representatives") attend the meetings of Parent's board of directors that occur during the Pre-Closing Period in a non-voting, observer capacity at the Major Member's own expense. The Major Member shall have the right to have Richard Norling (and no other Person) attend meetings of the audit committee or compensation committee of Parent's board of directors. Notwithstanding the foregoing, the Major Member shall not be entitled to receive information sent to the Parent's board of directors and shall not be entitled to have the Major Member Representatives attend any meeting of Parent's board of directors or any committee of Parent's board of directors (including any audit or compensation committee meeting) to the extent that either Parent's Chief Executive Officer or Parent's Chairman of the Board determines, upon advice of counsel that there may exist a conflict of interest or a potential compromise of the attorney-client privilege. The Major Member shall promptly inform Parent of any potential conflicts of interest of which the Major Member is aware that could be reasonably expected to be relevant to Parent's decision to allow the Major Member Representatives to attend any meeting of Parent's board of directors. The Major Member shall, and the Major Member shall cause the Major Member Representatives to, keep all information received by them in connection with the rights granted to the Major Member and the Major Member

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

Representatives under this Section 4.16 confidential and will not disclose such information to any other Person (other than Premier, Inc.).

     4.17 Parent Board Composition. At or prior to the Closing, the Board of Directors of Parent shall take all action necessary to reconstitute the Board of Directors and the Audit and Compensation Committees of the Board of Directors of Parent as contemplated by Section 1.4(c).

     4.18 Assignment of Outsourcing Agreement. Immediately after the Effective Time, Parent shall cause the Surviving Entity to assign and otherwise transfer the Outsourcing Agreement to Parent and Parent shall assume the obligations of the Surviving Entity thereunder.

     4.19 Covenant Not to Promote. Subject to Section 7.2 of the Outsourcing Agreement, each of Major Member and Premier agree that, for a period of six (6) years after March 6, 2000 and except in connection with Provider Select, Inc. (provided that Provider Select, Inc. does not sell or allow the sale of products, supplies or services for use by an acute care facility), it will not, and that it will prevent any entity owned by, controlled by, or under common control with it (collectively, the "Sellers' Affiliates"), from doing any of the following: (i) advertising or promoting, directly or indirectly, access to or use of any on-line commerce web site of a PHx Competitor for the procurement of medical, pharmaceutical, surgical, dietary, dental, or veterinarian supplies or services, whether on-line or in off-line media, or in any other communication made by or on behalf of Major Member or Premier or such Sellers' Affiliates, including, without limitation, e-mail, links, direct mail, press releases or advertising, (ii) offering, operating and/or marketing an on-line marketplace for the sale or on-line sales of medical, pharmaceutical, surgical, dietary, dental, or veterinarian supplies or services directly to hospitals and health care organizations; (iii) integrating their information systems with the information systems of any PHx Competitor; (iv) providing integration services for any Participating Member (as defined in the Outsourcing Agreement), Vendor (as defined in the Outsourcing Agreement) or Distributor (as defined in the Outsourcing Agreement) with respect to any PHx Competitor's electronic commerce system; or (v) providing direct access by PHx Competitors to pricing information through Major Member or Premier related to Contracted Products (as defined in the Outsourcing Agreement) and Services (as defined in the Outsourcing Agreement). Such agreement not to promote and the covenants in the preceding sentence are referred to herein as the "Covenant Not to Promote." "PHx Competitor" means a third party having a principal business of providing an on-line marketplace for the sale or on-line sales of medical, pharmaceutical, surgical, dietary, dental, or veterinarian supplies or services to hospitals and health care organizations, but excluding: (i) Provider Select, Inc. (provided that Provider Select, Inc. does not sell or allow the sale of products, supplies or services for use by an acute care facility); and (ii) Distributors and Vendors with which Major Member or Premier has or will enter into a formal agreement in the ordinary course of business (provided Major Member and Premier shall refrain from promoting any electronic commerce capabilities of such Distributors or Vendors to the extent such capabilities are competitive with the PHx e-Commerce System). Upon the expiration of the Covenant Not to Promote (or earlier waiver thereof by PHx in accordance with Section 12.4 of the Outsourcing Agreement), Major Member and Premier shall have the right to promote to Participating Members up to two (2) additional providers of electronic commerce solutions for medical, pharmaceutical, surgical, dietary, dental, or veterinarian supplies or services (in addition to PHx). Notwithstanding any other provision of this Agreement, the Covenant Not to Promote shall cease to be enforceable against Major Member and Premier (i) when the Covenant Not to Promote set forth in Section 7.2 of the Outsourcing Agreement is no longer enforceable against Major Member or Premier pursuant to the Outsourcing Agreement (including without limitation Section 7.2 thereof), and (ii) if this Agreement is terminated pursuant to Section 7.

     4.20 Legal Opinion of Paul, Hastings, Janofsky & Walker LLP. The Company shall use its best efforts to cause Paul, Hastings, Janofsky & Walker LLP to deliver to Parent on the Closing Date

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

the legal opinion of Paul, Hastings, Janofsky & Walker LLP, dated as of the Closing Date, in the form of Exhibit F.

     4.21 Legal Opinion of Cooley Godward LLP. Parent shall use its best efforts to cause Cooley Godward LLP to deliver to the Company on the Closing Date the legal opinion of Cooley Godward LLP dated as of the Closing Date in the form of Exhibit H.

     4.22 Consulting Services. The Major Member agrees that, to the extent that David Mawhinney ("Mawhinney") ceases to provide employment or consulting services on a full-time basis to the Company or Parent at any time during the six (6) month period immediately following the Closing Date (the "Consulting Period"), then (i) if Mawhinney becomes employed by the Major Member or any of its affiliates during the Consulting Period, the Major Member shall, and shall cause its affiliates to, make Mawhinney available to Parent and the Company on a full-time basis throughout the remaining term of the Consulting Period in order to assist Parent and the Company with the integration of the PHx e-commerce system (the "Consulting Services"), or (ii) if Mawhinney is not so employed by the Major Member or any of its affiliates during any portion of the Consulting Period, the Major Member shall, and shall cause its affiliates to, make available to Parent and the Company on a full-time basis such Persons as are reasonably acceptable to Parent to perform the Consulting Services throughout the remaining term of the Consulting Period which Mawhinney otherwise would have performed. The costs of the Consulting Services charged by the Major Member to Parent in the event that the Major Member is required to make Persons other than Mawhinney available to provide the Consulting Services as contemplated by clause
(ii) above, will, in no event, exceed that amount equal to the monetary compensation to which Mawhinney would otherwise have been entitled had he provided the Consulting Services to Parent or the Company.

SECTION 5.  Conditions Precedent to Obligations of Parent and Merger Sub

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     5.1 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     5.2 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

     5.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective concurrently with the S-1 Registration Statement in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC with respect to the Form S-4 Registration Statement or the Form S-1 Registration Statement and the Closing shall be consummated concurrently with the consummation of Parent's IPO.

     5.4 HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any similar waiting period under any applicable foreign antitrust law or regulation shall have expired or been terminated; and any Consent required under any applicable foreign antitrust law or regulation shall have been obtained.

     5.5 Company Status at Closing. As of the Closing, (a) the Company shall have (i) cash and cash equivalents equal to at least (1) Thirty-Three Million Dollars ($33,000,000.00) if the Closing occurs on or prior to May 1, 2000, and
(2) Twenty-Five Million Dollars ($25,000,000.00) if the Closing occurs after May 1, 2000 and on or prior to June 30, 2000, and (ii) total liabilities (whether
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

on or off balance sheet) not to exceed Eight Million Five Hundred Dollars ($8,500,000.00) (regardless of the date of the Closing), and (b) there will be no surviving intercompany debt remaining between the Company and the Major Member or any of the Company's affiliates.

     5.6 Audited Financial Statements. The Company shall deliver to Parent audited balance sheets as of February 29, 2000 and as of December 31, 1999 and the related statements of income and cash flows for the two (2) month period then ended and the twelve (12) month period then ended, respectively (as well as the notes related thereto) and a copy of the unqualified opinion of Ernst & Young LLP related thereto.

     5.7 e-Commerce Outsourcing Agreement. No modifications, amendments or other changes shall have been made to that certain e-Commerce Outsourcing Agreement dated as of March 4, 2000 between Premier Health Exchange, Inc. and Premier Purchasing Partners, L.P. (the "Outsourcing Agreement") without the prior written consent of Parent and such agreement shall be in full force and effect

     5.8 Company Capitalization. The capitalization of the Company shall be as set forth in Exhibit J.

     5.9 Amendment to Parent Certificate of Incorporation. Parent's Amended and Restated Certificate of Incorporation shall have been amended to the extent necessary to authorize a sufficient number of shares of Parent Common Stock to enable Parent to consummate the Merger.

SECTION 6. Conditions Precedent to Obligations of the Company

     The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     6.1 No Restraints. No temporary restraining order preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.2 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

     6.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective concurrently with the Form S-1 Registration Statement in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC with respect to the Form S-4 Registration Statement or the Form S-1 Registration Statement and the Closing shall be consummated concurrently with the consummation of Parent's IPO.

     6.4 HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any similar waiting period under any applicable foreign antitrust law or regulation shall have expired or been terminated; and any Consent required under any applicable foreign antitrust law or regulation shall have been obtained.

     6.5 Amendment to Investor Rights Agreement. That Second Amended and Restated Investor Rights Agreement dated January 7, 2000 between Parent and certain of its stockholders shall have been amended, or appropriate consents shall have been obtained, in order to allow for the registration rights contemplated by the Lock-Up Agreement.

     6.6 Capitalization of Parent. The capitalization of Parent shall be as set forth on Exhibit I.

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

     6.7 Parent Substituted Option. Parent shall have delivered to the Company a stock option agreement in the form of Exhibit C duly executed by Parent in favor of each holder of a Company Option who will receive a Parent Substituted Option in connection with the Merger.

     6.8 Amendment to Parent Certificate of Incorporation. Parent's Amended and Restated Certificate of Incorporation shall have been amended to the extent necessary to authorize a sufficient number of shares of Parent Common Stock to enable Parent to consummate the Merger.

SECTION 7. Termination

     7.1 Termination Events. This Agreement may be terminated prior to the Registration Statements' Effectiveness Date:

          (a) by mutual written consent of Parent and the Company;

          (b) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 5 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

          (c) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of the Company or the Major Member to comply with or perform any covenant or obligation of the Company or the Major Member set forth in this Agreement);

          (d) by Parent or the Company if the Merger shall not have been consummated by June 30, 2000 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to comply with or perform any covenant or obligation of such party set forth in this Agreement);

          (e) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

          (f) by the Company, if Parent shall have failed to deliver to the Company, not later than one (1) day prior to the Registration Statements' Effectiveness Date, a Lock-Up and Registration Rights Agreement in the form of Exhibit D (the "Lock-Up Agreement) executed by Parent with respect to each Person to receive Parent Common Stock in the Merger pursuant to
     Section 1.5 or who will be entitled to acquire Parent Common Stock upon the exercise of a Parent Substituted Option or Company Warrant assumed by Parent pursuant to Section 1.6(b);

          (g) by Parent, if Parent shall have failed to receive, not later than one (1) day prior to the Registration Statements' Effectiveness Date, a Lock-Up Agreement duly executed by each Person to receive Parent Common Stock in the Merger pursuant to Section 1.5 or who will be entitled to acquire Parent Common Stock upon the exercise of a Parent Substituted Option or Company Warrant assumed by Parent pursuant to Section 1.6(b); or

          (h) by either Parent or the Company if there shall be pending any Legal Proceeding brought by a Governmental Body against any of the parties to this Agreement challenging or seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated by this Agreement.

     7.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 7.1(b), Section 7.1(d), Section 7.1(e), Section 7.1(g) or
Section 7.1(h), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a

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brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 7.1(c),
Section 7.1(d), Section 7.1(e), Section 7.1(f) or Section 7.1(h), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

     7.3  Effect of Termination. If this Agreement is terminated pursuant to
Section 7.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) none of the Company, the Major Member, Parent or Merger Sub shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 9; and (c) the parties shall, in all events, remain bound by and continue to be subject to Section 4.10.

SECTION 8. Indemnification, Etc.

     8.1  Survival of Representations, Etc.

     (a) The representations and warranties made by the Company and the Major Member in this Agreement (including the representations and warranties set forth in Section 2) shall survive the Closing and shall expire on the first anniversary of the Closing Date (the "Expiration Date"); provided, however, that if, at any time prior to the Expiration Date, any Parent Indemnitee (acting in good faith) delivers to the Major Member a written notice alleging the existence of an inaccuracy in or a breach of any of the representations or warranties made by the Company or the Major Member (and setting forth in reasonable detail the basis for such Parent Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 8.3 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved.

     (b) The representations and warranties made by Parent and Merger Sub in this Agreement (including the representations and warranties made in Section 3) shall survive the Closing and shall expire on the Expiration Date; provided, however, that if at any time prior to the Expiration Date, any Company Indemnitee (acting in good faith) delivers to Parent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations or warranties made by Parent or Merger Sub (and setting forth in reasonable detail the basis for such Company Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 8.3 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved.

     (c) The representations, warranties, covenants and obligations of the Company and the Major Member, and the rights and remedies that may be exercised by the Parent Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Parent Indemnitees or any of their Representatives. The representations, warranties, covenants and obligations of Parent and Merger Sub, and the rights and remedies that may be exercised by the Company Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Company Indemnitees or any of their Representatives.

     8.2  Indemnification by the Major Member.

     (a) From and after the Effective Time (but subject to Section 8.1(a) and
Section 8.4), the Major Member shall hold harmless and indemnify each of the Parent Indemnitees from and against, and shall compensate and reimburse each of the Parent Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Parent Indemnitees or to which any of the

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Parent Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty made by the Company or the Major Member in this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty); (ii) any inaccuracy in or breach of any representation or warranty made by the Company or the Major Member in this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to the Company Disclosure Schedule delivered by the Company to Parent prior to the Closing) as if such representation or warranty were made on and as of the Closing Date; (iii) any breach of any covenant or obligation of the Company or the Major Member (including the covenants of the Company and the Major Member set forth in Section 4); or (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)," "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Parent Indemnitee for the purpose of enforcing any of its rights under this Section 8).

     (b) The Major Member acknowledges and agrees that, if the Surviving Entity suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation of the Company or the Major Member, then (without limiting any of the rights of the Surviving Entity as a Parent Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Entity, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

     8.3 Indemnification by Parent. From and after the Effective Time (but subject to Section 8.1(a) and Section 8.4), Parent shall hold harmless and indemnify each of the Company Indemnitees from and against, and shall compensate and reimburse each of the Company Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Company Indemnitees or to which any of the Company Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty); (ii) any inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to the Parent Disclosure Schedule delivered by Parent to the Company prior to the Closing) as if such representation or warranty were made on and as of the Closing Date; (iii) any breach of any covenant or obligation of Parent or Merger Sub (including the covenants of Parent or Merger Sub set forth in Section 4); or
(iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)," "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Parent Indemnitee for the purpose of enforcing any of its rights under this Section 8).

     8.4 No Contribution. The Major Member waives, and acknowledges and agrees that it shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Entity in connection with any indemnification obligation or any other liability to which the Major Member may become subject under or in connection with this Agreement.

     8.5 Threshold. Neither Parent nor the Major Member shall be required to make any indemnification payment pursuant to Section 8.2(a) or Section 8.3, as applicable, for any inaccuracy in or breach of any of the Company's or the Major Member's or Parent's or Merger Sub's representations or warranties set forth in
Section 2 or Section 3, as the case may be, or the noncompliance by Parent or Merger Sub or by the Company or the Major Member of their respective covenants until such time as the total amount of all Damages (including the Damages arising from such inaccuracy, breach or noncompliance and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties or other acts of noncompliance with covenants) that have been directly or indirectly suffered or incurred by any one or more of the Parent Indemnitees or Company Indemnitees, as the case may be, or to which any one or more of the Parent Indemnitees or Company Indemnitees, as the case may be, has or have otherwise become subject, exceeds Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate (the "Threshold Amount"). If the total amount of such Damages exceeds the Threshold Amount, then the Parent Indemnitees or Company Indemnitees, as the case may be, shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages that exceed the Threshold Amount.

     8.6  Defense of Third Party Claims Brought Against Parent, etc.

     (a) In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Entity, against Parent or against any other Person) with respect to which the Major Member may become obligated to hold harmless, indemnify, compensate or reimburse any Parent Indemnitee pursuant to this Section 8, Major Member shall have the right, at its election, to assume the defense of such claim or Legal Proceeding. All expenses incurred by the Major Member in defending such claim or Legal Proceeding shall be borne by the Major Member. If the Major Member so elects to assume the defense of any such claim or Legal Proceeding:

          (i) the Major Member shall proceed to defend such claim or Legal Proceeding in a diligent manner with counsel reasonably satisfactory to Parent;

          (ii) the Major Member shall keep Parent informed of all material developments and events relating to such claim or Legal Proceeding;

          (iii) Parent shall have the right to participate in the defense of such claim or Legal Proceeding, at its own expense; and

          (iv) the Major Member shall not settle, adjust or compromise such claim or Legal Proceeding without the prior written consent of Parent, which will not be unreasonably withheld.

     (b) If the Major Member does not elect to assume the defense of any such claim or Legal Proceeding, Parent may proceed with the defense of such claim or Legal Proceeding on its own, with counsel selected by Parent and reasonably satisfactory to the Major Member. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

          (i) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne by the Major Member;

          (ii) the Major Member shall make available to Parent any documents and materials in its possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

          (iii) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Major Member; provided, however, that such consent shall not be unreasonably withheld.

     (c) Parent shall give the Major Member prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Entity; provided, however, that any failure on the part of Parent to so notify the Major Member shall not limit any of the obligations of the Major Member under this Section 8 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

     8.7  Defense of Third Party Claims Brought Against the Major Member, etc.

     (a) In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Major Member or against any other Person) with respect to which Parent may become obligated to hold harmless, indemnify, compensate or reimburse any Company Indemnitee pursuant to this
Section 8, Parent shall have the right, at its election, to assume the defense of such claim or Legal Proceeding. All expenses incurred by Parent in defending such claim or Legal Proceeding shall be borne by Parent. If Parent so elects to assume the defense of any such claim or Legal Proceeding:

          (i) Parent shall proceed to defend such claim or Legal Proceeding in a diligent manner with counsel reasonably satisfactory to the Major Member;

          (ii) Parent shall keep the Major Member informed of all material developments and events relating to such claim or Legal Proceeding;

          (iii) the Major Member shall have the right to participate in the defense of such claim or Legal Proceeding, at its own expense; and

          (iv) Parent shall not settle, adjust or compromise such claim or Legal Proceeding without the prior written consent of the Major Member, which consent will not be unreasonably withheld.

     (b) If Parent does not elect to assume the defense of any such claim or Legal Proceeding, the Major Member may proceed with the defense of such claim or Legal Proceeding on its own, with counsel selected by the Major Member and reasonably satisfactory to Parent. If the Major Member so proceeds with the defense of any such claim or Legal Proceeding:

          (i) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne by Parent;

          (ii) Parent shall make available to the Major Member any documents and materials in its possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

          (iii) the Major Member shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of Parent; provided, however, that such consent shall not be unreasonably withheld.

     (c) The Major Member shall give Parent prompt notice of the commencement of any such Legal Proceeding against the Major Member or any other Company Indemnitee; provided, however, that any failure on the part of the Major Member to so notify Parent shall not limit any of the obligations of Parent under this
Section 8 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

     8.8 Exercise of Remedies by Indemnitees Other Than Parent or Major Member. No Parent Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof), shall have consented to the assertion of such indemnification claim or the exercise of such other remedy. No Company Indemnitee (other than the Major Member or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Major Member (or any successor thereto or assign thereof), shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 9. Miscellaneous Provisions

     9.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     9.2 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedules) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and
(d) the consummation of the Merger; provided, however, that, to the extent the total amount of all such fees, costs and expenses incurred by or for the benefit of the Company (including all such fees, costs and expenses incurred prior to the date of this Agreement) exceeds Six Million Dollars ($6,000,000.00) in the aggregate, such fees, costs and expenses shall be borne and paid by the Major Member and not by the Company.

     9.3 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     9.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

       if to Parent:

       medibuy.com, Inc.
       Attn: Chief Financial Officer
       10120 Pacific Heights Boulevard, Suite 100
       San Diego, CA 92121
       Telephone Number: (858) 587-7200
       Facsimile: (858) 587-7217
       with a copy to (which shall not constitute notice):

       Cooley Godward LLP
       Attn: Jeremy D. Glaser, Esq.
       4365 Executive Drive, Suite 1100
       San Diego, CA 92121-2128
       Telephone Number: (858) 550-6000
       Facsimile: (858) 453-3555

       if to the Company:

       Premier Health Exchange, LLC
       Attn: Chief Executive Officer
       12225 El Camino Real
       San Diego, CA 92130
       Telephone Number: (858) 481-2727
       Facsimile: (858) 481-8919

       with a copy to (which shall not constitute notice):

       Paul, Hastings, Janofsky & Walker LLP
       Attn: Robert A. Miller, Esq.
       555 South Flower Street, 23rd Floor
       Los Angeles, CA 90071
       Telephone Number: (213) 683-6000
       Facsimile: (213) 627-0705

       if to the Major Member:

       Premier Purchasing Partners, L.P.
       C/O Premier Plans, Inc.
       Attn: General Counsel
       12225 El Camino Real
       San Diego, CA 92130
       Telephone Number: (858) 481-2727
       Facsimile: (858) 481-8919

     9.5 Confidentiality. Without limiting the generality of anything contained in Section 4.10, on and at all times after the Closing Date, the each party hereto shall keep confidential, and shall not use or disclose to any other Person, any nonpublic document or other non-public information in such party's possession that relates to the business of the Company or Parent; provided, however, that the Company and the Major Member consent to the filing by Parent of this Agreement and the Outsourcing Agreement with the SEC in connection with the filing of Parent's Form S-4 Registration Statement and/or Form S-1 Registration Statement so long as Parent seeks confidential treatment of certain agreed upon terms and conditions of the e-Commerce Agreement; and provided further that any description of the e-Commerce Agreement, or any redacted version of the e-Commerce Agreement, intended to be filed or attached to any publicly filed document by Parent shall be submitted to the Company for review and input prior to filing.

     9.6  Time of the Essence. Time is of the essence of this Agreement.

     9.7 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     9.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     9.9 Governing Law. Except with respect to the effect of the Merger, which shall be governed by Delaware law, this Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

     9.10 Successors and Assigns. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Major Member and its successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Major Member; Parent; Merger Sub; the other Parent Indemnitees and Company Indemnitee (subject to Section 8.7); and the respective successors and assigns (if any) of the foregoing. Notwithstanding anything herein to the contrary, the provisions of Section 4.19 shall only be assignable to the extent Section 7.1 of the Outsourcing Agreement is assignable.

     9.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     9.12  Waiver.

     (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     9.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     9.14 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     9.15  Parties in Interest. Except for the provisions of Sections 1.6, 4.13,
4.15 and 8, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and permitted assigns (if any).

     9.16 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

     9.17  Construction.

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                     [THIS SPACE INTENTIONALLY LEFT BLANK.]

     The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

                                          MEDIBUY.COM, INC.,
                                          a Delaware corporation.

                                          By:       /s/ DENNIS MURPHY
                                            ------------------------------------
                                              Name: Dennis Murphy
                                              Title: CEO

                                          SAPPHIRE ACQUISITION CORP.,
                                          a Delaware corporation.

                                          By:       /s/ DENNIS MURPHY
                                            ------------------------------------
                                              Name: Dennis Murphy
                                              Title: CEO

                                          PREMIER HEALTH EXCHANGE LLC,
                                          a Delaware limited liability company.

                                          By:    /s/ DAVID S. MAWHINNEY
                                            ------------------------------------
                                              Name: David S. Mawhinney
                                              Title: President

                                          PREMIER PURCHASING PARTNERS, L.P.
                                          By: Premier Plans, Inc.
                                              Its General Partner

                                          By:    /s/ RICHARD A. NORLING
                                            ------------------------------------
                                              Name: Richard A. Norling
                                              Title: President, CEO

                                          Solely for the Purposes of Section
                                          4.19:

                                          PREMIER, INC.

                                          By:      /s/ BARRY G. BAILEY
                                            ------------------------------------
                                              Name: Barry G. Bailey
                                              Title: Chief Financial Officer

                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

                                                                       EXHIBIT A

                                  DEFINITIONS

     For purposes of the Agreement the following terms shall have the meanings specified below:

     Agreement. "Agreement" shall mean this Agreement and Plan of Merger (including the Company Disclosure Schedule and the Parent Disclosure Schedule), as it may be amended from time to time.

     Company Acquisition Transaction. "Company Acquisition Transaction" shall mean any transaction involving:

          (a) the sale, license, disposition or acquisition of all or a material portion of the business or assets of the Company or any direct or indirect subsidiary or division of the Company;

          (b) except for the issuance of the Company Common Membership Units set forth on Part 4.2(d) of the Company Disclosure Schedule, the issuance, grant, disposition or acquisition of (A) any Company Common Membership Units or other security of the Company or other ownership interest in the Company, (B) any option, call, warrant or right (whether or not immediately exercisable) to acquire any Company Common Membership Units or other security of the Company or other ownership interest in the Company; or (C) any security, instrument or obligation that is or may become convertible into or exchangeable for any Company Common Membership Units or other security of the Company or other ownership interest in the Company; or

          (c) any merger, consolidation, business combination, share or other security exchange, reorganization or similar transaction involving the Company;

     Company Common Membership Units. "Company Common Membership Units" shall mean the certificated membership units of the Company representing a Person's interest in the profits or losses of the Company.

     Company Contract. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

     Company Disclosure Schedule. "Company Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

     Company Indemnitees. "Company Indemnitees" shall mean the following
Persons: (i) the Company, (ii) the Company's current and future affiliates,
(iii) the respective Representatives of the Persons referred to in clauses (i) and "(ii)", and (iv) the respective successors and assigns of the Persons referred to in clauses "(i)", "(ii)", and "(iii)".

     Company Material Adverse Effect. A matter will be deemed to have a "Company Material Adverse Effect" if such matter would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects, taken as a whole.

     Company Proprietary Asset. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

     Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written or oral agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment.

     Damages. "Damages" shall include any loss, damage, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     Environmental Law. "Environmental Law" shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Governmental Authorization. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     HSR Act. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Materials of Environmental Concern. "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

     Parent Acquisition Transaction. "Parent Acquisition Transaction" shall mean any transaction involving:

          (a) the sale, license, disposition or acquisition of all or a material portion of the business or assets of Parent or any direct or indirect subsidiary or division of Parent;

          (b) except as set forth below, the issuance, grant, disposition or acquisition of (A) any capital stock or other equity security of Parent or any direct or indirect subsidiary of Parent, (B) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of Parent or any direct or indirect subsidiary of Parent, or (C) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of Parent or any direct or indirect subsidiary of Parent; or

          (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving Parent or any direct or indirect subsidiary of Parent;

provided, however, that (A) the grant of stock options by Parent to its officers, directors, employees and consultants in the ordinary course of business will not be deemed to be a "Parent Acquisition Transaction" if such grant is made pursuant to Parent's existing stock option plans and is consistent with Parent's past practices, (B) the issuance of stock and/or warrants (provided that such stock and/or warrants do not exceed ten percent (10%) of Parent's outstanding capital stock) pursuant to strategic arrangements with third parties will not be deemed to be a "Parent Acquisition Transaction," provided that Parent provides to the Company not less than two (2) business days notice prior to entering into such strategic arrangements, and (C) Parent's initial public offering of Parent Common Stock will not be deemed to be a "Parent Acquisition Transaction".

     Parent Common Stock. "Parent Common Stock" shall mean the common stock, $.001 par value per share, of Parent.

     Parent Contract: "Parent Contract" shall mean any Contract: (a) to which Parent is a party; (b) by which Parent or any of its assets is or may become bound or under Parent has, or may become subject to, any obligation; or (c) under which Parent has or may acquire any right or interest.

     Parent Disclosure Schedule. "Parent Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Company on behalf of Parent and Merger Sub.

     Parent Indemnitees. "Parent Indemnitees" shall mean the following Persons:
(i) Parent, (ii) Parent's current and future affiliates, (iii) the respective Representatives of the Persons referred to in clauses (i) and "(ii)", and (iv) the respective successors and assigns of the Persons referred to in clauses "(i)", "(ii)", and "(iii)"; provided, however, that no members of the Company shall be deemed to be a Parent Indemnitee.

     Parent Material Adverse Effect. A matter will be deemed to have a "Parent Material Adverse Effect" if such matter would have a material adverse effect on Parent's business, condition, assets, liabilities, operations, financial performance or prospects, taken as a whole.

     Parent Proprietary Asset: "Parent Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to Parent or otherwise used by Parent.

     Person. "Person" shall mean any individual, Entity or Governmental Body.

     Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     Representatives. "Representatives" of any specified Person shall mean the officers, directors, employees, agents, attorneys, accountants, advisors and representatives of such Person.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Bylaws require that directors and officers be indemnified to the maximum extent permitted by Delaware law.

     The Delaware General Corporation Law (the "Delaware GCL") provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. The indemnification described in clauses (ii) and (iii) above shall be made upon order by a court or a determination by (i) a majority of disinterested directors, (ii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion or (iii) the stockholders that indemnification is proper because the applicable standard of conduct is met. Expenses incurred by a director or officer in defending an action may be advanced by the corporation prior to the final disposition of such action upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified in connection with the proceeding to which the expenses relate. The Registrant's Amended and Restated Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by Delaware law, director liability for monetary damages for breaches of fiduciary duty.

     The Registrant has entered into indemnity agreements (the "Indemnity Agreements") with each director or officer designated by the Board of Directors. The Indemnity Agreements require that the Registrant indemnify directors and officers who are parties thereto in all cases to the fullest extent permitted by Delaware law. Under the Delaware GCL, except in the case of litigation in which a director or officer is successful on the merits, indemnification of a director or officer is discretionary rather than mandatory. Consistent with the Registrant's Bylaw provision on the subject, the Indemnity Agreements require the Registrant to make prompt payment of litigation expenses at the request of the director or officer in advance of indemnification provided that he undertakes to repay the amounts if it is ultimately determined that he is not entitled to indemnification for such expenses. The advance of litigation expenses is mandatory; under the Delaware GCL such advance would be discretionary. Under the Indemnity Agreements, the director or officer is permitted to bring suit to seek recovery of amounts due under the Indemnity Agreements and is entitled to recover the expenses of seeking such recovery unless a court determines that the action was not made in good faith or was frivolous. Without the Indemnity Agreements, the Registrant would not be required to pay the director or officer for his expenses in seeking indemnification recovery against the Registrant. Under the Indemnity Agreements, directors and officers are not entitled to indemnity or advancing of expenses
(i) if such director or officer has recovered payment under an insurance policy for the subject claim, or has otherwise been indemnified against the subject claim, (ii) for actions initiated or brought by the director or officer and not by way of defense (except for actions seeking indemnity or expenses from the Registrant), (iii) if the director or officer violated section 16(b) of the Exchange Act or similar provisions of law or (iv) if a court of competent jurisdiction determines that the director or officer failed to act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant or, with respect to any proceeding which is of a criminal nature, had reasonable cause to believe his conduct was unlawful. Absent the Indemnity Agreements, indemnification that might be made available to directors and officers could be changed by amendments to the Registrant's Amended and Restated Certificate of Incorporation or Bylaws.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBITS

 EXHIBIT
 NUMBER                       DESCRIPTION OF DOCUMENT
 -------                      -----------------------
 2.1*       Agreement and Plan of Merger by and among the Registrant,
            Sapphire Acquisition Corp., Premier Health Exchange LLC,
            Premier Purchasing Partners, L.P. and Premier, Inc. dated as of March 6, 2000 (Attached as Appendix A to the
            Prospectus/Consent Solicitation Statement).**
 3.1*       Registrant's Amended and Restated Certification of
            Incorporation, as currently in effect.
 3.2*       Registrant's Bylaws, as amended, as currently in effect.
 3.3*       Form of Registrant's Amended and Restated Certificate of
            Incorporation, to be effective upon the closing of the
            initial public offering of medibuy.com common stock (the
            "IPO").
 3.4*       Form of Registrant's Amended and Restated Certificate of
            Incorporation, to be filed after the closing of the IPO.
 3.5*       Form of Registrant's Amended and Restated Bylaws, to be
            effective upon the closing of the IPO.
 4.1*       Form of common stock Certificate of Registrant.
 5.1***     Opinion of Cooley Godward LLP.
 8.1***     Tax Opinion of Cooley Godward LLP.
 8.2***     Tax Opinion of Paul, Hastings, Janofsky & Walker LLP.
 9.1*       Voting Agreement dated as of March 6, 2000 by and between
            the Registrant and Premier Purchasing Partners, L.P.
10.1*       Form of Indemnity Agreement entered into between the
            Registrant and its directors and executive officers.
10.2*       1999 Equity Incentive Plan, as amended.
10.3*       Form of Stock Option Grant Notice and related Stock Option
            Agreement under the 1999 Equity Incentive Plan.
10.4*       1999 Omnibus Equity Plan.
10.5*       Form of Stock Option Grant Notice and related Stock Option
            Agreements under the 1999 Omnibus Equity Plan.
10.6*       1999 Non-Employee Directors' Stock Option Plan.
10.7*       Form of Stock Option Grant Notice and Related Stock Option
            Agreement under the 1999 Non-Employee Directors' Stock
            Option Plan.
10.8*       1999 Employee Stock Purchase Plan.
10.9*       Employee Stock Purchase Plan Offering.
10.10*      Employment Agreement by and between the Registrant and
            Dennis J. Murphy dated March 29, 1999, as amended effective
            October 26, 1999 and January 28, 2000.

 EXHIBIT
 NUMBER                       DESCRIPTION OF DOCUMENT
 -------                      -----------------------
10.11*      Employment Agreement by and between the Registrant and James
            L. Hersma dated May 26, 1999, as amended effective December
            28, 1999 and January 28, 2000.
10.12*      Employment Agreement by and between the Registrant and
            Charles R. Smith dated November 12, 1998, as amended
            effective October 26, 1999 and January 28, 2000.
10.13*      Employment Agreement by and between the Registrant and
            Norman R. Farquhar dated October 6, 1999, as amended
            effective January 28, 2000.
10.14*      Employment Agreement by and between the Registrant and
            Robert B. Witt dated May 10, 1999, as amended effective
            January 28, 2000.
10.15*      Employment Agreement by and between the Registrant and Don
            Brown dated November 22, 1999.
10.16*      Consulting Agreement dated March 5, 1999, by and between the
            Registrant and Ridgewood Capital, Inc.
10.17*      Consulting Services Agreement between the Registrant and
            Ernst & Young LLP dated October 28, 1999.
10.18*      Common Stock Exchange Agreement by and between the
            Registrant and John H. Stevens dated June 11, 1999.
10.19*      Second Amended and Restated Investors Rights Agreement by
            and among the Registrant and the Investors identified
            therein dated January 7, 2000.
10.20*      Amended and Restated Stockholder Agreement by and among the
            Registrant and certain of its Stockholders, as identified
            therein dated January 7, 2000.
10.21*      Lease Agreement by and between the Registrant and Kilroy
            Realty, L.P. dated August 1, 1999.
10.22*      Lease Agreement by and between the Registrant and PHL-OPCO,
            LP dated April 1, 1999.
10.23*      Lease Agreement by and between the Registrant and Twenty
            First Properties, Inc. dated July 7, 1999.
10.24*      Sublease by and between the Registrant and Southwall
            Technologies, Inc. dated October 14, 1999 and Master Lease by and between C&J Development Co., and Southwall
            Technologies, Inc.
10.25*      Lease by and between Paradigm Resources, L.C. and PartNET,
            Inc. dated January 12, 1999.
10.26*      Master Lease Agreement by and between the Registrant and Sun
            Microsystems dated October 7, 1999.
10.27*      Logistics Research and Development Program, BAA 95-25 by and
            between PartNET, Inc., and the Defense Advanced Research
            Projects Agency dated September 16, 1996, as amended.
10.28*      System/Data License Agreement by and between the Registrant and Healthdemographics, Inc. dated September 30, 1998, as
            amended.
10.29*      Supplyline License Agreement by and between the Registrant and Owen Healthcare, Inc. dated October 13, 1999.
10.30*      Web Content Agreement by and between the Registrant and
            physiciansite.com, Inc. dated October 28, 1999.
10.31*      Agreement and Plan of Merger and Reorganization by and among the Registrant, Medibuy Acquisition Corporation, PartNET,
            Inc. and the shareholders of PartNET, Inc. dated as of
            October 29, 1999.
10.32*(+)   Software License and Services Agreement by and between the
            Registrant and Vitria Technology, Inc. dated December 17,
            1999.

 EXHIBIT
 NUMBER                       DESCRIPTION OF DOCUMENT
 -------                      -----------------------
10.33*      Strategic Relationship Agreement by and among the Registrant and Allianz Capital Partners, Gmbh and Jochen Noelke dated
            January 7, 2000.
10.34*      Form of Warrant to purchase shares of Common Stock of the
            Registrant issued to Allianz Capital Partners, Gmbh.
10.35*      Form of Warrant to purchase shares of Common Stock of the
            Registrant issued to Jochen Noelke.
10.36*(+)   Joint Marketing and Promotion Agreement by and between the
            Registrant and Healtheon/WebMD Corporation, dated January
            18, 2000.
10.37*      Strategic Alliance Agreement by and between the Registrant and drugstore.com, Inc., dated February 14, 2000.
10.38*(+)   E-commerce Outsourcing Agreement by and between Premier
            Health Exchange LLC and Premier Purchasing Partners, L.P.,
            dated March 4, 2000.
10.39*(+)   Premier Support Agreement by and between Premier Health
            Exchange LLC and Premier, Inc., dated March 4, 2000.
10.40*      Form of Lock-up and Registration Rights Agreement
21.1*       Subsidiaries of the Registrant.
23.1        Consent of PricewaterhouseCoopers LLP, Independent
            Accountants.
23.2        Consent of Ernst & Young LLP, Independent Auditors.
23.3***     Consent of Cooley Godward LLP. Reference is made to Exhibit
            5.1 and 8.1.
23.4***     Consent of Paul, Hastings, Janofsky & Walker LLP. Reference
            is made to Exhibit 8.2.
24.1        Power of Attorney. Reference is made to page II-6.
27.1*       Financial Data Schedule.
99.1*       Affidavit of Norman Farquhar regarding nomination of Richard
            A. Norling as a prospective director of the Registrant.
99.2***     Form of Consent Card for Premier members.

-------------------------
* Incorporated by reference to the Registrant's registration statement on Form S-1 (file no. 333-94635).

** Schedules omitted pursuant to Regulation S-K, Item 601(b)(2) of the Securities Act. Registrant undertakes to furnish such schedules to the Commission supplementally upon request.

***  To be filed by amendment.

(+) Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

ITEM 22. UNDERTAKINGS.

     (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 ("The Act") and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus/Consent Solicitation pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, medibuy.com, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on the 23(rd) day of March, 2000.

                                          By:     /s/ DENNIS J. MURPHY
                                            ------------------------------------
                                                      Dennis J. Murphy
                                                Chief Executive Officer and
                                                          President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis J. Murphy and Norman R. Farquhar and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, to their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                    TITLE                    DATE
                     ---------                                    -----                    ----
               /s/ DENNIS J. MURPHY                     Chief Executive Officer,      March 23, 2000
---------------------------------------------------      President and Director
                 Dennis J. Murphy                     (Principal Executive Officer)

              /s/ NORMAN R. FARQUHAR                    Executive Vice President,     March 23, 2000
---------------------------------------------------    Chief Financial Officer and
                Norman R. Farquhar                              Secretary
                                                          (Principal Financial
                                                         and Accounting Officer)

                /s/ JAMES L. HERSMA                     Executive Vice President,     March 23, 2000
---------------------------------------------------  Market Development and Director
                  James L. Hersma

               /s/ DOUGLAS C. ALLRED                            Director              March 23, 2000
---------------------------------------------------
                 Douglas C. Allred

                     SIGNATURE                                    TITLE                    DATE
                     ---------                                    -----                    ----
                                                                Director
---------------------------------------------------
                  Brook H. Byers

                 /s/ ANN H. LAMONT                              Director              March 23, 2000
---------------------------------------------------
                   Ann H. Lamont

                                                                Director
---------------------------------------------------
                  John H. Stevens

                /s/ MARK A. STEVENS                             Director              March 23, 2000
---------------------------------------------------
                  Mark A. Stevens

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                       DESCRIPTION OF DOCUMENT
 -------                      -----------------------
 2.1*       Agreement and Plan of Merger by and among the Registrant,
            Sapphire Acquisition Corp., Premier Health Exchange LLC,
            Premier Purchasing Partners, L.P. and Premier, Inc. dated as of March 6, 2000 (Attached as Appendix A to the
            Prospectus/Consent Solicitation Statement).**
 3.1*       Registrant's Amended and Restated Certification of
            Incorporation, as currently in effect.
 3.2*       Registrant's Bylaws, as amended, as currently in effect.
 3.3*       Form of Registrant's Amended and Restated Certificate of
            Incorporation, to be effective upon the closing of the
            initial public offering of medibuy.com common stock (the
            "IPO").
 3.4*       Form of Registrant's Amended and Restated Certificate of
            Incorporation, to be filed after the closing of the IPO.
 3.5*       Form of Registrant's Amended and Restated Bylaws, to be
            effective upon the closing of the IPO.
 4.1*       Form of common stock Certificate of Registrant.
 5.1***     Opinion of Cooley Godward LLP.
 8.1***     Tax Opinion of Cooley Godward LLP.
 8.2***     Tax Opinion of Paul, Hastings, Janofsky & Walker LLP.
 9.1*       Voting Agreement dated as of March 6, 2000 by and between
            the Registrant and Premier Purchasing Partners, L.P.
10.1*       Form of Indemnity Agreement entered into between the
            Registrant and its directors and executive officers.
10.2*       1999 Equity Incentive Plan, as amended.
10.3*       Form of Stock Option Grant Notice and related Stock Option
            Agreement under the 1999 Equity Incentive Plan.
10.4*       1999 Omnibus Equity Plan.
10.5*       Form of Stock Option Grant Notice and related Stock Option
            Agreements under the 1999 Omnibus Equity Plan.
10.6*       1999 Non-Employee Directors' Stock Option Plan.
10.7*       Form of Stock Option Grant Notice and Related Stock Option
            Agreement under the 1999 Non-Employee Directors' Stock
            Option Plan.
10.8*       1999 Employee Stock Purchase Plan.
10.9*       Employee Stock Purchase Plan Offering.
10.10*      Employment Agreement by and between the Registrant and
            Dennis J. Murphy dated March 29, 1999, as amended effective
            October 26, 1999 and January 28, 2000.
10.11*      Employment Agreement by and between the Registrant and James
            L. Hersma dated May 26, 1999, as amended effective December
            28, 1999 and January 28, 2000.
10.12*      Employment Agreement by and between the Registrant and
            Charles R. Smith dated November 12, 1998, as amended
            effective October 26, 1999 and January 28, 2000.
10.13*      Employment Agreement by and between the Registrant and
            Norman R. Farquhar dated October 6, 1999, as amended
            effective January 28, 2000.
10.14*      Employment Agreement by and between the Registrant and
            Robert B. Witt dated May 10, 1999, as amended effective
            January 28, 2000.
10.15*      Employment Agreement by and between the Registrant and Don
            Brown dated November 22, 1999.

 EXHIBIT
 NUMBER                       DESCRIPTION OF DOCUMENT
 -------                      -----------------------
10.16*      Consulting Agreement dated March 5, 1999, by and between the
            Registrant and Ridgewood Capital, Inc.
10.17*      Consulting Services Agreement between the Registrant and
            Ernst & Young LLP dated October 28, 1999.
10.18*      Common Stock Exchange Agreement by and between the
            Registrant and John H. Stevens dated June 11, 1999.
10.19*      Second Amended and Restated Investors Rights Agreement by
            and among the Registrant and the Investors identified
            therein dated January 7, 2000.
10.20*      Amended and Restated Stockholder Agreement by and among the
            Registrant and certain of its Stockholders, as identified
            therein dated January 7, 2000.
10.21*      Lease Agreement by and between the Registrant and Kilroy
            Realty, L.P. dated August 1, 1999.
10.22*      Lease Agreement by and between the Registrant and PHL-OPCO,
            LP dated April 1, 1999.
10.23*      Lease Agreement by and between the Registrant and Twenty
            First Properties, Inc. dated July 7, 1999.
10.24*      Sublease by and between the Registrant and Southwall
            Technologies, Inc. dated October 14, 1999 and Master Lease by and between C&J Development Co., and Southwall
            Technologies, Inc.
10.25*      Lease by and between Paradigm Resources, L.C. and PartNET,
            Inc. dated January 12, 1999.
10.26*      Master Lease Agreement by and between the Registrant and Sun
            Microsystems dated October 7, 1999.
10.27*      Logistics Research and Development Program, BAA 95-25 by and
            between PartNET, Inc., and the Defense Advanced Research
            Projects Agency dated September 16, 1996, as amended.
10.28*      System/Data License Agreement by and between the Registrant and Healthdemographics, Inc. dated September 30, 1998, as
            amended.
10.29*      Supplyline License Agreement by and between the Registrant and Owen Healthcare, Inc. dated October 13, 1999.
10.30*      Web Content Agreement by and between the Registrant and
            physiciansite.com, Inc. dated October 28, 1999.
10.31*      Agreement and Plan of Merger and Reorganization by and among the Registrant, Medibuy Acquisition Corporation, PartNET,
            Inc. and the shareholders of PartNET, Inc. dated as of
            October 29, 1999.
10.32*(+)   Software License and Services Agreement by and between the
            Registrant and Vitria Technology, Inc. dated December 17,
            1999.
10.33*      Strategic Relationship Agreement by and among the Registrant and Allianz Capital Partners, Gmbh and Jochen Noelke dated
            January 7, 2000.
10.34*      Form of Warrant to purchase shares of Common Stock of the
            Registrant issued to Allianz Capital Partners, Gmbh.
10.35*      Form of Warrant to purchase shares of Common Stock of the
            Registrant issued to Jochen Noelke.
10.36*(+)   Joint Marketing and Promotion Agreement by and between the
            Registrant and Healtheon/WebMD Corporation, dated January
            18, 2000.
10.37*      Strategic Alliance Agreement by and between the Registrant and drugstore.com, Inc., dated February 14, 2000.

 EXHIBIT
 NUMBER                       DESCRIPTION OF DOCUMENT
 -------                      -----------------------
10.38*(+)   E-commerce Outsourcing Agreement by and between Premier
            Health Exchange LLC and Premier Purchasing Partners, L.P.,
            dated March 4, 2000.
10.39*(+)   Premier Support Agreement by and between Premier Health
            Exchange LLC and Premier, Inc., dated March 4, 2000.
10.40*      Form of Lock-up and Registration Rights Agreement
21.1*       Subsidiaries of the Registrant.
23.1        Consent of PricewaterhouseCoopers LLP, Independent
            Accountants.
23.2        Consent of Ernst & Young LLP, Independent Auditors.
23.3***     Consent of Cooley Godward LLP. Reference is made to Exhibit
            5.1 and 8.1.
23.4***     Consent of Paul, Hastings, Janofsky & Walker LLP. Reference
            is made to Exhibit 8.2.
24.1        Power of Attorney. Reference is made to page II-6.
27.1*       Financial Data Schedule.
99.1*       Affidavit of Norman Farquhar regarding nomination of Richard
            A. Norling as a prospective director of the Registrant.
99.2***     Form of Consent Card for Premier members.

-------------------------
* Incorporated by reference to the Registrant's registration statement on Form S-1 (file no. 333-94635).

** Schedules omitted pursuant to Regulation S-K, Item 601(b)(2) of the Securities Act. Registrant undertakes to furnish such schedules to the Commission supplementally upon request.

***  To be filed by amendment.

(+) Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.